    As filed with the Securities and Exchange Commission on March 19, 1996

                                                  Registration No. 33-65367
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                             ---------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ---------------------

                          CONESTOGA ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

       Pennsylvania                            6719                         23-2565087
(State or other jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer Identification No.)
 incorporation or organization)         Classification No.)

                             202 East First Street
                              Birdsboro, PA  19508
                                 (610) 582-8711
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            _______________________

                                 JOHN R. BENTZ
                            Executive Vice President
                             202 East First Street
                              Birdsboro, PA  19508
                                 (610) 582-8711
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -----------------------
                                   Copies to:

  JAMES H. MURRAY, ESQ.                                JAMES H. CARROLL, ESQ.
    Miller and Murray                                Morgan, Lewis & Bockius LLP
    542 Court Street                                     One Commerce Square
      P.O. Box 942                                        417 Walnut Street
 Reading, PA  19603-0942                                Harrisburg, PA  17101
     (610) 376-6651                                        (717) 237-4036


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement and upon consummation of the merger of Buffalo Valley Telephone Company with and into a subsidiary of the Registrant described in the enclosed Proxy
Statement/Prospectus.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].
                            ______________________

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

================================================================================

                          CONESTOGA ENTERPRISES, INC.

                             Cross-Reference Sheet


Item Number                                                       Location in Proxy
in Form S-4                                                       Statement/Prospectus
-----------                                                       --------------------
1.  Forepart of Registration Statement and Outside Front
    Cover Page of Prospectus....................................  Facing Page; Cross-Reference Sheet;
                                                                  Cover Page of Proxy
                                                                  Statement/Prospectus
2.  Inside Front and Outside Back Cover Pages of
    Prospectus..................................................  Available Information; Incorporation
                                                                  of Documents by Reference; Table of
                                                                  Contents
3.  Risk Factors, Ratio of Earnings-to-Fixed Charges and
    Other Information...........................................  Cover Page of Proxy
                                                                  Statement/Prospectus; Summary; Risk
                                                                  Factors
4.  Terms of the Transaction....................................  Notices of Special Meeting of
                                                                  Shareholders; Summary; The Merger;
                                                                  Description of Capital Stock of CEI;
                                                                  Comparison of Shareholder Rights
5.  Pro Forma Financial Information.............................  Summary; Unaudited Pro Forma
                                                                  Consolidated Financial Statements
6.  Material Contacts with the Company Being Acquired...........  The Merger
7.  Additional Information Required for Reoffering by
    Persons and Parties Deemed to Be Underwriters...............  *

8.  Interests of Named Experts and Counsel......................  Legal Opinions; Experts
9.  Disclosure of Commission Position on Indemnification
    for Securities Act Liabilities..............................  *

10. Information with Respect to S-3 Registrants.................  *
11. Incorporation of Certain Information by Reference...........  Incorporation of Documents by
                                                                  Reference
12. Information with Respect to S-2 or S-3 Registrants..........  *
13. Incorporation of Certain Information by Reference...........  *
14. Information with Respect to Registrants Other Than S-3
    or S-2 Registrants..........................................  *

15. Information with Respect to S-3 Companies...................  *
16. Information with Respect to S-2 or S-3 Companies............  *


17.  Information with Respect to Companies Other Than S-3
     or S-2 Companies...........................................  Summary; Business of BVT;
                                                                  Management's Discussion and
                                                                  Analysis of Financial Condition and
                                                                  Results of Operations of BVT;
                                                                  Security Ownership of Certain
                                                                  Beneficial Owners and Management
                                                                  of BVT
18.  Information if Proxies, Consents or Authorizations are to
     be Solicited...............................................  Notices of Special Meeting of
                                                                  Shareholders; Cover Page of Proxy
                                                                  Statement/Prospectus; Summary; The
                                                                  BVT Meeting; The CEI Meeting; The
                                                                  Merger; Incorporation of Documents
                                                                  by Reference
19.  Information if Proxies, Consents or Authorizations are
     not to be Solicited or in an Exchange Offer................  *

-----------------
*Omitted because the item is inapplicable or the answer thereto is negative.

                                                      ____________________, 1996


Dear Shareholder:

  We invite you to attend a Special Meeting (the " BVT Meeting") of Shareholders of Buffalo Valley Telephone Company ("BVT"), to be held at the Country Cupboard Inn, Route 15 North, Lewisburg, Pennsylvania 17837 on Saturday, ____________, 1996 at ______, a.m., local time.

  At the BVT Meeting, shareholders will be asked to consider and vote upon approval of the Agreement and Plan of Merger dated as of October 18, 1995 (the "Merger Agreement") among BVT, Conestoga Enterprises, Inc. ("CEI") and CB Merger Corporation, a wholly owned subsidiary of CEI ("Merger Sub"). Pursuant to the Merger Agreement, BVT would be merged (the "Merger") with and into Merger Sub, with Merger Sub being the surviving corporation. In connection with the Merger and as more fully described in the accompanying Joint Proxy Statement/Prospectus, each share of BVT common stock, without par value (the "BVT Common Shares"), outstanding as of the effective time of the Merger will be converted into and become a right to receive either (i) cash in the amount of $65 (the "Cash Merger Consideration"), (ii) one share of $3.42 Series A Convertible Preferred Stock, par value $65 per share ("CEI $3.42 Series A Preferred Shares") of CEI (the "Preferred Stock Merger Consideration") or (iii)
2.4 shares (subject to certain adjustments) of CEI Common Stock, par value $5.00 per share (the "Common Stock Merger Consideration"). Shareholders of BVT will be entitled to elect to receive the Cash Merger Consideration, the Preferred Stock Merger Consideration or the Common Stock Merger Consideration with respect to shares held by them, but such elections will be subject to allocation procedures, described more fully in the accompanying Joint Proxy Statement/Prospectus, such that the number of BVT Common Shares which will be converted into Cash Merger Consideration will not exceed a specified percentage of all outstanding BVT Common Shares (the "Cash Percentage"). The Cash Percentage, as determined by CEI, will be 50% or, if lower, the maximum percentage that would permit the Merger to qualify as a tax-free exchange for federal income tax purposes.

  Your attention is directed to the attached Joint Proxy Statement/Prospectus which contains a more complete description of the terms of the Merger and provides detailed financial, business and other information concerning BVT and CEI.

  After careful consideration of the terms of the Merger Agreement, the board of directors of BVT has determined that the Merger is in the best interests of BVT and its shareholders. ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

  It is very important that your shares be represented at the BVT Meeting, whether or not you plan to attend in person. The affirmative vote of a majority of the BVT Common Shares present and entitled to vote at the BVT Meeting is required to approve the Merger Agreement. WE URGE YOU TO EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING. On behalf of the Board of Directors, we thank you for your support and urge you to vote "FOR" approval of the Merger Agreement.

  BVT shareholders will be entitled to exercise statutory dissenters' rights with respect to the Merger. To exercise such rights, BVT shareholders must provide written notice of their intention to dissent to BVT prior to the vote at the BVT Meeting. Returned proxies which do not contain voting instructions will be voted "FOR" approval of the Merger.

                                 Sincerely,


                                 James G. Apple
                                 Chairman of the Board

                        BUFFALO VALLEY TELEPHONE COMPANY
                             20 SOUTH SECOND STREET
                              LEWISBURG, PA  17837
                                 (717) 523-1211


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON ____________ __, 1996


NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "BVT Meeting") of Buffalo Valley Telephone Company ("BVT") will be held at the Country Cupboard Inn, Route 15 North, Lewisburg, Pennsylvania 17837 on Saturday, _____________, 1996 at _____ a.m., local time. A Proxy Card and a Joint Proxy Statement/Prospectus for the BVT Meeting are enclosed. The BVT Meeting is for the purpose of considering and acting upon:

  1. A proposal to approve the Agreement and Plan of Merger dated as of October 18, 1995 (the "Merger Agreement") among BVT, Conestoga Enterprises, Inc. ("CEI") and CB Merger Corporation, a wholly owned subsidiary of CEI ("Merger Sub"). Pursuant to the Merger Agreement, and as more fully described in the accompanying Joint Proxy Statement/Prospectus, each outstanding share of BVT common stock, without par value (the "BVT Common Shares") will be converted into and become a right to receive either (i) cash in the amount of $65 (the "Cash Merger Consideration"), (ii) one share of $3.42 Series A Convertible Preferred Stock, par value $65 per share ("CEI $3.42 Series A Preferred Shares") of CEI (the "Preferred Stock Merger Consideration") or (iii) 2.4 shares (subject to certain adjustments) of CEI Common Stock, par value $5.00 per share (the "Common Stock Merger Consideration"). Shareholders of BVT will be entitled to elect to receive the Cash Merger Consideration, the Preferred Stock Merger Consideration or the Common Stock Merger Consideration with respect to shares held by them, but such elections will be subject to allocation procedures, described more fully in the accompanying Joint Proxy Statement/Prospectus, such that the number of BVT Common Shares which will be converted into Cash Merger Consideration will not exceed a specified percentage of all outstanding BVT Common Shares (the "Cash Percentage"). The Cash Percentage, as determined by CEI, will be 50% or, if lower, the maximum percentage that would permit the Merger to qualify as a tax-free exchange for federal income tax purposes.

  2. Such other matters as may properly come before the BVT Meeting or any adjournment thereof.

  Any action may be taken on any one of the foregoing proposals at the BVT Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the BVT Meeting may be adjourned. Pursuant to the Bylaws of BVT, the Board of Directors has fixed the close of business on _______________, 1996, as the record date for determination of the shareholders entitled to vote at the BVT Meeting and any adjournments thereof.

  You are requested to complete, sign and date the enclosed proxy card, which is solicited by the Board of Directors, and to promptly mail it in the enclosed envelope. The giving of such proxy does not affect your right to vote in person in the event you attend the BVT Meeting.

  BVT shareholders will be entitled to exercise statutory dissenters' rights with respect to the Merger. To exercise such rights, BVT shareholders must provide written notice of their intention to dissent to BVT prior to the vote at the BVT Meeting. Returned proxies which do not contain voting instructions will be voted "FOR" approval of the Merger.

                                 BY ORDER OF THE BOARD OF DIRECTORS



                                 David E. Lynn
                                 Secretary
Lewisburg, Pennsylvania
_____________________, 1996

IMPORTANT: PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY. THE PROMPT RETURN OF PROXIES WILL SAVE BVT THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                         ________________________, 1996



Dear Shareholder:

  We invite you to attend a special meeting (the "CEI Meeting") of Shareholders of Conestoga Enterprises, Inc. ("CEI"), to be held at the office of CEI, 202 East First Street, Birdsboro, Pennsylvania 19508, on Saturday, ____________, 1996, at 10:00 A.M., local time.

  At the CEI Meeting, Shareholders will be asked to consider and vote upon (1) an amendment to CEI's Articles of Incorporation to authorize a class of preferred stock and (2) the issuance of common and preferred stock of CEI in the merger of Buffalo Valley Telephone Company ("BVT") into a subsidiary of CEI under an Agreement and Plan of Merger among BVT, CEI and CB Merger Company dated as of October 18, 1995.

  Your attention is directed to the attached Joint Proxy Statement/Prospectus which contains a more complete description of the terms of the preferred stock and the merger and provides detailed financial, business and other information concerning BVT and CEI.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO CEI'S ARTICLES OF INCORPORATION TO AUTHORIZE A CLASS OF PREFERRED STOCK AND FOR APPROVAL OF THE ISSUANCE OF COMMON AND PREFERRED STOCK OF CEI IN THE MERGER OF BVT INTO A SUBSIDIARY OF CEI.

  It is very important that your shares be represented at the CEI Meeting, whether or not you plan to attend in person. The affirmative vote of a majority of the votes cast at the CEI Meeting is required to approve the amendment of the Articles and the issuance of the stock. We urge you to vote, date and sign the enclosed proxy card and return it in the enclosed postage paid envelope as soon as possible to assure that your shares will be voted at the CEI Meeting.

  If you sign and return your proxy card, but do not mark your vote thereon, your shares will be voted "FOR" the amendment of CEI's Articles of Incorporation to authorize a class of preferred stock and "FOR" the issuance of common and preferred stock of CEI in the merger of BVT into a subsidiary of CEI under the Agreement and Plan of Merger. The amendment of CEI's Articles of Incorporation and the issuance of common and preferred stock of CEI in the merger will not confer dissenters' rights upon the Shareholders of CEI.

                                 Sincerely,


                                 F. M. Brown, President

                          CONESTOGA ENTERPRISES, INC.
                             202 EAST FIRST STREET
                         BIRDSBORO, PENNSYLVANIA 19508
                                 (610) 582-8711


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON _____________________, 1996


TO THE SHAREHOLDERS OF THE COMPANY:


  NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the "CEI Meeting") of Conestoga Enterprises, Inc. will be held at the office of CEI, 202 East First Street, Birdsboro, Pennsylvania 19508, on Saturday, _________________, 1996 at 10:00 A.M. local time. A Proxy Card and a Joint Proxy Statement/Prospectus for the CEI Meeting are enclosed. The CEI Meeting is for the purpose of considering and acting upon:

  (1) A proposal to approve an amendment to CEI's Articles of Incorporation to authorize a class of 900,000 shares of Series A Convertible Preferred Stock, par value $65 per share;

  (2) A proposal to approve the issuance of common stock and preferred stock of CEI in the merger of Buffalo Valley Telephone Company into a subsidiary of CEI under the terms of an Agreement and Plan of Merger dated as of October 18, 1995 among Buffalo Valley Telephone Company, CB Merger Corporation and CEI; and

  (3) Such other matters as may properly come before the CEI Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on ___________________, 1996, as the record date for the determination of Shareholders entitled to notice of, and to vote at, the CEI Meeting.

  Shareholders are requested to vote, date and sign the enclosed Proxy and mail it promptly in the enclosed postage paid, return envelope. If you attend the meeting and decide you want to vote in person, the Proxy will not be used.

  If you sign and return your proxy card, but do not mark your vote thereon, your shares will be voted "FOR" the amendment of CEI's Articles of Incorporation to authorize a class of preferred stock and "FOR" the issuance of common and preferred stock of CEI in the merger of BVT into a subsidiary of CEI under the Agreement and Plan of Merger. The amendment of CEI's Articles of Incorporation and the issuance of common and preferred stock of CEI in the merger will not confer dissenters' rights upon the Shareholders of CEI.

                            BY ORDER OF THE BOARD OF DIRECTORS


                            Kenneth A. Benner
                            Secretary



Date:_____________________, 1996

JOINT PROXY STATEMENT/PROSPECTUS

                        BUFFALO VALLEY TELEPHONE COMPANY

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                            _________________, 1996

                              --------------------

                          CONESTOGA ENTERPRISES, INC.

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                           ____________________, 1996

                              PROSPECTUS FOR UP TO
                     899,154 SHARES OF CEI $3.42 SERIES A
            CONVERTIBLE PREFERRED STOCK, PAR VALUE $65.00 PER SHARE
                                   AND UP TO
                      2,349,787 SHARES OF CEI COMMON STOCK
                           PAR VALUE $5.00 PER SHARE

  This Joint Proxy Statement/Prospectus is being furnished to holders of common stock, without par value ("BVT Common Shares"), of Buffalo Valley Telephone Company, a Pennsylvania corporation ("BVT"), in connection with the solicitation of proxies by BVT's Board of Directors (the "BVT Board") for use at a Special Meeting of Shareholders (the "BVT Meeting") to be held at the Country Cupboard Inn, Route 15 North, Lewisburg, Pennsylvania 17837 on Saturday, _____________, 1996 at 10:00 a.m., local time. At the BVT Meeting, shareholders of BVT will be asked to consider and vote upon (i) a proposal to approve the Agreement and Plan of Merger dated as of October 18, 1995 (the "Merger Agreement") among BVT, Conestoga Enterprises, Inc., a Pennsylvania corporation ("CEI") and CB Merger Corporation, a wholly owned subsidiary of CEI ("Merger Sub"), and (ii) such other business as may properly come before the BVT Meeting or any adjournment thereof.

  This Joint Proxy Statement/Prospectus is also being furnished to holders of common stock, par value $5.00 per share ("CEI Common Shares"), of CEI in connection with the solicitation of proxies by CEI's Board of Directors (the "CEI Board") for use at a Special Meeting of Shareholders (the "CEI Meeting") to be held at the office of CEI, 202 East First Street, Birdsboro, Pennsylvania 19508 on Saturday, _____________, 1996 at 10:00 a.m., local time. At the CEI
Meeting, shareholders of CEI will be asked to consider and vote upon (i) a proposal to approve an amendment of CEI's Articles of Incorporation to authorize a class of 900,000 shares of $3.42 Series A Convertible Preferred Stock, par value $65 per share ("CEI $3.42 Series A Preferred Shares"), (ii) a proposal to approve the issuance of CEI Common Shares and CEI $3.42 Series A Preferred Shares in connection with the transactions contemplated by the Merger Agreement, and (iii) such other business as may properly come before the CEI Meeting or any adjournment thereof.

  Pursuant to the Merger Agreement, BVT would be merged (the "Merger") with and into Merger Sub, with Merger Sub being the surviving corporation. Each BVT Common Share outstanding as of the effective time of the Merger would be converted into and become a right to receive either (i) cash in the amount of $65 (the "Cash Merger Consideration"), (ii) one $3.42 $3.42 CEI Series A Convertible Share (the "Preferred Stock Merger Consideration"), or (iii) 2.4 CEI Common Shares, subject to certain adjustments described herein (the "Common Stock Merger Consideration"). Shareholders of BVT will be entitled to elect to receive the Cash Merger Consideration, the Preferred Stock Merger Consideration, or the Common Stock Merger Consideration with respect to shares held by them, but such elections will be subject to allocation procedures such that the number of BVT Common Shares which will be converted into Cash Merger Consideration will not exceed a specified percentage of all outstanding BVT Common Shares (the "Cash Percentage"). The Cash Percentage, as determined by CEI, will be 50% or, if lower, the maximum percentage that would permit the Merger to qualify as a tax-free exchange for federal income tax purposes.

  This Joint Proxy Statement/Prospectus also constitutes a prospectus of CEI filed as part of a registration statement filed with the Securities and Exchange Commission (the "Commission") relating to up to 899,154 CEI $3.42 Series A Preferred Shares and 2,349,787 CEI Common Shares issuable pursuant to the Merger Agreement. All information contained in this Joint Proxy Statement/Prospectus with respect to CEI and its subsidiaries has been supplied by CEI, and all information with respect to BVT has been supplied by BVT.

  SHAREHOLDERS SHOULD CAREFULLY CONSIDER THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE ___ IN DETERMINING HOW TO VOTE WITH RESPECT TO THE MATTERS TO BE CONSIDERED AT THE BVT

MEETING AND THE CEI MEETING AND, WITH RESPECT TO BVT SHAREHOLDERS, WHAT FORM OF MERGER CONSIDERATION TO ELECT AND WHETHER TO EXERCISE DISSENTERS RIGHTS.

  This Joint Proxy Statement/Prospectus does not cover any resales of the CEI $3.42 Series A Preferred Shares or CEI Common Shares issuable in the Merger (or any CEI Common Shares which may be issued upon the conversion of CEI $3.42 Series A Preferred Shares) by any shareholders deemed to be affiliates of BVT or CEI. No person is authorized to make use of this Joint Proxy Statement/Prospectus in connection with any such resale.

  THE CEI $3.42 SERIES A PREFERRED SHARES AND CEI COMMON SHARES ISSUABLE IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  This Joint Proxy Statement/Prospectus and the accompanying proxy cards and notices of special meeting are first being mailed to shareholders of BVT and CEI on or about _______________________, 1996.

 THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ____________________, 1996

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CEI OR BVT. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE SECURITIES COVERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY TO OR FROM ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION ABOUT CEI OR BVT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

       CEI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, New York, New York 10048.
Copies of such documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. CEI Common Shares (symbol: CENI) is authorized for
quotation on the Nasdaq Small-Cap Market.   Such materials and other information
concerning CEI, therefore, can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

       CEI has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-4 (including all amendments and exhibits thereto, the "Registration Statement") with respect to the CEI $3.42 Series A Preferred Shares and CEI Common Shares issuable pursuant to the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

       THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO CEI WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST DIRECTED TO CONESTOGA ENTERPRISES, INC., 202 EAST FIRST STREET, BIRDSBORO, PA 19508, TELEPHONE NUMBER (610) 582-8711,
ATTENTION: KENNETH A. BENNER, SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN ____________________, 1996.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

       Certain documents previously filed by CEI (File No. 33-30715) with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Joint Proxy Statement/Prospectus as follows:

       (1)  the Annual Report on Form 10-K for the year ended December 31, 1995.

       ALL DOCUMENTS FILED BY CEI PURSUANT TO SECTIONS 13(a), 13(c), 14 OR 15(d) OF THE EXCHANGE ACT AFTER THE DATE HEREOF AND PRIOR TO THE ELECTION DEADLINE (AS HEREINAFTER DEFINED) SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE HEREIN AND TO BE A PART HEREOF FROM THE DATE OF FILING THEREOF. ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT THAT ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ALL INFORMATION APPEARING IN THIS JOINT PROXY STATEMENT/PROSPECTUS SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE INFORMATION AND FINANCIAL STATEMENTS (INCLUDING NOTES THERETO) APPEARING IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, EXCEPT TO THE EXTENT SET FORTH IN THE IMMEDIATELY PRECEDING STATEMENT.

                               TABLE OF CONTENTS

Page

AVAILABLE INFORMATION..........................................................    3

INCORPORATION OF DOCUMENTS BY REFERENCE........................................    4

SUMMARY........................................................................    8
  The Companies................................................................    8
       CEI.....................................................................    8
       BVT.....................................................................    8
  The BVT Meeting..............................................................    8
       General.................................................................    8
       Matters to be Considered at the BVT Meeting.............................    9
       Record Date; Shares Outstanding; Quorum; Vote Required..................    9
  The CEI Meeting..............................................................    9
       General.................................................................    9
       Matters to be Considered at the CEI Meeting.............................    9
       Record Date; Shares Outstanding; Quorum; Vote Required..................    9
  The Merger...................................................................   10
       Terms of the Merger.....................................................   10
       Election and Allocation Procedures......................................   11
       Opinion of BVT Financial Advisor........................................   12
       Recommendation of the BVT Board of Directors............................   12
       Opinion of CEI Financial Advisor........................................   12
       Recommendation of the Board of Directors of CEI.........................   12
       Conditions to the Merger................................................   13
       Certain Covenants.......................................................   13
       Effective Time..........................................................   13
       Termination; Waiver; Amendment..........................................   13
       All Cash Option; Failure of CEI Shareholder Approval....................   14
       Fees and Expenses.......................................................   15
       Dissenters' Rights......................................................   15
       Certain Federal Income Tax Consequences.................................   15
       Accounting Treatment....................................................   16
       Financing the Merger....................................................   16
       Interest of Certain Persons in the Merger...............................   16
       Description of CEI $3.42 Series A Preferred Shares......................   17
       Comparison of Shareholder Rights........................................   18
  Selected Historical and Pro Forma Financial Data.............................   18
       Selected Historical Financial Data......................................   19
       Selected Unaudited Pro Forma Consolidated Financial Data................   20
       Comparative Per Share Data..............................................   21
  Market Price Data............................................................   22
  Ratio of Earnings-To-Fixed Charges and Preferred Stock Dividends.............   23

RISK FACTORS...................................................................   24
  Competitive Industry.........................................................   24
  Effect of Regulation.........................................................   24
  Dividend Policy..............................................................   25
  Limited Trading Market for CEI Shares........................................   25
  Effect of Substantial Indebtedness and Preferred Stock on Future Operations..   25
  Dilution to Earnings.........................................................   26
  Conestoga Wireless Company...................................................   26
  Cash Elections Subject to Allocation and Pro-Ration..........................   26

THE BVT MEETING................................................................   27
  General......................................................................   27
  Matters to be Considered at the BVT Meeting..................................   27
  BVT Record Date; Shares Outstanding; Quorum..................................   27
  Vote Required................................................................   27

  Effect of Abstentions and Broker Nonvotes....................................   27
  Voting, Revocation and Solicitation of Proxies...............................   28

THE CEI MEETING................................................................   28
  General......................................................................   28
  Matters to be Considered at the CEI Meeting..................................   28
  CEI Record Date; Shares Outstanding; Quorum..................................   29
  Votes Required...............................................................   29
  Effect of Abstentions and Broker Nonvotes....................................   29
  Voting, Revocation and Solicitation of Proxies...............................   29

THE MERGER.....................................................................   31
  Background of the Merger.....................................................   31
  Merger Negotiations..........................................................   33
  BVT's Reasons for the Merger; Recommendation of the BVT Board of Directors...   36
  Opinion of BVT Financial Advisor.............................................   38
  CEI's Reasons for the Merger; Recommendation of the Board of Directors.......   42
  Opinion of CEI Financial Advisor.............................................   43
  Terms of the Merger..........................................................   48
  Election, Allocation and Exchange Procedures.................................   54
  Regulatory Considerations....................................................   56
  Interest of Certain Persons in the Merger....................................   56
  Accounting Treatment.........................................................   56
  Certain Federal Income Tax Consequences......................................   56
  Dissenters' Rights...........................................................   60

RESALE RESTRICTIONS............................................................   61

DESCRIPTION OF CAPITAL STOCK OF CEI............................................   62
  CEI Common Shares............................................................   62
  CEI $3.42 Series A Preferred Shares..........................................   63
  Pennsylvania Anti-Takeover Law Provisions....................................   66

COMPARISON OF SHAREHOLDER RIGHTS...............................................   67
  Introduction.................................................................   67
  Dividends....................................................................   67
  Voting Rights Generally......................................................   67
  Classified Board of Directors................................................   68
  Number of Directors..........................................................   68
  Removal of Directors.........................................................   68
  Filling Vacancies on the Board of Directors..................................   68
  Call of Special Shareholders' Meeting........................................   69
  Notice of Shareholders' Meeting..............................................   69
  Quorum Requirements and Adjournment of Meetings..............................   69
  Action Without Meeting.......................................................   69
  Dissenters' Rights...........................................................   69
  Limitations on Directors' Liability..........................................   69
  Indemnification..............................................................   70
  State Anti-Takeover Law Provisions...........................................   70
  Amendment of Articles of Incorporation.......................................   71
  Amendment of Bylaws..........................................................   71

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS................   72

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF BVT.....................................   79
  Operations--1995 vs. 1994....................................................   79
  Operations--1994 vs. 1993....................................................   80
  Income Taxes.................................................................   80
  Liquidity and Capital Resources..............................................   80
  Regulatory Accounting Principles.............................................   81

  Pennsylvania Public Utility Commission.......................................   81
  Environmental Matters........................................................   81

BUSINESS OF BVT................................................................   82
  Description of Business......................................................   82
  Properties...................................................................   82
  Legal Proceedings............................................................   82

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF BVT..........   84

EXPERTS........................................................................   84
  CEI..........................................................................   84
  BVT..........................................................................   85

LEGAL OPINIONS.................................................................   85

INDEX TO BVT FINANCIAL STATEMENTS..............................................  F-1

APPENDIX A -  MERGER AGREEMENT
APPENDIX B -  FAIRNESS OPINION OF SNYDER & COMPANY
APPENDIX C -  FAIRNESS OPINION OF JSI FINANCIAL SERVICES
APPENDIX D -  PROVISIONS REGARDING DISSENTERS' RIGHTS
APPENDIX E -  TAX OPINION OF MORGAN, LEWIS & BOCKIUS LLP

                                    SUMMARY

  This summary does not purport to be complete and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus and the Appendices hereto. Shareholders are urged to read this entire Joint Proxy Statement/Prospectus, including the Appendices hereto. Certain terms used in this summary and elsewhere in this Joint Proxy Statement/Prospectus are used as defined in this summary or elsewhere in this Joint Proxy Statement/Prospectus.


                                 THE COMPANIES

CEI

  Conestoga Enterprises, Inc. ("CEI"), incorporated in the Commonwealth of Pennsylvania in 1989, is a holding company with wholly owned subsidiaries engaged in various aspects of the telecommunications business.

  CEI's principal subsidiary is Conestoga Telephone and Telegraph Company ("CTT"), an independent local exchange carrier ("LEC"), incorporated in 1902. CTT furnishes communication services, mainly local and toll telephone service, to an area of approximately 300 square miles, including parts of Berks, Chester, Lancaster and Montgomery counties in Pennsylvania. CTT provides service to approximately 45,700 main access lines. The population of CTT's service area is estimated to be 118,850.

  Other subsidiaries include Northern Communications, Inc. ("NCI"), which is engaged in the resale of long distance service as a non-regulated business, and Conestoga Mobile Systems, Inc. ("CMS"), which is engaged in the provision of paging services. CMS provides service to approximately 4,700 paging access lines.

  CTT owns interests in two joint ventures which provide cellular telephone services in the Reading, Harrisburg, Lancaster and York Metropolitan Areas. In 1995, CEI acquired an 11.85% interest in a partnership that provides Internet and similar computer services in Pennsylvania east of the Susquehanna River.

  CEI owns a 60% interest in the Conestoga Wireless Company, which was formed in March 1995 to bid in the auction, which commenced in December 1995, by the Federal Communications Commission for bandwidth to provide Personal Communication Services ("PCS"), a wireless telecommunications technology.

  CEI's executive offices are located at 202 East First Street, Birdsboro, Pennsylvania 19508, and its telephone number is (610) 582-8711.

BVT

  Buffalo Valley Telephone Company, a Pennsylvania corporation ("BVT"), is an independent local exchange carrier founded in 1904 which provides local telephone service to Union and Northumberland Counties in central Pennsylvania. As of December 31, 1995, BVT had 17,798 telephone access lines. BVT's executive offices are located at 20 South Second Street, Lewisburg, Pennsylvania 17837, and its telephone number is (717) 523-1211.

                                THE BVT MEETING

GENERAL

  The special meeting of the shareholders of BVT will be held on Saturday, ________________, 1996, at _____ a.m., local time, at the Country Cupboard Inn, Route 15 North, Lewisburg, Pennsylvania 17837 (the "BVT Meeting").

MATTERS TO BE CONSIDERED AT THE BVT MEETING

  At the BVT Meeting, holders of common stock, without par value, of BVT ("BVT Common Shares"), will be asked to consider and vote upon (i) a proposal to approve the Agreement and Plan of Merger dated as of October 18, 1995 (the "Merger Agreement") among BVT, CEI and CB Merger Corporation, a wholly owned subsidiary of CEI ("Merger Sub"), and (ii) such other business as may properly come before the BVT Meeting or any adjournment thereof. See "THE MEETING-- Matters to be Considered at the BVT Meeting."

RECORD DATE; SHARES OUTSTANDING; QUORUM; VOTE REQUIRED

  Only holders of record of BVT Common Shares at the close of business on _______________, 1996 (the "Record Date"), will be entitled to notice of, and to vote at, the BVT Meeting. Each BVT Common Share outstanding on the Record Date entitles its holder, as of that date, to one vote. As of the Record Date, there were 899,154 BVT Common Shares outstanding and entitled to be voted at the Meeting, held by approximately 304 shareholders of record. The presence in person or by proxy of the holders of a majority of the BVT Common Shares entitled to vote at the BVT Meeting shall constitute a quorum at the BVT Meeting. See "THE BVT MEETING--Record Date; Shares Outstanding; Quorum." Pursuant to the applicable provisions of the Pennsylvania Business Corporation Law ("PBCL") and BVT's bylaws (the "BVT Bylaws"), the affirmative vote of a majority of the BVT Common Shares present and entitled to vote at the BVT Meeting is required to approve the Merger Agreement. See "THE BVT MEETING-- Votes Required."

  As of the Record Date, directors and executive officers of BVT beneficially owned approximately 174,420 BVT Common Shares or approximately 19.4% of the BVT Common Shares entitled to be voted at the BVT Meeting. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF BVT." The directors and executive officers of BVT have indicated that they intend to vote all of such shares in favor of approval of the Merger Agreement. See "THE BVT MEETING-- Votes Required."


                                THE CEI MEETING

GENERAL

  The special meeting of the shareholders of CEI will be held on Saturday, _______________________, 1996, at 10:00 A.M., local time, at the office of the
Company, 202 East First Street, Birdsboro, Pennsylvania 19508 (the "CEI
Meeting").

MATTERS TO BE CONSIDERED AT THE CEI MEETING

  At the CEI Meeting, holders of common stock, $5.00 par value, of CEI ("CEI Common Shares"), will be asked to consider and vote upon (i) a proposal to approve an amendment to CEI's Articles of Incorporation to authorize a class of 900,000 shares of CEI $3.42 Series A Convertible Preferred Stock, par value $65 per share (the "CEI $3.42 Series A Preferred Shares"); (ii) a proposal to approve the issuance of CEI Common Shares and CEI $3.42 Series A Preferred Shares in the Merger of BVT into a subsidiary of CEI pursuant to the Merger Agreement; and (iii) such other business as may properly come before the CEI Meeting or any adjournment thereof. See "THE CEI MEETING--Matters to be Considered at the CEI Meeting."

RECORD DATE; SHARES OUTSTANDING; QUORUM; VOTE REQUIRED

  Only holders of record of CEI Common Shares at the close of business on ________________, 1996 (the "CEI Record Date"), will be entitled to notice of, and to vote at, the CEI Meeting. Each CEI Common Share outstanding on the CEI Record Date entitles its holder, as of that date, to one vote. As of the CEI Record Date there were 3,848,922 CEI Common Shares outstanding and entitled to vote at the CEI Meeting, held by approximately ________ shareholders of record. The presence in person or by proxy of the holders of a majority of the CEI Common Shares entitled to vote at the CEI Meeting shall constitute a quorum at the CEI Meeting. See "THE CEI MEETING--Record Date; Shares Outstanding; Quorum." Pursuant to the applicable provisions of the Pennsylvania Business Corporation law ("PBCL") and CEI's bylaws (the "CEI Bylaws"), the affirmative vote of a majority of the votes cast at the CEI Meeting is required to approve an amendment of CEI's Articles of Incorporation to authorize the CEI $3.42 Series A Preferred Shares and the issuance of preferred and common stock of CEI in the Merger. See "THE CEI MEETING--Votes Required."

  As of the CEI Record Date, directors and executive officers of CEI beneficially owned approximately 437,338 CEI Common Shares or approximately 11.36% of the CEI Common Shares entitled to be voted at the CEI Meeting. All of the directors and executive officers of CEI have indicated that they intend to vote such shares in favor of approval of the aforementioned proposals. See "THE CEI MEETING--Votes Required."


                                   THE MERGER

TERMS OF THE MERGER

  Pursuant to the Merger Agreement, BVT would be merged (the "Merger") with and into Merger Sub, with Merger Sub being the surviving corporation. Each BVT Common Share outstanding as of the effective time of the Merger would be converted into and become a right to receive either (i) cash in the amount of $65 (the "Cash Merger Consideration"), (ii) one $3.42 CEI Series A Preferred Share (the "Preferred Stock Merger Consideration"), or (iii) 2.4 CEI Common Shares so long as the Market Value (defined below) of a CEI Common Share is between $24.50 and $30.00, subject to certain adjustments described below (the "Common Stock Merger Consideration").

  So long as the Market Value of a CEI Common Share (defined in the Merger Agreement as the average of the bid and ask price on NASDAQ of a CEI Common Share, as quoted by the four principal market makers for CEI Common Shares, averaged over a ten trading day period ending shortly before the effective time of the Merger) is at least $24.50 but not more than $30.00, the Common Stock Merger Consideration shall be 2.4 CEI Common Shares. If the Market Value of a CEI Share is less than $24.50 but not less than $22.50, the Common Stock Merger Consideration shall consist of that number of CEI Common Shares having a Market Value equal to $58.80. If the Market Value is less than $22.50, the Common Stock Merger Consideration will be 2.61333 CEI Common Shares (the "Maximum Common Stock Exchange Ratio"). In the event that the Market Value of a CEI Common Share is more than $30.00 but not more than $32.70, the Common Stock Merger Consideration shall consist of that number of CEI Common Shares having a Market Value equal to $72.00. If the Market Value is more than $32.70, the Common Stock Merger Consideration will be 2.20183 CEI Common Shares (the "Minimum Common Stock Exchange Ratio"). BVT shareholders electing Common Stock Merger Consideration, therefore, will bear the risk of decreases in the CEI Common Shares below $22.50, and will obtain the benefit of increases in the CEI Common Shares above $32.70. Subject to certain exceptions, BVT has the right to terminate the Merger Agreement if the Market Value of a CEI Common Share is less than $22.50 and CEI has the right to terminate the Merger Agreement if such Market Value is more than $32.70.

  Shareholders of BVT will be entitled to elect to receive the Cash Merger Consideration, the Preferred Stock Merger Consideration, or the Common Stock Merger Consideration with respect to shares held by them. BVT Shareholders requesting Preferred Stock Merger Consideration or the Common Stock Merger Consideration will receive the type of consideration requested. BVT shareholders making no election will receive Common Stock Merger Consideration.

  Elections by BVT shareholders to receive Cash Merger Consideration will be subject to allocation procedures such that the number of BVT Common Shares which will be converted into Cash Merger Consideration will not exceed a specified percentage of all outstanding BVT Common Shares (the "Cash Percentage"). The Cash Percentage, as determined by CEI, will be 50% or, if lower, the maximum percentage that would permit the Merger to qualify as a tax-free exchange for federal income tax purposes. To the extent that cash elections are not satisfied, BVT shareholders will receive Preferred Stock Merger Consideration. See "THE MERGER--Terms of the Merger--Merger Consideration"; "THE MERGER--Terms of the Merger--Cash Percentage"; and "THE MERGER--Election, Allocation and Exchange Procedures."

ELECTION AND ALLOCATION PROCEDURES

  Within five business days after the Effective Time of the Merger (as defined below), BVT and CEI shall prepare and mail to each record holder of BVT Common Shares (other than holders who perfect dissenters' rights) a form (the "Election Form") to provide such holders with the opportunity to specify the whole number of BVT Common Shares owned by each such holder as to which such holder desires to receive (i) the Cash Merger Consideration (a "Cash Election"), (ii) the Preferred Stock Merger Consideration (a "Preferred Stock Election") or (iii) the Common Stock Merger Consideration (a "Common Stock Election"). Holders will be permitted to make one type of election with respect to a portion of their shares and to make other types of elections with respect to the remaining portion of their shares. The Election Form shall specify the date by which all such elections must be made (the "Election Deadline"), which date shall be determined by BVT and CEI but shall be not earlier than 20 calendar days following the Effective Time. Cash Elections will be subject to various allocation and pro ration provisions, and the extent to which such Cash Elections will be accommodated will depend upon the number of other BVT shareholders who make Cash Elections as well as the exact Cash Percentage specified by CEI. Accordingly, a BVT shareholder electing to receive only Cash Merger Consideration may nonetheless receive a combination of cash and preferred stock consideration in the Merger. BVT shareholders should not vote in favor of the Merger, therefore, unless they are willing to receive at least a portion of their consideration in the form of stock.

  The Election Form will constitute a supplement to this Joint Proxy Statement/Prospectus and will contain updated financial information about CEI and will also disclose the Market Value of a CEI Common Share and the amount of Common Stock Merger Consideration, both as finally determined in accordance with the Merger Agreement. The Election Form will also include an undertaking to provide each BVT shareholder, upon request, with a copy of this Joint Proxy Statement/Prospectus.

  After the Election Deadline, CEI or its agent (the "Exchange Agent") will determine the number of BVT Common Shares for which there has been made an effective Cash Election ("Cash Election Shares"), Preferred Stock Election ("Preferred Stock Election Shares"), Common Stock Election ("Common Stock Election Shares") or no election (a "Non-Election" and "Non-Election Shares"). CEI will then determine the Cash Percentage, which will be 50% or, if lower, the maximum percentage that will permit the Merger to qualify as a tax-free exchange for federal income tax purposes.

  BVT shareholders making valid Preferred Stock Elections will receive Preferred Stock Merger Consideration. BVT shareholders making valid Common Stock Elections or making Non-Elections shall receive Common Stock Merger Consideration.

     If the number of Cash Election Shares plus the number of shares for which dissenters' rights are being exercised ("Dissenters' Shares") is less than or equal to the Cash Percentage, BVT shareholders making valid Cash Elections will receive Cash Merger Consideration. If the number of Cash Election Shares and Dissenters' Shares exceeds the Cash Percentage, to the extent necessary a pro rata portion of each holder's Cash Election Shares shall receive Preferred Stock Merger Consideration.

     No fractional CEI $3.42 Series A Preferred Shares or CEI Common Shares will be issued. Holders of BVT Common Shares who would otherwise be entitled to receive a fractional share of CEI preferred or common stock instead will receive a cash payment determined by multiplying the fractional interest to which such holder would otherwise be entitled by $65 or the Market Value of a CEI Common Share, as appropriate.

     Due to the foregoing procedures, Cash Elections by shareholders will be subject to adjustment regardless of the percentage of cash and stock elected by such shareholder, and the precise consideration to be issued will not be known until after the Effective Date of the Merger. See "THE MERGER-- Election, Allocation and Exchange Procedures."

     BVT SHAREHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES FOR BVT COMMON SHARES TO CEI OR BVT UNTIL THEY HAVE RECEIVED ELECTION FORMS. BVT SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

OPINION OF BVT FINANCIAL ADVISOR

     Snyder & Company ("Snyder & Co.") rendered its opinion to the Board of Directors of BVT (the "BVT Board") on _____________, 1996 to the effect that the consideration to be received by holders of BVT Common Shares in the Merger is fair from a financial point of view. This opinion, which is attached to this Joint Proxy Statement/Prospectus as Appendix B, should be read in its entirety with respect to the assumptions made and other matters considered by Snyder & Co. in rendering such opinion. To date, BVT has paid Snyder & Co. approximately $97,000 for acting as its financial advisor in connection with the Merger; Snyder & Co. will receive an aggregate fee (including amounts already paid) of approximately $690,000 if the Merger is consummated. See "THE MERGER--Opinion of BVT Financial Advisor."

RECOMMENDATION OF THE BVT BOARD OF DIRECTORS

     The consideration to be received by holders of BVT Common Shares in the Merger was negotiated by the BVT Board in light of various factors, including BVT's and CEI's recent operating results, current financial condition and perceived future prospects. THE BOARD OF DIRECTORS OF BVT BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF BVT'S SHAREHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT BVT'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT. See "THE MERGER--BVT's Reasons for the Merger; Recommendation of the BVT Board of Directors."

OPINION OF CEI FINANCIAL ADVISOR

     JSI Financial Services ("JSI") rendered its opinion to the Board of Directors of CEI (the "CEI Board") on _____________, 1996 to the effect that the consideration to be paid by CEI to holders of BVT Common Shares in the Merger is fair to the CEI shareholders from a financial point of view. This opinion, which is attached to this Proxy Statement/Prospectus as Appendix C should be read in its entirety with respect to the assumptions made and other matters considered by JSI in rendering such opinion. CEI has agreed to pay JSI $40,000 for acting as its financial advisor in connection with the Merger. See "THE MERGER--Opinion of CEI Financial Advisor."

RECOMMENDATION OF THE BOARD OF DIRECTORS OF CEI

     The consideration to be paid by CEI in the Merger was negotiated by the CEI Board in light of various factors, including BVT's and CEI's recent operating results, current financial condition and perceived future prospects. THE BOARD OF DIRECTORS OF CEI BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF CEI'S SHAREHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT CEI'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND CEI'S ARTICLES OF INCORPORATION TO AUTHORIZE THE CEI $3.42 SERIES A PREFERRED SHARES AND "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF CEI COMMON SHARES AND CEI $3.42 SERIES A PREFERRED SHARES IN THE MERGER. See "THE MERGER--CEI's Reasons for the Merger; Recommendation of the Board of Directors of CEI."

CONDITIONS TO THE MERGER

     Consummation of the Merger is subject to various conditions, including approval of the Merger by the Pennsylvania Public Utility Commission (the "PaPUC"). CEI filed an application for approval of the Merger with the PaPUC on January 5, 1996, and it is presently anticipated that PaPUC approval will be obtained within 90 days thereafter. See "THE MERGER--Regulatory Considerations." The Merger is also subject to satisfaction of various other conditions specified in the Merger Agreement, including the approval of the Merger Agreement by the requisite vote of the shareholders of BVT and the approval by the requisite vote of CEI's shareholders of an amendment to CEI's articles of incorporation (the "CEI Articles") authorizing a new class of preferred stock; except that if such amendment is not approved by CEI's shareholders, BVT will have the option to proceed with the Merger with the merger consideration being solely Cash Merger Consideration. See "THE MERGER-- Terms of the Merger--Conditions to the Merger" and "THE MERGER--Terms of the Merger--Cash Option."

CERTAIN COVENANTS

     Upon consummation of the Merger, the separate existence of BVT and its board of directors will terminate, but the directors and officers of CEI and Merger Sub will continue in office. See "THE MERGER--Terms of the Merger-- Effect of the Merger. CEI has agreed, for a period of three years following the Effective Time, subject to certain exceptions, to continue the employment and current salary of all persons employed by BVT as of the Effective Time. CEI has also agreed during such three-year period to continue the benefit plans of BVT as are in effect as of the Effective Time, or to provide benefits to such employees that are no less favorable, taken as a whole, than the benefits provided to comparable employees of CEI. See "THE MERGER--Terms of the Merger-- Continued Employment of BVT Employees."

     CEI has also agreed, from and after the Effective Time, subject to certain exceptions, to indemnify the directors and officers of BVT to the fullest extent permitted by applicable law and to provide directors and officers liability insurance coverage for such directors and officers for a period of six years following the Effective Time. See "THE MERGER--Terms of the Merger-- Indemnification of BVT Directors and Officers."

     BVT has agreed that, except as described below, it will not initiate discussions or negotiations relating to a transaction involving a merger, consolidation, sale or similar transaction involving a significant portion of the stock or assets of BVT (an "Acquisition Transaction"). BVT, however, is permitted to disclose information to, and to engage in discussions and negotiations with, a person who makes a bona fide offer to engage in such an Acquisition Transaction on terms which are more favorable to the BVT shareholders than the Merger, and who can reasonably be expected to consummate such an Acquisition Transaction on the terms that have been proposed, and which disclosure, discussions and negotiations, in the judgment of BVT, shall be required by reason of the fiduciary obligations of the BVT Board. See "THE MERGER--Terms of the Merger--No Solicitation; Pursuit of Other Transactions."

EFFECTIVE TIME

     Once the conditions to the Merger have been satisfied, the Merger will become effective upon the filing and acceptance of articles of merger by the Corporation Bureau of the Commonwealth of Pennsylvania, or the effective time specified therein, whichever is later (the "Effective Time"). See "THE MERGER-- Terms of the Merger--Closing; Effective Time."

TERMINATION; WAIVER; AMENDMENT

     The Merger Agreement may be terminated at any time before the Closing Date in a number of circumstances, including (i) by mutual consent of the parties,
(ii) by either party if the Effective Time shall not have occurred on or before June 30, 1996 (except under certain circumstances), and (iii) by either party upon a material breach of any representation, warranty, covenant or agreement by the other party.

     The Merger Agreement may be terminated by BVT if the Market Value of CEI Common Shares at the time of closing is less than $22.50 (at which price the Common Stock Merger Consideration would have a Market Value of $58.80); BVT will not have a right to terminate the Merger Agreement in such event, however, if CEI exercises its option to increase the Maximum Common Stock Exchange Ratio from 2.61333 to that number determined by dividing $58.80 by the Market Value at the time of closing. If BVT's termination right becomes applicable because the Market Value of a CEI Common Share is less than $22.50 and CEI has not increased the Maximum Common Stock Exchange Ratio so that the Common Stock Merger Consideration has a Market Value of at least $58.80, the BVT Board will consider all relevant facts and circumstances that exist at such time (including, without limitation, advice of its financial advisor and legal counsel) in determining whether to consummate the Merger without the resolicitation of the BVT shareholders. BVT SHAREHOLDER APPROVAL OF THE MERGER AGREEMENT AT THE BVT MEETING WILL CONFER UPON THE BVT BOARD THE POWER, CONSISTENT WITH ITS FIDUCIARY DUTIES, TO CONSUMMATE THE MERGER IN THE EVENT THAT THE MARKET VALUE OF THE COMMON STOCK MERGER CONSIDERATION IS LESS THAN $58.80 PER BVT COMMON SHARE. SEE "THE MERGER--TERMS OF THE MERGER--TERMINATION".



     The Merger Agreement may be terminated by CEI if the Market Value of CEI Common Shares at the time of closing is more than $32.70 (at which price the Common Stock Merger Consideration would have a Market Value of $72.00); CEI will not have a right to terminate the Merger Agreement in such event, however, if BVT exercises its option to decrease the Minimum Common Stock Exchange Ratio from 2.20183 to that number determined by dividing $72.00 by the Market Value at the time of closing. If CEI's termination right becomes applicable because the Market Value of a CEI Common Share is more than $32.70 and BVT has not decreased the Minimum Common Stock Exchange Ratio so that the Common Stock Merger Consideration has a Market Value of no more than $72.00, the CEI Board will consider all relevant facts and circumstances that exist at such time (including, without limitation, advice of its financial advisor and legal counsel) in determining whether to consummate the Merger without the resolicitation of the CEI shareholders. CEI SHAREHOLDER APPROVAL OF THE PROPOSALS TO AMEND CEI'S ARTICLES AND TO APPROVE ISSUANCE OF CEI COMMON SHARES AND $3.42 SERIES A PREFERRED SHARES PURSUANT TO THE MERGER AGREEMENT AT THE CEI MEETING WILL CONFER UPON THE CEI BOARD THE POWER, CONSISTENT WITH ITS FIDUCIARY DUTIES, TO CONSUMMATE THE MERGER IN THE EVENT THAT THE MARKET VALUE OF THE COMMON STOCK MERGER CONSIDERATION IS MORE THAN $72.00 PER BVT COMMON SHARE. SEE "THE MERGER--TERMS OF THE MERGER--TERMINATION."


     In addition, if requested by the BVT Board pursuant to the fiduciary obligations of BVT's directors, BVT may terminate the Merger Agreement (subject to its obligations to pay the termination fee described below) in order to accept an offer for an Acquisition Transaction other than the Merger which the BVT Board concludes is more favorable to the BVT shareholders than the Merger. See "THE MERGER--Terms of the Merger--Termination."

     Prior to the Effective Time, any provision of the Merger Agreement may be waived or amended under certain circumstances, as set forth in the Merger Agreement. See "THE MERGER--Terms of the Merger--Waiver; Amendment."

ALL CASH OPTION; FAILURE OF CEI SHAREHOLDER APPROVAL

     In the event that the CEI shareholders do not approve the Merger-related proposals at the CEI Meeting, BVT shall have the option to terminate the Merger Agreement or to proceed with the Merger as an all cash transaction at $65 per BVT Common Share. If BVT elects the all cash option, the Merger Agreement may be terminated by BVT if the Effective Time shall not have occurred by the later of June 30, 1996 or the 60th day following BVT's election to proceed with the all cash transaction.

FEES AND EXPENSES

     Except as described below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs.

     In the event that BVT terminates the Merger Agreement in order to enter into an Acquisition Transaction, BVT must pay CEI a termination fee in the amount of $585,000. See "THE MERGER--Terms of the Merger--Fees and Expenses."

     In the following four circumstances, CEI has agreed to pay BVT a break-up fee in the amount of $2,000,000: (i) the Merger Agreement is terminated by BVT because the Market Value of a CEI Common Share at the time of closing is less than $22.50 and CEI has not exercised its option to increase the Maximum Common Stock Exchange Ratio so that the Common Stock Merger Consideration has a Market Value of at least $58.80; (ii) the Merger Agreement is terminated by BVT or CEI because CEI is unable to consummate its financing for the cash portion of the merger consideration; (iii) the required approval from CEI's shareholders has not been obtained, BVT elects to pursue the Merger as an all cash transaction, and the Merger Agreement is terminated because the Merger is not consummated by the later of June 30, 1996 or the 60th day following BVT's notice of its intention to pursue an all cash transaction; or (iv) BVT terminates the Merger Agreement due to a breach thereof by CEI.

     In addition, CEI has agreed to reimburse BVT for the $300,000 break-up fee paid by BVT upon the termination of its prior merger agreement with C-TEC Corporation in the event that the Merger Agreement is terminated (a) by CEI because the Merger has not been consummated by June 30, 1996, or (b) by BVT because (i) of a CEI breach, (ii) the Merger has not been consummated by June 30, 1996 (or, if later, the 60th day following BVT's notice of its intention to pursue an all cash transaction), (iii) the Market Value of a share of CEI Common Share at the time of closing is less than $22.50 and CEI has not exercised its option to increase the Maximum Common Stock Exchange Ratio so that the Common Stock Merger Consideration has a Market Value of at least $58.80, or (iv) because the required CEI shareholder approval has not been obtained.

DISSENTERS' RIGHTS

     Pursuant to the PBCL, the holders of BVT Common Shares will have the right to dissent from approval of the Merger, and to demand and receive the "fair value" of their BVT Common Shares. In order to assert such dissenters' rights, a BVT shareholder must (i) file a written notice of intention to dissent with BVT prior to the shareholder vote at the BVT Meeting, (ii) refrain from voting in favor of the Merger, (iii) file a written demand for payment and deposit the certificates representing his or her shares in accordance with the terms of the notice to demand payment that will be sent by BVT, and (iv) comply with certain other statutory procedures set forth in the PBCL. Proxies which are returned but which do not contain voting instructions will be voted in favor of the Merger Agreement, which will result in a forfeiture of dissenters' rights with respect to the Merger. A copy of the applicable sections of the PBCL are attached to this Joint Proxy Statement/Prospectus as Appendix D. Any deviation from the procedures set forth in such statutory provisions may result in the forfeiture of dissenters' rights with respect to the Merger. Accordingly, shareholders wishing to assert dissenters' rights are urged to read carefully "THE MERGER--Dissenters' Rights" and Appendix D to this Joint Proxy Statement/Prospectus.

     CEI shareholders are not entitled to dissenters' rights in this transaction.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     It is intended that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, for federal income tax purposes: (i) BVT and CEI will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code, (ii) no gain or loss will be recognized by BVT by reason of the Merger, (iii) the gain, if any, realized by a holder of BVT Common Shares upon receipt of CEI $3.42 Series A Preferred Shares, CEI Common Shares and/or cash in exchange for BVT Common Shares pursuant to the Merger will not be recognized in excess of the amount of cash received, and no loss will be recognized by those holders of BVT Common Shares who exchange their BVT Common Shares solely for CEI $3.42 Series A Preferred Shares and/or CEI Common Shares, (iv) the basis of the CEI $3.42 Series A Preferred Shares or CEI Common Shares to be received by the BVT shareholders will generally be, in each instance, the same as the basis of the BVT Common Shares surrendered in exchange therefor (but reduced to the extent any cash received exceeds the amount of gain recognized), and (v) the holding period of the CEI $3.42 Series A Preferred Shares or CEI Common Shares to be received by the shareholders of BVT will include the period during which the BVT Common Shares surrendered in exchange therefor were held, provided that the BVT Common Shares surrendered were held as a capital asset as of the Effective Time.



     No gain or loss will be recognized by a holder of CEI $3.42 Series A Preferred Shares upon the conversion of such shares into CEI Common Shares pursuant to the terms of the CEI $3.42 Series A Preferred Shares. Such conversion will be treated as a recapitalization pursuant to Section 368(a)(1)(E) of the Code pursuant to which converting shareholders do not recognize taxable gain or loss on the conversion. A shareholder's basis in the CEI Common Shares received in the conversion will be equal to such shareholder's basis in the CEI $3.42 Series A Preferred Shares converted.


     The parties' obligations to consummate the Merger are conditioned upon receipt of a ruling from the Internal Revenue Service or an opinion of Morgan, Lewis & Bockius LLP, special tax counsel to BVT, substantially to the effect that the federal income tax consequences of the Merger are as summarized above. Such an opinion of Morgan, Lewis & Bockius LLP is attached to this Joint Proxy Statement/Prospectus as Appendix E. See "THE MERGER--Certain Federal Income Tax Consequences."


     EACH BVT SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISORS AS TO PARTICULAR FACTS AND CIRCUMSTANCES WHICH MAY BE UNIQUE TO SUCH SHAREHOLDER AND NOT COMMON TO BVT SHAREHOLDERS AS A WHOLE AND ALSO AS TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE MERGER AND/OR ANY SALE THEREAFTER OF CEI $3.42 Series A Preferred Shares OR CEI COMMON SHARES RECEIVED IN THE MERGER.


ACCOUNTING TREATMENT

     The Merger will be accounted for as a purchase of BVT by CEI for accounting and financial reporting purposes. See "THE MERGER--Accounting Treatment."

FINANCING THE MERGER

     In the Merger Agreement, CEI has represented that it has the availability of funds necessary to fund the Cash Merger Consideration from cash on hand and from funds provided by its bank lender, which has issued a commitment letter to CEI. For a presentation of the pro forma effects of the Merger, see "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS."

INTEREST OF CERTAIN PERSONS IN THE MERGER

     Certain directors and officers of BVT have interests in the Merger that are in addition to their interests as shareholders of BVT generally. These include CEI's agreement to indemnify and to provide insurance covering BVT's directors and officers for a period of six years following the Effective Time and CEI's agreement to continue the employment and benefits of BVT's employees for three years following the Effective Time. See "THE MERGER--Terms of the Merger-- Continued Employment of BVT Employees," "--Indemnification of BVT Directors and Officers" and "THE MERGER--Interest of Certain Persons in the Merger."

DESCRIPTION OF CEI $3.42 SERIES A PREFERRED SHARES



     A summary of the material terms of the CEI $3.42 Series A Preferred Shares issuable in the Merger is set forth below.


     Stated Value   $65 per share.

     Dividends      Cumulative semi-annual cash dividends at an annual rate of
                    $3.42 per share, as and if declared by the CEI Board out of funds legally available therefor.

     Liquidation
      Preference    $65 per share, plus dividends accrued and unpaid to
                    the liquidation date.

     Conversion     Convertible at any time at the option of the holder into
                    shares of CEI Common Stock at a conversion price equal to
                    125% of the Market Value of a CEI Common Share on the NASDAQ
                    Small Cap Market over a ten trading day period ending
                    shortly before the Effective Date; provided, however, that
                                                       --------
                    the conversion price may not be less than $28 nor more than the higher of (i) $40 or (ii) such average closing price of CEI Common Stock. The conversion price is subject to anti-dilution adjustments under certain circumstances.

     Redemption
      by CEI Redeemable, in whole or in part, at the option of CEI, commencing on the fourth anniversary of the Effective Time, at a redemption price equal to $65 multiplied by the applicable percentage, such percentage ranging from 103% as of the fourth anniversary of the Effective Time to 100% as of the seventh anniversary of the Effective Time, plus accrued and unpaid dividends.

     Redemption
      by Holder     Redeemable at the option of the holder at any time
                    after the second anniversary of the Effective Time, at a redemption price equal to $65, plus accrued and unpaid dividends.

     Voting Rights  None, except as required by law and except that if CEI shall fail to pay dividends on the CEI $3.42 Series A Preferred Shares in an amount equal to three full semi-annual dividends or shall fail to redeem CEI $3.42 Series A Preferred Shares when required, then the holders of the CEI $3.42 Series A Preferred Shares shall be entitled, voting as a class together with any other series of CEI preferred stock having a similar right, to elect two additional directors to the CEI Board.



     No Trading
      Market The CEI $3.42 Series A Preferred Shares will not be listed on Nasdaq or any securities exchange. It is not anticipated that an active public trading market for such shares will develop following the Merger.



     No Rating      CEI has not applied for a rating of the CEI $3.42 Series A
                    Preferred Shares from Moody's Investors Service, Inc.
                    ("Moody's"), Standard & Poor's Corporation ("S&P") or any other statistical rating organization.



     The foregoing description is intended as a summary only of the material terms of the CEI $3.42 Series A Preferred Shares, and is qualified by reference to the form of the CEI $3.42 Series A Preferred Shares which is set forth as Exhibit A to the Merger Agreement, which is attached to this Joint Proxy Statement/Prospectus as Appendix A. See "DESCRIPTION OF CAPITAL STOCK OF CEI-- CEI $3.42 Series A Preferred Shares." The issuance of the CEI $3.42 Series A Preferred Shares and CEI Common Shares pursuant to the Merger is subject to approval by the CEI shareholders of such issuance, as well as of an amendment to the CEI Articles authorizing a new class of preferred stock.

COMPARISON OF SHAREHOLDER RIGHTS


     To the extent that they receive Preferred or Common Stock Merger Consideration in the Merger, holders of BVT Common Shares will become holders of CEI $3.42 Series A Preferred Shares and/or CEI Common Shares. Upon conversion of such CEI $3.42 Series A Preferred Shares, former holders of BVT Common Shares would become holders of CEI Common Shares. The rights of shareholders of CEI are governed by the PBCL and by the CEI Articles and the bylaws of CEI (the "CEI Bylaws"). The rights of common and preferred shareholders of CEI differ from the rights of holders of BVT Common Shares with respect to certain matters. For a description of these differences, see "COMPARISON OF SHAREHOLDER RIGHTS."


                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA


     The following tables present selected financial data and selected unaudited pro forma consolidated financial data for CEI and BVT. The selected financial data set forth below for CEI and BVT for each of the years in the five-year period ended December 31, 1995, are derived from the financial statements of CEI and BVT, respectively. The historical and unaudited pro forma financial information are not necessarily indicative of future operations or the actual results that would have occurred had the Merger been consummated at the beginning of the periods presented and should not be construed as representative of future operations. This information should be read in conjunction with the unaudited pro forma consolidated condensed financial statements and notes thereto and with the historical financial statements and notes thereto of CEI and BVT included or incorporated by reference in this Joint Proxy Statement/Prospectus. See "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS" and "INDEX TO BVT FINANCIAL STATEMENTS." Information regarding CEI and BVT has been provided by CEI and BVT, respectively.



     The percentage of BVT Common Shares that will be exchanged for Common Stock Merger Consideration or Preferred Stock Merger Consideration is not limited by the Merger Agreement; were the BVT shareholders to so elect, 100% of the BVT Common Shares could be exchanged in the Merger for Common Stock Merger Consideration or Preferred Stock Merger Consideration. Because of this degree of variability in the terms of the Merger Agreement, the selected unaudited pro forma consolidated financial data are presented for two scenarios, Scenario 1 and Scenario 2, based on different assumptions of the consideration given for the acquisition of all outstanding common stock of BVT as provided by the Merger Agreement. Scenario 1 assumes half of the consideration in cash (the Merger Agreement limits the cash portion of the total consideration given to no greater than 50%) and the remainder split in equal proportions of CEI $3.42 Series A Preferred Shares and CEI Common Shares. Scenario 2 assumes the consideration in equal proportions of cash, CEI $3.42 Series A Preferred Shares and CEI Common Shares. Management of BVT and CEI believe that these two scenarios provide a reasonable illustration of the likely pro forma effects of the Merger on CEI.

                      SELECTED HISTORICAL FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     AT OR FOR THE YEAR ENDED DECEMBER 31,
                                  -------------------------------------------
                                   1995     1994     1993     1992     1991
                                  -------  -------  -------  -------  -------


CEI
Operating revenues..............  $30,869  $29,828  $28,360  $27,234  $25,270
Net income......................    6,531    6,294    6,136    6,373    5,317
Net income per common share(1)..     1.70     1.64     1.60     1.66     1.38
Dividends per common share(1)...     1.20     1.11     1.10     1.09     1.05
Total assets....................   58,595   55,799   53,232   52,041   51,550
Long-term debt, net of current
 maturities.....................    4,645    5,035    5,425    5,815    6,515
Net book value per common
 share(1).......................    10.94    10.38     9.80     9.30     8.72


-----------------------

(1) Per share data has been adjusted to reflect a 5% stock dividend paid to CEI shareholders of record as of January 31, 1995.


                                      AT OR FOR THE YEAR ENDED DECEMBER 31,
                                    ------------------------------------------
                                     1995    1994     1993     1992     1991
                                    ------  -------  -------  -------  -------
BVT
Operating revenues................  11,321  $11,435  $10,532  $10,668  $ 9,498
Net income........................   2,267    2,749    2,513    2,733    2,234
Net income per common share.......    2.50     3.04     2.78     3.02     2.47
Dividends per common share........    1.80     1.68     1.60     1.48     1.40
Total assets......................  26,716   26,696   26,821   25,408   24,051
Long-term debt and redeemable
 preferred stock, net of current
 maturities.......................   1,404    1,885    1,966    3,047    3,128
Net book value per common
 share............................   22.23    21.48    20.09    18.92    17.42


            SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          SCENARIO 1                    SCENARIO 2
                                 50% CASH, 25% COMMON STOCK,   1/3 CASH, 1/3 COMMON STOCK,
                                     25% PREFERRED STOCK           1/3 PREFERRED STOCK
                                 ----------------------------  ----------------------------
                                   Year Ended December 31,       Year Ended December 31,
                                           1995 (1)                      1995 (1)
                                 ----------------------------  ----------------------------
Operating revenues.............                     $ 42,190                      $ 42,190
Net income before preferred
  dividends....................                        6,793                         7,241
Net income per common share....                         1.38                          1.37
Cash dividends declared per
  common share (2).............                         1.20                          1.20

                                    December 31, 1995 (1)         December 31, 1995 (1)
                                 ---------------------------   ---------------------------
Total assets...................                     $124,074                      $124,325
Long term debt and
  redeemable preferred stock,
  net of current maturities....                       49,103                        44,319
Net book value per common
  share........................                        13.08                         13.67


-----------------------
(1) The unaudited pro forma combined balance sheet data assumes the Merger took place on December 31, 1995 and combines CEI's December 31, 1995 balance sheet data with BVT's December 31, 1995 balance sheet data. The unaudited pro forma statement of income data for the year ended December 31, 1995 assumes that the Merger took place as of January 1, 1995 and combines the statement of income data for CEI and BVT for the year ended December 31, 1995. The unaudited pro forma data assumes a Common Stock Exchange Ratio of
    2.4 CEI Common Shares for each BVT Common Share receiving Common Stock Merger Consideration, which represents the exchange ratio that would have applied based upon the market price of a CEI Common Share on December 31, 1995.


(2) While CEI is not obligated to pay cash dividends on CEI Common Shares, the CEI Board of Directors presently intends to continue the policy of paying quarterly cash dividends on CEI Common Shares. Future dividends on CEI Common Shares will depend, in part, upon the earnings and financial condition of CEI.

COMPARATIVE PER SHARE DATA


  The following tables set forth certain historical per share data of CEI and BVT, and unaudited pro forma combined per share data of CEI and BVT, based on the assumption that the Merger was effective on January 1, 1995. Book value per share data are computed on the assumption that the Merger occurred on December 31, 1995. Such data assumes that the Merger was accounted for under the purchase method of accounting. The pro forma data are not necessarily indicative of results of operations or financial position that would have been achieved had the transaction been consummated on such date and should not be construed as representative of results of future operations or financial position. This presentation is subject to the assumptions set forth in the notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements appearing elsewhere in this Joint Proxy Statement/Prospectus. The information should be read in conjunction with such pro forma financial statements, and notes thereto, and the historical financial statements, and notes thereto, of CEI and BVT included or incorporated by reference in this Joint Proxy Statement/Prospectus.



  The pro forma combined per share data of CEI and BVT are presented for two scenarios, Scenario 1 and Scenario 2, based on different assumptions of the consideration given for the acquisition of all outstanding common stock of BVT as provided by the Merger Agreement. Scenario 1 assumes half of the consideration in cash (the Merger Agreement limits the cash portion of the total consideration given to no greater than 50%) and the remainder split in equal proportions of CEI $3.42 Series A Preferred Shares and CEI Common Shares. Scenario 2 assumes the consideration in equal proportions of cash, CEI $3.42 Series A Preferred Shares and CEI Common Shares.



                                                 SCENARIO 1                  SCENARIO 2
                                            50% CASH, 25% COMMON        1/3 CASH, 1/3 COMMON
                                         STOCK, 25% PREFERRED STOCK  STOCK, 1/3 PREFERRED STOCK
                                         --------------------------  --------------------------
                                          At or For the Year Ended    At or For the Year Ended
                                             December 31, 1995           December 31, 1995
                                         --------------------------  --------------------------
HISTORICAL
 Per CEI Common Share:
  Net income...........................                      $ 1.70                      $ 1.70
  Book value...........................                       10.94                       10.94
  Cash dividends declared..............                        1.20                        1.20
 Per BVT Common Share:
  Net income...........................                      $ 2.50                      $ 2.50
  Book value...........................                       22.23                       22.23
  Cash dividends declared..............                        1.80                        1.80
PRO FORMA COMBINED(1)
 Per CEI Common Share:
  Net income...........................                        1.38                        1.37
  Book value...........................                       13.08                       13.67
PRO FORMA EQUIVALENT PER
 BVT COMMON SHARE
 Preferred Stock Merger Consideration
  Received:(2)
  Net income...........................                         N/A                         N/A
  Book value...........................                       13.08                       13.67
  Cash dividends declared..............                        3.42                        3.42
 Common Stock Merger Consideration
  Received:(3)
  Net income...........................                        3.31                        3.29

 Book value...........................      31.39                       32.81
  Cash dividends declared..............      2.88                        2.88

-------------------------
(1) The pro forma combined per share of CEI Common Stock amounts are based upon the amounts in the unaudited pro forma financial information. See "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS."

(2) These equivalent pro forma combined per BVT Common Share amounts are the same as the per share of CEI Common Stock pro forma combined amounts because each BVT Common Share receiving Preferred Stock Merger Consideration will be exchanged one-for-one. The cash dividends declared amount represents the $3.42 annual cash dividends holders of record of CEI $3.42 Series A Preferred Stock shall be entitled to receive.

(3) These equivalent pro forma combined per BVT Common Share amounts are based upon the per CEI Common Share amounts multiplied by the Common Stock Exchange Ratio of 2.4 CEI Common Shares per BVT Common Share. The cash dividends declared amounts represent the historical per-share cash dividends to holders of record of CEI Common Shares multiplied by the Common Stock Exchange Ratio of 2.4 CEI Common Shares per BVT Common Share.


                               MARKET PRICE DATA

     There is no established public trading market for BVT Common Shares, and accordingly, there are no published market quotations for such stock. Trading in BVT Common Shares is limited and sporadic. In addition, BVT is not subject to the requirement of filing periodic reports with the Securities and Exchange Commission. The absence of an established market and publicly available current information regarding BVT may affect the prices at which BVT Common Shares are traded.


     There are no CEI $3.42 Series A Preferred Shares presently outstanding. It is not anticipated that an active public trading market for the CEI $3.42 Series A Preferred Shares will develop following the Merger.



     CEI Common Shares have been included for quotation on the Nasdaq Small Cap Market since June 9, 1994. The CEI $3.42 Series A Preferred Shares issuable in the Merger will be convertible into CEI Common Shares at a conversion price equal to 125% of the Market Value of a CEI Common Share shortly before the Merger. See "DESCRIPTION OF CAPITAL STOCK OF CEI--CEI $3.42 Series A Preferred Shares--Conversion Rights." The following table sets forth the high and low sales prices for CEI Common Shares as reported by NASDAQ for the periods indicated below.



                             High Sale  Low Sale
                             ---------  --------
    1994
          Third Quarter(1)      $25.72    $24.76
          Fourth Quarter(1)      25.72     24.29

    1995
          First Quarter(1)       25.71     24.00
          Second Quarter         26.50     24.50
          Third Quarter.         28.25     25.25
          Fourth Quarter         29.50     27.00
    1996
          First Quarter(2)


------------------
(1) Share information has been adjusted to reflect a 5% stock dividend payable to CEI shareholders of record as of January 31, 1995.



(2)  Through the close of business on March __, 1996.

     On October 13, 1995, the last day on which a trade occurred prior to the announcement of the Merger on October 19, 1996, the closing sale price of a CEI Common Share on the Nasdaq Small Cap Market was $27.00.



       RATIO OF EARNINGS-TO-FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The table sets forth the ratio of CEI's pretax income to fixed charges and preferred stock dividends.


                                                       YEAR ENDED DECEMBER 31,
                                                --------------------------------------
                                                 1995    1994    1993    1992    1991
                                                ------  ------  ------  ------  ------
Ratio of earnings to fixed charges and
 preferred stock dividends (1)
 Actual.................................        24.95x  25.48x  27.92x  20.06x  13.57x
 Pro Forma - Scenario 1 (2).............         3.42x
 Pro Forma - Scenario 2 (2).............         3.72x


----------------------

(1) In computing these ratios, earnings represent income before income taxes plus fixed charges. Fixed charges represent interest expense (actual and pro forma) and dividends on the CEI $3.42 Series A Preferred Shares (pro forma only).


(2) The ratio is presented for two scenarios, Scenario 1 and Scenario 2, based on different assumptions of the consideration given for the acquisition of all outstanding BVT Common Shares as provided by the Merger Agreement. Scenario 1 assumes half of the consideration in cash (the Merger Agreement limits the cash portion of the total consideration to no greater than 50%) and the remainder split in equal proportions of CEI $3.42 Series A Preferred Shares and CEI Common Shares. Scenario 2 assumes the consideration in equal proportions of cash, CEI $3.42 Series A Convertible Shares, and CEI Common Shares.

                                  RISK FACTORS


  A substantial portion of the consideration to be received by holders of BVT Common Shares pursuant to the Merger consists of CEI Common Shares and CEI $3.42 Series A Preferred Shares (which shares are convertible into CEI Common Shares). In addition to the other information contained in this Joint Proxy Statement/Prospectus, holders of BVT Common Shares should consider carefully the following risk factors relating to CEI, the CEI Common Shares and the CEI $3.42 Series A Preferred Shares before deciding how to vote with respect to the Merger and what shareholder elections to make:


COMPETITIVE INDUSTRY


  CEI engages in various aspects of the telecommunications industry which are becoming increasingly competitive. As a result of technological and regulatory developments, CEI faces the risk of new or increased competition in virtually all businesses in which it engages. It is not possible to predict the future effect of these developments on the telecommunications industry in general or on CEI in particular.



  In recent years, the telecommunications industry has been influenced by rapid technological change in areas such as transmission capacity, switching equipment, digital systems, fiber-optic cable, FAX, mobile and wireless communications technologies, computer hardware and software, computer networking and the Internet. The technological developments have resulted in an increase in demand for telecommunications services, and also have, or soon will, make possible the offering of a wide range of new, interactive, broadband telecommunications services, including interactive video. These changes create the opportunity for existing and new services to be delivered in a number of different ways by a variety of different providers.



  The telecommunications industry has also been marked by an increasing trend toward deregulation and increased competition. In recent years, competitive access providers ("CAPs") and system bypass offered by long distance (interexchange or "IXC") carriers, have emerged to offer alternative access for the origination and termination of long distance calls than the local loop of the LECs. These alternative access providers represent a competitive inroad into a significant source of LEC revenue -- network access charges.



  In addition, the recently enacted federal Telecommunications Act, among other things, will open the local telephone markets of LECs to new competitors, such as AT&T, MCI, Sprint, cable television providers and other LECs, many of which have substantially greater technical, financial, marketing and personnel resources than CEI. The Telecommunication Act will also permit LECs to enter into new lines of business such as the long distance telephone business, and the sale of television services over telephone lines, satellite or (in certain circumstances) cable. CEI expects that any such new lines of business will be more competitive and involve a higher degree of risk than CEI's traditional LEC operations.



  There can be no assurance that CEI's business and profitability will not be adversely affected as technological and regulatory changes permit new competitors to access CEI's customer base and provide telecommunications services within CEI's traditional local franchise area. In addition, there can be no assurance that CEI will have the financial, technical or managerial and other resources necessary to successfully invest, operate and compete in the new business opportunities presented by these fundamental changes to the telecommunications industry.


EFFECT OF REGULATION

  CEI's local exchange telephone subsidiary, CTT, is subject to a rate making process regulated by the PaPUC. Consequently, the ability of CEI's telephone subsidiary to generate increased income and cash flow is largely dependent on its ability to increase its subscriber base, obtain higher message volumes and control its expenses. During 1993 the PaPUC instituted a show cause order against CTT concerning rates and earnings. In 1994, CTT entered into an agreement with the PaPUC in which CTT agreed (i) to provide its residential customers the enhancement of touch tone service free of charge; (ii) not to make application for a rate increase for three years; (iii) that certain expense deductions could not be included in determining its base rate; and (iv) that certain dialing areas would be included within its local service charges. The PaPUC agreed in turn not to file a show cause order concerning rates and earnings for a period of three years. The agreement also states that, barring unforeseen regulatory changes, CTT will not increase basic service rates prior to January 1, 1997.

  An amendment to the Pennsylvania Public Utility Act passed in 1993, commonly referred to as Chapter 30, provides for streamlined rate regulation and a method for determining rates other than the rate base/rate of return regulation and procedures traditionally provided for in the Pennsylvania Public Utility
Act. Chapter 30 provides for what are being called "price caps" under a price stability mechanism in which a telephone company's annual revenues from non-competitive services may be permitted to increase or decrease from the previous year's total as a result of price changes based upon the annual change in the gross domestic product price index, as calculated by the United States Department of Commerce, minus 2.25%, with no limitation on the profits or losses that may be earned by a regulated telephone company. In order to avail itself of the changed rate determination procedures permitted by Chapter 30, the utility must commit itself to provide universal broadband services by 2015. Broadband services are defined as a "communication channel using any technology and having a bandwidth equal to or greater than 1.544 megabits per second." CEI has not determined whether it wishes to avail itself of this alternate pricing procedure and what effect such pricing would have upon CEI, if elected.

DIVIDEND POLICY

  CEI has paid quarterly dividends since 1990. (CTT paid dividends from 1909 through 1989.) CEI does not intend to alter this policy in the foreseeable future. However, as a holding company, CEI's ability to pay dividends on its common stock and preferred stock will be dependent upon, among other factors, its earnings, financial condition and cash requirements at the time such payment is considered, and the payment of dividends to CEI by its subsidiaries. CEI's main subsidiary, CTT, is subject to rate regulation by the PaPUC, and the amount of earnings and dividends of such subsidiaries are affected by such regulation. See "RISK FACTORS--Effect of Regulation."

LIMITED TRADING MARKET FOR CEI SHARES


  CEI's Common Shares are listed on the NASDAQ Small Cap Market, which market provides a trading market for CEI Common Shares. However, CEI Common Shares are thinly traded with the result that it is difficult to determine a reliable market price for such shares. Since CEI Common Shares were listed with NASDAQ in June 1994, only an average of 13,000 shares have traded each month. Because of such limited trading, sales of significant amounts of CEI Common Shares may be difficult; any such sales might have a material adverse effect upon the prevailing market price for CEI Common Shares. The CEI $3.42 Series A Preferred Shares to be issued in the Merger will not be listed on NASDAQ and it is unlikely that an active trading market will develop for such shares following the Merger. CEI has not applied for a rating of the CEI $3.42 Series A Preferred Shares from Moody's, S&P or any other statistical rating organization.


EFFECT OF SUBSTANTIAL INDEBTEDNESS AND PREFERRED STOCK ON FUTURE OPERATIONS


  To date, CEI has operated with a low level of debt and preferred equity financing. At December 31, 1995, for example, CEI had approximately $4.7 million of long term debt outstanding as compared to approximately $42.1 million of common shareholder equity. In connection with the Merger, CEI could incur up to approximately $57.4 million of debt and preferred stock; at such levels CEI would have a ratio of common equity to debt and preferred stock of approximately 42%/58%. (The amount of debt and preferred stock required to consummate the Merger will be lower, however, to the extent that BVT shareholders elect to receive Common Stock Merger Consideration in the transaction.) Any preferred stock issued in the Merger will have a priority as to dividends and a liquidation preference over CEI Common Shares.



  Although such a level of debt and preferred stock is not unusual in the telephone utility industry, the additional debt and preferred stock will have important consequences on CEI's future operations, including (i) CEI will incur significant interest expense, and have significant preferred stock dividend and principal repayment obligations, (ii) CEI will be subject to significant unscheduled preferred stock redemption obligations because the CEI $3.42 Series A Preferred Shares issuable in the Merger may be "put" by the holders thereof beginning two years after the Merger; (iii) CEI's increased leverage may make it more vulnerable to economic downturns and reduce its flexibility in responding to changing business and economic conditions; and (iv) payment of dividends on CEI Common Shares, or future increases in the dividend rate on CEI Common Shares, may be restricted by covenants in CEI's debt instruments or by the level of financial resources needed to service CEI's additional debt and preferred stock.

DILUTION TO EARNINGS

  The purchase price being paid by CEI in the Merger is well in excess of the current book value of BVT's assets. The purchase price in excess of such book value will be accounted for by CEI as "goodwill", which will be amortized over 40 years. This goodwill amortization will each year result in a non-cash charge to CEI's reported earnings. It is likely, therefore, that if the Merger is consummated, reported earnings per CEI Common Share will be diluted below present earnings levels for several years. See "SUMMARY--Comparative Per Share Data" and "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS."

CONESTOGA WIRELESS COMPANY


  In March 1995, CEI and Infocore, Inc. ("Infocore") formed Conestoga Wireless Company. Conestoga Wireless Company will bid in the FCC auctions for Personal Communication Services ("PCS") bandwidth which commenced in December 1995.
These auctions may not be completed until mid-1996. CEI owns 60%, and Infocore owns 40% of Conestoga Wireless Company. In March 1996, CEI announced that Penncor Services, Inc. had entered into a letter of intent to invest in Conestoga Wireless Company; if such investment is made, CEI's percentage ownership would be reduced to 50.15%. It is anticipated that, if Conestoga Wireless is successful in the auction and obtains one or more licenses for PCS, the purchase of such license or licenses will involve substantial capital, and the development of a system to furnish PCS service in the licensed territories will necessitate even greater capital expenditures. The service areas for which Conestoga Wireless Company is bidding include the Reading, Lancaster, Pottsville, Stroudsburg and Sunbury basic trading areas. PCS is a wireless communications service based on lower power and a higher frequency bandwidth than cellular service. PCS is anticipated to be more reliable, of better quality and less expensive than cellular. This transaction may involve the start up of a new business in the area of wireless communication, and there do not exist any historical financial statements nor any factually supportable data to prepare pro forma financial statements with respect to such potential business.



CASH ELECTIONS SUBJECT TO ALLOCATION AND PRO-RATION



  The Merger Agreement limits the number of BVT Common Shares which can be converted into Cash Merger Consideration to 50% of the outstanding BVT Common Shares or, if lower, the maximum percentage that would permit the Merger to qualify as a tax-free exchange for federal income tax purposes. To the extent that cash elections are not satisfied, BVT shareholders will receive Preferred Stock Merger Consideration. Because Cash Elections will be subject to various allocation and pro ration provisions, the extent to which such elections will be accommodated will depend upon the number of other holders of BVT Common Shares who make Cash Elections, as well as the exact Cash Percentage specified by CEI. There can be no assurance, therefore, that Cash Elections will be satisfied in full. Accordingly, BVT shareholders should not vote in favor of the Merger unless they recognize that they may receive, under certain circumstances, a portion of their consideration in the form of stock even if they make a Cash Election.

                                THE BVT MEETING

GENERAL

     This Joint Proxy Statement/Prospectus is being furnished to holders of BVT Common Shares in connection with the solicitation of proxies by the BVT Board to be used at the BVT Meeting or any adjournment thereof.

     A proxy card has been enclosed with this Joint Proxy Statement/Prospectus for use by holders of BVT Common Shares.

     The Meeting will be held on Saturday, _______________, 1996, at _____ a.m., local time, at the Country Cupboard Inn, Route 15 North, Lewisburg, Pennsylvania 17837.

MATTERS TO BE CONSIDERED AT THE BVT MEETING


     At the BVT Meeting, shareholders of BVT will consider and vote upon a proposal to approve and adopt the Merger Agreement. Shareholders of BVT will also consider such other matters as may properly come before the BVT Meeting or any adjournment thereof.

     If the Merger Agreement is not approved at the BVT Meeting, it is anticipated that BVT's 1996 annual shareholders' meeting would be held in _________________ 1996. If the Merger is approved, it is not anticipated that BVT would hold its 1996 annual meeting unless the Merger Agreement is terminated.

BVT RECORD DATE; SHARES OUTSTANDING; QUORUM

     Only shareholders of record of BVT at the close of business on ________________, 1996 (the "BVT Record Date"), will be entitled to receive notice of the BVT Meeting, and only holders of record of BVT Common Shares as of the BVT Record Date will be entitled to vote at the BVT Meeting. At the close of business on ______________, 1996, there were issued and outstanding 899,154 BVT Common Shares. Each BVT Common Share entitles the holder to one vote. The presence at the BVT Meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes at the BVT Meeting will constitute a quorum at the BVT Meeting.

VOTE REQUIRED

     Pursuant to the applicable provisions of the PBCL and BVT's bylaws (the "BVT Bylaws"), the affirmative vote of a majority of the outstanding BVT Common Shares present and entitled to vote at the BVT Meeting is required to approve the Merger Agreement.

     As of the BVT Record Date, directors and executive officers of BVT were the beneficial owners of approximately 174,420 BVT Common Shares, or approximately 19.4% of the outstanding BVT Common Shares entitled to be voted at the BVT Meeting. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF BVT." The directors and executive officers of BVT have indicated that they intend to vote all such shares in favor of the Merger Agreement.

EFFECT OF ABSTENTIONS AND BROKER NONVOTES

     Holders of BVT Common Shares entitled to vote at the BVT Meeting may withhold authority to vote on the Merger Agreement. Such abstentions will be considered as shares present and entitled to vote at the BVT Meeting, for the purposes of determining the quorum and the required vote for approval of the Merger Agreement, but will not be counted as votes cast in the affirmative. THEREFORE, ABSTENTIONS BY HOLDERS OF BVT COMMON SHARES WILL HAVE THE EFFECT OF A VOTE AGAINST THE MERGER AGREEMENT.

     Brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers have authority under the rules of the NYSE to vote those shares with respect to certain matters if they do not receive instructions from a beneficial owner. Brokers will not have the authority to vote shares with respect to the approval of the Merger Agreement. Assuming that sufficient shares are present at the BVT Meeting to constitute a quorum, a failure of brokers to vote shares because they have not received instructions from beneficial owners (a "broker nonvote") will have no effect on approval of the Merger Agreement because such shares will not be considered present at the BVT Meeting.

VOTING, REVOCATION AND SOLICITATION OF PROXIES

     All BVT Common Shares represented by properly executed proxies received in time for the BVT Meeting will be voted at the BVT Meeting in the manner specified by the holders thereof, unless such proxies have been revoked prior to the vote. Proxies which do not contain voting instructions will be voted for approval of the Merger Agreement.

     It is not expected that any matter other than those referred to herein will be brought before the BVT Meeting. If, however, other matters are properly presented, the persons named as proxyholders will vote in accordance with their judgment with respect to such matters. In the event that BVT's management desires to adjourn the BVT Meeting in order to solicit additional votes in favor of the Merger, the persons named in the BVT proxy card shall not be permitted to use the discretionary authority granted by such proxy card to vote in favor of any such adjournment any BVT shares which were voted against the Merger.

     A shareholder who executes and returns a proxy on the enclosed form has the power to revoke it at any time before it is voted. The giving of a proxy does not affect the right of shareholders to attend the BVT Meeting and vote in person. A shareholder's presence at the BVT Meeting, however, will not in itself revoke the shareholder's proxy. A shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of BVT, at or before the BVT Meeting, a duly executed revocation or a proxy bearing a later date.
Neither attendance at the BVT Meeting nor voting in person at the BVT Meeting will in itself constitute revocation of a proxy.

     BVT will bear the cost of soliciting proxies from its shareholders. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and BVT will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith. Proxies may also be solicited by directors, officers and employees of BVT. Such directors, officers and employees will not be specially compensated for such services, but may reimbursed for reasonable out-of-pocket expenses incurred in connection therewith.

     SHAREHOLDERS OF BVT SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. AS DESCRIBED BELOW UNDER THE HEADING "THE MERGER--ELECTION, ALLOCATION AND EXCHANGE PROCEDURES," EACH BVT SHAREHOLDER WILL BE PROVIDED WITH MATERIALS FOR EXCHANGING BVT COMMON SHARES AS PROMPTLY AS PRACTICABLE AFTER THE EFFECTIVE TIME OF THE MERGER.


                                THE CEI MEETING


GENERAL

     This Joint Proxy Statement/Prospectus is being furnished to holders of CEI Common Shares in connection with the solicitation of proxies by the CEI Board to be used at the CEI Meeting or any adjournment thereof.

     A Proxy Card has been enclosed with this Joint Proxy Statement/Prospectus for use by holders of CEI Common Shares.

     The CEI Meeting will be held at the office of CEI, 202 East First Street, Birdsboro, Pennsylvania 19508, on Saturday, _________________, 1996 at 10:00
A.M., local time.

MATTERS TO BE CONSIDERED AT THE CEI MEETING


     At the CEI Meeting, shareholders of CEI will consider and vote upon (i) a proposal to approve an amendment to CEI's Articles of Incorporation to authorize the CEI $3.42 Series A Preferred Shares; and (ii) a proposal to approve the issuance of CEI $3.42 Series A Preferred Shares and CEI Common Shares in the

Merger. Shareholders of CEI will also consider such other matters as may properly come before the CEI Meeting or any adjournment thereof.

CEI RECORD DATE; SHARES OUTSTANDING; QUORUM

     Only shareholders of record of CEI at the close of business on ____________________, 1996 (the "CEI Record Date"), will be entitled to receive notice of the CEI Meeting, and only holders of record of CEI Common Shares as of the CEI Record Date will be entitled to vote at the CEI Meeting. At the close of business on ___________________, 1996, there were issued and outstanding 3,848,922 CEI Common Shares. Each CEI Common Share entitles the holder to one vote. The presence at the CEI Meeting, in person or by proxy, of shareholders entitled to cast a majority of votes at the CEI Meeting will constitute a quorum at the CEI Meeting.

VOTES REQUIRED


     Pursuant to the applicable provisions of the PBCL and the CEI Bylaws, the affirmative vote of a majority of the votes cast at the CEI Meeting is required to approve the amendment of CEI's Articles of Incorporation to authorize the CEI $3.42 Series A Preferred Shares and to approve the issuance of CEI $3.42 Series A Preferred Shares and CEI Common Shares in the Merger.



     As of the CEI Record Date, directors and executive officers of CEI were the beneficial owners of approximately 421,460 CEI Common Shares or approximately 10.95% of the outstanding CEI Common Shares entitled to be voted at the CEI Meeting. All of the directors and executive officers of CEI have indicated that they intend to vote such shares in favor of the amendment of CEI's Articles of Incorporation to authorize the class of CEI $3.42 Series A Preferred Shares and in favor of the issuance of CEI $3.42 Series A Preferred Shares and CEI Common Shares in the Merger.

EFFECT OF ABSTENTIONS AND BROKER NONVOTES


        Holders of CEI Common Shares entitled to vote at the CEI Meeting may withhold authority to vote on the amendment of CEI's Articles of Incorporation to authorize the CEI $3.42 Series A Preferred Shares and the issuance of CEI $3.42 Series A Preferred Shares and CEI Common Shares in the Merger. Such abstentions will be considered as shares present and entitled to vote at the CEI Meeting for the purposes of determining the quorum but will not be counted as votes cast in the affirmative. Therefore, abstentions by holders of CEI Common Shares will have no effect on the approval of the amendment of CEI's Articles of Incorporation to authorize the CEI Preferred Shares or the issuance of CEI Preferred Shares and CEI Common Shares in the Merger.



     Brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers have authority under the rules of the NYSE to vote those shares with respect to certain matters if they do not receive instructions from a beneficial owner. Brokers will not have the authority to vote shares with respect to the approval of the amendment of CEI's Articles of Incorporation and the issuance of the CEI $3.42 Series A Preferred Shares and CEI Common Shares in the Merger. Assuming that sufficient shares are present at the CEI Meeting to constitute a quorum, a failure of brokers to vote shares because they have not received instruction from beneficial owners (a "Broker Nonvote") will have no effect on the approval of the amendment or the approval of the issuance of the CEI $3.42 Series A Preferred Shares and CEI Common Shares in the Merger, because such shares will not be votes cast at the CEI Meeting.


VOTING, REVOCATION AND SOLICITATION OF PROXIES

     All CEI Common Shares represented by properly executed proxies received in time for the CEI Meeting will be voted at the CEI Meeting in the manner specified by the holders thereof, unless such proxies have been revoked prior to the vote. Proxies which do not contain voting instructions will be voted for approval of the amendment of the Articles of Incorporation and for the issuance of the common and preferred shares.

     It is not expected that any matters other than those referred to herein will be brought before the CEI Meeting. If, however, other matters are properly presented, the persons named as proxyholders will vote in accordance with their judgment with respect to such matters. In the event that CEI management desires to adjourn the CEI Meeting in order to solicit additional votes in favor of the two proposals relating to the Merger, the persons named in the CEI proxy card shall not be permitted to use the discretionary authority granted by such proxy card to vote in favor of any such adjournment any CEI shares which were voted against such proposals.

     A shareholder who executes and returns a proxy on the enclosed form has the power to revoke it at any time before it is voted. The giving of a proxy does not affect the right of shareholders to attend the CEI Meeting and vote in person. A shareholder's presence at the CEI Meeting, however, will not in itself revoke the shareholder's proxy. A shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of CEI at or before the CEI Meeting, a duly executed revocation or a proxy bearing a later date.
Neither attendance at the CEI Meeting nor voting in person at the CEI Meeting will in itself constitute revocation of a proxy.

     CEI will bear the cost of soliciting proxies from its shareholders. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and CEI will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith. Proxies may also be solicited by directors, officers and employees of CEI. Such directors, officers and employees will not be specially compensated for such services, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith.

                                   THE MERGER

     The information contained in this Joint Proxy Statement/Prospectus regarding the Merger is not intended to be a complete description of all facts regarding the Merger and is qualified in all respects by reference to the Merger Agreement attached to this Joint Proxy Statement/Prospectus as Appendix A and incorporated herein by reference. Shareholders of BVT are urged to read carefully the Merger Agreement. For a summary description of the Merger, see "SUMMARY--The Merger."

BACKGROUND OF THE MERGER

     BVT


     BVT is an independent local exchange carrier ("LEC") founded in 1904 which provides local telephone service to Union and Northumberland Counties in central Pennsylvania. BVT is one of approximately 1,300 LECs (or "telcos") in the United States unaffiliated with the seven Regional Bell Operating Companies ("RBOCs"). As of December 31, 1995, BVT had 17,798 access lines, making BVT the fourth largest of the 23 independent telephone companies in Pennsylvania not affiliated with an RBOC or another national or regional telephone holding company.


     BVT Common Shares are not listed on the Nasdaq National Market, the Nasdaq Small-Cap Market or any stock exchange, and BVT is not subject to the reporting requirements of the Exchange Act. There is no market maker holding an inventory position in BVT Common Shares, and the trading market for BVT Common Shares is extremely thin.

     Historically, BVT, like other LECs, has operated as a regulated monopoly in its telephone franchise area. As such, it has been free of competition in offering local and network access telephone service to its franchise customers. BVT's primary regulators, the PaPUC and the FCC, permit BVT to earn a reasonable rate of return on its rate base. Despite its low basic service rates, BVT's lean management organization and comparatively densely populated franchise area have historically permitted BVT to achieve margins and profitability that compare favorably to its peer group of independent LECs.

     Industry Overview

     In recent years, the telecommunications industry has been experiencing rapid and fundamental changes. These changes have resulted from three long-term telecommunications industry trends: (i) rapid advancements in telecommunications technology; (ii) increasing demand for telecommunications services; and (iii) increased competition.

     Technological advancements in transmission capacity, including advancements in switching equipment, the development of digital systems, the development of fiber-optic cable, the advent of wireless technology such as cellular and PCS, and even the ability to enhance the capacity of basic twisted copper wire, have greatly increased the speed and delivery capability of the telecommunications infrastructure. Technological developments in equipment and systems, including the advent of mobile telephones, computers, network software technologies, FAX, and the Internet with its world-wide computer web, have all greatly increased the demand for telecommunications services. These changes are also blurring the divisions which formerly separated the computer, video, telephone, and cable television industries.

     The combination of advances in transmission and equipment technology will soon make possible the offering of a wide range of new, interactive broadband telecommunication services, including interactive video, which may further enhance the demand for telecommunications services. All of these changes create the opportunity for existing and new services to be delivered by a number of different service providers. These changes provide growth opportunities to LECs, so long as they have sufficient size and capital to make the necessary capital investments and so long as they can successfully operate in new markets that differ from traditional regulated telco operations.

     Deregulation and competition are a principal focus of the telecommunications industry both at the Federal and state levels. The LECs will be under pressure to give competitors access to their local loops and switching centers. This could divert revenue from the LECs. However, the LECs will still own their local loops and switches, and the time and cost of building competitive systems will be substantial. The LECs will have the right to charge competitive amounts for such access, and such charges should reflect the cost for their competitors to build competitive systems.

     Although the shape of future telecommunications industry regulation cannot be predicted, it is likely that the incremental progress of deregulation will continue to open new markets to service providers. As an example, in recent years, competitive access providers ("CAPs") and system bypass offered by long distance (interexchange or "IXC") carriers, have emerged to offer alternative access for the origination and termination of long distance calls based on the local loop. These alternative access providers represent a competitive inroad into a significant source of LEC revenue--network access charges.

     The combination of technological innovation, increased demand and competition is greatly altering the telecommunications industry. Without a doubt, the LECs will likely be faced with increasing challenges to their historical revenue base. LECs will also have a variety of investment options in a changing technological, competitive and regulatory environment. These investment options offer the opportunity to take advantage of the increasing demand for telecommunications services.


     BVT Strategic Options


     In response to the challenges and opportunities presented by these changing business and industry conditions, in February 1994, BVT engaged Snyder & Co. to perform a valuation of BVT and to study BVT's two main strategic options--a sale of the company (either for cash, securities or a combination) or remaining independent. In May 1994, Snyder & Co. reported its conclusions to the BVT Board.


     With respect to the strategic option of remaining independent, Snyder & Co. indicated that:

          . Margins and profitability of BVT's traditional LEC services will be under pressure due to increased competition from interexchange carriers, competitive access providers and wireless operators.
               In order to enhance shareholder value in the future, access line growth and revenue growth would have to more than offset any loss of income from lower margins and loss of business from new competitors.

          . Because of its rural location and widely dispersed revenue base, however, Snyder & Co. indicated that historical margins on BVT's traditional telco operations might continue for a longer period of time than for LECs which were closer to urban areas or which had a large number of sizeable business accounts attractive to system bypass competitors.

          . Shareholder value in the future could be eroded if competitive, technological and regulatory developments cause the equity markets and potential purchasers to revise downward the pricing benchmarks and formulas presently used to determine the value of local telco franchises.

          . Remaining independent in the current uncertain telecommunications environment would require BVT to more aggressively manage and invest in its business in order to exploit new revenue opportunities and minimize potential customer attrition in the future.

          . BVT has excess cash on hand, unused borrowing capacity and cash flow in excess of current capital expenditure requirements. BVT, therefore, has financial resources which it could use to respond to telecommunications industry trends by diversifying outside of its LEC franchise into businesses such as cable television and cellular communications or by adding new services within its franchise area such as PCS or video on demand.

          . BVT's management has limited experience outside of traditional LEC operations. Entry into new businesses and services would require the addition of new managers with strong backgrounds in marketing, business and diversified telecommunications.

          . Investments in new businesses and services would involve a higher degree of risk than BVT's traditional telephone company operations.

     With respect to the strategic option of selling the company, Snyder & Co. indicated that:

          . If BVT were sold, shareholders would forego any possible appreciation in BVT shares above the sale price.


          . A sale would limit the risks of the uncertain telecommunications environment, either by providing a BVT shareholder with cash or with more liquid securities of another telecommunications company that was larger and more diversified than BVT. These risks include (i) the potential impact on margins and profitability from competitive inroads into BVT's LEC franchise; (ii) the risks associated with BVT attempting to invest and successfully compete in new areas of business; and (iii) the possibility that cable providers rather than telcos will establish the broadband connection or "drop" to customers, thereby making cable the preferred means to develop the "information superhighway" and deliver the next generation of telecommunications services.


          . A sale would provide increased liquidity to shareholders and offer an opportunity for BVT shareholders to diversify outside of their current investment in telco operations.

          . Based upon analysis of other telephone industry acquisitions, Snyder & Co. believed that a number of telephone companies would be willing to make bids to acquire BVT. Snyder & Co. estimated that the most likely price range for such bids would be between $45 and $55 per BVT Common Share.

     In summary, Snyder & Co. concluded that both options were viable strategies. A sale of BVT, however, involved lower risk and fewer uncertainties than remaining independent.

     After considering the conclusions contained in Snyder & Co.'s report, the BVT Board decided to ascertain the purchase prices that potential purchasers would be willing to pay to acquire BVT. In October 1994, the BVT Board retained Snyder & Co. to act as BVT's financial adviser to assist in exploring a possible sale of BVT.

MERGER NEGOTIATIONS


     During November and December 1994, Snyder & Co. made contact with fourteen telephone holding companies regarding a potential sale of BVT. These companies, almost all of whom were publicly traded, included RBOCs, large national and regional holding companies, and smaller independent LECs located in Pennsylvania. Each potential acquiror was provided information on BVT's market and franchise area, customers, revenues, service rates, plant and equipment, management, employees, financial statements and operating and financial statistics. Eight of the fourteen potential acquirors made acquisition proposals.



     Virtually all of the negotiations between BVT and potential acquirors were conducted directly by Snyder & Co. and/or BVT's legal counsel. Throughout the pendency of the negotiations, Snyder & Co. and legal counsel briefed the entire BVT Board (or in some cases BVT's executive committee) on the progress of such negotiations.



     In December 1994, the BVT Board met to consider the acquisition proposals which had been made. Snyder & Co. and BVT's legal counsel were present at this meeting. At this meeting, Snyder & Co. reviewed with the BVT Board the specific details of the proposals which had been made, as well as general information on each of the potential acquirors. BVT's legal counsel discussed with the BVT Board their legal duties and obligations in considering whether or not the company should be sold, as well as the factors that the directors were entitled to consider in reviewing one or more acquisition proposals. These factors included the financial aspects of any proposal, the value and investment attributes of non-cash consideration offered, the tax impact of a proposal, the prospects for obtaining a higher offer, the feasibility of consummating a proposal, and the impact of a proposal on customers, employees and other non-shareholder constituencies. Although throughout the merger negotiations the BVT Board was principally concerned with the financial and tax aspects of the various proposals which were made, the BVT Board also gave consideration to the impact that various proposals would have on BVT's employees.


     The value (as estimated by Snyder & Co.) of the eight proposals ranged from a low of approximately $30 per BVT Common Share to a high of $58 (all in cash) per BVT Common Share. Four proposals were valued between $40 and $50 per share and two proposals were valued between $50 and $55 per share. The types of consideration offered in the proposals included cash, common stock, preferred stock, debt securities and combinations of the foregoing. The proposals which valued BVT most highly (as estimated by Snyder & Co.) came from CEI and C-TEC Corporation ("C-TEC").



     After a discussion of each of the proposals, the BVT Board authorized Snyder & Co. to inform each of the bidders that a $58 all-cash offer had been received and request that each bidder increase its offer to at least $60 per BVT share on a cash equivalent basis. The BVT Board did not determine at the December meeting whether or not the company should be sold.



     In late December 1994, Snyder & Co. again contacted each of the eight bidders. Four of the bidders submitted revised proposals. In some cases the amount of consideration to be paid was increased, while in other instances the type of the consideration to be paid was modified. Again, the proposals which valued BVT most highly came from C-TEC ($58 all-cash offer) and CEI (a cash and common stock transaction valued by Snyder & Co. at approximately $55). A vague and speculative proposal was also received from a ninth bidder at this point.



     In early January 1995, Snyder & Co. and BVT's legal counsel met with directors and executives of CEI and C-TEC to more specifically negotiate the terms of the two leading proposals for the acquisition of BVT. Snyder & Co. also contacted the three other bidders during this period to request increased or restructured proposals that would be competitive with the leading offers.



     The BVT Board was apprised of the progress of these activities at its January 18 meeting. The BVT Board instructed Snyder & Co. and legal counsel to continue its discussions and negotiations with C-TEC and CEI and to invite C-TEC and CEI to make presentations to the BVT Board at its next meeting, when the BVT Board intended to formally consider these proposals. Further discussions with the other three bidders were not pursued.



     At a February 8 special meeting, the BVT Board met with executives of CEI and C-TEC. Snyder & Co. and BVT's legal counsel were present at this meeting. C-TEC and CEI each made presentations to the BVT Board regarding their company, the terms of their proposal and the effect of such proposal on the employees of BVT. Although the BVT Board also considered the latest proposals from the three remaining bidders, discussion focused on the CEI and C-TEC proposals. After discussion of the proposals, the BVT Board voted to accept the proposal from CEI. The consideration to be paid in this proposal was, at the election of BVT shareholders, either approximately $59.50 in cash or shares of common stock having a value (as estimated by Snyder & Co.) of approximately $47.50, with at least 50% of the aggregate consideration being paid in the form of stock. CEI's proposal also included a two year employment guarantee for BVT employees. C-TEC proposed two transactions - (i) a fully taxable all-cash merger at $58, or (ii) at the election of BVT shareholders, either $58.00 in cash or shares of preferred stock having a value (as estimated by Snyder & Co.) of approximately $49.50, with at least 50% of the aggregate consideration being paid in the form of stock. Shortly after the February 8 meeting, however, C-TEC indicated that it was willing to improve its proposal. CEI was informed and no letter of intent was signed.



     The BVT Board next met on February 16. Snyder & Co. and BVT's legal counsel were present at this meeting. At this meeting, the BVT Board considered revised proposals from CEI and C-TEC. After discussion of the revised proposals, the BVT Board voted to accept a proposal from C-TEC. The consideration to be paid in the C-TEC proposal was, at the election of BVT shareholders, either $61 in cash or shares of convertible preferred stock having a value (as estimated by Snyder & Co.) of approximately $54.25, with at least 50% of the aggregate consideration paid in the form of stock. The C-TEC proposal also included a two year employment guarantee for BVT employees. C-TEC also offered a fully taxable all-cash merger at $61. The CEI proposal at the February 16 meeting was, at the election of BVT shareholders, either approximately $62.50 in cash or shares of common stock having a value (as estimated by Snyder & Co.) of approximately $47.50, with at least 50% of the aggregate consideration being paid in the form of stock. Although a letter of intent regarding C-TEC's proposal was executed by C-TEC and BVT, no press release was made because shortly after the conclusion of the February 16 meeting and the execution of the letter of intent, CEI indicated that it intended to make another revised proposal. C-TEC was informed of this development.


     The BVT Board next met on February 22. Snyder & Co. and BVT's legal counsel were present at this meeting. At this meeting, the BVT Board again considered proposals from each of the two bidders, each of which proposals had been revised since February 16. After discussion, the BVT Board voted to accept a proposal from C-TEC. The terms of the C-TEC proposal were similar to the transaction terms approved at the February 16 meeting, except that changes in the preferred stock redemption and conversion features raised the value (in Snyder & Co.'s estimate) of the proposed preferred stock offered by C-TEC to approximately $61. CEI's proposal consisted of, at the election of BVT shareholders, either approximately
62.50 in cash or shares of common stock having a value (as estimated by Snyder & Co.) of approximately $52.00, with at least 50% of the aggregate consideration being paid in the form of stock. CEI's proposal also included a three year
employment guarantee for BVT employees.   Another letter of intent was executed
and CEI was informed of the BVT Board's decision. C-TEC issued a press release regarding the proposed transaction on February 23, 1995.



     C-TEC thereafter commenced an extensive due diligence review of BVT. At the same time, counsel for BVT and C-TEC commenced preparation and negotiation of the definitive documentation for the proposed transaction. Due diligence and negotiation continued throughout March and April. The February 22 letter of intent with C-TEC expired and was terminated by BVT on April 7. Thereafter, BVT had discussions with CEI. C-TEC and BVT, however, re-commenced negotiations on or about April 18, 1995.



     On April 20, the BVT Board approved the terms of a proposed transaction with C-TEC. On May 10, 1995, C-TEC and BVT entered into a definitive merger agreement, whose terms were substantially identical to the merger proposals approved on February 22 and April 20.


     Thereafter, C-TEC and BVT prepared the various regulatory filings and took other actions necessary to complete the C-TEC transaction. A BVT proxy statement was mailed to BVT shareholders in September and a special shareholders meeting for the purpose of acting upon the C-TEC acquisition proposal was scheduled for October 28, 1995.


     CEI had a continuing interest in the acquisition of BVT, even though BVT had entered into the May 10, 1995 merger agreement with C-TEC. CEI renewed internal consideration of a BVT transaction in mid-September 1995, upon learning that there might be opposition among BVT shareholders to the proposed acquisition by C-TEC. In late September 1995, CEI determined to submit an additional proposal to BVT. By a FAX on September 28, 1995, CEI sent a working draft proposal to BVT. This draft anticipated CEI paying $63.00 per share in cash, preferred stock with a $63.00 per share par value or 2.4 shares of CEI Common Stock for each BVT Common Share, with all of the other terms being substantially the same as in the C-TEC transaction. After discussions with BVT and BVT's counsel, CEI determined to increase its offer to $65.00 per share cash and preferred stock with a $65.00 per share per value, as in the current transaction. CEI's counsel conveyed this offer to BVT's counsel by a letter dated October 6, 1995. C-TEC was informed of these developments. Legal counsel then prepared definitive documentation for the new CEI proposal, which in form was substantially similar to the documentation relating to the C-TEC transaction.


     On October 12, the CEI Board met to consider the terms of its acquisition proposal for BVT. CEI's legal counsel was present at this meeting. Prior to this meeting JSI delivered its written opinion that the consideration proposed to be paid by CEI in the transaction was fair, from a financial point of view, to the shareholders of CEI. See "THE MERGER--Opinion of CEI Financial Advisor." The CEI Board approved the terms of the proposed transaction and authorized CEI to enter into a definitive merger agreement with BVT.


     On October 16, the BVT Board met with its legal counsel and financial advisor to review the terms of CEI's new acquisition proposal. The business terms of CEI's proposal were quite similar to C-TEC's, except that (i) CEI offered $65 cash, as compared to $61 cash from C-TEC; (ii) the CEI $3.42 Series A Preferred Shares had a stated par value of $65 (as compared to $61 for the C-TEC preferred stock) and an annual dividend of $3.42 (as compared to $3.20 from C-TEC); (iii) the CEI $3.42 Series A Preferred Shares could not be called until four years after issue (compared to two years for the C-TEC preferred stock), but could not be "put" until two years after issue (compared to one year for the C-TEC preferred stock); (iv) CEI offered an option for BVT shareholders to receive common stock (the C-TEC transaction did not include a common stock feature); (v) the amount of CEI stock to be issued in the transaction was not limited so that any BVT shareholder who elected to receive CEI preferred or common stock would be assured of receiving the type of consideration requested (C-TEC limited its stock to approximately 50% of the total transaction consideration); and (vi) CEI's proposal included an employment guarantee for BVT employees of three years (instead of two years in the C-TEC transaction).


     At the October 16 meeting Snyder & Co. orally presented its opinion that the consideration to be received by shareholders in the Merger was fair, from a financial point of view, to the shareholders of BVT. See "THE MERGER--Opinion of BVT Financial Advisor." The BVT Board approved the terms of the proposed transaction and authorized BVT to enter into a definitive merger agreement with CEI. On October 18, 1995 BVT terminated its merger agreement with C-TEC; the Merger Agreement was thereafter executed and a press release was issued announcing that CEI and BVT had entered into the Merger Agreement. BVT subsequently paid C-TEC a break-up fee under the C-TEC merger agreement of $300,000.


BVT'S REASONS FOR THE MERGER; RECOMMENDATION OF THE BVT BOARD OF DIRECTORS

     The BVT Board believes that the Merger will benefit BVT, its shareholders and its employees for the reasons discussed below. The BVT Board believes that the proposed transaction with CEI offers BVT's shareholders very favorable value for their BVT shares, a substantial improvement in the dividend income and liquidity of their investment, and significant flexibility for BVT shareholders to select the tax and investment strategy that suits their individual situation.

     As structured, the Merger will enable some holders of BVT Common Shares to immediately receive cash for their shares. Other shareholders will be able to acquire preferred or common stock on a tax-free basis, with the preferred stock being convertible into the publicly-traded common stock of a larger, more diversified company that the BVT Board believes is better positioned to compete in a rapidly changing telecommunications industry. The BVT Board has concluded, in view of the foregoing and the factors set forth below, that the Merger is in the best interests of BVT and its shareholders and hereby recommends approval of the Merger by BVT's shareholders.

     In reaching its determinations and recommendations above, the BVT Board considered a number of factors, including, without limitation, the following material factors:

          . The BVT Board's belief that, based on its familiarity with BVT's business, financial condition, earnings and prospects, as well as the current conditions in the telecommunications industry, the terms of the Merger Agreement are attractive to BVT shareholders.


          . The BVT Board's consideration of the investment attributes of the CEI $3.42 Series A Preferred Shares. As positive factors, the BVT Board noted that (i) the $3.42 annual dividend on the CEI $3.42 Series A Preferred Shares represents a substantial increase over the current annual dividend rate for BVT Common Shares of $1.80, (ii) the ability of the holder to "put" the CEI $3.42 Series A Preferred Shares to CEI at $65 per share beginning two years after issuance would provide significant liquidity and downside protection to those BVT shareholders receiving Preferred Stock Merger Consideration, and (iii) the conversion feature of the CEI $3.42 Series A Preferred Shares would provide BVT shareholders an opportunity to participate in potential common stock appreciation of a telecommunications company which is larger and more diversified than BVT. As a negative factor, the BVT Board noted that CEI has the ability to "call" the CEI $3.42 Series A Preferred Shares beginning four years after issuance.



          . The BVT Board's consideration of the investment attributes of CEI Common Shares. The BVT Board noted that the Market Value (as defined in the Merger Agreement) at the time of closing of the CEI Common Shares to be received for each BVT Common Share would range from $58.80 to $72.00. The BVT Board also noted that the current $2.88 annual dividend rate on the 2.4 CEI Common Shares that would be received in exchange for each BVT Common Share was a substantial increase over the $1.80 current dividend rate on a BVT Common Share. The BVT Board noted that while trading in CEI Common Shares is thin, CEI Common Shares are listed on the Nasdaq Small Cap Market and are more actively traded than BVT Common Shares. As a negative factor, the BVT Board noted that the Merger could cause dilution to CEI's reported earnings per share for several years.


          . The opinion of Snyder & Co. that the consideration to be received by the shareholders of BVT in the Merger was fair to such shareholders from a financial point of view. The written opinion of Snyder & Co. is reproduced in full as

               Appendix B hereto and BVT's shareholders are urged to read the opinion carefully in its entirety. See "THE MERGER--Opinion of BVT Financial Advisor."

          . The BVT Board's extensive review of possible merger partners for BVT other than CEI, as well as the BVT Board's review of the acquisition prices proposed by other possible acquirors. Based upon Snyder & Co.'s efforts in soliciting offers from possible purchasers of BVT as described above, the BVT Board did not believe that it was likely that attractive offers from additional potential acquirors would materialize.

          . The BVT Board concluded that the terms of the Merger were financially superior to all other acquisition proposals that were submitted to BVT, including the proposed transaction with C-TEC.

          . The BVT Board considered the fact that, except for C-TEC as described above, the prices offered by the potential acquirors contacted by Snyder & Co. were significantly lower than the $65 per share price offered by CEI. The BVT Board also noted that the price offered by CEI exceeded the top of the $45-55 likely bid range estimated by Snyder & Co. in its May 1994 report.

          . Although it is difficult to determine a reliable market price for BVT Common Shares because they are so thinly traded, the BVT Board noted that the $65 per share price offered by CEI was a substantial premium over the $40 to $50 range at which BVT shares had traded during 1994.


          . The BVT Board's belief that the terms of the Merger Agreement provide a significant increase in the liquidity of the investment of BVT's shareholders. This increased liquidity results from (i) up to half of the merger consideration being in the form of cash;
               (ii) the CEI $3.42 Series A Preferred Shares being redeemable at the option of the holder beginning two years after issuance; and
               (iii) the CEI Common Shares issuable in the Merger or that would be received upon conversion of the CEI $3.42 Series A Preferred Shares being traded on the Nasdaq Small Cap Market.



          . The fact that the Merger was structured to qualify as a tax free exchange. The BVT Board noted that the holders of BVT Common Shares would be able to receive CEI $3.42 Series A Preferred Shares or CEI Common Shares in the Merger on a tax-advantaged basis, and that holders could subsequently convert CEI $3.42 Series A Preferred Shares into CEI Common Shares without incurring federal income tax liability.


          . The BVT Board's review of its strategic option of remaining independent. The BVT Board concluded that BVT would be at a competitive disadvantage as a small independent LEC attempting to enter new businesses to compete in a rapidly changing telecommunications industry. The BVT Board believes that an affiliation with CEI will give BVT access to increased financial, technological and managerial resources that will become increasingly important in a changing competitive, regulatory and technological environment.

          . The BVT Board considered the fact that if BVT remained independent for a period of time and was then sold at some point in the future, future developments in the presently uncertain telecommunications industry could result in a sale price below the $65 per share price offered by CEI.

          . The BVT Board considered CEI's willingness in the Merger Agreement to guarantee the continued employment and benefits of all BVT employees for three years following the Merger. The BVT Board noted that because BVT would become a stronger competitor, employment opportunities with BVT (or with other CEI affiliated companies) for many of BVT's current employees should continue to be available following the expiration of such three-year period.

     The BVT Board did not assign any specific or relative weights to the factors under its consideration.

     FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS OF BVT BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF BVT SHAREHOLDERS, HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE BVT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

OPINION OF BVT FINANCIAL ADVISOR

     BVT retained Snyder & Co. to act as its financial advisor in connection with a potential sale of BVT and to investigate the proposed consideration offered by CEI and provide an opinion as to the fairness, from a financial point of view, to the BVT shareholders of the consideration to be paid in the Merger. Snyder & Co. was selected to act as BVT's financial advisor based upon its qualifications, expertise and reputation. Snyder & Co., as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes.

     On October 16, 1995, Snyder & Co. delivered its oral opinion to the BVT Board that, based upon and subject to the considerations set forth therein, as of such date the consideration to be received by the shareholders of BVT pursuant to the Merger Agreement was fair from a financial point of view. This opinion (the "Snyder & Co. Opinion") was confirmed in writing and updated as of the date of this Joint Proxy Statement/Prospectus. The Snyder & Co. Opinion was based upon economic, market and other conditions in effect as of the date of the Snyder & Co. Opinion. No limitations were imposed by the BVT Board upon Snyder & Co. with respect to the investigations made or procedures followed by them in rendering the Snyder & Co. Opinion. The Snyder & Co. Opinion, which sets forth assumptions made, material reviewed, matters considered and limits on the review, is attached hereto as Appendix B to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

     The following is a summary of the Snyder & Co. Opinion which is attached hereto as Appendix B; however, BVT shareholders are urged to read the Snyder & Co. Opinion in its entirety. Snyder & Co. has consented to the inclusion of its opinion in this Joint Proxy Statement/Prospectus and has reviewed the following summary of its opinion.


     The consideration to be paid by CEI in the Merger was determined following extensive negotiations between CEI and BVT, and was approved by the BVT Board. Snyder & Co. advised BVT with respect to the potential form and amount of consideration that was proposed to be paid in the Merger and also advised BVT with respect to the relative merits, from a financial point of view, of the various proposals made by the potential acquirors of BVT. Snyder & Co., along with BVT's legal counsel, played the principal role in directly negotiating the terms of the Merger Agreement and the terms of the CEI $3.42 Series A Preferred Shares.



     In rendering the Snyder & Co. Opinion, Snyder & Co. (i) reviewed the Merger Agreement, (ii) reviewed the terms of the CEI $3.42 Series A Preferred Shares to be issued by CEI in the Merger, (iii) reviewed certain other documents related to the Merger, including this Joint Proxy Statement/Prospectus, (iv) reviewed certain publicly available financial information concerning CEI and BVT and certain other relevant financial and operating data of BVT made available from internal records of BVT (including interim financial data, market data, marketing information, rate filing information, plant and equipment schedules, personnel records, organization chart, management information, growth rates and wage schedules), (v) held discussions with BVT management concerning BVT's current and future business prospects, (vi) held discussions with CEI management concerning CEI's current and future business prospects, (vii) reviewed the reported price and trading activity available for BVT Common Shares and for the shares of CEI Common Stock which would be issuable upon conversion of the CEI $3.42 Series A Preferred Shares, (viii) compared certain financial and stock market information for CEI and BVT, respectively, with similar information for certain comparable companies whose securities are publicly traded, and (ix) compared the financial terms of the Merger Agreement with those of certain recent business combinations in the telecommunications industry which were deemed comparable in whole or in part.


     Snyder & Co. relied upon, without independent verification, the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of the Snyder & Co. Opinion. With respect to information relating to the prospects of CEI and BVT and the underlying assumptions, Snyder & Co. assumed that such information was reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of CEI and BVT, respectively, as to the likely future financial performance of CEI and BVT, and that such information provided a reasonable basis upon which Snyder & Co. could form its opinion. Snyder & Co. did not make independent evaluations or appraisals of the assets or liabilities of BVT or CEI, nor was it furnished with any such appraisals. For purposes of its opinion, Snyder & Co. assumed that the Merger would constitute a tax-free reorganization under Section 368 of the Internal Revenue Code.

     The summary set forth below does not purport to be a complete description of the analyses performed by Snyder & Co. in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors discussed below, Snyder & Co. believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the Snyder & Co. Opinion. No one of the analyses performed by Snyder & Co. was assigned a greater significance than any other. In performing its analyses, Snyder & Co. made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond BVT's or CEI's control. The analyses performed by Snyder & Co. are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. The following paragraphs summarize all material analyses performed by Snyder & Co.


     Selected Comparable Company Analysis.  In connection with the preparation
     ------------------------------------
of its May 1994 report to the BVT Board, using public information, Snyder & Co. compared selected historical financial, operating and stock market performance data of BVT to the corresponding data of seventeen publicly traded telephone companies - the seven RBOCs (Ameritech, Bell Atlantic, Bell South, NYNEX, Pacific Telesis, Southwestern Bell and US West) and ten large non-RBOC telephone holding companies (ALLTEL, C-TEC, Century Telephone, Cincinnati Bell, GTE, Lincoln Telecommunications, Pacific Telecom, Frontier (Rochester Telephone), Southern New England Telecom and Telephone & Data Systems). Snyder & Co. analyzed the following valuation multiples for each of the comparable companies: price to earnings (P/E) ratio; dividend yield; price to book value; aggregate value (market value of common stock plus net debt and preferred stock) to EBITDA (earnings before interest, taxes, depreciation and amortization); aggregate value to revenues; aggregate value to telephone access lines. In this analysis, Snyder & Co. gave greater weight to the aggregate value to EBITDA multiple since this approach, unlike the P/E ratio, adjusts to reflect the impact of cellular and cable operations, as well as the amount of leverage (if any), on financial performance.


     Because of the inherent differences between the operations of BVT and the selected comparable companies, Snyder & Co. believed that an appropriate use of comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics which would affect the public trading values of the selected companies and BVT. For example, Snyder & Co. noted that eight of the comparable companies derived less than 80% of revenues from telco operations, and that cable television and cellular operations tended to be valued differently from telco operations.

     Based upon its review of the comparable companies, after elimination of those companies for which data was not relevant, in its May 1994 report Snyder & Co. derived the following ranges for the most material valuation multiples:

                     COMPARABLE COMPANY VALUATION MULTIPLES
                     --------------------------------------

                                Low     High   Average    Median
                               ------  ------  -------  ----------
P/E Ratio....................    13.7    18.4     16.4   16.1/16.9
Price/Book Value.............     1.5     3.3      2.5     2.6/2.8
Aggregate Value/EBITDA
   1993 EBITDA...............     5.4     8.1      6.7         6.6
   Estimated 1994 EBITDA.....     4.6     7.4      5.8         5.6
Aggregate Value/Access Line..  $1,510  $2,395   $1,831      $1,810

   In comparing BVT with the comparable publicly-traded companies, Snyder & Co. concluded that a reasonable value range for a BVT Common Share (before applying a discount for the illiquidity of BVT Common Shares) was $45.00 to $47.50. After applying a discount for illiquidity, Snyder & Co. determined that the value range for a BVT Common Share was between $40.50 and $42.75. The table below sets forth the valuation multiples calculated by Snyder & Co. in its May 1994 report implied by a BVT stock price of $45.00 and $47.50, as well as the multiples implied by the $65 valuation implied by the terms of the Merger:



                               VALUATION MULTIPLES AT A BVT
                                    STOCK PRICE OF: (1)
                               ----------------------------
                                $45.00     $47.50    $65.00
                                ------     ------    ------

P/E Ratio....................     16.4       17.3      23.7
Price/Book Value.............      2.2        2.3       3.2
Aggregate Value/EBITDA
   1993 EBITDA...............      6.3        6.6       9.2
   Estimated 1994 EBITDA.....      6.2        6.6       9.1
Aggregate Value/Access Line..   $2,283     $2,417    $3,349



--------------------
(1) Valuation multiples in the table are based upon the historic BVT financial statements and BVT earnings estimates provided to Snyder & Co. in connection with its May 1994 report.



     Selected Comparable Transaction Analysis.  In connection with the
     ----------------------------------------
preparation of its May 1994 report to the BVT Board, using public information, Snyder & Co. analyzed the prices paid in 28 known acquisitions of telephone companies since the beginning of 1992. The transactions considered by Snyder at such time are listed below:



    Date
  Completed
(or Status at                                               Seller (if different
 May 1994)             Target                Acquirer           from Target)       Target Location
-------------  -----------------------  ------------------  ---------------------  ----------------
  12/92        SLT Communications       ALLTEL              Shareholders           Houston, TX
               (Sugarland Tel.)
  11/93        GTE Georgia              ALLTEL              GTE                    GA operations
   1/92        Chatham Tel.             Century             TDS                    Northern LA
   1/92        Ooltewah-Collegedale     Century             Fall Inc.              Chattanoga, TN
               Tel.
   4/92        Central Tel. of Ohio     Century             Centel Corp.           Cleveland, OH
                                                                                   suburbs
   4/93        San Marcos Tel.          Century                                    Austin, TX area
   Pending     Kingsley Tel.            Century                                    Northern MI
   An. 5/93    GTE (9 states)           Citizens Utilities  GTE                    ID, TN, UT, WV,
                                                                                   AZ, MT, NY, CA,
                                                                                   OR
  10/93        C-TEC                    Kiewit Sons         Shareholders           Eastern PA
               (Commonwealth Tel.)
   2/92        Bretton Woods Tel.       Lynch                                      NH
  11/93        J.B.N. Tel.              Lynch               GTE                    Northeast KS
   6/92        Shell Lake Tel.          Pacific Telecom                            Shell Lake, WI
   7/93        Casco Tel.               Pacific Telecom                            WI
   An. 8/93    Colorado LEC's           Pacific Telecom     US West                Rural CO
   An. 3/94    Oregon & Wash LEC's      Pacific Telecom     US West                Rural OR & WA
   8/92        Statesboro Tel.          Rochester           Shareholders           GA
   An. 5/92    Mid-American Tel.        TDS                 Universal Tel.         Svc. Area 9, OK
   An. 5/92    Wyandotte Tel.           TDS                 Century Tel.           OK
   1/92        Norway Tel.              TDS                                        Norway, SC
   1992        The Island Tel.          TDS                                        ME Islands
   1992        Strasburg Tel.           TDS                                        CO



   1992        Oakwood Tel.             TDS                                        CH
   An. 12/93   Arvig Telecom            TDS                                        MN, ND
   1993        Arizona Tel.             TDS                                        AZ
   1993        Winsted Tel.             TDS                                        MN
   1993        Vanlue Tel.              TDS                                        CH
   Pending     S & A Tel.                                   Rochster               KS
   Pending     Minot Tel.                                   Rochester              ND



No company or transaction was identical to BVT, CEI or the Merger.
Accordingly, an analysis of the results of this review is not mathematical. Indeed, it involves complex judgments concerning differences among the operations of the companies involved and other factors affecting the public trading prices of the companies which are being compared. The amount of information available with respect to these transactions varied widely. In addition, the acquisition pricing of many of these transactions was deemed by Snyder & Co. not to be relevant to the BVT transaction because of the size, geographical location or business operations of the acquired telephone company. Two telco acquisitions were deemed to be most relevant for Snyder & Co.'s analysis because the acquired companies were of a comparable size to BVT and there was sufficient information on the acquisition pricing, transaction structure and the acquired company's financial statements to analyze the comparative valuation multiples implied by these transactions. These transactions were the 1992 acquisition of Central Telephone of Ohio by Century Telephone and the 1992 acquisition of Statesboro Telephone in Georgia by Rochester Telephone.


     Based upon its analysis of these two transactions, Snyder & Co. derived the following ranges for the most material valuation multiples:

            CONTROL PREMIUM VALUATIONS
            --------------------------

                               Central  Statesboro
                               -------  ----------
Price/book value.............      4.1         4.1
Aggregate value/1991 EBITDA..      8.2        10.8
Aggregate value/access line..   $2,075      $2,688


         MINORITY INTEREST VALUATION RANGES
         ----------------------------------

                               Central  Statesboro
                               -------  ----------
Price/book value
   High......................      3.5         3.4
   Low.......................      3.1         3.0

Aggregate value/1991 EBITDA
   High......................      7.1         9.0
   Low.......................      6.4         8.3

Aggregate value/access line
   High......................   $1,797      $2,240
   Low.......................   $1,612      $1,991


     The values in the first table above reflect a control premium paid for acquiring controlling ownership of the acquired company. Because publicly traded stocks reflect minority rather than control ownership, the second table reflects high and low valuation multiples implied by these transactions discounted for a control premium of 20% and 35%. Snyder & Co. used the pricing multiples from the Central transaction to establish the low end of BVT's value range. Because BVT had less debt and higher profitability than Central, Snyder & Co. assigned BVT a 20% premium over Central's minority interest per access line valuation; this translated into a low minority interest per access line valuation for BVT of $2,050 per access line or $38.75 per BVT share before illiquidity discount. Snyder & Co. used the pricing multiples from the Statesboro transaction to establish the high end of BVT's value range. Based upon Statesboro's highly attractive telephone franchise and its level of profitability, Snyder & Co. assigned BVT a 10% discount over Statesboro's minority interest value/1991 EBITDA valuation; this translated into a high minority interest value/1991 EBITDA valuation for BVT of 8.1 or $57.25 per BVT share before illiquidity discount. After applying an illiquidity discount of 10%, Snyder & Co. concluded that the comparable transaction analysis implied a range of values per BVT Common Share of $35.00 to $51.50. Snyder & Co. noted that the $65 valuation implied by the Merger compared favorably with this value range. Snyder & Co. also noted that the $3,236 per access line valuation of BVT implied by the Merger exceeded the per access line valuations of both the Central and Statesboro transactions.


     Analysis of Other Acquisition Proposals.  In its May 1994 report, Snyder &
     ---------------------------------------
Co. advised BVT that it believed that a number of telecommunications companies would be interested in acquiring BVT and the likely price range would be between $45 and $55 per BVT Common Share based upon its analysis of other recent telco acquisitions and a comparative analysis of the publicly-traded securities of selected telecommunication companies. Further, it advised BVT that the best method to determine BVT's fair market value was to solicit in an organized manner a significant number of potential purchasers which Snyder & Co. believed would be interested in making an offer to acquire BVT. As described above, Snyder & Co. contacted a substantial number of telecommunications companies regarding a potential acquisition of BVT. Snyder & Co. concluded that CEI's proposal as reflected in the Merger Agreement was financially superior to all other acquisition proposals that were submitted to BVT. Snyder & Co. also noted that the prices offered by potential acquirors other than CEI and C-TEC were significantly lower than $65 per share.


     BVT Stock Trading Analysis.  Snyder & Co. analyzed the stock trading
     --------------------------
history of BVT Common Shares from the beginning of 1992 through the beginning of 1995. Snyder & Co. indicated that, because trading in BVT Common Shares is extremely thin, it is difficult to develop a meaningful valuation range based on such trading history. Snyder & Co., however, indicated that such trading history indicated a broad range per BVT Common Share of between $40 and $50 per share. Snyder & Co. noted that the $65 valuation implied by the Merger compared favorably with this value range. Snyder & Co. also indicated that the more recent trading prices may have reflected speculation regarding a potential sale of BVT.


     From the foregoing analyses, Snyder & Co. determined that the consideration to be received in the Merger was fair to the shareholders of BVT from a financial point of view. Snyder & Co. also determined that its conclusion as to the fairness of the merger consideration was supported by each of the valuation methods utilized.


     Pursuant to the terms of an engagement letter dated October 6, 1994, BVT has agreed to pay Snyder & Co. a retainer of $5,000 per month for acting as financial advisor in connection with the Merger (including rendering its opinions). In addition, BVT has agreed to pay Snyder & Co. an aggregate fee (including retainer amounts already paid) of approximately $690,000 to be paid at and contingent upon the consummation of the Merger. To date, BVT has paid Snyder & Co. approximately $97,000. Whether or not the Merger is consummated, BVT also has agreed to indemnify Snyder & Co. and certain related persons against certain liabilities relating to or arising out of its engagement.


     SNYDER & CO.'S OPINION IS DIRECTED ONLY TO THE CONSIDERATION TO BE PAID IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY BVT SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE BVT MEETING.

CEI'S REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS


     The CEI Board believes that the Merger will benefit CEI, its shareholders and employees and will also benefit the BVT shareholders who take CEI Common Shares and CEI $3.42 Series A Preferred Shares in the Merger. CEI's strategic long range plan includes growth through acquisitions and participation in the expansion of the communications industry and the developing technologies available thereto. The CEI Board believes that the Merger offers CEI the opportunity to make a strategic acquisition that, by increasing the access lines of CEI and BVT to an amount in excess of 67,000 lines, will greatly increase the capacity of CEI to compete in a competitive market and consequently increase the value of the CEI shares. CEI plans to operate BVT following the Merger as a stand-alone subsidiary operating in the BVT franchise area. The CEI Board has concluded, in view of the foregoing and the factors set forth below, that the Merger is in the best interests of CEI and its shareholders and hereby recommends that the CEI shareholders approve the authorization of the CEI $3.42 Series A Preferred Shares and the issuance of CEI Common Shares and CEI $3.42 Series A Preferred Shares in the Merger. In reaching its determinations and recommendations above, the CEI Board considered a number of factors, including, without limitation, the following material factors:

     . The CEI Board's belief, based on its familiarity with the business of CEI and BVT, and the combined financial conditions, earnings and prospects of the two companies, as well as the current conditions in the telecommunications industry, that the terms of the Merger Agreement are attractive to CEI shareholders.

     . The CEI Board's belief that the increase in access lines to an amount in excess of 67,000 will enable CEI and BVT in combination better to take advantage of many of the opportunities currently available in the telecommunications industry, such as becoming a PCS provider, provision of Internet access, providing access to ISDN and broadband service to their subscribers, and eventually providing video, while at the same time achieving cost savings due to economies of scale.

     . The CEI Board's belief that BVT's physical plant is well maintained and highly compatible with CEI's, and that the combining of the two companies will be more efficient operationally.

     .    The CEI Board's confidence in, and respect for, the     talented
          employees of BVT who will be able to make a major contribution to CEI's future growth and economic well-being.


     . As negative factors, CEI considered the near term dilutive effect of the acquisition on its earnings, and that the acquisition would substantially increase CEI's debt to equity ratio. However, the CEI Board concluded that the increased debt would not adversely impact its operations and its debt to equity ratio would remain within industry norms.

     . The CEI Board also considered as a negative factor the issuance of preferred stock with a preferred position to the existing CEI Common Shares. Upon deliberation, the CEI Board determined that the issuance of preferred stock with the terms of the CEI $3.42 Series A Preferred Shares is fair to existing CEI common shareholders.


     . The opinion of JSI Financial Services that as of the date of such opinion (October 12, 1995), the consideration to be paid pursuant to the Merger was fair, from a financial point of view, to the shareholders of CEI. The written opinion of JSI Financial Services is reproduced in full as Appendix C hereto, and CEI's shareholders are urged to read the opinion carefully in its entirety. See "THE MERGER --Opinion of CEI Financial Advisor."

The CEI Board did not assign any specific or relative weights to the factors under its consideration.


     FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS OF CEI BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF CEI SHAREHOLDERS; HAS ENTERED INTO THE MERGER AGREEMENT; HAS APPROVED THE AMENDMENT OF CEI'S ARTICLES OF INCORPORATION TO AUTHORIZE THE CEI $3.42 SERIES A PREFERRED SHARES; HAS APPROVED THE ISSUANCE OF CEI COMMON SHARES AND CEI $3.42 SERIES A PREFERRED SHARES TO THE BVT SHAREHOLDERS IN THE MERGER; AND RECOMMENDS THAT THE CEI SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AUTHORIZATION OF THE CEI $3.42 SERIES A PREFERRED SHARES AND "FOR" THE ISSUANCE OF CEI COMMON SHARES AND CEI $3.42 SERIES A PREFERRED SHARES TO BVT SHAREHOLDERS IN THE MERGER.


OPINION OF CEI FINANCIAL ADVISOR


     CEI retained JSI Financial Services ("JSI") to act as its financial advisor in connection with a potential purchase of BVT, to consider the proposed consideration offered by CEI (the "Consideration") and to provide an opinion as to the fairness, from a financial point of view, to the CEI shareholders of the Consideration to be paid in the Merger. JSI was selected to act as CEI's financial advisor based upon its qualifications, expertise and reputation as an advisor to firms engaged in the telecommunications industry.


     JSI provides business and financial intermediation, valuation, strategic and business planning, and syndication services to clients in the telecommunications, broadcasting and cable industries. JSI has performed valuations of telecommunications concerns for a variety of purposes, including mergers and acquisitions, divestitures, gift and estate taxes, employee stock ownership plans, financial restructurings, and other objectives.

     On October 12, 1995, JSI delivered its opinion to CEI that, based upon and subject to the considerations set forth therein, as of such date the Consideration to be paid to the shareholders of BVT by CEI pursuant to the Merger Agreement was fair, from a financial point of view, to the shareholders of CEI. This opinion (the "JSI' Opinion"), was updated as of the date of this Joint Proxy Statement/Prospectus. The JSI' Opinion was based upon economic, market and other conditions in effect as of the date thereof. No limitations were imposed by the CEI Board upon JSI with respect to the investigations made or procedures followed by them in rendering the JSI' Opinion. The JSI' Opinion, which sets forth assumptions made, material reviewed, matters considered and limits on the review, is attached hereto as Appendix C to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. JSI has consented to the inclusion of its opinion in this Joint Proxy Statement/Prospectus and has reviewed the following summary of its opinion.



     JSI acted as advisors to CEI during the entire bidding process with BVT commencing in December 1994. In rendering its opinion, JSI, among other things, considered (i) the nature and economic outlook of the telecommunications industry and in particular the local exchange industry; (ii) the financial and operating history of CEI and BVT; (iii) CEI's and BVT's earnings and cash flow for the last three years and their outlook for future earnings and cash flow;
(iv) CEI's historical and projected dividend paying capacity; (v) past transactions in CEI Common Shares; and (vi) prices at which telephone properties and other communication's properties have been bought or sold in recent transactions within the industry.



     In rendering the opinion, JSI reviewed specific documents, relied upon information and performed procedures as follows: (i) reviewed CEI's and BVT's audited financial statements for the periods December 31, 1992 through December 31, 1994; (ii) reviewed interim financial statements of BVT and CEI for the period ending June 30, 1995; (iii) reviewed Securities and Exchange Commission Forms 10-K filed by CEI for the fiscal years ending December 31, 1990 through December 31, 1994; (iv) reviewed BVT's Proxy Statement/Prospectus prepared in anticipation of a merger by and between BVT and C-TEC; (v) reviewed the history of CEI's stock transfer prices for the period June 1, 1994 through October 12, 1995; (vi) reviewed the Merger Agreement; (vii) reviewed the terms of the CEI $3.42 Series A Preferred Stock; (viii) had discussions with CEI management about the Merger and current and future business prospects for both CEI and BVT; (ix) compared the financial terms of the Merger Agreement with those of certain recent transactions within the local exchange industry which JSI deemed comparable in whole or in part; and (x) performed such other analysis and considered such other factors as it deemed appropriate.



     In rendering their opinion, JSI relied, without independent verification, on the accuracy, completeness, and fairness of all financial and other information that was publicly available or furnished to it by CEI, BVT and/or their advisors.



     Nature and Economic Outlook Of The Telecommunications Industry.  In
     --------------------------------------------------------------
rendering their opinion, JSI considered the nature and economic outlook of the telecommunications industry. It pointed out that since the divestiture of the telecommunications industry in 1984, LECs have experienced significant revenue growth due, in large part, to the imposition of a federal access charge structure and cost recovery system which provides for the regulated returns of the LECs. This, in addition to advances in technologies and services (such as efficient digital switching, distribution over fiber optic cable, enhanced regulated and unregulated service offerings due to advanced switching), subscriber growth due to increasing population, access line growth due to increasing demands from subscribers (many homes have more than one phone line), and decreasing operating cost structures due to technological and system advances, as well as efficiencies due to economies of scale, have enhanced the profitability of telecommunications properties.



     JSI stated that it believed that the outlook for continued growth and expansion of the LECs appeared favorable for a number of reasons. First, subscribership will continue to grow as the telecommunications needs of end users expand. The widespread use of the internet, data communications, wireless services, and broadband services will expand the use of the telecommunications network. Second, as technology improves and new services continue to be brought to market, the provider of those services will continue to grow. The direct link that the LEC has to the end user well positions that entity to be the primary future provider of telecommunications services. Third, as competition becomes a reality in the LEC market, there is room for the LECs to grow. Most independent LECs serve rural areas which have low subscriber densities which translates into high cost of service. Throughout the years, LECs have spent significant amounts of money to build a communications network to serve such areas. Due to the high cost to serve these markets and the large number of residential subscribers (low volume users) these areas traditionally have not been attractive to competitors. Conversely, many LEC properties adjoin larger population centers which are served by larger communications providers. These urban areas have greater subscriber density, a higher percentage of business customers, and traditionally a lower quality of service. As the regulatory environment moves to a more competitive nature, the ability for rural LECs to expand into these more urban markets is increased. The rural LECs currently have a switching network (usually with digital capacity), the existing operational infrastructure, a distribution network (which is increasingly fiber optic), and the management know-how to successfully compete in these areas.



     JSI reported that it considered the current nature and economic outlook of the telecommunications industry, as well as the nature and economic outlook of the BVT service area, when arriving at its opinion regarding the overall fairness of the Merger Agreement. It focused considerable attention on the competitive threats presented both by emerging competitive technologies, such as PCS, and threats posed by federal and state legislative initiatives to deregulate the local telephone business. It acknowledged the competitive threat technological and regulatory developments pose to the independent LEC's traditional monopoly, but posited that such developments will only enhance, in the long-run, the inherent value of communications properties, provided such properties are properly managed and strategically positioned for the future. It stated its belief that a continually increasing customer base and positioning as a full-service communications provider are core strategies for the communications provider of tomorrow and reported that CEI's management has articulated a strategy consistent with this belief, including growth, both within the telephone industry, as well as into other businesses, such as cable and PCS, through acquisition and internal growth. JSI perceives CEI's management to be well positioned to seize the opportunities of the future communications business. Accordingly, it concluded that the current nature and economic outlook of the telecommunications industry reflected favorably upon the BVT acquisition.



     CEI's and BVT's Earnings and Cash Flow Analysis.  Based on JSI' review of
     -----------------------------------------------
the financial and operating history of CEI and BVT, discussions with CEI's management, and JSI' cumulative knowledge of the financial and operating structure of independent telephone companies, JSI developed 10-year pro-forma financial forecasts (the "JSI Projections") with varying assumptions concerning acquisition capitalization. The JSI Projections were based on estimates of future revenue and expense items including local service, tolls and access, and other revenues, plant specific costs, plant non-specific costs, depreciation, customer operation expenses, corporate operation expenses, and other tax expenses.



     The focus of the JSI Projections where threefold. First, they were used to determine the "value" of future projected cash flows using traditional discounted cash flow techniques. Discounted values were compared to the Consideration to determine its overall reasonableness. Second, the JSI Projections were used to determine the debt service and dividend service capacities of BVT, as well as the combined entity, under various capitalization alternatives. Testing was performed to determine whether, based on estimated operating levels, BVT and/or the combined entity could satisfy the additional debt service and dividend service requirements associated with the Merger. Third, the JSI Projections were used to corroborate projections prepared by CEI's management (the "Management Projections") concerning the future impact of the Merger on CEI's earnings per share and ability to maintain existing dividend levels.



     JSI' review of the Management Projections, as well as the JSI Projections, reflected favorably on the Merger. They indicated an ability to satisfy debt service and dividend requirements throughout the projection periods.



     CEI's Historical and Projected Dividend-Paying Capacity.  CEI's management
     -------------------------------------------------------
asked JSI to evaluate the dilutive effect of the Merger and whether it would impair CEI's ability to maintain dividend payments at current levels. JSI reviewed the Management Projections, as well as the JSI Projections, to determine the projected impact on CEI's earnings per share and the Merger's impact on CEI's ability to maintain pre-Merger dividend levels. The conclusions indicated, that, although some dilution in earnings per share was projected in the earlier years, sufficient earnings were forecast to maintain current dividend levels.



     JSI reviewed the initial dilutive impact of the Merger and the possible impact on CEI's stock price with CEI's management. In forming its opinion on the fairness of the transaction to the CEI common shareholders, JSI placed greater weight and emphasis on the long-term opportunities the Merger presented in terms of increased organizational mass, combined operating efficiencies, and other operating synergies than on its projected short-term dilutive impact.



     Review of Past Stock Transactions; Analysis of Estimated Private Market
     -----------------------------------------------------------------------
Value.  JSI reviewed the historical price performance for shares of CEI for the
-----
period June 1994 through July 1995 to decipher trends concerning its recent price appreciation or depreciation and to gain an understanding of values inherent in the common stock or convertible preferred stock options of the Consideration.

JSI also inquired of representatives of the brokerage industry concerning recent trading prices of BVT Common Shares. Trading in BVT shares was found to be sporadic and thin, but recent transactions were reported at a price of $48 per share.



     JSI reviewed the historical price performance of BVT's shares in order to examine the relationship between established market prices and the $65 per share value implied by the Merger Agreement. The $65 per share value implied by the Merger Agreement represents a 35% premium over BVT's approximate trading range. Considerable empirical evidence supports control premiums approximating 30%.
JSI made an analysis, based on numbers prepared by Gabelli & Co., which reflects the difference between the estimated "Private Market Value" of a share of common stock of various publicly traded telephone companies and their market value as of August 3, 1994. JSI concluded that the analysis shows a ratio of Private Market Value to market price (roughly the same as the ratio of control value to market price) ranging between 55% and 350%, with an average ratio of 159% (or roughly a 59% control premium).



                                                      PMV as a
                                            Private  Percentage
                             Market Price   Market    of Market
         Company            August 3, 1994   Value      Price
--------------------------  --------------  -------  ------------
BVT                                $ 48.00     $ 59          123%
CFW Communications                   25.50       14           55%
Chilcothe Telephone                 240.00      842          350%
CT Communications                   202.00      576          285%
CEI                                  26.50       40          151%
Denver & Ephrata                     66.00       60           91%
Ellensburg Telephone                 51.00       92          180%
Hector Communications                 7.00       12          171%
Hickory Tech. Corp.                  33.63       30           89%
Mid Plains Telephone                 35.00       44          126%
North Pittsburgh Systems             34.50       36          104%
Pioneer                              34.50      105          304%
Rhinelander                          24.00       26          108%
Roseville Telephone                  34.00       40          116%
Shenandoah Telecomm.                 39.00       47          121%
Warwick Valley Telephone             53.00       55          104%
Woodbury Telephone                   26.75       60          224%



     JSI considered the above information concerning CEI's and BVT's performance and available information concerning typical control premiums and the relationship between the Private Market Value of selected telephone company stocks and their public market values in concluding as to the fairness of the Merger to the CEI common shareholders. JSI concluded that the circumstances and factors attendant the Merger compare favorably to empirical evidence cited and support the overall fairness of the Merger.



     Analysis of Comparable Sales.  JSI routinely gathers information on
     ----------------------------
transactions within the local exchange industry in order to monitor trends concerning pricing and for use as a database of comparable transactions to assist clients in their valuation needs.



     JSI gathers information concerning specific telephone transactions from several sources. It routinely represents clients in efforts to acquire telephone properties. In such cases it utilizes information provided by offering documentation and any additional data gathered during the course of preliminary investigatory or due diligence procedures. It also draws upon industry contacts and relationships to estimate, enhance or confirm comparable sales data. Finally, industry trade publications and newsletters are reviewed to enhance the information contained in the database.



     No two telephone company transactions are exactly alike. In addition to the probable difference in the number of customers (or "access lines") being sold, differences exist in the operating performance and characteristics of the property, the condition of its physical plant, the growth characteristics and demographics of its service area, and the talents and capabilities of its management. For these reasons it is not possible to directly compare one telephone company transaction to another telephone company transaction. It is, however, possible to compare key financial indices or multiples. JSI believes that the most relevant financial multiples useful in the telephone industry are: (1) total transaction price per access line, and (2) total transaction price stated as a multiple of cash flow. Both of these multiples, and their approximate ranges, are well accepted within the telephone industry as well as the associated financial community.



     JSI considered the following table which summarizes price per access line and multiple of cash flow (or "EBITDA") for telephone property transactions between the fourth quarter of 1990 and the third quarter of 1995.



                                    Price Per   Multiple
 Date            Company           Access Line  of EBITDA
------  -------------------------  -----------  ---------

3Q95    Lake Livingston                $2,498       10.6
3Q95    St. Joe Properties              2,885        9.5
1Q95    Deposit Telephone               3,254        8.0
3Q94    GTE Maine                       2,127        6.6
4Q93    GTE North Dakota                2,736        7.1
4Q93    Arvig Telecom                   2,539        8.6
3Q93    Crandon Telephone               3,270        6.9
3Q93    Minot                           2,694        8.0
2Q93    Kingsley Telephone              2,534        9.2
2Q93    GTE/Citizens                    2,200        7.5
1Q93    GTE/Ailtel                      2,316        6.1
4Q92    Camden Telephone                4,675       11.3
3Q92    San Marcos Telephone            2,444        9.2
2Q92    Sugar Land Telephone            3,775       10.1
1Q92    Statesboro Telephone            3,004        9.6
1Q92    Brenton Woods Telephone         6,200        7.8
4Q91    Chatham Telephone Co.           2,041        8.3
4Q91    Centel Ohio                     2,093       10.0
3Q91    Anchorage Telephone             3,376       14.5
3Q91    Valley Telephone                9,871        8.2
3Q91    Cuba City                       2,045        8.2
3Q91    Ottewah-Collegedale Tel.        2,788       12.5
3Q91    Champaign Telephone             2,115        4.6
2Q91    Haviland Telephone              3,194       10.5
2Q91    Narnay Telephone Co.            4,973       25.3
2Q91    Virginia Hot Springs Tel.       4,706       11.2
1Q91    Missouri Telephone Co.          3,155       11.1
1Q91    Danube Telephone Co.            7,653       40.3
4Q91    Centel Minnesota/Iowa           2,277        9.0
4Q90    Mid-Plains Telephone            2,504       10.2



     The $65 per share value implied by the Merger results in a per access line value of $3,146 and a value of 9.3 times BVT's cash flow. JSI compared financial multiples implied by the Merger Agreement to financial multiples observed in industry transactions detailed above for reasonableness and concluded that the financial multiples implied by the Merger Agreement were reasonable and consistent with recent industry transactions.



     Additional Analysis and Other Factors Considered.  JSI performed other
     ------------------------------------------------
analyses and considered such other factors as it deemed necessary in coming to an opinion on the overall fairness of the Merger to the CEI common shareholders. The material procedures and factors were:



     1. The potential for CEI to enhance the profitability of the BVT properties beyond enhancements reflected in the Management Projections as well as the JSI Projections. JSI believed that the convergence of deregulation of telephone operations at the state and federal level combined with operational synergies realized through the consolidation of BVT's and CEI's operations would result in cost efficiencies beyond what is reflected in the Management or JSI Projections.

     2. JSI considered the relationship between the inherent values of assets and liabilities contributed by BVT and CEI to the combined entity and the relative value of Consideration to be received by BVT shareholders, as well as the range of possible voting control and common stock ownership to be owned by the former BVT shareholders after the consummation of the Merger.



     3. JSI believed the inherent value of BVT includes some value associated with its potential to acquire Bucknell University as a client.



     4. JSI believed that BVT's existing local rate structure, which has not been increased since 1982, is low and that opportunities exist to seek an increase in BVT's local rates thereby enhancing operating performance and inherent value.



     5. BVT is not overly reliant on any one customer. Accordingly, minimal risk exists that BVT's revenue and customer base will be materially or adversely impacted by competing access providers entering BVT's area.



     6. BVT's operating cost structure is low relative to industry averages. JSI believed that this impacts positively on the overall value assessment of BVT's properties as little management of financial resources will be necessary to conform the BVT's properties to CEI's operating expectations.



     7. JSI believed that BVT's management team is capable and able to assist CEI in consolidations issues, as well as post-acquisition operational issues. It believed that the existence in place of BVT's management team is an overall positive influence on the overall value conclusion of BVT.



     In arriving at its Opinion, JSI considered the factors outlined above as well as other factors salient to the transaction. This summary does not purport to be a complete description of the analysis performed by JSI pursuant to its engagement. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances.



     In considering the analysis performed and other relevant factors, JSI generally placed greater emphasis on qualitative analysis specific to CEI and/or BVT than on general industry analysis. Accordingly, more weight was afforded conclusions reached from pro-forma projections and specific qualitative analyses than on comparison to industry comparable sales information and general industry analyses. JSI felt that comparable sales analysis represents a useful tool to determine overall reasonableness but such methods do not adequately consider all of the dynamic attributes attendant to a specific transaction such as capital structure, market economic and demographic attributes, and management capabilities.



     Based on the foregoing analysis, JSI rendered the opinion that, as of the date of this Joint Proxy Statement/Prospectus, the Consideration to be paid pursuant to the Merger is fair, from a financial point of view, to the shareholders of CEI.


TERMS OF THE MERGER

     Effect of the Merger

     Pursuant to the Merger Agreement, BVT will be merged with and into Merger Sub, with Merger Sub as the surviving entity (sometimes referred to as the "Surviving Corporation") and a wholly owned subsidiary of CEI, and the separate corporate existence of Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will remain outstanding and unchanged after the Merger, and will thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation. The articles of incorporation and bylaws of Merger Sub in effect immediately prior to the Merger will remain in effect as the articles of incorporation and bylaws of the Surviving Corporation, except that Article I of the articles of incorporation will be amended to read as follows: "The name of the corporation is Buffalo Valley Telephone Company." The directors and officers of Merger Sub immediately prior to the Merger will remain in office as the directors and officers of the Surviving Corporation.

     Merger Consideration


     In connection with the Merger, each BVT Common Share outstanding as of the Effective Time, other than BVT Common Shares held by persons who have perfected dissenters' rights and BVT Common Shares held directly or indirectly by CEI which are not held in a fiduciary capacity or in satisfaction of a debt previously contracted, will be converted into and become a right to receive either (i) cash in the amount of $65 (the "Cash Merger Consideration"), (ii) one CEI Series A Preferred Share (the "Preferred Stock Merger Consideration"), or
(iii) 2.4 CEI Common Shares so long as the Market Value (defined below) of a CEI Common Share is between $24.50 and $30.00, subject to certain adjustments described below (the "Common Stock Merger Consideration"; the Cash Merger Consideration, the Preferred Stock Merger Consideration and the Common Stock Merger Consideration, as applicable, the "Per Share Merger Consideration"). For a description of the terms of the CEI $3.42 Series A Preferred Shares and the CEI Common Shares, see "DESCRIPTION OF CAPITAL STOCK OF CEI."


     Adjustments to the Common Stock Exchange Ratio

     The Common Stock Exchange Ratio is fixed at 2.4 CEI Common Shares for each BVT Common Share so long as the Market Value (defined below) of a CEI Common Share is between $24.50 and $30.00. BVT shareholders electing Common Stock Merger Consideration bear the risk and obtain the benefit of changes in the Market Value of CEI Common Shares within such range.

     In the event that the Market Value of a CEI Common Share is less than $24.50 but not less than $22.50, the Common Stock Merger Consideration shall consist of that number of CEI Common Shares having a Market Value equal to $58.80, but in no event more than 2.61333 CEI Common Shares (the "Maximum Common Stock Exchange Ratio"). In the event that the Market Value of a CEI Common Share is more than $30.00 but not more than $32.70, the Common Stock Merger Consideration shall consist of that number of CEI Common Shares having a Market Value equal to $72.00, but in no event less than 2.20183 CEI Common Shares (the "Minimum Common Stock Exchange Ratio").

     The Merger Agreement may be terminated by BVT if the Market Value of CEI Common Shares at the time of closing is less than $22.50 (at which price the Common Stock Merger Consideration would have a Market Value of $58.80); BVT will not have a right to terminate the Merger Agreement in such event, however, if CEI exercises its option to increase the exchange ratio from 2.61333 to that number determined by dividing $58.80 by the Market Value at the time of closing. For example, if the Market Value at closing for a CEI Common Share was $20.00, CEI could prevent BVT from terminating the Merger Agreement by increasing the exchange ratio to 2.94. The Merger Agreement may be terminated by CEI if the Market Value of CEI Common Shares at the time of closing is more than $32.70 (at which price the Common Stock Merger Consideration would have a Market Value of $72.00); CEI will not have a right to terminate the Merger Agreement in such event, however, if BVT exercises its option to decrease the exchange ratio from
2.20183 to that number determined by dividing $72.00 by the Market Value at the time of closing.

     As defined in the Merger Agreement, the "Market Value" of a CEI Common Share as of the effective date of the Merger means the average of the bid and ask price on NASDAQ of a CEI Common Share, as quoted by the four principal market makers for CEI Common Shares, over the last ten trading days immediately preceding the fourth business day prior to the effective date of the Merger.

     Cash Percentage

     Shareholders of BVT will be entitled to elect to receive the Cash Merger Consideration, the Preferred Stock Merger Consideration, or the Common Stock Merger Consideration with respect to shares held by them. BVT Shareholders requesting Preferred Stock Merger Consideration or Common Stock Merger Consideration will receive the type of consideration requested. BVT shareholders making no election will receive Common Stock Merger Consideration.

     Elections by BVT shareholders to receive Cash Merger Consideration will be subject to allocation procedures such that the number of BVT Common Shares which will be converted into Cash Merger Consideration will not exceed a specified percentage of all outstanding BVT Common Shares (the "Cash Percentage"). The Cash Percentage, as determined by CEI, will be 50% or, if lower, the maximum percentage that would permit the Merger to qualify as a tax-free exchange for
federal income tax purposes.   To the extent that cash elections are not be
satisfied, BVT shareholders will receive Preferred Stock Merger Consideration. See "THE MERGER--Election, Allocation and Exchange Procedures."

     Closing; Effective Time

     The Merger Agreement provides that the Closing of the Merger will occur on a mutually agreeable date no later than the fifth business day after satisfaction or waiver of certain conditions set forth in the Merger Agreement (the "Closing Date"). See "THE MERGER--Terms of the Merger--Conditions to the Merger." On the Closing Date, or as soon thereafter as practicable, the parties will execute and file in the office of the Corporation Bureau of the Commonwealth of Pennsylvania appropriate articles of merger (the "Articles of Merger") in accordance with the provisions of the PBCL. The Merger will become effective (the "Effective Time") upon the filing of the Articles of Merger, or the effective date specified therein, whichever is later.

     Representations and Warranties


     BVT, CEI and Merger Sub have made certain customary representations and warranties as set forth in the Merger Agreement. The representations and warranties relate to, among other things, proper organization, powers and qualifications of each corporation; subsidiaries; authorized capital stock; authorization of the Merger Agreement; absence of conflict with other agreements; the consents and approvals that will be required for the consummation of the Merger; compliance with law; adequacy of financial statements; brokerage and other fees; absence of false or misleading statements in the information supplied in connection with the Merger; and absence of false or misleading statements in financial and other documents. BVT has made additional representations involving the absence of certain adverse changes or events, litigation or liabilities other than those previously disclosed; contracts; labor relations; employee benefit plans; title to assets; compliance with applicable laws; insurance; dividends and stock purchases; franchises, licenses or permits; patents and trademarks; conduct of its business in the ordinary course; tax free reorganization matters; and receipt of a fairness opinion with respect to the Merger. CEI and Merger Sub have made additional representations as to the valid issuance of the CEI $3.42 Series A Preferred Shares and the CEI Common Shares in the Merger; filing of all tax and other returns and reports; the delivery of, and absence of false information in, reports filed with the Commission; and access to funds necessary to pay the Cash Merger Consideration.


     Conduct of Business Pending the Merger

     BVT has agreed that (except as expressly contemplated or permitted by the Merger Agreement or to the extent that CEI otherwise consents in writing), between the date of the Merger Agreement and the Effective Time (a) it will conduct its business in the ordinary course, consistent with past practice; (b) it will conduct its business so as to cause the representations and warranties made in the Merger Agreement to be true at the Closing Date; (c) it will use its reasonable best efforts to maintain services of its employees and goodwill with suppliers, customers and other third parties with whom it does business; (d) it will not change its capital structure and will not issue or sell any capital stock, options or other rights to acquire any capital stock, or any securities convertible into capital stock; (e) it will not declare, set aside or pay any dividends or repurchase capital stock, except for the payment of regular quarterly dividends on its outstanding common stock; (f) it will not amend its charter document or bylaws; (g) it will not enter into or amend any employment contracts or employee benefit plan, materially increase contributions to employee benefit plans, or, except in the ordinary course consistent with past practice, increase compensation; (h) it will not incur or guarantee any debt, except in the ordinary course consistent with past practice; (i) it will not sell or dispose of any assets except for sales of inventory in the ordinary course of business consistent with past practice; (j) it will not change in any material respect its accounting or tax practices, policies or principles; (k) it will not cancel or waive any debts or claims having a value of $50,000 in the aggregate; (l) it will pay all taxes as they become due, file all federal, state, local and foreign tax returns within the time and in the manner prescribed by law, and collect or withhold all taxes required to be collected or withheld from employees, independent consultants or other third parties; (m) it will not file any amended tax return or enter into a settlement or any audit or other tax dispute with the IRS or any other taxing authority; (n) it will not materially change its existing pricing structure, fees and charges structure, marketing and promotional plans and policies; and (o) it will not enter into, or modify, any existing lease or contract, except in the ordinary course consistent with past practice.

     Certain Covenants

     Pursuant to the Merger Agreement, each of BVT and CEI has agreed, from the date of the Merger Agreement to the Effective Time, (a) to promptly inform the other party in writing if any information set forth in the schedules called for in the Merger Agreement is not accurate or complete in all material respects; (b) that BVT will give CEI reasonable access to its personnel, properties, books, contracts, documents and records; (c) to obtain all consents, approvals and authorizations required by the Merger Agreement; (d) to use reasonable best efforts to satisfy all conditions of the Merger Agreement; and
(e) to refrain from making, issuing or releasing any public announcements concerning the Merger without making a good faith effort to inform the other party.

     Pursuant to the terms of the Merger Agreement, BVT has agreed (a) to call and hold a meeting of its shareholders for the purpose of voting on the Merger Agreement; (b) prior to the Closing Date, to deliver to CEI letters regarding affiliates for purposes of Rule 145 under the Securities Act; and (c) to provide CEI with all proxy materials which BVT intends to use in connection with the Merger.


      Pursuant to the terms of the Merger Agreement, CEI has also agreed (a) to file the Registration Statement with the SEC to register the CEI $3.42 Series A Preferred Shares and the CEI Common Shares to be issued in the Merger, and use its reasonable best efforts to cause the Registration Statement to become effective; (b) to file all applicable state securities applications and use its reasonable best efforts to qualify the CEI $3.42 Series A Preferred Shares and the CEI Common Shares to be issued in such states; (c) to file an application with the Nasdaq Small Cap Market to list the CEI Common Shares issuable in connection with the Merger and upon conversion of CEI $3.42 Series A Preferred Shares issued in the Merger, and to use its reasonable best efforts to obtain approval of such application upon official notice of issuance; and (d) to prepare, file with the SEC, and mail to its shareholders as soon as possible, a proxy statement including a proposal to amend the CEI Articles to authorize sufficient shares of CEI preferred stock to permit the issuance of the CEI $3.42 Series A Preferred Shares in the Merger.


     Continued Employment of BVT Employees

     In the Merger Agreement, CEI has agreed to continue for a period of three years following the Effective Time the employment and current salary of all persons employed by BVT as of the Effective Time. Such persons may only be terminated during such period for reasonable cause or if an employee reaches normal retirement age. During this three-year period, CEI has also agreed to cause to remain in effect all current BVT employee benefit plans or to provide benefits to such employees that are no less favorable, taken as a whole, than the benefits provided to comparable employees of CEI. To the extent eligibility for participation or entitlement to benefits under any benefit plan is determined by reference to periods of service, CEI has agreed that the calculation of such periods of service will include periods of service with BVT. The Merger Agreement permits CEI, in lieu of providing continued salary and benefits, to offer BVT employees severance compensation. No BVT employee, however, may be required to accept any such offer. CEI has also agreed to cause BVT's pension plan to be amended, if permitted by applicable law, to eliminate the benefit reduction which currently applies in the case of retirement after age 62 and before age 65.

     Indemnification of BVT Directors and Officers

     In the Merger Agreement, CEI has agreed to indemnify and advance expenses to the directors and officers of BVT to the fullest extent permitted by applicable law for a period of six years following the Effective Time in connection with actions or omissions occurring on or prior to the Effective Time. CEI's obligations regarding such indemnification will be limited to a maximum expenditure of $5,000,000 (including any amounts actually paid under insurance policies maintained by CEI in accordance with the Merger Agreement). CEI has also agreed to use all reasonable efforts to provide director and officer liability insurance coverage for BVT's officers and directors for a period of six years following the Effective Time, subject to a maximum aggregate expenditure for such insurance of $80,000.

     No Solicitation; Pursuit of Other Transactions

     In the Merger Agreement, BVT has agreed that, except as described below, it will not, nor will it authorize any of its officers, directors, employees, affiliates, investment bankers or other representatives or agents to, directly or indirectly, solicit, encourage (including by way of furnishing non-public information), initiate discussions or negotiations relating to or take any other action to facilitate, any inquiries or the making of any proposal for an "Acquisition Transaction," which is defined in the Merger Agreement to mean the occurrence of any of the following events: (i) BVT is acquired by merger or otherwise by any person or group, other than CEI, Merger Sub or any of their respective affiliates (a "Third Party"); (ii) a Third Party acquires more than 30% in value of the assets of BVT; (iii) a Third Party acquires more than 30% of the outstanding BVT Common Shares; (iv) BVT adopts and implements a plan of liquidation relating to, or extraordinary dividend equal to, more than 30% in value of the assets of BVT; or (v) BVT enters into a preliminary or definitive agreement with a Third Party relating to any of the transactions referred to in clauses (i) through (iv) above. BVT has agreed promptly to notify CEI orally and in writing of any inquiries or proposals regarding an Acquisition Transaction.

     BVT, however, is permitted to disclose information to, and to engage in discussions and negotiations concerning an Acquisition Transaction with, a person who makes a bona fide offer to engage in an Acquisition Transaction for consideration and on terms which are more favorable to the BVT shareholders than the terms of the Merger, and who can reasonably be expected to consummate the Acquisition Transaction on the terms that have been proposed, and which disclosure, discussions and negotiations shall be required by reason of the fiduciary obligations of the directors of BVT.

     In addition, BVT is permitted, subject to its obligations to pay CEI a termination fee, to terminate the Merger Agreement and accept an offer for an Acquisition Transaction which the BVT Board concludes is more favorable to the BVT shareholders than the Merger.

     Conditions to the Merger


     The obligations of BVT, CEI and Merger Sub to consummate the Merger are subject to, among other things, the satisfaction of the following conditions:
(a) the performance by BVT, CEI and Merger Sub of their respective obligations under the Merger Agreement and the accuracy of their respective representations and warranties contained therein (the representations and warranties made by BVT need only be accurate as of November 30, 1995); (b) approval of the Merger Agreement and the transactions contemplated thereby by the shareholders of BVT;
(c) approval of the amendment to CEI's Articles by the shareholders of CEI as required by the Merger Agreement; (d) the absence of any injunctions which would prevent the consummation of the transactions contemplated by the Merger Agreement; (e) the absence of any action, suit or proceeding against BVT or CEI brought by the Antitrust Division of the Department of Justice (the "Antitrust Division") or the Federal Trade Commission (the "FTC") challenging the Merger under federal antitrust laws; (f) the filing of all documents required to be filed under the Pennsylvania Public Utility Code (the "PPUC") and the receipt of the approval of the Merger by the PaPUC; (g) the listing on the NASDAQ Small Cap Market of the shares of CEI Common Stock issuable in connection with the Merger and upon conversion of the CEI $3.42 Series A Preferred Shares issued pursuant to the Merger; and (h) the effectiveness of the Registration Statement and the absence of stop orders suspending the effectiveness.


          The obligations of CEI and Merger Sub to consummate the Merger are further subject to: (a) the receipt by CEI of letters from BVT's affiliates for purposes of Rule 145 under the Securities Act; (b) the exercise of dissenters' rights by no more than 10% of the outstanding BVT Common Shares; (c) the receipt of a ruling from the Internal Revenue Service ("IRS") or an opinion from Morgan, Lewis & Bockius LLP, special tax counsel to BVT, as to certain tax matters; (d) the receipt by CEI of an opinion dated the Closing Date from Morgan, Lewis & Bockius LLP, special counsel to BVT, in form and substance reasonably satisfactory to CEI and its counsel; and (e) the receipt by CEI of the written resignations of those BVT directors and officers designated by CEI.

     The obligations of BVT to consummate the Merger is subject to the receipt by BVT of the written opinion of Snyder & Co. that the consideration to be received in the Merger by BVT's shareholders is fair from a financial point of view and to such opinion not being withdrawn following the mailing of this Joint Proxy Statement/Prospectus. The obligations of CEI to consummate the Merger is subject to the receipt by CEI of the written opinion of JSI Financial Services that the consideration to be paid by CEI in the Merger is fair to CEI's shareholders from a financial point of view and to such opinion not being withdrawn following the mailing of this Joint Proxy Statement/Prospectus.

     Waiver; Amendment

     Prior to the Effective Time, any provision of the Merger Agreement may be:
(a) waived by the party benefitted by the provision, by board of directors or authorized officer action, if in the judgment of such board or such officer such waiver would not have a material adverse effect on the benefits intended to its shareholders; or (b) amended or modified at any time by an agreement in writing duly authorized and executed by each of the parties, except that after approval of the Merger Agreement by the shareholders of BVT or CEI, no amendment which by law requires approval by the shareholders of BVT or CEI may be made without such shareholder approval.

     Termination

     The Merger Agreement provides that, notwithstanding approval by the shareholders of BVT, the Merger Agreement may be terminated and the transactions contemplated in the Merger Agreement abandoned at any time prior to the Closing
Date: (a) by mutual consent of CEI and BVT, or (b) by either BVT or CEI in the event (i) of a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement, or (ii) if the Effective Time shall not have occurred on or by June 30, 1996, unless the failure to do so is due to the breach of the Merger Agreement by the party seeking to terminate or the parties agree to extend the Effective Time beyond such date.


     The Merger Agreement may be terminated by BVT if the Market Value of CEI Common Shares at the time of closing is less than $22.50 (at which price the Common Stock Merger Consideration would have a Market Value of $58.80); BVT will not have a right to terminate the Merger Agreement in such event, however, if CEI exercises its option to increase the exchange ratio from 2.61333 to that number determined by dividing $58.80 by the Market Value at the time of closing. If BVT's termination right becomes applicable because the Market Value of a CEI Common Share is less than $22.50 and CEI has not increased the Maximum Common Stock Exchange Ratio so that the Common Stock Merger Consideration has a Market Value of at least $58.80, the BVT Board will consider all relevant facts and circumstances that exist at such time, (including, without limitation, advice of its financial advisor and legal counsel) in determining whether to consummate the Merger without the resolicitation of the BVT shareholders. BVT SHAREHOLDER APPROVAL OF THE MERGER AGREEMENT AT THE BVT MEETING WILL CONFER UPON THE BVT BOARD THE POWER, CONSISTENT WITH ITS FIDUCIARY DUTIES, TO CONSUMMATE THE MERGER IN THE EVENT THAT THE MARKET VALUE OF THE COMMON STOCK MERGER CONSIDERATION IS LESS THAN $58.80 PER BVT COMMON SHARE.



     The Merger Agreement may be terminated by CEI if the Market Value of CEI Common Shares at the time of closing is more than $32.70 (at which price the Common Stock Merger Consideration would have a Market Value of $72.00); CEI will not have a right to terminate the Merger Agreement in such event, however, if BVT exercises its option to decrease the exchange ratio from 2.20183 to that number determined by dividing $72.00 by the Market Value at the time of closing. If CEI's termination right becomes applicable because the Market Value of a CEI Common Share is more than $32.70 and BVT has not decreased the Minimum Common Stock Exchange Ratio so that the Common Stock Merger Consideration has a Market Value of no more than $72.00, the CEI Board will consider all relevant facts and circumstances that exist at such time (including, without limitation, advice of its financial advisor and legal counsel) in determining whether to consummate the Merger without the resolicitation of the CEI shareholders. CEI SHAREHOLDER APPROVAL OF THE PROPOSALS TO AMEND CEI'S ARTICLES AND TO APPROVE ISSUANCE OF CEI COMMON SHARES AND $3.42 SERIES A PREFERRED SHARES PURSUANT TO THE MERGER AGREEMENT AT THE CEI MEETING WILL CONFER UPON THE CEI BOARD THE POWER, CONSISTENT WITH ITS FIDUCIARY DUTIES, TO CONSUMMATE THE MERGER IN THE EVENT THAT THE MARKET VALUE OF THE COMMON STOCK MERGER CONSIDERATION IS MORE THAN $72.00 PER BVT COMMON SHARE. SEE "THE MERGER--TERMS OF THE MERGER--TERMINATION."


     BVT may terminate the Merger Agreement, subject to its obligations to pay the termination fee described below, in order to accept an offer for an Acquisition Transaction which the BVT Board concludes is more favorable to the BVT shareholders than the Merger.

     BVT may also terminate the Merger Agreement in certain circumstances following a failure by CEI's shareholders to approve the Merger-related
proposals at the CEI Meeting.  See   "THE MERGER--Terms of the Merger--Cash
Option."

     Fees and Expenses

     Except as set forth below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs. If the Merger is consummated, costs incurred by BVT will ultimately be reflected in CEI's consolidated financial position.

     In the event that BVT terminates the Merger Agreement in order to enter into an Acquisition Transaction, BVT shall pay to CEI, within one business day following the termination date, a termination fee in the amount of $585,000.

     In the following four circumstances, CEI has agreed to pay BVT a break-up fee in the amount of $2,000,000: (i) the Merger Agreement is terminated by BVT because the Market Value of a share of CEI

Common Share at the time of closing is less than $22.50 and CEI has not exercised its option to increase the Common Stock Exchange Ratio so that the Common Stock Merger Consideration has a Market Value of at least $58.80; (ii) the Merger Agreement is terminated by BVT or CEI because CEI is unable to consummate its financing for the cash portion of the merger consideration; (iii) the required approval from CEI's shareholders has not been obtained, BVT elects to pursue the Merger as an all cash transaction, and the Merger Agreement is terminated because the Merger is not consummated by the later of June 30, 1996 or the 60th day following BVT's notice of its intention to pursue an all cash transaction; or (iv) BVT terminates the Merger Agreement due to a breach thereof by CEI.

     In addition, CEI has agreed to reimburse BVT for the $300,000 break-up fee paid by BVT upon the termination of its prior merger agreement with C-TEC Corporation in the event that the Merger Agreement is terminated (a) by CEI because the Merger has not been consummated by June 30, 1996, or (b) by BVT because (i) of a CEI breach, (ii) the Merger has not been consummated by June 30, 1996 (or, if later, the 60th day following BVT's notice of its intention to pursue an all cash transaction), (iii) the Market Value of a share of CEI Common Share at the time of closing is less than $22.50 and CEI has not exercised its option to increase the Common Stock Exchange Ratio so that the Common Stock Merger Consideration has a Market Value of at least $58.80, or (iv) because the required CEI shareholder approval has not been obtained.

     Cash Option


     The Merger is conditioned upon the shareholders of CEI approving an amendment to CEI's Articles authorizing a new class of preferred stock and approving the issuance of the CEI $3.42 Series A Preferred Shares and CEI Common Shares in the Merger. These matters will be considered at the CEI Meeting. If such approvals are not obtained, BVT would have the option to terminate the Merger Agreement or to proceed with the Merger with the Per Share Merger Consideration being solely $65 in cash for each BVT Common Share. If BVT elects the all-cash option, the Merger Agreement may be terminated by BVT if the Effective Time shall not have occurred by the later of June 30, 1996 or the 60th day following BVT's election to proceed with the all cash transaction.


ELECTION, ALLOCATION AND EXCHANGE PROCEDURES

     Shareholder Elections; Allocation Rules


     All persons who are record shareholders of BVT as of the Effective Time of the Merger will have the opportunity to specify the whole number of BVT Common Shares owned by each such holder as to which such holder desires to receive (i) the Cash Merger Consideration (a "Cash Election"), (ii) the Stock Merger Consideration (a "Preferred Stock Election") and (iii) the Common Stock Merger Consideration (a "Common Stock Election"). Holders will be permitted to make one type of election with respect to a portion of their shares and to make other types of elections with respect to the remaining portion of their shares.
Within five business days after the Effective Time, BVT and CEI shall prepare and mail to each person who is a record holder of BVT Common Shares as of the Effective Time of the Merger (other than holders who perfect dissenters' rights) a form (the "Election Form") to provide such holders with the opportunity to make their elections. The Election Form shall specify the date by which all such elections must be made (the "Election Deadline"), which date shall be determined by BVT and CEI but shall be not earlier than the 20 calendar days following the Effective Time. The failure by the holder of a BVT Common Share to indicate a preference or to make an effective Cash Election or Stock Election will, for purposes of the Merger Agreement, be deemed a "Non-Election."


     BVT shareholders making valid Preferred Stock Elections will receive Preferred Stock Merger Consideration. BVT shareholders making valid Common Stock Elections or making Non-Elections shall receive Common Stock Merger Consideration.


     Elections by BVT shareholders to receive Cash Merger Consideration will be subject to allocation procedures such that the number of BVT Common Shares which will be converted into Cash Merger Consideration will not exceed a specified percentage of all outstanding BVT Common Shares (the "Cash Percentage"). The Cash Percentage, as determined by CEI, will be 50% or, if lower, the maximum percentage that would permit the Merger to qualify as a tax-free exchange for federal income tax purposes. For the Merger to be considered a tax-free exchange for federal income tax purposes, at least 50% of the overall value paid
                                                                      -----
in the transaction must be in the form of securities of CEI. Therefore, in order to determine the Cash Percentage, CEI would consider the value and amount of the Common Stock Merger

Consideration and Preferred Stock Merger Consideration that would be paid in the transaction based upon the number of stock elections and Non-Elections made before the election Deadline. This aggregate value would be compared to the cash value of all Cash Elections made prior to the Election Deadline. Cash Elections would then be ratably converted into Preferred Stock Elections until the Cash Elections represented less than 50% of the overall consideration value. CEI anticipates that (i) the Market Value of a CEI Common share, as determined in accordance with the Merger Agreement would be used in calculating the value of the aggregate Common Stock Merger Consideration, and (ii) the value of a CEI Series A Preferred Share used in calculating the value of the aggregate Preferred Stock Merger Consideration would be determined by CEI in consultation with its financial advisor.


     To the extent that cash elections are not satisfied, BVT shareholders will receive Preferred Stock Merger Consideration. Because Cash Elections will be subject to various allocation and pro ration provisions, the extent to which such elections will be accommodated will depend upon the number of other holders of BVT Common Shares who make Cash Elections, as well as the exact Cash Percentage specified by CEI. Accordingly, BVT shareholders should not vote in favor of the Merger unless they are willing to receive at least a portion of their consideration in the form of stock.

     After the Election Deadline, CEI will determine the number of BVT Common Shares for which there has been made an effective Cash Election ("Cash Election Shares"), Preferred Stock Election ("Preferred Stock Election Shares"), Common Stock Election ("Common Stock Election Shares") or Non-Election ("Non-Election Shares"). CEI will then determine the Cash Percentage, which will be 50% or, if lower, the maximum percentage that will permit the Merger to qualify as a tax-free exchange for federal income tax purposes.

     If the number of Cash Election Shares plus the number of shares for which dissenters' rights are being exercised ("Dissenters' Shares") is less than or equal to the Cash Percentage, BVT shareholders making valid Cash Elections will receive Cash Merger Consideration. If the number of Cash Election Shares and Dissenters' Shares exceeds the Cash Percentage, to the extent necessary a pro rata portion of each holder's Cash Election Shares shall receive Preferred Stock Merger Consideration.


     No fractional CEI $3.42 Series A Preferred Shares or CEI Common Shares will be issued. Holders of BVT Common Shares who would otherwise be entitled to receive a fractional share of CEI preferred or common stock instead will receive a cash payment determined by multiplying the fractional interest to which such holder would otherwise be entitled by $65 or the Market Value of a CEI Common Share, as appropriate.


     Due to the foregoing procedures, Cash Elections by shareholders will be subject to adjustment regardless of the percentage of cash and stock elected by such shareholder, and the precise consideration to be issued will not be known until after the Effective Date of the Merger.


     Because of the timing of the shareholder election procedures, CEI anticipates that payment of merger consideration will not occur until approximately 45 days after the Effective Date of the Merger.


     Election and Exchange Procedures

     Holders of BVT Common Shares will be required to make their election by mailing a duly completed Election Form to CEI, as the exchange agent ("Exchange Agent"). To be effective, an Election Form must be properly completed, signed and submitted to the Exchange Agent accompanied by certificates representing the BVT Common Shares as to which the election is being made (or by an appropriate guaranty of delivery by a commercial bank or trust company in the United States or a member of a registered national security exchange or the National Association of Security Dealers, Inc.), or by evidence that such certificates have been lost, stolen or destroyed accompanied by such security or indemnity as shall be reasonably requested by CEI. An Election Form and accompanying share certificates must be received by the Exchange Agent by the close of business on the Election Deadline. An election may be changed or revoked but only by written notice received by the Exchange Agent prior to the Election Deadline including, in the case of a change, a properly completed revised Election Form. Any share certificate which was submitted in connection with an election shall be returned to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such certificates.

     CEI will have the discretion to determine whether the Election Forms have been properly completed, signed and submitted or changed or revoked and to disregard immaterial defects in Election Forms. The decision of CEI in such matters shall be conclusive and binding. CEI will not be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by the allocation procedures described above.


     A holder of BVT Common Shares who does not submit an effective Election Form to the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election. If CEI shall determine that any purported Cash Election, Preferred Stock Election or Common Stock Election was not effectively made, such purported Cash Election, Preferred Stock Election or Common Stock Election shall be deemed to be of no force and effect and the shareholder making such purported election shall, for purposes of the Merger Agreement, be deemed to have made a Non-Election.


     The Election Form will constitute a supplement to this Joint Proxy Statement/Prospectus and will contain updated financial information about CEI and will also disclose the Market Value of a CEI Common Share and the amount of Common Stock Merger Consideration both as finally determined in accordance with the Merger Agreement. The Election Form will also include an undertaking to provide each BVT shareholder, upon request, with a copy of this Joint Proxy Statement/Prospectus.


     BVT SHAREHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES FOR BVT COMMON SHARES TO CEI, BVT OR THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED ELECTION FORMS. BVT SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

REGULATORY CONSIDERATIONS


     Pursuant to the requirements of the PaPUC, CEI filed an application with the PaPUC for approval of the Merger on January 5, 1996. It is anticipated that the PaPUC will approve this application within 90 days from the date of filing. However, in the event that there is a protest filed, the approval process may take an additional 90 days.


INTEREST OF CERTAIN PERSONS IN THE MERGER

     Certain directors and officers of BVT have interests in the Merger that are in addition to their interests as shareholders of BVT generally. These include CEI's agreement to indemnify and provide insurance to the directors and officers of BVT following the Merger and CEI's agreement to continue the employment of BVT's employees for three years following the Merger. See "THE MERGER--Terms of the Merger--Indemnification of BVT Directors and Officers" and "THE MERGER-- Terms of the Merger--Continued Employment of BVT Employees."

ACCOUNTING TREATMENT

     The Merger will be treated as a purchase of BVT by CEI for accounting and financial reporting purposes. Under the purchase method of accounting, the regulated assets and liabilities of BVT will be recorded on the consolidated books of CEI at their book values at the Effective Time. The excess of the value of the consideration paid by CEI over the book value of the assets and liabilities acquired will be treated as goodwill and will be amortized over a period of 40 years.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the anticipated material federal income tax consequences of the Merger. Each shareholder's individual circumstances may affect the tax consequences of the Merger to that shareholder. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. Consequently, each BVT shareholder is advised to consult his own tax advisor as to the specific tax consequences of the Merger.

     It is intended that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, for federal income tax purposes: (i) BVT and CEI will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by BVT or CEI by reason of the Merger; (iii) the gain, if any, realized by a holder of BVT Common Shares upon receipt of CEI $3.42 Series A Preferred Shares, CEI Common Shares and/or cash in exchange for BVT Common Shares pursuant to the Merger will not be recognized in excess of the amount of cash received, and no loss will be recognized by those holders of BVT Common Shares who exchange their BVT Common Shares solely for CEI $3.42 Series A Preferred Shares and/or CEI Common Shares;
(iv) the basis of the CEI $3.42 Series A Preferred Shares and/or CEI Common Shares to be received by the BVT shareholders will generally be, in each instance, the same as the basis of the BVT Common Shares surrendered in exchange therefor (but reduced to the extent any cash received exceeds the amount of gain recognized); and (v) the holding period of the CEI $3.42 Series A Preferred Shares and/or CEI Common Shares to be received by the shareholders of BVT will include the period during which the BVT Common Shares surrendered in exchange therefor were held, provided that the BVT Common Shares surrendered were held as a capital asset on the date of the exchange pursuant to the Merger.


     The obligations of the parties to consummate the Merger is conditioned upon receipt of an opinion of Morgan, Lewis & Bockius LLP, special tax counsel to BVT, substantially to the effect that the federal income tax consequences of the Merger are as summarized above. Such an opinion of Morgan, Lewis & Bockius LLP is attached to this Joint Proxy Statement/Prospectus as Appendix E.


     Assuming that the Merger satisfies all of the requirements of a reorganization within the meaning of Section 368(a) of the Code, the Merger will have the following tax consequences to a BVT shareholder who held BVT Common Shares as a capital asset and will hold any CEI $3.42 Series A Preferred Shares and/or CEI Common Shares received in exchange therefor as a capital asset. Federal income tax consequences to a BVT shareholder will depend on whether the shareholder exchanges BVT Common Shares for CEI $3.42 Series A Preferred Shares, CEI Common Shares, cash or a combination thereof. If a BVT shareholder exchanges BVT Common Shares for cash, the federal income tax consequences to that shareholder will also depend on whether certain related shareholders receive CEI $3.42 Series A Preferred Shares, CEI Common Shares or cash.


     Only CEI Shares Received


     No gain or loss will be recognized by a BVT shareholder who receives only CEI $3.42 Series A Preferred Shares and/or CEI Common Shares in exchange for BVT Common Shares. The tax basis of CEI $3.42 Series A Preferred Shares and/or CEI Common Shares received by a shareholder who exchanges all of his BVT Common Shares for CEI $3.42 Series A Preferred Shares and CEI Common Shares will be equal to the tax basis of the BVT Common Shares exchanged therefor, and the holding periods of the CEI $3.42 Series A Preferred Shares and/or CEI Common Shares received by the shareholder will include the holding periods for the BVT Common Shares.


     Cash and CEI Shares Received


     A BVT shareholder who receives both CEI $3.42 Series A Preferred Shares or CEI Common Shares and cash may recognize a gain, but not in excess of the cash received. Whether a gain will be recognized for federal income tax purposes will depend on whether the fair market value of the consideration (including CEI $3.42 Series A Preferred Shares and CEI Common Shares) received by the BVT shareholder exceeds the shareholder's tax basis in the BVT Common Shares exchanged for that consideration. Any such gain will be treated as a capital gain unless the receipt of the cash is treated as having the effect of a dividend. If the receipt of cash is treated as having the effect of a dividend, only the portion of the recognized gain that is not in excess of a ratable share of the undistributed accumulated earnings and profits of BVT is taxable as a dividend.



     The cash received by a BVT shareholder will not be treated as a dividend if the requirements of Section 302 of the Code are satisfied, determined in conjunction with the application of Section 318 of the Code summarized herein (relating to constructive ownership of stock). In order to determine whether those requirements are satisfied, a shareholder would be treated as receiving CEI $3.42 Series A Preferred Shares or CEI Common Shares in the Merger (instead of the cash actually received) and then receiving cash from CEI in a hypothetical redemption of those shares. That hypothetical redemption will satisfy the requirements under Section 302 if it (i) is "not essentially equivalent to a dividend" within the meaning of Section 302(b)(1) of the Code or
(ii) has the effect of a "substantially disproportionate" redemption of CEI $3.42 Series A Preferred Shares or CEI Common Shares within the meaning of
Section 302(b)(2) of the Code. Whether the cash received by a BVT shareholder in hypothetical redemption of CEI $3.42 Series A Preferred Shares or CEI Common Shares is essentially equivalent to a dividend depends on the individual facts and circumstances of each shareholder. However, to qualify for treatment as a gain rather than a dividend, the hypothetical redemption must result in a meaningful reduction of a BVT shareholder's proportionate interest in CEI. The hypothetical redemption of CEI $3.42 Series A Preferred Shares or CEI Common Shares will be substantially disproportionate if the shareholder's ownership of CEI $3.42 Series A Preferred Shares or CEI Common Shares after the hypothetical redemption is less than 80% of the CEI $3.42 Series A Preferred Shares or CEI Common Shares treated as owned by the shareholder before the hypothetical redemption.



     A BVT shareholder's tax basis in CEI $3.42 Series A Preferred Shares and/or CEI Common Shares received pursuant to the Merger will be such shareholder's basis in the BVT Common Shares exchanged, decreased by any cash received and increased by any gain recognized (including any gain treated as a dividend).
The holding period for CEI $3.42 Series A Preferred Shares and/or CEI Common Shares received by the shareholder of BVT will include the holding period for the BVT Common Shares exchanged. If cash is received by a shareholder of BVT in lieu of a fraction of a CEI Series A Preferred Share or CEI Common Shares, the shareholder will recognize any gain or loss, or will be treated as having received a dividend, as if the fractional share had been received and then redeemed for cash under the rules described in the preceding paragraph.


     Only Cash Received


     Any BVT shareholder who exchanges all of his BVT Common Shares for cash will be taxed on any gain or loss from such sale. In addition, any shareholder who makes an election to receive cash for all his shares may nevertheless receive some CEI $3.42 Series A Preferred Shares under the proration provisions of the Merger Agreement. See "THE MERGER--Election; Allocation and Exchange Procedures." In such event, the discussion above under "--Cash and CEI Shares Received" would be applicable.


     Dividends on CEI Shares


     Distributions of cash or other property received by holders of CEI $3.42 Series A Preferred Shares or CEI Common Shares will be taxable dividends taxed at ordinary income tax rates to the extent of the earnings and profits of CEI. Corporate holders, however, may be entitled to a dividends received deduction under Section 243 of the Code (a 70 percent deduction is provided for corporate recipients which own less than 20 percent of CEI).



     Conversion of CEI $3.42 Series A Preferred Shares into CEI Common Shares



     No gain or loss will be recognized by a holder of CEI $3.42 Series A Preferred Shares upon the conversion of such shares into CEI Common Shares pursuant to the terms of the CEI $3.42 Series A Preferred Shares. Such conversion is treated as a recapitalization pursuant to Section 368(a)(1)(E) of the Code pursuant to which converting shareholders do not recognize taxable gain or loss on the conversion. A shareholder's basis in the CEI Common Shares received in the conversion will be equal to such shareholder's basis in the CEI $3.42 Series A Preferred Shares converted. A holder of CEI $3.42 Series A Preferred Shares will be subject to Federal income tax on the amount of any dividends accrued on the CEI $3.42 Series A Preferred Shares paid to the holder at the time of the conversion (pursuant to the terms of the CEI $3.42 Series A Preferred Shares, such dividends shall be paid to the converting shareholder in cash to the extent funds are available for such purpose under Pennsylvania law). In such event, the discussion under "--Dividends on CEI Shares" would be applicable.


     Redemption Premium


     Under the terms of the CEI $3.42 Series A Preferred Shares, certain redemptions at the option of CEI require a payment by CEI higher than the issue price (such difference is referred to as a redemption premium). In certain cases, Federal tax laws treat a redemption premium on preferred stock as a taxable distribution to the holder of such shares recognized on an economic accrual basis annually during the redemption period beginning with the date of issuance. If this rule were applied to the redemption of the CEI $3.42 Series A Preferred Shares, holders could be required to recognize taxable income in the years during the redemption period but preceding any actual redemption. In general, under proposed Treasury regulations pursuant to Section 305 of the Code, a redemption premium will not trigger annual income inclusions to holders so long as the redemption premium is solely in the nature of a penalty for premature redemption. Further, the redemption premium set forth in the terms of the CEI $3.42 Series A Preferred Shares falls within a safe harbor provided in such proposed regulations. Accordingly, the presence of a redemption premium should not result in any adverse tax consequences to holders of CEI $3.42 Series A Preferred Shares.


     Redemption or Sale of CEI Shares


     CEI $3.42 Series A Preferred Shares or CEI Common Shares received in the Merger should not be treated as "Section 306 stock", and thus sales of CEI $3.42 Series A Preferred Shares or CEI Common Shares will result in the recognition of capital gain or loss to the seller (provided the CEI $3.42 Series A Preferred Shares or CEI Common Shares were held as a capital asset at the time of the sale). Gain or loss will be computed by determining the difference between the sales price realized by the holder and such holder's basis in the shares sold.



     In general, amounts received by a holder of CEI $3.42 Series A Preferred Shares upon redemption should be treated similar to a sale of such CEI $3.42 Series A Preferred Shares. While Section 302 of the Code does provide that certain stock redemptions are treated as taxable dividends rather than as sales of stock, the IRS has ruled that the redemption of non-voting preferred stock in a corporation is treated as a sale of such shares if the holder does not hold any voting shares (such as common stock) in such corporation. Further, even if the shareholder holds a small amount of voting shares, the redemption of preferred stock is treated as a sale of such shares. At least one court has held that holding up to six percent (6%) of the outstanding voting common stock was not a substantial enough holding to disqualify a redemption of preferred stock of such holder from qualifying as a sale. Accordingly, any holder of CEI $3.42 Series A Preferred Shares that does not separately own CEI Common Shares (or only owns a small amount of CEI Common Shares) will be taxed in connection with any redemption as if such shares were sold. Any holder of CEI $3.42 Series A Preferred Shares that also own substantial amounts of CEI Common Shares will be treated as selling such shares (rather than receiving a taxable dividend) only if such redemption is treated under Section 302(b)(1) of the Code as being "not essentially equivalent to a dividend." Such determination is based upon a variety of facts and circumstances including the extent to which the CEI Series A Preferred Share redemption results in a significant reduction in such holder's overall stock holdings in CEI. Such individuals are advised to consult with their individual tax advisors regarding the tax treatment of any such redemption.


     Adjustment of Conversion Price


     Pursuant to the terms of the CEI $3.42 Series A Preferred Shares, the conversion price used to determine the number of shares of CEI Common Stock received for each share of CEI $3.42 Series A Preferred Shares will be adjusted in the event of a CEI stock dividend, stock split or similar event and the resulting adjustment will be made in order to take account of the readjustment of outstanding shares of CEI Common Stock. Under Section 302(b)(4) of the Code, any such adjustment will not give rise to a taxable gain or distribution.


     Constructive Ownership


     Section 318 of the Code provides that stock owned by a taxpayer includes stock constructively owned. A shareholder is treated as owning (i) the stock owned by his or her spouse, children, grandchildren and parents, (ii) stock applicable to an option to acquire stock, (iii) stock owned by an estate and certain trusts in which the shareholder is a beneficiary, (iv) stock owned by a partnership (including a limited liability company treated as a partnership for tax purposes) or Subchapter S corporation of which the shareholder is a partner or a shareholder, and (v) stock owned by a corporation (including a limited liability company treated as a corporation for tax purposes) which is not a Subchapter S corporation of which the shareholder owns at least 50% of the value of the stock. The constructive ownership rules are important in determining whether the tests in Section 302 of the Code (dealing with capital gain or dividend treatment of gain recognized as a result of the Merger) are met. An individual who actually owns no CEI $3.42 Series A Preferred Shares or CEI Common Shares but pursuant to Section 318 of the Code, constructively owns CEI $3.42 Series A Preferred Shares or CEI Common Shares may avoid family attribution rules by filing a timely agreement with the Internal Revenue Service under Section 302(c)(2) of the Code and the regulations thereunder. Because of the complexity of these rules, each holder of BVT Common Shares who believes they might apply to him is urged to consult his own tax advisor.


     EACH BVT SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISORS AS TO PARTICULAR FACTS AND CIRCUMSTANCES WHICH MAY BE UNIQUE TO SUCH SHAREHOLDER AND NOT COMMON TO SHAREHOLDERS AS A WHOLE AND ALSO AS

TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE MERGER AND/OR ANY SALE THEREAFTER OF CEI $3.42 SERIES A PREFERRED SHARES OR CEI COMMON SHARES RECEIVED IN THE MERGER.


DISSENTERS' RIGHTS

     General

     Pursuant to the PBCL, any holder of BVT Common Shares has the right to dissent from the Merger and to obtain payment of the "fair value" (as defined therein) of such holder's BVT Common Shares, in the event that the Merger is consummated. CEI shareholders will not have dissenters' rights in connection with the Merger.

     Any shareholder of BVT who contemplates exercising a holder's right to dissent is urged to read carefully the provisions of Subchapter D of Chapter 15 of the PBCL attached to this Joint Proxy Statement/Prospectus as Appendix C.
The following is a summary of the steps to be taken if the right to dissent is to be exercised, and should be read in connection with the full text Subchapter D of Chapter 15 of the PBCL. Each step must be taken in the indicated order and in strict compliance with the applicable provisions of the statute in order to perfect dissenters' rights. The failure of any holder of BVT Common Shares to comply with the aforesaid steps will result in the holder receiving the consideration contemplated by the Merger Agreement in the event that the Merger is consummated. See "THE MERGER--Terms of the Merger--Merger Consideration."

     Any written notice or demand which is required in connection with the exercise of dissenters' rights, whether before or after the Effective Time, must be sent to Buffalo Valley Telephone Company, at 20 South Second Street, Lewisburg, Pennsylvania 17837, Attention: Secretary.

     Pursuant to the Merger Agreement, CEI is not obligated to consummate the Merger if holders of more than 10% of the outstanding BVT Common Shares exercise dissenters' rights.

     Fair Value

     The term "fair value" means the value of a BVT Common Share immediately before consummation of the Merger taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the Merger.

     Notice of Intention to Dissent

     A BVT shareholder who wishes to dissent must file with BVT, prior to the vote of shareholders on the Merger at the BVT Meeting, a written notice of intention to demand payment of the fair value of such holder's BVT Common Shares if the Merger is effected, must effect no change in the beneficial ownership of his BVT Common Shares from the date of such notice through the Effective Time, and must refrain from voting his BVT Common Shares for approval of the Merger Agreement. Neither a proxy nor a vote against approval of the Merger will constitute the necessary written notice of intention to dissent.

     Notice to Demand Payment

     If the Merger Agreement is approved by the required vote of holders of BVT Common Shares, BVT will mail a notice to all dissenters who gave due notice of intention to demand payment and who refrained from voting for approval of the Merger Agreement. The notice will state where and when a written demand for payment must be sent and certificates for BVT Common Shares must be deposited in order to obtain payment, and will include a form for demanding payment and a copy of Subchapter D of Chapter 15 of the PBCL. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

     Failure to Comply with Notice to Demand Payment, etc.

     A holder of BVT Common Shares who fails to timely demand payment or fails to timely deposit his BVT share certificates, as required by BVT's notice, will forfeit his dissenters' rights and, if prior to the Election Deadline, his BVT Common Shares will be considered to be Non-Election Shares, or, if subsequent to the Election Deadline, such holder will receive cash in the amount of $65 per BVT Common Share.

     Payment of Fair Value of Shares

     Promptly after the Effective Time, or upon timely receipt of demand for payment if the Merger already has been consummated, BVT will either remit to dissenters who have made demand and have deposited their stock certificates the amount that BVT estimates to be the fair value of the BVT Common Shares or give written notice that no such remittance is being made. The remittance or notice will be accompanied by (i) a closing balance sheet and statement of income of BVT for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements; (ii) a statement of BVT's estimate of the fair value of the BVT Common Shares; and (iii) a notice of the right of the dissenter to demand supplemental payment under the PBCL accompanied by a copy of Subchapter D of Chapter 15 of the PBCL.

     Estimate by Dissenter of Fair Value of Shares

     If a dissenter believes that the amount stated or remitted by BVT is less than the fair value of the BVT Common Shares, a dissenter may send to BVT his own estimate of the fair value of the BVT Common Shares, which shall be deemed to be a demand for payment of the amount of the deficiency. If BVT remits payment of its estimated value of a dissenter's BVT Common Shares and the dissenter does not file his own estimate within 30 days after the mailing by BVT of its remittance, the dissenter will be entitled to no more than the amount remitted to him by BVT.

     Valuation Proceedings

     If any demands for payment remain unsettled, within 60 days after the latest to occur of (i) the Effective Date; (ii) timely receipt by BVT of any demands for payment; or (iii) timely receipt by BVT of any estimates by dissenters of fair value, BVT may file in the Court of Common Pleas of Berks County (the "Court") an application requesting that the fair value of the BVT Common Shares be determined by the Court. In such case, all dissenters, wherever residing, whose demands have not been settled, shall be made parties to the proceeding as in an action against their shares, and a copy of the application shall be served on each such dissenter.

     If BVT were to fail to file such an application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against BVT, may file an application in the name of BVT at any time within the 30-day period after the expiration of the 60-day period and request that the fair value be determined by the Court. The fair value determined by the Court may, but need not, equal the dissenters' estimates of fair value. If no dissenter files such an application, then each dissenter entitled to do so shall be paid BVT's estimate of the fair value of the BVT Common Shares and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Court finds fair and equitable.

     BVT intends to negotiate in good faith with any dissenting shareholders. If after negotiation a claim cannot be settled, then BVT intends to file an application requesting that the fair value of the BVT Common Shares be determined by the Court.

     Costs and Expenses

     The costs and expenses of any valuation proceedings in the Court, including the reasonable compensation and expenses of any appraiser appointed by the Court to recommend a decision on the issue of fair value, will be determined by the Court and assessed against BVT except that any part of the costs and expenses may be apportioned and assessed by the Court against all or any of the dissenters who are parties and whose action in demanding supplemental payment the Court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.


                              RESALE RESTRICTIONS



     The CEI $3.42 Series A Preferred Shares and CEI Common Shares issuable in connection with the Merger have been registered under the Securities Act, but such registration does not cover resales by shareholders of BVT who may be deemed to control, be controlled by or be under common control with BVT or CEI at the time of or after the Merger and who therefore may be deemed "affiliates" of BVT or

CEI as that term is used in Rule 145 under the Securities Act. Such affiliates may not sell the CEI $3.42 Series A Preferred Shares and CEI Common Shares acquired in connection with the Merger (or shares of CEI Common Stock acquired upon conversion of CEI $3.42 Series A Preferred Shares) except pursuant to: (i) an effective registration statement under the Securities Act covering such shares; (ii) the conditions contemplated by paragraph (d) of Rule 145; or (iii) another applicable exemption from the registration requirements of the Securities Act. Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales and also on the quantities of resales which such affiliates, and others with whom they act in concert, may make within any three-month period.



     The Merger Agreement requires as a condition to the Merger that each such affiliate of BVT enter into an agreement not to sell CEI $3.42 Series A Preferred Shares and CEI Common Shares acquired in the Merger (or shares of CEI Common Stock acquired upon conversion of CEI $3.42 Series A Preferred Shares) except in accordance with the requirements of the Securities Act and the regulations thereunder.



     Persons who may be deemed to be affiliates of BVT include directors, officers and certain large holders of BVT Common Shares. Management of BVT will notify those persons whom it believes may be such affiliates. BVT shareholders who are not deemed to be affiliates of BVT or CEI may sell their CEI $3.42 Series A Preferred Shares and CEI Common Shares (or shares of CEI Common Stock acquired upon conversion of CEI $3.42 Series A Preferred Shares) without being subject to the above restrictions.



                      DESCRIPTION OF CAPITAL STOCK OF CEI

     As of ___________________, 1996, CEI's authorized capital stock consisted of 10,000,000 CEI Common Shares, par value $5.00 per share, 3,848,922 shares of which were issued and outstanding.


     The CEI Board has adopted a resolution unanimously approving and recommending to the CEI shareholders for approval at the CEI Meeting to be held on ______________, 1996, an amendment to CEI's Articles authorizing the CEI $3.42 Series A Preferred Shares.


CEI COMMON SHARES

     The following description of the CEI Common Shares is not intended to be complete and is qualified in its entirety by reference to CEI's Articles, a copy of which is on file with the Commission.

     Voting Rights

     Generally, with respect to all matters upon which shareholders are entitled to vote (including the election of directors) or to which shareholders are entitled to give consent, the holders of the outstanding CEI Common Shares shall be entitled to cast one vote for each CEI Common Share held, provided that each shareholder has cumulative voting rights in all elections for directors, which is the right to cast as many votes in the aggregate as shall equal the number of shares held by him or her multiplied by the number of directors to be elected, and each shareholder may cast a whole number of votes for one candidate or distribute such votes among two or more candidates.

     Ranking


     The CEI Common Shares will rank, with respect to the payment of dividends or distribution of assets upon liquidation junior to the CEI $3.42 Series A Preferred Shares.


     Dividends and Distributions


     The CEI Common Shares shall receive such dividends as are from time to time declared by the CEI Board, subject to the prior payment of the dividends due on the CEI $3.42 Series A Preferred Shares.


     In the case of dividends or other distributions payable in stock or stock split-ups or divisions, shares of the CEI Common Shares shall be distributed only with respect to CEI Common Shares.

     Liquidation Rights

     In the event of dissolution, liquidation or winding up of CEI, whether voluntary or involuntary, holders of the CEI Common Shares shall be entitled to payment out of the assets of CEI ratably in accordance with the number of shares held by them, respectively, subject to the prior liquidation rights of the CEI $3.42 Series A Preferred Shares.


     General

     CEI serves as the transfer agent and registrar for CEI Common Shares.


CEI $3.42 SERIES A PREFERRED SHARES



     The following description of the material terms of the CEI $3.42 Series A Preferred Shares is not intended to be complete, and is qualified in its entirety by reference to the form of the CEI $3.42 Series A Preferred Shares, which is set forth as Exhibit A to the Merger Agreement, which agreement is attached to this Joint Proxy Statement/Prospectus as Appendix A. The authorization and issuance of the CEI $3.42 Series A Preferred Shares in connection with the Merger is subject to approval by the CEI shareholders.
These matters will be considered at the CEI Meeting to be held on _____________, 1996.


     Rank


     The CEI $3.42 Series A Preferred Shares will rank, with respect to the payment of dividends or distribution of assets upon liquidation, senior to CEI's Common Shares, or any other class or series of CEI stock expressly stated to rank junior to the CEI $3.42 Series A Preferred Shares ("Junior Stock"). The CEI $3.42 Series A Preferred Shares will rank pari passu with any other class or series of CEI Stock expressly stated to be on a parity with the CEI $3.42 Series A Preferred Shares ("Parity Stock"). As discussed below under "--Voting Rights", CEI may not issue any stock ranking senior to the CEI $3.42 Series A Preferred Shares ("Senior Stock") without the consent of the holders, voting together as a single class, of the CEI $3.42 Series A Preferred Shares and any outstanding Parity Stock.


     Dividends


     Holders of the CEI $3.42 Series A Preferred Shares will be entitled to receive, as and if declared by the CEI Board out of CEI funds legally available therefor, cash dividends at an annual rate of $3.42 per share. Dividends will be paid in equal semi-annual installments of $1.71 and shall be cumulative. No interest shall be payable in respect of any dividend payments which may be in arrears. So long as CEI has funds legally available for such purpose, the CEI Board shall have a mandatory duty to declare and pay dividends on the CEI $3.42 Series A Preferred Shares (as well as to make required redemptions of CEI $3.42 Series A Preferred Shares), and holders shall have the right to specifically enforce declaration and payment of dividends (as well as required redemptions) to the extent permitted by Section 1521(b) of the PBCL.



     Unless full cumulative dividends on outstanding CEI $3.42 Series A Preferred Shares have been paid, no dividend or other distribution (except in Junior Stock) shall be declared or paid on any Junior Stock and no amount shall be set aside or applied to the redemption, purchase or other acquisition of Junior Stock other than by exchange therefor of Junior Stock or, with respect to redemptions, purchases or other acquisitions of Junior Stock other than CEI Common Shares, out of the proceeds of a substantially concurrent sale of shares of Junior Stock.



     The ability of CEI, as a holding company, to pay dividends on the CEI $3.42 Series A Preferred Shares will be dependent upon, among other factors, CEI's earnings, financial condition and cash requirements at the time such payment is considered, and the payment to CEI of dividends by its subsidiaries. CEI's principal subsidiary, CTT, is subject to rate regulation by the PaPUC, and the amount of earnings and dividends of such subsidiary are affected by the manner in which it is regulated by such authorities. In addition, CTT is subject to covenants contained in debt instruments which restrict the payment of dividends by CTT in certain circumstances.


     Liquidation Rights


     In the event of any liquidation, dissolution or winding up of CEI, the holders of CEI $3.42 Series A Preferred Shares shall be entitled to receive from the assets of CEI payment in cash of $65 per share, plus a further amount equal to unpaid cumulative dividends on CEI $3.42 Series A Preferred Shares accrued to the date of payment, before any amount shall be paid or set aside for, or any distribution of assets shall be made to, the holders of Junior Stock. If upon any such liquidation, dissolution or winding up, the amounts payable with respect to the holders of CEI $3.42 Series A Preferred Shares and any other outstanding Parity Stock cannot be paid in full, then the holders of CEI $3.42 Series A Preferred Shares and such Parity Stock will share ratably in any such distribution in proportion to the full respective preferential amounts (including unpaid cumulative dividends, if any) to which they are entitled.
None of the following transactions will be considered a liquidation, dissolution or winding up of CEI for these purposes: (i) a merger or consolidation of CEI with any other corporation; (ii) a reorganization or division of CEI; (iii) the purchase or redemption of all or part of any outstanding CEI stock; (iv) a sale or transfer of all or any part of CEI's assets; or (v) a share exchange to which CEI is a party.


     Conversion Rights


     The CEI $3.42 Series A Preferred Shares will be convertible at the option of the holder at any time into a number of whole shares of CEI Common Stock equal to the liquidation preference of $65 divided by the conversion price in effect at the time of such conversion (with fractional shares paid in cash as described below). The right to convert CEI $3.42 Series A Preferred Shares which have been called for redemption by CEI will terminate at the close of business on the business day next preceding the redemption date unless CEI shall default in paying the redemption price. See "--Redemption at the Option of CEI" below.


     The conversion price shall be 125% of the average "Market Value" of a CEI Common Share for the ten consecutive business days immediately preceding the fourth business day prior to the Closing Date. The "Market Value" for each day shall be the average of the last reported bid and asked prices in the over-the-counter market as furnished by each of the four principal market makers for CEI Common Shares on the Nasdaq Small Cap Market. The conversion price, however, may not be less than $28.00 nor more than the higher of (i) $40.00 or (ii) such average "Market Value."


     The conversion price will be subject to adjustment (under formulas set forth in the form of the CEI $3.42 Series A Preferred Shares) in certain events, including: (i) dividends and other distributions on CEI Common Shares payable in shares of any class or series of CEI capital stock; (ii) certain subdivisions, combinations and reclassifications of CEI Common Shares; (iii) the issuance to all holders of CEI Common Shares of rights, options or warrants entitling them to subscribe for or purchase CEI Common Shares at less than the current market price (as defined); and (iv) distributions to all holders of CEI Common Shares of evidences of indebtedness of CEI or assets (excluding cash dividends) or rights or warrants (other than the rights or warrants described in clause (iii) above) to purchase or subscribe for any CEI securities



     In the event of any (i) capital reorganization of CEI; (ii) merger, consolidation or share exchange of CEI with or into another corporation; (iii) division of CEI; or (iv) sale, lease, exchange or other disposition of all or substantially all of the property and assets of CEI as a result of which other than solely cash shall be exchanged for CEI Common Shares, all holders of CEI $3.42 Series A Preferred Shares will thereafter have the right to convert CEI $3.42 Series A Preferred Shares into the kind and amount of securities, stock or other assets which the holders would have been entitled to receive upon such reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition if the holders had held the number of CEI Common Shares issuable upon conversion of their CEI $3.42 Series A Preferred Shares immediately prior to such reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition.


     No adjustment of the conversion price will be required to be made until cumulative adjustments amount to 1% or more of the conversion price as last adjusted, except that any adjustments which are not required to be made shall be carried forward and taken into account in calculating each subsequent adjustment.


        Upon conversion of any CEI $3.42 Series A Preferred Shares, CEI shall deliver to the holder of the shares, together with the certificates for the CEI Common Shares issued upon conversion, payment for all accrued and unpaid cumulative dividends on such shares through the date of conversion.


     Fractional CEI Common Shares will not be issued upon conversion. In lieu thereof, CEI will either pay a cash adjustment based upon market price of CEI Common Shares on the business day preceding the date of conversion or deliver a scrip certificate of CEI in respect of such fractional share.

     CEI will reserve a number of CEI Common Shares sufficient for the satisfaction of any scrip certificates and the conversion of all outstanding CEI $3.42 Series A Preferred Shares. For so long as CEI Common Shares are listed or included for quotation or trading on any securities exchange or market or trading system, CEI will list or include on any such exchange, market or system all CEI Common Shares issuable upon conversion of the outstanding CEI $3.42 Series A Preferred Shares.


     Redemption at the Option of CEI


     The CEI $3.42 Series A Preferred Shares are not subject to any mandatory redemption or sinking fund provision. Commencing on the fourth anniversary of the Closing Date, the CEI $3.42 Series A Preferred Shares will be redeemable for cash, at the option of CEI, on at least 30 but not more than 60 days notice, in whole or in part from time to time. The redemption price shall equal the applicable percentage of $65 per share specified below, plus an amount equal to the accrued and unpaid cumulative dividends to the redemption date:


Beginning of the
Anniversary of the
Effective
Date                     Percentage
---------------------    ----------
Fourth...............      103.00%
Fifth................      102.00%
Sixth................      101.00%
Seventh and
  thereafter.........      100.00%


       Any CEI $3.42 Series A Preferred Shares which have been called for redemption may be converted into CEI Common Shares at any time prior to the close of business on the business day prior to the redemption date.



    Unless full cumulative dividends due on outstanding CEI $3.42 Series A Preferred Shares have been paid and all prior redemptions at the option of the holders have been made, CEI may not redeem any CEI $3.42 Series A Preferred Shares or shares of Parity Stock unless all outstanding CEI $3.42 Series A Preferred Shares are redeemed, and CEI may not purchase or otherwise acquire any CEI $3.42 Series A Preferred Shares or shares of Parity Stock except in accordance with a purchase or exchange offer made simultaneously to all holders of CEI $3.42 Series A Preferred Shares and shares of Parity Stock which, in the reasonable opinion of the CEI Board, will result in fair and equitable treatment among all such shares. If less than all of the outstanding CEI $3.42 Series A Preferred Shares shall be called for redemption, the particular shares to be redeemed shall be selected by lot or by such other equitable manner as may be prescribed by the CEI Board.


     Redemption at the Option of the Holders


     Commencing on the second anniversary of the Closing Date and at any time or from time to time thereafter, each holder of CEI $3.42 Series A Preferred Shares shall have the right, at such holder's option, to require CEI to redeem all or a portion of such holder's CEI $3.42 Series A Preferred Shares at a redemption price of $65, plus an amount equal to the accrued and unpaid cumulative dividends thereon to the redemption date. Requests for redemption by holders of CEI $3.42 Series A Preferred Shares will be irrevocable and (unless CEI shall default in making the requested redemption) shall terminate all conversion rights of the holder with respect to the CEI $3.42 Series A Preferred Shares to be redeemed.



     Holders may not exercise their optional redemption right for less than 100 shares of CEI $3.42 Series A Preferred Shares (or, if less than 100, all shares of CEI $3.42 Series A Preferred Shares owned by such holder). As of each March 31, June 30, September 30 and December 31, CEI shall redeem all CEI $3.42 Series A Preferred Shares for which a notice of optional redemption has been received by CEI prior to the close of business on the immediately preceding February 15, May 15, August 15 or November 15, respectively. CEI shall also redeem all CEI $3.42 Series A Preferred Shares for which a notice of optional redemption has been received by CEI during the 30 day period following the date of mailing by CEI to the holders of a notice of a reclassification, capital reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition of assets, liquidation, dissolution or winding-up relating to CEI.

     Voting Rights


     Except as indicated below or as required by law, holders of CEI $3.42 Series A Preferred Shares will have no voting rights. In the event that (i) dividends upon the CEI $3.42 Series A Preferred Shares shall be in arrears in an amount equal to three full semi-annual dividends thereon or (ii) any redemption of CEI $3.42 Series A Preferred Shares at the option of the holder has not been made as required, the number of directors constituting the full CEI Board shall be increased by two, and the holders of the CEI $3.42 Series A Preferred Shares, voting noncumulatively separately as a single class together with the holders of any other shares of CEI preferred stock having similar voting rights then exercisable, shall be entitled to elect two additional members of the CEI Board until all accumulated and unpaid dividends have been paid and all required redemptions have been made.



     Without the affirmative vote of the holders of at least a majority of the CEI $3.42 Series A Preferred Shares, CEI may not amend, alter, change or repeal any of the express terms of the CEI $3.42 Series A Preferred Shares.



     In addition, without the affirmative vote of the holders of at least a majority of the CEI $3.42 Series A Preferred Shares then outstanding or, if holders of other series of CEI preferred stock have the right to vote as a class on such matter under CEI's Articles, the holders of at least a majority of CEI $3.42 Series A Preferred Shares and other series of CEI preferred stock voting as a single class, CEI shall not (i) authorize or permit any shares of Senior Stock to be outstanding; (ii) increase the authorized number of shares of Senior Stock; or (iii) merge, consolidate, divide or participate in a share exchange with any other corporation if the corporation surviving or resulting from such transaction would have outstanding shares of Senior Stock in excess of the number of shares of Senior Stock of CEI permitted to be outstanding immediately prior to such merger, consolidation, division or share exchange.



     When holders of CEI $3.42 Series A Preferred Shares have the right to vote as described above, each holder of a CEI Series A Preferred Share shall be entitled to one vote or fraction thereof, for each $10.00 or fraction thereof, of the $65 liquidation preference represented by such CEI Series A Preferred Share.


     No Trading Market


     The CEI $3.42 Series A Preferred Shares will not be listed on Nasdaq or any securities exchange. It is not anticipated that an active public trading market for the CEI $3.42 Series A Preferred Shares will develop following the Merger.



     No Rating



     CEI has not applied for a rating of the CEI $3.42 Series A Preferred Shares from Moody's, S&P or any other statistical rating organization.



     Miscellaneous



     CEI will serve as the transfer agent, conversion agent and registrar for
the CEI $3.42 Series A   Preferred Shares.  When issued, the CEI $3.42 Series A
Preferred Shares will be fully paid and nonassessable. Holders of CEI $3.42 Series A Preferred Shares will have no preemptive rights with respect to any shares of capital stock of CEI or any other securities of CEI convertible into or carrying rights or options to purchase any such shares.


PENNSYLVANIA ANTI-TAKEOVER LAW PROVISIONS

     CEI is subject to various statutory "anti-takeover" provisions of the PBCL, including Subchapters 25E and F of the PBCL.

     Subchapter 25E (relating to control transactions) provides that if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

Subchapter 25F (relating to business combinations) delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. An "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares. Subchapters 25E and F contain a wide variety of transactional and status exemptions, exclusions and safe harbors. The foregoing descriptions are qualified in their entirety by reference to the applicable statutory provisions incorporated herein by reference.

     The CEI Bylaws, however, render several other "anti-takeover" provisions of the PBCL inapplicable to CEI, including Subchapters 25G (relating to control-share acquisitions), 25H (relating to disgorgement), 25I (relating to certain required severance payments) and 25J (relating to labor contracts), as well as a standard of required director conduct giving directors broader discretion than is permitted under the traditional rule of director conduct to consider the interests of a wide range of groups affected by its decisions and to reject proposed acquisitions or changes in control.

     The PBCL permits an amendment of the corporation's articles or other corporate action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters' rights.

                        COMPARISON OF SHAREHOLDER RIGHTS

INTRODUCTION


     Upon consummation of the Merger, to the extent that they receive CEI shares Stock Merger Consideration in the transaction, holders of BVT Common Shares, whose rights presently are governed by the PBCL and BVT's Articles and Bylaws, will become holders of CEI Common Shares or CEI $3.42 Series A Preferred Shares. Upon conversion of CEI $3.42 Series A Preferred Shares, former BVT shareholders will become holders of CEI Common Shares. Accordingly, their rights will be governed by the PBCL and CEI's Articles and Bylaws. Certain differences arise from differences between the BVT Articles and the BVT Bylaws, on the one hand, and the CEI Articles and CEI Bylaws, on the other hand, as well as from differences in treatment under the PBCL in certain instances of publicly traded or "registered" corporations, such as CEI, as compared to privately held "non-registered" corporations, such as BVT. The following discussion is not intended to be a complete statement of all differences and is qualified in its entirety by reference to applicable Pennsylvania corporate laws and the Articles and Bylaws of BVT and CEI. See "INCORPORATION OF DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."


DIVIDENDS


     Holders of BVT Common Shares receive such dividends as may be declared by the BVT Board from time to time. BVT's present dividend policy is to pay quarterly dividends of $.45 ($1.80 annually) per BVT Common Share. Holders of CEI $3.42 Series A Preferred Shares will be entitled to cumulative semi-annual cash dividends of $1.71 ($3.42 annually) per share. CEI Preferred Shares will have preference over CEI Common Shares as to dividends. See "DESCRIPTION OF CAPITAL STOCK OF CEI--CEI Preferred Shares."


     Holders of CEI Common Shares are entitled to receive such dividends as may be declared by the CEI Board from time to time. CEI and its predecessor publicly held corporation, CTT, have maintained a policy of paying cash dividends since 1909, and CEI does not intend to alter this policy in the foreseeable future. During 1995 CEI has paid dividends on the CEI Common Shares at the annual rate of $1.20 per share. At the Common Stock Exchange Ratio of
2.4 CEI Common Shares for each BVT Common Share, under CEI's current dividend policy, each share of BVT common exchanged into CEI Common Shares will be paid annual dividends totalling $2.88. See "DESCRIPTION OF CAPITAL STOCK OF CEI--CEI Common Shares."

VOTING RIGHTS GENERALLY

     With respect to most matters on which shareholders are entitled to vote, holders of BVT Common Shares are entitled to one vote per share. Holders of BVT Common Shares are entitled to cumulate their votes for the election of directors. Except for the election of directors, in general, any action to be taken by vote of the BVT shareholders shall be authorized upon the affirmative vote of a majority of the BVT Common Shares represented and entitled to vote at a shareholders meeting.


     Except as required by law or as described below, holders of CEI $3.42 Series A Preferred Shares will have no voting rights. If CEI fails to pay dividends in an amount equal to three full semi-annual dividends or fails to redeem CEI $3.42 Series A Preferred Shares when required, holders of CEI $3.42 Series A Preferred Shares, voting as a class together with any other CEI preferred shareholders having a similar right, will be entitled to elect two directors to the CEI Board. Holders of CEI $3.42 Series A Preferred Shares will also have voting rights in limited circumstances where CEI desires to take specified corporate actions that may be adverse to the rights and preferences of the CEI $3.42 Series A Preferred Shares. Where any such voting rights apply, each CEI Preferred Share shall have one vote (or fraction thereof) for each $10 (or fraction thereof) of liquidation preference of such shares. See "DESCRIPTION OF CAPITAL STOCK OF CEI--CEI Series A Preferred Stock."


     With respect to all matters on which shareholders are entitled to vote (including the election of directors), CEI Common Shares are entitled to one vote per share. Holders of CEI Common Shares are entitled to cumulate their votes for the election of directors. See "DESCRIPTION OF CAPITAL STOCK OF CEI-- CEI Common Shares." Except for the election of directors, in general, any action to be taken by vote of the CEI shareholders shall be authorized upon the affirmative vote of a majority of the votes cast at a shareholders meeting.

CLASSIFIED BOARD OF DIRECTORS

     The PBCL permits a corporation's Board of Directors to be divided into various classes serving staggering terms of office. The CEI Bylaws provide that the CEI Board be divided into three classes of directors of three directors each. At each annual meeting of shareholders, one class of directors is elected to serve for a three-year term. Classification of directors has the effect of making it more difficult for shareholders to change the composition of the Board of Directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in the majority of the Board of Directors. Such classification provisions could have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of CEI.

     BVT's Board is not classified. Any shareholders seeking to elect its designees to a majority of the seats on the BVT Board, therefore, could do so at any annual meeting.

NUMBER OF DIRECTORS

     The BVT Bylaws establish the number of directors at nine. The CEI Bylaws establish the number of directors at nine.

REMOVAL OF DIRECTORS

     BVT directors may be removed from office without cause by shareholder vote. CEI directors may only be removed for cause by shareholder vote. This removal restriction strengthens the anti-takeover effect of the classified board provision in the CEI Bylaws.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     The BVT Bylaws provide that vacancies occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, even if the number of remaining directors constitutes less than a quorum. Any director so chosen shall have a term of office continuing only until the next election of directors.

     The CEI Bylaws provide that vacancies occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, even if the number of remaining directors constitutes less than a quorum. Any director so chosen shall have a term of office equal to the unexpired portion of the term of the director whose place shall be vacant.

CALL OF SPECIAL SHAREHOLDERS' MEETING

     Special meetings of the shareholders of BVT may be called by (i) the board of directors, or (ii) the president at the request of the holders of not less than 20% of all the outstanding shares of BVT entitled to vote at such meeting. Special meetings of CEI's shareholders may be called by (i) the president, (ii) the Board of Directors or (iii) the president upon the written request of the holders of not less than 20% of all outstanding shares of CEI entitled to vote at such meeting, provided such request specifies the purpose of the meeting. No business other than that stated in the notice of meeting may be acted upon at a BVT or a CEI special shareholders' meeting.

NOTICE OF SHAREHOLDERS' MEETING

     Notice of a BVT shareholders' meeting must be delivered at least two weeks in advance of the scheduled meeting, unless in the judgment of the BVT Board, a special meeting requires a shorter notice period, in which case the BVT Bylaws require that the notice be delivered at least five days in advance of the scheduled meeting. Notice of a CEI shareholders' meeting must be given at least ten days before the date of the meeting, unless a greater period of notice is required by law in a particular case.

QUORUM REQUIREMENTS AND ADJOURNMENT OF MEETINGS

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at a meeting constitutes a quorum for a BVT or CEI shareholders' meeting. A majority of the outstanding shares represented at the meeting, even if less than a quorum, may adjourn a BVT or CEI shareholders' meeting from time to time. Notice of adjournment is not required unless, in the case of BVT, the adjourned meeting occurs more than six months following the date of the original meeting for which notice was given.

     Shareholders present at a duly convened BVT shareholders' meeting may continue to transact business until adjournment of the meeting, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. In the case of a BVT shareholders' meeting called for the election of directors, such meeting may be adjourned for any period not exceeding 15 days; those BVT shareholders who attend the meeting which had previously been adjourned shall, even if they are less than a quorum, constitute a quorum for the purpose of electing directors, but for no other purpose.

     If a quorum is not present at a CEI shareholders' meeting, no business may be transacted except to adjourn the meeting to a future time.

ACTION WITHOUT MEETING

     BVT and CEI shareholders may take action only at a shareholders' meeting or by unanimous written consent.

DISSENTERS' RIGHTS

     Under the PBCL, shareholders are generally entitled to dissent from, and demand payment of the fair value of their shares in connection with a plan of merger, consolidation, share exchange, asset transfer or division. In accordance with the PBCL, holders of BVT Common Shares are entitled to dissenters' rights in connection with the Merger. See "THE MERGER--Dissenters' Rights."

     Dissenters' rights under the PBCL would be available to holders of CEI Common Shares in connection with a plan of merger, consolidation, share exchange, asset transfer or division to which CEI is a party. CEI is not a party to the Merger.

LIMITATIONS ON DIRECTORS' LIABILITY

     As permitted by the PBCL, both the BVT and CEI Bylaws provide that directors shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under applicable Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

INDEMNIFICATION

     Sections 1741 and 1742 of the PBCL generally provide that a corporation may indemnify directors and officers against liabilities they may incur in such capacity provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL also requires a corporation to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

     Section 1746 of the PBCL also grants a corporation broad authority, beyond the power granted under Sections 1741 and 1742, to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of Section 1746 of the PBCL, both the CEI and BVT Bylaws provide for indemnification of directors, officers and other agents of the corporation to the extent otherwise permitted by Section 1741 of the PBCL and also in certain circumstances not otherwise permitted by Sections 1741 and 1742 of the PBCL.

     The BVT Bylaws provide, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any representatives of BVT in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director or officer of BVT or serving at the request of BVT as a director, officer, employee or agent of another entity. The BVT Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits, unlike Section 1742 of the PBCL which authorizes indemnification only of expenses incurred in defending a derivative action. Unlike the provisions of PBCL Sections 1741 and 1742, the BVT Bylaws do not require BVT to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 and 1742 of the PBCL.

     As authorized by Section 1745 of the PBCL, the BVT Bylaws require the corporation to pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation.

     The BVT Bylaws permit the corporation, by action of its board of directors, to provide indemnification to employees and agents with the same scope and effect as the indemnification provisions for directors and officers described above.

STATE ANTI-TAKEOVER LAW PROVISIONS

     The PBCL contains certain "anti-takeover" provisions that are only applicable to "registered" corporations. These provisions do not apply to BVT. Because CEI is a registered corporation, however, certain of these provisions are applicable to CEI. See "DESCRIPTION OF CAPITAL STOCK OF CEI--Pennsylvania Anti-Takeover Law Provisions."

     Subchapter 25E of the PBCL is a "cash-out" antitakeover statute which generally provides that if any person or group acquires 20% or more of the voting power of a corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

     Under Subchapter 25F of the PBCL, CEI is prohibited from engaging in specified business combination transactions with an interested stockholder (defined in general as any beneficial owner of at least 20% of CEI's outstanding voting power) during the five-year period following the date such person became an interested stockholder unless (i) the business combination or share acquisition is approved by CEI's Board prior to the date such person becomes an interested stockholder, (ii) the business combination is approved by unanimous vote of the holders of all outstanding common stock, or (iii) the interested shareholder owns at least 80% of CEI's outstanding voting power, the business combination is approved by a majority of the holders of CEI voting shares (not including shares held by the interested shareholder), and the interested shareholder complies with specified procedural and minimum fair price criteria. After the five-year period, a business combination may be effected if (i) the transaction is approved by a majority of the outstanding CEI voting power (not including shares held by the interested shareholder), or (ii) the transaction is approved by a majority of the outstanding CEI voting power (including shares held by the interested shareholder) and the interested shareholder complies with specified procedural and minimum fair price criteria. CEI is also subject to another Pennsylvania law provision (PBCL Section 2538) which requires certain fundamental transactions with an interested shareholder to be approved by a majority of the corporation's directors who are unaffiliated with such shareholder.

AMENDMENT OF ARTICLES OF INCORPORATION

     Persons holding at least 10% of the BVT Common Shares may propose amendments to the BVT Articles. Because CEI is a registered corporation, under the PBCL, CEI shareholders are not entitled to propose amendments to the CEI Articles, and all amendments must first be approved by the CEI Board.

     Except for the general requirement that charter amendments affecting any particular class or series of stock be approved by the affected class or series, proposed amendments to (i) the BVT Articles, require shareholder approval by the affirmative vote of a majority of the shares represented and entitled to vote at a shareholders' meeting, or (ii) the CEI Articles require a majority of the votes cast at a shareholders' meeting. For a description of the amendments to the CEI Articles requiring a separate class vote, see "DESCRIPTION OF CAPITAL STOCK OF CEI--CEI Series A Preferred Stock--Voting Rights."

AMENDMENT OF BYLAWS

     Amendments to the BVT Bylaws may be made by an affirmative vote of at least two-thirds of the members of BVT's Board or by a two-thirds vote of the stock represented at any annual meeting or special meeting of BVT's shareholders called for the purpose of amending the BVT Bylaws. At each annual meeting of BVT's shareholders, all amendments to the BVT Bylaws effected by BVT's Board since the previous annual meeting must be reported and will be deemed to have the approval of the shareholders unless rejected by a majority vote. Additionally, the BVT Bylaws require that (i) any amendment by BVT's Board which is disapproved by the shareholders may not be revived within two years of such disapproval except upon a two-thirds vote of the stock represented at the annual meeting of shareholders or a special meeting of shareholders called for the purpose of instituting such amendment, and (ii) any provision of the BVT Bylaws previously rescinded, amended or added to the BVT Bylaws by vote of the BVT shareholders may not be revived, amended or rescinded by the BVT Board within two years of such recision, amendment or addition.

     The CEI Bylaws may be amended at any regular or special meeting of the CEI shareholders by a majority vote of all the shares represented and entitled to vote at the meeting.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



      The following Unaudited Pro Forma Condensed Consolidated Balance Sheets as of December 31, 1995 give effect to the Merger and the acquisition of all outstanding common stock of BVT as though they had occurred on December 31, 1995. The following Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended December 31, 1995 give effect to the Merger as though it had occurred on January 1, 1995. These pro forma financial statements should be read in conjunction with (i) the historical financial statements and notes thereto of BVT contained in this Joint Proxy Statement/Prospectus, and (ii) the historical consolidated financial statements and notes thereto of CEI contained in CEI's Annual Report on Form 10-K for the year ended December 31, 1995, which report is incorporated herein by reference. The Pro Forma Condensed Consolidated Statements of Income and Balance Sheets are not necessarily indicative of the actual results of operations or financial position which would have been reported if the Merger transaction had occurred on the respective dates referred to above nor do they purport to indicate the results of future operations or the future financial position of CEI. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made. Information regarding CEI and BVT has been provided by CEI and BVT, respectively.



     The percentage of BVT Common Shares that will be exchanged for Common Stock Merger Consideration or Preferred Stock Merger Consideration is not limited by the Merger Agreement; were the BVT shareholders to so elect 100% of the BVT Common Shares could be exchanged in the Merger for Common Stock Merger Consideration or Preferred Stock Merger Consideration. Because of this degree of variability in the terms of the Merger Agreement, the Unaudited Pro Forma Condensed Consolidated Financial Statements are presented for two scenarios, Scenario 1 and Scenario 2, based on different assumptions of the consideration given for the acquisition of all outstanding common stock of BVT as provided by the Merger Agreement. Scenario 1 assumes half of the consideration in cash (the Merger Agreement limits the cash portion of the total consideration given to no greater than 50%) and the remainder split in equal proportions of $3.42 CEI Series A Convertible Shares and CEI Common Shares. Scenario 2 assumes the consideration in equal proportions of cash, $3.42 CEI Series A Convertible Shares and CEI Common Shares.

          SCENARIO 1 - 50% CASH, 25% COMMON STOCK, 25% PREFERRED STOCK

                           CONESTOGA ENTERPRISES INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                               DECEMBER 31, 1995

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                      Conestoga     Buffalo Valley
                                                    Enterprises,      Telephone
                                                         Inc.           Company
                                                    December 31,     December 31,    Acquisition          Pro
                                                    1995 (Actual)    1995 (Actual)   Adjustments         Forma
                                                    -------------   ---------------  ------------       --------
ASSETS
Current Assets
 Cash and cash equivalents                                 $   672         $ 2,330      $     --        $  3,002
 Short-term investments                                         --           2,008            --           2,008
 Accounts receivable, net, including
  unbilled revenue                                           3,751           2,567            --           6,318
 Inventories, at average cost                                  577             248            --             825
 Prepaid expenses                                              404             230            --             634
                                                           -------         -------      --------        --------
  Total current assets                                       5,404           7,383            --          12,787
                                                           -------         -------      --------        --------
Property, Plant and Equipment
 Telephone plant                                            84,954          28,485            --         113,439
 Other property, plant and equipment                         2,332           2,490          (999)  (c)     3,823
                                                           -------         -------      --------        --------
 Total property, plant and equipment                        87,286          30,975          (999)        117,262
  Accumulated depreciation                                  41,146          12,694          (202)  (c)    53,638
                                                           -------         -------      --------        --------
 Net property, plant and equipment                          46,140          18,281          (797)         63,624
Investments                                                  4,913             151          (776)  (d)     4,288
Prepaid pension costs                                        1,426             526            --           1,952
Intangible assets                                               --              --        58,155   (a)    40,468
                                                                                             478   (c)
                                                                                             776   (d)
                                                                                             980   (e)
                                                                                         (19,921)  (f)
Other assets                                                   712             375          (132)  (e)       955
                                                           -------         -------      --------        --------
                                                           $58,595         $26,716      $ 38,763         124,074
                                                           =======         =======      ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
 Notes payable                                             $   500         $    --      $     --        $    500
 Current maturities of long-term debt                          390              81            --             471
 Accounts payable                                            1,983           1,051            --           3,034
 Accrued:
  Taxes                                                         --              --            --              --
  Payroll and vacation pay                                     390             214            --             604
  Other                                                         --              11           848   (e)       859
 Advance billings and customer deposits                        485               2            --             487
                                                           -------         -------      --------        --------
  Total current liabilities                                  3,748           1,359           848           5,955
Long-term debt                                               4,645           1,404        28,703   (a)    34,752
Deferred income taxes and investment tax credits             7,222           3,443          (319)  (c)    10,346
Other liabilities and deferred credits                         638             526            --           1,164
Minority interest                                              253              --            --             253
Redeemable preferred stock                                      --              --        14,351   (a)    14,351
Stockholders' Equity
 Common stock                                               19,245             600         2,649   (a)    21,894
                                                                                            (600)  (f)
 Additional paid-in capital                                  4,769             467        12,452   (a)    17,221
                                                                                            (467)  (f)
 Retained earnings                                          17,727          18,893       (18,893)  (f)    17,727
 Net unrealized appreciation on marketable
  equity securities, net of tax                                348              63            --             411
 Treasury stock                                                                (39)           39   (f)        --
                                                           -------         -------      --------        --------
Total Stockholders' Equity                                  42,089          19,984        (4,820)         57,253
                                                           -------         -------      --------        --------
Total Liabilities and Stockholders' Equity                 $58,595         $26,716      $ 38,763        $124,074
                                                           =======         =======      ========        ========

See Notes to Pro Forma Condensed Consolidated Financial Statements.

          SCENARIO 1 - 50% CASH, 25% COMMON STOCK, 25% PREFERRED STOCK

                          CONESTOGA ENTERPRISES, INC.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME


                      FOR THE YEAR ENDED DECEMBER 31, 1995

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                Conestoga     Buffalo Valley
                                              Enterprises,      Telephone
                                                  Inc.           Company
                                              December 31,     December 31,    Acquisition            Pro
                                             1995 (Actual)    1995 (Actual)    Adjustments           Forma
                                             --------------   --------------   ------------       -----------
Operating revenues                               $   30,869          $11,321       $    --        $   42,190
Operating expenses                                   20,285            6,966         1,010   (g)      28,261
                                                 ----------          -------       -------        ----------
Operating income                                     10,584            4,355        (1,010)           13,929
Interest expense                                       (428)            (132)       (2,296)  (h)      (2,856)
Other income (expense), net                             751             (307)          383   (i)         827
                                                 ----------          -------       -------        ----------
Income before income taxes                           10,907            3,916        (2,923)           11,900
Provision (benefit) for income taxes                  4,390            1,649          (932)  (j)       5,107
                                                 ----------          -------       -------        ----------
Net income before preferred
  dividends                                           6,517            2,267        (1,991)            6,793
Preferred dividends and minority interest                14              (16)         (755)  (k)        (757)
                                                 ----------          -------       -------        ----------
Net income available for
  common stock                                   $    6,531          $ 2,251       $(2,746)       $    6,036
                                                 ==========          =======       =======        ==========
Earnings per common share                             $1.70                                            $1.38
                                                 ==========                                       ==========
Weighted average common
  shares outstanding                              3,848,922                                        4,378,814
                                                 ==========                                       ==========



See Notes to Pro Forma Condensed Consolidated Financial Statements.

          SCENARIO 2 - 1/3 CASH, 1/3 COMMON STOCK, 1/3 PREFERRED STOCK

                          CONESTOGA ENTERPRISES, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                               DECEMBER 31, 1995

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                      Conestoga     Buffalo Valley
                                                    Enterprises,      Telephone
                                                        Inc.           Company
                                                     December 31,    December 31,    Acquisition          Pro
                                                    1995 (Actual)    1995 (Actual)   Adjustments         Forma
                                                    -------------   ---------------  ------------       --------
ASSETS
Current Assets
 Cash and cash equivalents                                 $   672         $ 2,330      $     --        $  3,002
 Short-term investments                                         --           2,008            --           2,008
 Accounts receivable, net, including unbilled
  revenue                                                    3,751           2,567            --           6,318
 Inventories, at average cost                                  577             248            --             825
 Prepaid expenses                                              404             230            --             634
                                                           -------         -------      --------        --------
  Total current assets                                       5,404           7,383            --          12,787
                                                           -------         -------      --------        --------
Property, Plant and Equipment
 Telephone plant                                            84,954          28,485            --         113,439
 Other property, plant and equipment                         2,332           2,490          (999)  (c)     3,823
                                                           -------         -------      --------        --------
 Total property, plant and equipment                        87,286          30,975          (999)        117,262
  Accumulated depreciation                                  41,146          12,694          (202)  (c)    53,638
                                                           -------         -------      --------        --------
 Net property, plant and equipment                          46,140          18,281          (797)         63,624
Investments                                                  4,913             151          (776)  (d)     4,288
Prepaid pension costs                                        1,426             526            --           1,952
Intangible assets                                               --              --        58,406   (b)    40,719
                                                                                             478   (c)
                                                                                             776   (d)
                                                                                             980   (e)
                                                                                         (19,921)  (f)
Other assets                                                   712             375          (132)  (e)       955
                                                           -------         -------      --------        --------
                                                           $58,595         $26,716      $ 39,014        $124,325
                                                           =======         =======      ========        ========
Current Liabilities
 Notes payable                                             $   500         $    --      $     --        $    500
 Current maturities of long-term debt                          390              81            --             471
 Accounts payable                                            1,983           1,051            --           3,034
 Accrued:
  Taxes                                                         --              --            --              --
  Payroll and vacation pay                                     390             214            --             604
  Other                                                         --              11           848   (e)       859
 Advance billings and customer deposits                        485               2            --             487
                                                           -------         -------      --------        --------
  Total current liabilities                                  3,748           1,359           848           5,955
Long-Term Debt                                               4,645           1,404        19,135   (b)    25,184
Deferred income taxes and investment tax credits             7,222           3,443          (318)  (c)    10,346
Other liabilities and deferred credits                         638             526            --           1,164
Minority interest                                              253              --            --             253
Redeemable preferred stock                                      --              --        19,135   (b)    19,135
Stockholders' Equity
 Common stock                                               19,245             600         3,533   (b)    22,778
                                                                                            (600)  (f)
 Additional paid-in capital                                  4,769             467        16,603   (b)    21,372
                                                                                            (467)  (f)
 Retained earnings                                          17,727          18,893       (18,893)  (f)    17,727
 Net unrealized appreciation on marketable
  equity securities, net of tax                                348              63            --             411
 Treasury stock                                                                (39)          (39)  (f)        --
                                                           -------         -------      --------        --------
Total Stockholder's Equity                                  42,089          19,984          (215)         62,288
                                                           -------         -------      --------        --------
Total Liabilities and Stockholders' Equity                 $58,595         $26,716      $ 39,014        $124,325
                                                           =======         =======      ========        ========


See Notes to Pro Forma Condensed Consolidated Financial Statements.

          SCENARIO 2 - 1/3 CASH, 1/3 COMMON STOCK, 1/3 PREFERRED STOCK

                          CONESTOGA ENTERPRISES, INC.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME


                      FOR THE YEAR ENDED DECEMBER 31, 1995

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                 Conestoga     Buffalo Valley
                                               Enterprises,      Telephone
                                                   Inc.           Company
                                               December 31,     December 31,    Acquisition            Pro
                                              1995 (Actual)    1995 (Actual)    Adjustments           Forma
                                              -------------    -------------    -----------        -----------
Operating revenues                                $   30,869          $11,321       $    --        $   42,190
Operating expenses                                    20,285            6,966         1,016   (g)      28,267
                                                  ----------          -------       -------        ----------
Operating income                                      10,584            4,355        (1,016)           13,923
Interest expense                                        (428)            (132)       (1,531)  (h)      (2,091)
Other income (expense), net                              751             (307)          383   (i)         827
                                                  ----------          -------       -------        ----------
Income before income taxes                            10,907            3,916        (2,164)           12,659
Provision (benefit) for income taxes                   4,390            1,649          (621)  (j)       5,418
                                                  ----------          -------       -------        ----------
Net income before preferred dividends                  6,517            2,267        (1,543)            7,241
Preferred dividends and minority interests                14              (16)       (1,007)  (k)      (1,009)
                                                  ----------          -------       -------        ----------
Net income available for common stock             $    6,531          $ 2,251       $(2,550)       $    6,232
                                                  ==========          =======       =======        ==========
Earnings per common share                              $1.70                                            $1.37
                                                  ==========                                       ==========
Weighted average common shares
  outstanding                                      3,848,922                                        4,555,445
                                                  ==========                                       ==========


See Notes to Pro Forma Condensed Consolidated Financial Statements.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Scenario 1


  (a) Adjustments to record consideration for the Merger assuming 50% cash, 25% CEI $3.42 Series A Preferred Stock and 25% CEI Common Shares and the related acquisition adjustment (excess cost over net assets required) for the difference between the purchase price and book value of assets and liabilities acquired (as mandated by regulators). Also, adjustments to record the issuance of CEI $3.42 Series A Preferred Stock at $65 per share, CEI Common Shares at a conversion ratio of 2.4 assuming a market value of $28.50 per share, the market value at December 31, 1995, and debt to fund the cash consideration of $65 per share. This debt assumes a four year revolving commitment at an 8% interest rate, converting to an eleven year term loan with interest payments only for the first two years, then repayment to be negotiated over the remaining term. The purchase price under this scenario is calculated as follows:



                                       BVT Shares    Conversion       Purchase Price
                                      Converted (1)    Price          (in thousands)
                                      -------------  ----------       ---------------
Cash                                       441,577       $   65              $28,703
CEI $3.42 Series A Preferred Stock         220,789           65               14,351
CEI Common Stock                           220,788        68.40  (2)          15,101
                                           -------                           -------

                                           883,154                           $58,155
                                           -------                           -------



---------------------------

(1) BVT outstanding shares of 899,154 less 16,000 shares currently owned by CEI. Purchase price in the above table does not reflect the cost ($776,000) of the BVT shares owned by CEI that will be cancelled as part of the Merger.



(2) $28.50 market value of CEI common stock at December 31, 1995 at the conversion ratio of 2.4.


Scenario 2


     (b) Adjustments to record consideration for the Merger assuming one-third cash, one-third CEI $3.42 Series A Preferred Stock and one-third CEI Common Shares and the related acquisition adjustment (excess cost over net assets acquired) for the difference between the purchase price and book value of assets and liabilities acquired (as mandated by regulators). Also, adjustments to record the issuance of CEI $3.42 Series A Preferred Stock at $65 per share, CEI Common Shares at a conversion ratio of 2.4 assuming a market value of $28.50 per share, the market value at December 31, 1995, and debt to fund the cash consideration of $65 per share. This debt assumes a four year revolving commitment at an 8% interest rate, converting to an eleven year term loan with interest payments only for the first two years, then repayment to be negotiated over the remaining term. The purchase price under this scenario is calculated as follows:


                                 BVT Shares    Conversion       Purchase Price
                                Converted (1)    Price          (in thousands)
                                -------------  ----------       ---------------

Cash                                 294,385       $   65              $19,135
CEI Series A Preferred Stock         294,385           65               19,135
CEI Common Stock                     294,384        68.40  (2)          20,136
                                     -------                           -------

                                     883,154                           $58,406
                                     -------                           -------


-----------------------------
(1) BVT outstanding shares of 899,154 less 16,000 shares currently owned by CEI. Purchase price in the above table does not reflect the cost ($776,000) of the BVT shares owned by CEI that will be cancelled as part of the Merger.



(2) $28.50 market value of CEI Common stock at December 31, 1995 at the conversion ratio of 2.4.

Scenarios 1 & 2

     (c) Adjustments to record the estimated fair value of non-regulated property, plant and equipment acquired in the acquisition of BVT.

     (d) Adjustment to record cancellation of 16,000 shares of outstanding BVT common stock owned by CEI prior to the Merger at original cost.

     (e) Adjustment to accrue estimated acquisition costs including investment banker, legal and accounting, consulting and other fees.

     (f) Adjustment to record the redemption of outstanding BVT common stock and eliminate BVT stockholders equity at closing.


     (g) Adjustment to reflect amortization of acquisition adjustment over forty years.



     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 71 "Accounting for Certain Types of Regulation" the excess of the consideration paid by CEI over the book value of the assets and liabilities acquired will be treated as goodwill. This practice differs from the requirements of Accounting Principles Board ("APB") Opinion No. 16 "Business Combinations" which requires adjusting assets and liabilities to their fair values and which is applicable for nonregulated entities.



     (h) Adjustment to reflect interest on debt at 8% issued to fund the acquisition of stock. The pro forma adjustment assumes 8% interest rate on the debt. The effect on pro forma interest expense and net income of a 1/8 percent increase in interest rates is as follows:


                    Scenario I   Scenario II
                    -----------  ------------
                        (in thousands)
Interest Expense          $ 36          $ 24
Net Income                 (21)          (14)



     (i)  Adjustment to remove expenses related to the Merger, net of taxes.



     (j) Adjustment to reflect tax benefits associated with the interest expense on the debt issued to fund the acquisition of stock.



     (k) Adjustment to reflect dividends on CEI $3.42 Series A Preferred Shares issued to fund the acquisition of stock, at $3.42 per share per annum.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                   CONDITION AND RESULTS OF OPERATIONS OF BVT


OPERATIONS--1995 VS. 1994



     For the twelve months ended December 31, 1995, operating revenues decreased by $114,000 to $11,321,000 from $11,435,000 for 1994. Details of the 1995 sales decrease are as follows:



                      INCREASE
                     ----------
                     (DECREASE)  PERCENT
                     ----------  --------
   Local...........  $  93,000       4.8
   Network Access..   (256,000)     (4.0)
   Long Distance...     16,000        .9
   Miscellaneous...     26,000       1.9
   Uncollectible...     (7,000)     (7.5)
                     ---------
                     $(114,000)     (1.0)
                     =========



  Network access revenues primarily relate to services provided to interexchange carriers in connection with the completion of long distance telephone calls. Substantially all of BVT's interstate network access revenues are received through pooling arrangements administered by the National Exchange Carrier Association ("NECA") based on cost separations studies and average schedule settlement agreements. NECA receives access charges billed by BVT and other participating local exchange carriers to interstate long distance carriers for the use of the local exchange network to complete their long distance calls. These charges to the long distance carriers are based on tariffed access rates filed with the FCC by NECA on behalf of BVT and other participating local exchange telephone companies. Long distance and intrastate network access revenues are based on access rates, cost separations studies or special settlement arrangements with intrastate long distance carriers. Miscellaneous revenues include revenues related to billing and collection services for interexchange long distance carriers and directories.



  Local service revenues increased over the prior year as a result of a 3% growth in access lines and the introduction of new custom calling features. Network access revenues reflect a reduction over the same period last year as a result of a reduction in intrastate usage, a reduction in the rate of return on the NECA revenue pools, and a negative adjustment of $115,000 as a result of over earnings in the NECA revenue pools.



  Operating expenses, excluding depreciation, decreased $332,000 or 6.9%. Plant specific expenses increased by $45,000, primarily as a result of increased costs associated with maintaining pole lines. Network and other expenses decreased by $61,000 as a result of reduced expenses associated with the termination of toll traffic. Customer operations expenses increased by $50,000 primarily associated with increased labor charges associated with sales and revenue accounting. Corporate operations decreased by $365,000, which primarily relates to one time charges incurred under a supplemental income agreement provided to a former executive who retired in 1994.



  Other income and expense went from $170,000 of income in 1994 to $307,000 of expense in 1995, a variation of $477,000. Dividend income decreased by $4,000 due to the sale of a portion of the investment in equities in 1994. Interest income increased by $33,000 due to more favorable interest yields on investments. Merger expenses for the year were $625,000 relating to BVT's activities in seeking a merger and the payment of termination fees associated with a previous merger agreement. Other income and expense, net went from $50,000 of expense in 1994 to $173,000 of income in 1995, a variation of $223,000, as a result of tax reductions resulting from merger expenses. Deregulated activities - net decreased by $104,000. This decrease primarily resulted from the write off of telephone equipment ($106,000), the write off of fees associated with the Company's exploration of a PCS system ($30,000), and the termination of the long distance resale operation in September 1995 ($33,000). These negative items were partially offset by the receipt of a one time payment resulting from the termination of the long distance resale operation ($106,000) and the introduction of new services ($30,000).



  Interest expense decreased by $33,490 or 20.2% due to the repayment of $1,081,000 of long-term debt in 1994.


  During the second quarter of 1995, BVT's largest customer elected to by-pass BVT's toll network through a competitive carrier. This service was previously provided to this customer through deregulated long distance resale operations at a reduced margin. Accordingly, this decision is not expected to significantly impact BVT's results of operations.



  Access lines in service increased by 518 for the twelve months ending December 31, 1995 are compared to the increase of 457 for the same period in 1994.


OPERATIONS--1994 VS. 1993

  In 1994, operating revenues increased by $903,000 to $11,435,000 compared to $10,532,000 in 1993. Details of the 1994 revenue increase are as follows:


                      INCREASE
                     ----------
                     (DECREASE)  PERCENT
                     ----------  --------
   Local...........   $ 71,000       3.8
   Network Access..    656,000      11.4
   Long Distance...     80,000       4.6
   Miscellaneous...     66,000       5.2
   Uncollectible...    (30,000)    (23.1)
                      --------
                      $903,000       8.6
                      ========


  Access lines in service increased by 457 or 2.7% as a result of population growth and economic stability throughout BVT's rural operating territory. Network access and long distance revenue improvements were primarily the result of increased usage. Network access also benefited from out of period adjustments. Increases to miscellaneous revenues resulted from improvements in yellow page advertising revenues.



  Operating expenses, excluding depreciation, increased by $691,000. Plant specific expenses increased by $99,000 primarily due to increased maintenance costs associated with digital switching equipment ($24,000), pole lines ($14,000), and aerial cable ($55,000). Network and other expenses increased by $108,000 due to increased costs associated with plant supervision ($31,000) and cost associated with the termination of toll traffic ($68,000). Customer operations increased by $38,000 primarily due to increases in sales ($18,000) and revenue accounting ($15,000) expenses. Corporate operations increased by $446,000, primarily reflecting one time charges incurred under a supplemental income agreement provided to a former executive who retired early in 1994 ($334,000) and consulting fees ($58,000).



  Other income and expenses increased by $75,000. This resulted from improvements in investment income ($26,000) and deregulated activities ($49,000).


  Interest expense decreased by $61,000 or 27% in the year 1994 due to the repayment of a $1,000,000 promissory note in April of 1994.



INCOME TAXES



  BVT's effective tax rate was approximately 39.3%, 39.1% and 39.4% in 1995, 1994 and 1993, respectively.


LIQUIDITY AND CAPITAL RESOURCES


  BVT historically has relied on cash provided by operations to provide all of its cash needs. BVT expects that cash provided by operations will be adequate to fund its cash needs for the foreseeable future. The telephone operations have provided a stable source of cash flow which has helped BVT to continue its program of capital improvements and to pay dividends. Net cash provided by operating activities was $4,113,000 and $4,508,000 in 1995 and 1994, respectively. Temporary cash investments were $2,008,000 and $1,968,000 at the end of 1995 and 1994, respectively.



  BVT has moved forward aggressively with its plan to modernize its plant in order to offer new optional residential and business calling features. BVT plant facility additions in 1995 and 1994 totaled $2,249,000 and $2,735,000, respectively.



  On September 1, 1995, BVT redeemed all the cumulative preferred stock for $400,000. In 1994, BVT reduced debt by $1,081,000. Both transactions were accomplished by using cash reserves. There were no credit facilities available to BVT as of December 31, 1995.


REGULATORY ACCOUNTING PRINCIPLES

  BVT follows the accounting for regulated enterprises prescribed by Statement of Financial Accounting Standards No. 71--"Accounting for the Effects of Certain Types of Regulation" ("SFAS 71"). SFAS 71 recognizes the economic effect of rate regulation by recording costs and a return on investment as such amounts are recovered through rates authorized by regulatory authorities.


  BVT annually reviews the continued applicability of SFAS 71 based upon the current regulatory and competitive environment and currently expects to follow the accounting prescribed by SFAS 71 until no longer subject to rate of return regulation. If BVT were required to discontinue the application of accounting principles for regulated entities (SFAS 71), the impact on the financial statements would be to write off the regulatory assets and liabilities. As of December 31, 1995 BVT had regulatory liabilities of $113,152 and regulatory assets of $0.


PENNSYLVANIA PUBLIC UTILITY COMMISSION

  On August 25, 1993, the PaPUC reversed itself by vacating and terminating its May 1992 Order to show cause filed against BVT. The Order raised issues regarding whether BVT was in an excess earnings position.

  Whenever the PaPUC desires to institute a proceeding against a person under statutory or other authority, the PaPUC may commence the action where appropriate by an order to show cause setting forth the grounds for the action. Such an order generally contains a statement of the particular matter about which the PaPUC is inquiring, which is deemed to be tentative and for the purpose of framing issues for consideration and decision by the PaPUC in the proceeding. The PaPUC concluded in this case, upon investigation, that BVT was not in an excess earnings position.

ENVIRONMENTAL MATTERS


  BVT has been designated as a potentially responsible party ("PRP") for participation in an Environmental Protection Agency clean-up of a hazardous waste site. BVT allegedly sold to a salvage yard scrap lead cable which has been identified as a contaminant. BVT is one of a number of PRP's which could be required to share in the total costs of a clean-up of this site under principles of joint and several liability. The site is currently being remediated by the principal PRP at a total estimated cost of $1-2 million. BVT's liability, if any, for sharing in this clean-up cannot be estimated with certainty. Based upon information currently available to it, however, BVT believes that its ultimate liability with respect to this site will not have a material adverse effect on its financial position, although it is possible that there could be a material adverse effect upon BVT's results of operations in a future period.

                                BUSINESS OF BVT


DESCRIPTION OF BUSINESS


  Buffalo Valley is an independent local exchange carrier with its principal executive office located at 20 South Second Street, Lewisburg, Pennsylvania, 17837, telephone number (717) 523-1211. As of December 31, 1995, BVT had 17,798
telephone access lines.


  Founded in 1904, BVT provides local telephone service to all but the northern portion of Union County and to a small section of western Northumberland County in central Pennsylvania. BVT's franchise area is isolated from major metropolitan areas of Pennsylvania, and has enjoyed relative economic stability with Bucknell University and the Lewisburg Federal Penitentiary representing the two major area employers. The population of BVT's service area is estimated to be approximately 36,000.


  BVT provides local telephone network service, comprising approximately 18% of 1995 operating revenues; network access service, consisting of intrastate access (approximately 22% of 1995 operating revenues) and interstate access (approximately 32% of 1995 operating revenues), and "long distance" revenues (approximately 16% of 1995 operating revenues) which represent intralata traffic. Other revenues are derived from participation in the Yellow Pages advertising program, sale and lease of telephone systems and equipment, billing services provided to long distance carriers, and (until the expiration of an agreement with Bucknell University on September 1, 1995) a limited amount of resale of long distance phone service. BVT's participation in cellular telephone operations is limited principally to terminating cellular calls to wireline customers.



  Local service rates, custom calling service rates and intralata service rates are regulated by the PaPUC. BVT's rates for basic local services are among the lowest in the Commonwealth of Pennsylvania. Interstate access revenues are derived from pooling arrangements administered by the National Exchange Carrier Association ("NECA"); the charges billed to long distance carriers are based upon average rate schedules of the participating LECs.


  BVT faces competition from private communication systems and interexchange carriers who have the capacity to originate and/or terminate calls without the use of BVT's facilities in its franchise service area. To date, BVT's widely dispersed customer base and primarily rural operating territory has limited its exposure to competitive inroads from intralata toll bypass and alternative local access telephone service providers. Current competition focuses on telecommunications equipment sales and services; this revenue source does not represent a significant portion of BVT's business.

  BVT has made substantial investments in upgrading its facilities. Its switching system is 100% digital; all trunk lines from the host to remote switching stations are fiber optic. This network permits BVT to offer custom calling features, such as call waiting and call forwarding to customers. BVT's telephone system consists of a central switching station located in the Lewisburg headquarters building and twelve remote switching stations.

  The following table indicates the development of BVT by summarizing, as of December 31 of each of the last five years the number of access lines.


                              AS OF DECEMBER 31,
                ----------------------------------------------
                 1995    1994    1993    1992    1991    1990
                ------  ------  ------  ------  ------  ------
Access lines..  17,798  17,280  16,823  16,403  15,965  15,501


PROPERTIES

   BVT owns and maintains in good operating condition switching centers, cables and wires connecting BVT and its customers with the switching centers and other telephone instruments and equipment.


LEGAL PROCEEDINGS

    On August 1, 1994 a representative of the United States Environmental Protection Agency notified BVT that it has been designated as a PRP for participation in the clean-up of a hazardous waste site. BVT allegedly sold to a salvage yard scrap lead cable which has been identified as a contaminant. BVT is one of a number of PRP's which could be required to share in the total costs of a clean-up of this site under principles of joint and several liability. The site is currently being remediated by the principal PRP at a total estimated cost of $1-2 million. Management of BVT is currently monitoring the progress of the clean-up of the site. BVT's liability, if any, for sharing in this clean-up cannot be estimated with certainty. Based upon information currently available to it, however, BVT believes that its ultimate liability with respect to this site will not have a material adverse effect on its financial position, although it is possible that there could be a material adverse effect upon BVT's results of operations in a future period. In the normal course of business, there are various other legal proceedings outstanding. In the opinion of management of BVT, these proceedings will not have a material adverse effect on its financial position.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF BVT

  The following table sets forth as of ____________, 1996 certain information regarding the beneficial ownership of BVT Common Shares by (i) each director and executive officer of BVT, (ii) all directors and executive officers of BVT as a group, and (iii) each other person known by BVT to own beneficially more than 5% of the outstanding BVT Common Shares.

                                                                Beneficial Ownership of
                                                                 BVT Common Shares(1)
                                                                ------------------------
                                                                  Number     Percent of
                                                                of Shares      Total
                                                                ----------  ------------
DIRECTORS:
James G. Apple(2).............................................       4,240            *
John W. Coleman, Jr...........................................       6,000            *
R. Lowell Coolidge............................................      16,270          1.8%
Roger A. Holtzapple(3)........................................       2,450            *
Elizabeth B. McClure(4).......................................      33,465          3.7%
W. Gale Reish(5)..............................................       1,315            *
Robert C. Rooke(6)............................................      45,585          5.1%
Jean M. Ruhl(7)...............................................      55,550          6.2%
Fitz R. Walling(8)............................................       2,350            *

EXECUTIVE OFFICER:
David E. Lynn.................................................       7,195            *

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (10 PERSONS)..     174,420         19.4%

OTHER 5% SHAREHOLDERS
Nancy L. Diver(9).............................................      74,370          8.2%
Mary Ruhl Maher and Roland P. Maher(10).......................      44,250          4.9%

---------------------
*Less than 1%.
(1) Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all BVT Common Shares indicated above.
(2) Consists of 1,240 shares jointly owned with Mr. Apple's wife and 3,000 shares held in a trust as to which Mr. Apple shares voting and investment power.
(3)  Consists of shares held jointly with Mr. Holtzapple's wife.
(4) Consists of 18,000 shares owned jointly with Mrs. McClure's husband and 15,465 shares owned by Mrs. McClure's husband.
(5) Includes 200 shares owned by Mr. Reish's wife as to which Mr. Reish disclaims beneficial ownership.
(6) Includes 39,510 shares held in a trust as to which Mr. Rooke shares voting and investment power. Mr. Rooke's address is 175 South Street, Morristown, New Jersey 07960.
(7) Includes 45,000 shares held in a trust as to which Ms. Ruhl has sole voting and investment power. Ms. Ruhl's address is 601 Buffalo Road, Lewisburg, Pennsylvania 17837.
(8)  Includes 1,175 shares owned by Mr. Walling's wife.
(9)  Mrs. Diver's address is 1004 Overbrook Road, Wilmington, Delaware 19807.
(10) Consists of 22,250 shares owned by Mrs. Maher, 17,000 shares owned by Mr. Maher, and 5,000 shares owned jointly by Mrs. Maher and her daughter as to which Mrs. Maher shares voting and investment power. The Mahers' address is 270 Meeting House Lane, Lewisburg, Pennsylvania 17837.


                                    EXPERTS

CEI

     The consolidated financial statements of CEI included in its Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Beard & Company, Inc., independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. Representatives of Beard & Company, Inc. are expected to be present at the CEI Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


BVT


     The balance sheets of BVT as of December 31, 1995 and 1994 and the related statements of income, retained earnings and cash flows for each of the years in the three-year period ended December 31, 1995, included in this Joint Proxy Statement/Prospectus, have been included herein in reliance on the report of William R. Maslo, independent public accountant to BVT, given upon the authority of said accountant as an expert in auditing and accounting. Mr. Maslo is expected to be present at the BVT Meeting with the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.



                                 LEGAL OPINIONS


          The legality of the CEI $3.42 Series A Preferred Shares and CEI Common Shares to be issued in connection with the Merger is being passed upon by Miller & Murray, Reading, Pennsylvania. James H. Murray, a partner in Miller & Murray, is Vice President and a Director of CEI. Partners of Miller and Murray beneficially own CEI Common Shares as follows: James H. Murray, 37,624 CEI Common Shares; John S. Hibschman, 4,382 CEI Common Shares; William F. Colby, Jr., 1,901 CEI Common Shares; and Brian R. Ott, 118 CEI Common Shares. The tax consequences of the Merger are being passed upon by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, special tax counsel to BVT. Certain legal matters relating to BVT will be passed upon at the Effective Time by Morgan, Lewis & Bockius LLP, Harrisburg, Pennsylvania, special counsel to BVT.

                       INDEX TO BVT FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                        ----
Independent Auditor's Report..........................................................  F-2
Balance Sheets, December 31, 1995 and 1994............................................  F-3
Statements of Income for the Years Ended December 31, 1995, 1994 and 1993.............  F-5
Statements of Retained Earnings for the Years Ended December 31, 1995, 1994 and 1993..  F-6
Statements of Cash Flows for the Years Ended December 31, 1995, 1994 and 1993.........  F-7
Notes to Financial Statements.........................................................  F-9

                          INDEPENDENT AUDITOR'S REPORT



Buffalo Valley Telephone Company
20 South Second Street
Lewisburg, Pennsylvania 17837

Gentlemen:

  I have audited the accompanying balance sheets of the Buffalo Valley Telephone Company as of December 31, 1995 and 1994 and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

  I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

  In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Buffalo Valley Telephone Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.



                                   William R. Maslo
                                   Reading, Pennsylvania
                                   February 22, 1996

                        BUFFALO VALLEY TELEPHONE COMPANY

                                 BALANCE SHEETS

                    DECEMBER 31, 1995 AND DECEMBER 31, 1994


                                                        DECEMBER 31, 1995  DECEMBER 31, 1994
                                                        -----------------  -----------------
ASSETS
CURRENT ASSETS
   Cash and Equivalents...............................     $ 2,330,204.73     $ 2,501,313.80
   Temporary Cash Investments.........................       2,007,655.00       1,967,580.00
   Accounts Receivable less allowance for doubtful
     accounts: 1995-$77,185.80; 1994-$65,650.83.......       2,567,318.30       2,662,815.53
   Material and Supplies--At Average Costs............         247,672.43         240,882.51
   Prepaid Expenses...................................         229,615.60          13,383.84
                                                           --------------     --------------
      Total Current Assets............................       7,382,466.06       7,385,975.68
                                                           --------------     --------------

NONCURRENT ASSETS
   Investments in Marketable Equity Securities........         150,889.65         107,910.16
   Nonregulated Investments less accumulated
     depreciation: 1995-$202,242.48; 1994-$63,228.36..       2,259,668.70       2,021,782.24
   Unamortized Debt Issuance Expense..................             970.05           1,371.45
   Cash Surrender Value-Life Insurance................         371,714.00         323,542.79
   Prepaid Pensions...................................         526,039.00         493,105.00
   Deposits...........................................           2,410.63          50,000.00
                                                           --------------     --------------
      Total Noncurrent Assets.........................       3,311,692.03       2,997,711.64
                                                           --------------     --------------

PROPERTY, PLANT AND EQUIPMENT
   Telephone Plant in Service.........................      28,200,741.65      26,278,393.06
   Telephone Plant Under Construction.................         284,471.28         850,778.58
   Non-Operating Plant................................          28,051.89          28,051.89
                                                           --------------     --------------
                                                            28,513,264.82      27,157,223.53
   Less: Accumulated Depreciation.....................      12,491,877.53      10,845,153.98
                                                           --------------     --------------
      Net Property, Plant and Equipment...............      16,021,387.29      16,312,069.55
                                                           --------------     --------------
TOTAL ASSETS..........................................     $26,715,545.38     $26,695,756.87
                                                           ==============     ==============

   The accompanying notes are an integral part of the financial statements.

                        BUFFALO VALLEY TELEPHONE COMPANY

                                 BALANCE SHEETS

                    DECEMBER 31, 1995 AND DECEMBER 31, 1994


                                                             DECEMBER 31, 1995  DECEMBER 31, 1994
                                                             -----------------  -----------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Current Maturities of Long-Term Debt....................     $    81,000.00     $    81,000.00
   Accounts Payable........................................       1,051,294.93       1,071,362.73
   Customer Deposits.......................................           1,990.00           2,140.00
   Accrued Taxes...........................................               0.00         128,921.76
   Accrued Interest, Pension and Other.....................         225,097.05         159,826.00
                                                                --------------     --------------
      Total Current Liabilities............................       1,359,381.98       1,443,250.49
                                                                --------------     --------------
LONG-TERM DEBT
   Notes Payable...........................................       1,404,000.00       1,485,000.00
                                                                --------------     --------------
      Total Long-Term Debt.................................       1,404,000.00       1,485,000.00
                                                                --------------     --------------
OTHER LIABILITIES AND DEFERRED CREDITS
   Unamortized Investment Tax Credit--Net..................         332,965.15         393,670.76
   Deferred Income Taxes...................................       3,109,992.01       3,107,588.27
   Other Deferred Credits and Liabilities..................         524,539.94         554,051.44
                                                                --------------     --------------
      Total Other Liabilities and Deferred Credits.........       3,967,497.10       4,055,310.47
                                                                --------------
STOCKHOLDERS' EQUITY
   Common Stock--No Par: authorized 5,000,000 shares,
     issued 900,000 shares.................................         600,000.00         600,000.00
   Preferred Stock--$50.00 Par: authorized 10,000 shares,
     issued 1995--0 shares; 1994--8,000 shares.............               0.00         400,000.00
                                                                --------------     --------------
      Total Stock Issued...................................         600,000.00       1,000,000.00
   Additional Paid-In Capital..............................         467,279.96         467,279.96
   Less: Treasury Stock--846 Common Shares.................          38,628.36          38,628.36
   Retained Earnings.......................................      18,893,342.90      18,261,056.86
   Net Unrealized Appreciation on Marketable Securities....          62,671.80          22,487.45
                                                                --------------     --------------
      Total Stockholders' Equity...........................      19,984,666.30      19,712,195.91
                                                                --------------     --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.................     $26,715,545.38     $26,695,756.87
                                                                ==============     ==============

   The accompanying notes are an integral part of the financial statements.

                        BUFFALO VALLEY TELEPHONE COMPANY

                              STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                              1995             1994             1993
                                         ---------------  ---------------  ---------------
OPERATING REVENUES
   Local Service.......................  $ 2,035,135.50   $ 1,942,071.82   $ 1,871,107.84
   Interstate Access Service...........    3,625,017.80     3,745,432.69     3,265,079.10
   Intrastate Access Service...........    2,529,272.14     2,665,357.90     2,489,753.18
   Long Distance Service...............    1,853,597.16     1,837,614.04     1,757,527.48
     Miscellaneous.....................    1,369,676.72     1,344,073.73     1,278,495.19
   Less: Uncollectibles................       92,028.92        99,509.29       130,028.52
                                         --------------   --------------   --------------
      Total Operating Revenue..........   11,320,670.40    11,435,040.89    10,531,934.27
                                         --------------   --------------   --------------
OPERATING EXPENSES
   Plant Specific......................    1,311,963.25     1,267,403.11     1,168,598.54
   Plant Non-Specific..................
     Network and Other.................    1,260,610.25     1,322,031.57     1,213,571.38
     Depreciation and Amortization.....    2,034,671.30     1,748,466.92     1,694,998.58
   Customer Operations.................    1,077,003.84     1,026,726.25       989,155.17
   Corporate Operations................      797,979.65     1,163,460.27       717,443.06
                                         --------------   --------------   --------------
      Total Operating Expenses.........    6,482,228.29     6,528,088.12     5,783,766.73
                                         --------------   --------------   --------------
NET OPERATING REVENUE..................    4,838,442.11     4,906,952.77     4,748,167.54
                                         --------------   --------------   --------------
OPERATING TAXES
   Investment Credit--Net..............      (60,705.61)      (61,632.58)      (62,541.07)
   Income Taxes--Current...............    1,754,850.28     1,909,010.88     1,678,702.16
   Income Taxes--Deferred..............      (45,312.00)     (152,713.88)       51,217.46
   Other Operating Taxes...............      483,589.59       467,671.65       436,293.13
                                         --------------   --------------   --------------
      Total Operating Taxes............    2,132,422.26     2,162,336.07     2,103,671.68
                                         --------------   --------------   --------------
NET OPERATING INCOME...................    2,706,019.85     2,744,616.70     2,644,495.86
                                         --------------   --------------   --------------
OTHER INCOME AND EXPENSES
   Dividend Income.....................        4,282.53         8,656.30         9,664.37
   Interest Income.....................      227,928.45       194,518.46       128,120.88
   Merger Expenses.....................     (624,993.74)            0.00             0.00
   Other Income and Expense--Net.......      172,614.38       (50,022.36)      (10,796.71)
   Deregulated Activities--Net.........      (87,135.62)       16,715.38       (32,076.11)
                                         --------------   --------------   --------------
      Total Other Income and Expenses..     (307,304.00)      169,867.78        94,912.43
                                         --------------   --------------   --------------
INCOME AVAILABLE FOR FIXED CHARGES.....    2,398,715.85     2,914,484.48     2,739,408.29
                                         --------------   --------------   --------------
FIXED CHARGES
   Interest and Amortization...........      131,952.61       165,442.85       226,679.03
                                         --------------   --------------   --------------
NET INCOME.............................  $ 2,266,763.24   $ 2,749,041.63   $ 2,512,729.26
                                         ==============   ==============   ==============
EARNINGS PER SHARE--COMMON STOCK.......  $         2.50   $         3.04   $         2.78
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING..........................         899,154          899,154          899,154

   The accompanying notes are an integral part of the financial statements.

                        BUFFALO VALLEY TELEPHONE COMPANY

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                              FOR THE YEARS ENDED
                       DECEMBER 31, 1995, 1994 AND 1993




                                                                                                             Net
                                                                                                         Unrealized
                                                                                                        Appreciation
                                                             Additional                                (Depreciation)
                                 Common     Preferred Stock   Paid-In     Treasury       Retained      on Investment
                                  Stock                        Capital      Stock        Earnings        Securities      Total
                               -----------  ---------------  -----------  ----------  ---------------  ------------- -------------
Balance, December 31, 1992
 as previously reported......  $600,000.00    $ 400,000.00   $467,279.96  $38,628.36  $16,198,023.05     $     0.00  $17,626,674.65
Adjustments to beginning
 balance applicable to
 prior years.................                                                            (217,511.96)                   (217,511.96)
  Net Income.................                                                           2,512,729.26                   2,512,729.26
  Cash dividend on common
   stock.....................                                                          (1,438,646.40)                 (1,438,646.40)
  Cash dividend on preferred
   stock.....................                                                             (16,000.00)                    (16,000.00)
                               -----------    ------------   -----------  ----------  --------------     ----------  --------------
Balance, December 31, 1993...   600,000.00      400,000.00    467,279.96   38,628.36   17,038,593.95           0.00   18,467,245.55
  Net Income.................                                                           2,749,041.63                   2,749,041.63
  Cash dividend on common
   stock.....................                                                          1,510,578.72)                 (1,510,578.72)
  Cash dividend on preferred
   stock.....................                                                             (16,000.00)                    (16,000.00)
  Net change in unrealized
   appreciation on
   investments available for
    sale, net
   of taxes..................                                                                             22,487.45       22,487.45
                                -----------    ------------   -----------  ----------  --------------    ----------  --------------
Balance, December 31, 1994...   600,000.00      400,000.00    467,279.96   38,628.36   18,261,056.86      22,487.45   19,712,195.91
  Net Income.................                                                           2,266,763.24                   2,266,763.24
  Cash dividend on common
   stock.....................                                                           1,618,477.20)                 (1,618,477.20)
  Cash dividend on preferred
   stock.....................                                                             (16,000.00)                    (16,000.00)
  Redemption of preferred
   stock.....................                  (400,000.00)                                                             (400,000.00)
  Net change in unrealized
   appreciation on
   investments available for
    sale, net of taxes.......                                                                             40,184.35       40,184.35
                               -----------    ------------   -----------  ----------  --------------     ----------  --------------
Balance, December 31, 1995...  $600,000.00    $       0.00   $467,279.96  $38,628.36  $18,893,342.90     $62,671.80  $19,984,666.30
                               ===========    ============   ===========  ==========  ==============     ==========  ==============

   The accompanying notes are an integral part of the financial statements.

                        BUFFALO VALLEY TELEPHONE COMPANY

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                                     1995             1994             1993
                                                                ---------------  ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income.................................................  $ 2,266,763.24   $ 2,749,041.63   $ 2,512,729.26
   Adjustments to Reconcile Net Income to Net Cash Provided
     by Operating Activities
     Depreciation.............................................    2,175,368.53     1,896,828.12     1,788,130.77
     Amortization.............................................      (17,523.60)          654.68         1,161.24
     Deferred Income Taxes and Investment Tax Credit..........     (117,755.61)     (199,209.73)       16,364.95
     Net gain on Sale of Investments..........................            0.00        (6,244.25)            0.00
   Net Changes in:
     Accounts Receivable (Increase) Decrease..................       95,497.23       (56,901.64)       (4,864.09)
     Material and Supplies (Increase) Decrease................       (6,789.92)       44,637.52       101,681.97
     Prepaid Expenses (Increase) Decrease.....................     (216,231.76)       10,228.58          (751.08)
     Prepaid Pension Asset (Increase) Decrease................      (32,934.00)       10,407.00      (123,622.62)
     Deposits and Other Assets (Increase) Decrease............       47,589.37        12,405.22       (10,777.42)
     Accounts Payable Increase (Decrease).....................      (20,067.80)     (148,773.00)       94,702.77
     Customer Deposits Increase (Decrease)....................         (150.00)         (130.00)         (100.00)
     Accrued Expenses Increase (Decrease).....................      (63,650.71)      (11,439.61)      116,134.36
     Other Deferred Credits and Reserves Increase (Decrease)..        3,347.50       206,553.64       (44,144.23)
                                                                --------------   --------------   --------------
      Cash Provided by Operating Activities...................    4,113,462.47     4,508,058.16     4,446,645.88
                                                                --------------   --------------   --------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Addition of Plant (Including Work Under Construction)......   (1,871,749.82)   (2,699,345.22)   (1,301,428.84)
   Addition of Deregulated Telephones and Other...............     (376,900.58)      (35,581.39)     (232,546.83)
   Salvage from Plant Retired.................................      188,053.77        30,318.00        36,077.66
   Cost of Removal of Plant Retired...........................      (61,976.10)      (52,883.06)      (52,482.83)
   Purchase of Marketable Equity Securities...................       (4,639.53)       (8,259.30)       (9,644.37)
   Increase in Cash Surrender Value...........................      (48,171.21)      (43,915.74)      (42,224.45)
   Sale of Marketable Equity Securities.......................            0.00       136,230.69             0.00
   Purchase of Temporary Cash Investments.....................   (1,493,710.87)   (1,989,931.00)   (2,000,000.00)
   Proceeds from Sale of Temporary Cash Investments...........    1,500,000.00     1,886,274.51             0.00
                                                                --------------   --------------   --------------
      Cash Used by Investing Activities.......................   (2,169,094.34)   (2,777,092.51)   (3,602,249.66
                                                                --------------   --------------   --------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Principal Payments of Long-Term Debt.......................      (81,000.00)   (1,081,000.00)      (81,000.00)
   Redemption of Preferred Stock..............................     (400,000.00)            0.00             0.00
   Dividends Paid.............................................   (1,634,477.20)   (1,526,578.72)   (1,454,646.40)
                                                                --------------   --------------   --------------
      Cash Used by Financing Activities.......................   (2,115,477.20)   (2,607,578.72)   (1,535,646.40)
                                                                --------------   --------------   --------------
NET DECREASE IN CASH..........................................     (171,109.07)     (876,613.07)     (691,250.18)
CASH AND CASH EQUIVALENTS--BEGINNING OF YEAR..................    2,501,313.80     3,377,926.87     4,069,177.05
                                                                --------------   --------------   --------------
CASH AND CASH EQUIVALENTS--END OF YEAR........................  $ 2,330,204.73   $ 2,501,313.80   $ 3,377,926.87
                                                                ==============   ==============   ==============

   The accompanying notes are an integral part of the financial statements.

SUPPLEMENTAL DISCLOSURES

  The Company paid interest totalling $132,125, $171,950 and $226,378 during 1995, 1994 and 1993, respectively.

  The Company paid federal and state income taxes of $1,820,071, $2,005,999 and $1,506,886 during 1995, 1994 and 1993, respectively.

   The accompanying notes are an integral part of the financial statements.

                        BUFFALO VALLEY TELEPHONE COMPANY

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1--ACCOUNTING POLICIES

  The Company's accounting policies are in conformity with generally accepted accounting principles as prescribed by the Pennsylvania Public Utility Commission. Revenues and expenses are recorded on the accrual basis in order to match them with the period to which they apply.

  Telephone Plant--Telephone plant is recorded by the Company at original cost. Normal additions and replacements and renewals of property, considered to be units of property, are charged to telephone plant accounts. Retirements are eliminated from the telephone plant accounts at original costs, and these costs plus removal expense, less salvage, are charged to accumulated depreciation. Ordinary repairs and replacements of items considered to be less than units of property are charged to maintenance. No gain or loss is recognized in connection with ordinary retirements of depreciable property.

  Depreciation--For financial reporting purposes, depreciation is computed using straight-line method over the estimated useful lives of the plant in service. For income tax purposes all additions commencing in 1974 are depreciated using accelerated methods. For assets acquired after January 1, 1981, depreciation is calculated using the Accelerated Cost Recovery System (ACRS) and modified ACRS for assets purchased after January 1, 1987. The composite depreciation rates for the years 1995, 1994, and 1993 were 7.68%, 7.08% and 6.87% respectively.


  Cash Equivalents--All highly liquid investments, with original maturity of three months or less, having insignificant risk of changes in value are classified as cash equivalents.

  Temporary Cash Investments and Investments in Marketable Equity Securities-- All temporary cash investments and investments in marketable equity securities are classified as available for sale. These securities are recorded at fair value based on quoted market prices and unrealized appreciation, net of taxes, is reported as a separate component of stockholder's equity until realized. Gains and losses are determined using the specific identification method. Temporary Cash Investments at December 31, 1995 and 1994 consisted of U.S. Treasury Notes with maturities through September 30, 1996.

  Income Taxes--The company adopted Statement of Accounting Standards (SFAS) No. 109, ''Accounting for Income Taxes'' effective for fiscal 1993. Under the provisions of this pronouncement, an entity recognizes deferred tax assets and liabilities for the future tax consequences of events that have been previously recognized in the Company's financial statements or tax returns. Regulated companies, such as telephone companies, are required to record regulatory assets or liabilities when adjusting their deferred income tax liabilities. There was no significant income statement impact related to the adoption of FAS 109.

  Investment Tax Credit--The investment tax credits recorded have been deferred and are being amortized to income at the rate of 5% per annum.

  Unamortized Debt Expense--Unamortized debt expense is being amortized by charges to income over the life of the related issue.

  Treasury Stock--Treasury stock is reported at cost.

  Revenue Recognition--The Company's revenues are recognized when earned. Access service and long distance service revenues are derived from access charges, toll rates and settlement arrangements. The Company records retroactive settlements as revenues in the year the settlements become known in accordance with industry practice.

                        BUFFALO VALLEY TELEPHONE COMPANY

  Estimates--The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


NOTE 2--CONCENTRATION OF CREDIT RISK

  The Company's revenue is derived primarily from the providing of public utility telephone service to residential and business customers in Union and Northumberland Counties of Pennsylvania.


NOTE 3--TEMPORARY CASH INVESTMENTS AND INVESTMENTS IN MARKETABLE EQUITY
SECURITIES

  The following is a summary of the company's investments in available-for-sale securities at the periods indicated:


                                                                     Amortized    Gross Unrealized        Gross
                                                                       Cost             Gain         Unrealized Loss    Fair Value
                                                                   -------------  ----------------   ---------------   -------------
AT DECEMBER 31, 1995:
  U.S. Government securities                                       $2,001,566.87      $   6,088.13               0.00  $2,007,655.00
  Marketable equity                                                    51,487.46         99,402.19               0.00     150,889.65
     securities                                                    -------------      ------------         ----------  -------------
                                                                   $2,053,054.33      $ 105,490.32               0.00  $2,158,544.65
                                                                   =============      ============         ==========  =============
AT DECEMBER 31, 1994:
  U.S. Government securities                                       $1,989,931.00      $       0.00         $22,351.00  $1,967,580.00
  Marketable equity                                                    46,847.93         61,062.23               0.00     107,910.16
     securities                                                    -------------      ------------         ----------  -------------
                                                                   $2,036,778.93      $  61,062.23         $22,351.00  $2,075,490.16
                                                                   =============      ============         ==========  =============



The investment in marketable equity securities is concentrated in the telephone utility industry.

The U.S. Government securities held at December 31, 1995 are due to mature within one year.

The following net gain on sale of investments were recognized in the accompanying statements of income:

                                 1995               1994               1993
                            -------------      ------------         ----------
Realized gains              $        0.00      $ 119,969.74         $     0.00
Realized losses                      0.00       (113,725.49)              0.00
                            -------------      ------------         ----------
                            $        0.00      $   6,244.25         $     0.00
                            =============      ============         ==========


NOTE 4--LONG-TERM DEBT

  The Company issued $2,700,000.00 in long-term notes as of May 31, 1978. The terms of the note agreement required an annual payment on account of principal in the amount of $81,000.00 commencing on June 1, 1981, and continuing to and including June 1, 1997, and a final payment of the balance of $1,323,000.00 shall be made

                        BUFFALO VALLEY TELEPHONE COMPANY
on June 1, 1998. The note bears interest at a rate of 8.5% payable semi-annually on the unpaid balance commencing December 1, 1978.

  See Note 7 for covenants contained in the note agreement which restrict retained earnings.

  Following are maturities of long-term debt for each of the next five years:


                          1996         81,000.00
                          1997         81,000.00
                          1998      1,323,000.00
                          1999              0.00
                          2000              0.00


NOTE 5--OTHER DEFERRED CREDITS AND LIABILITIES

  Other Deferred Credits and Liabilities consist of the following:


                                     1995         1994
                                  -----------  -----------
Liabilities under supplemental
  income agreements               $390,373.86  $395,700.00
Regulatory Liabilities             113,152.33   146,012.00
Other                               21,013.75    12,339.44
                                  -----------  -----------
  Total                           $524,539.94  $554,051.44
                                  ===========  ===========


  The Company has supplemental income agreements with a current and a former employee which provide benefits payable upon retirement. The present value of the liability under the agreement with the former employee is fully accrued; the liability for the current employee is being accrued over the expected remaining years of employment. The Company's expense related to these agreements was $40,960.00, $333,988.00, and $17,532.00 for the years 1995, 1994, and 1993.


NOTE 6--PREFERRED STOCK

  Preferred stock is preferred as to liquidation and dividends which are cumulative at 4% per annum. Shares are callable on any dividend payment date at par value plus accrued dividends. The preferred stock was redeemed by the Company in 1995.


NOTE 7--COMMON STOCK AND RETAINED EARNINGS

  Covenants contained in the note agreement covering long-term debt referred to above include a provision that the Company will not declare or pay any dividends on any shares of its capital stock of any class (other than dividends in shares of its common stock); or to make any payment to purchase, redeem or otherwise acquire any such shares, if the aggregate amount of all dividends, distributions, and payments made on all shares of its capital stock of all classes after December 31, 1977, would exceed an amount equal to the retained earnings accumulated after December 31, 1977. The unrestricted retained earnings at December 31, 1995 is $16,726,695.46.

                        BUFFALO VALLEY TELEPHONE COMPANY

NOTE 8--EMPLOYEE BENEFIT PLANS

  The Company has a noncontributory defined benefit pension plan covering substantially all employees. The plan provides benefits which are calculated based upon years of service and compensation levels. Contributions are intended to provide not only benefits attributed to service to date but also for those expected to be earned in the future.

  A summary of the components of net periodic income for the plan for 1995, 1994, and 1993 is as follows:


                                                     1995        1994        1993
                                                  ----------  ----------  ----------
Service cost-benefits earned during the period    $ 112,393   $ 118,075   $  83,528
Interest cost on projected benefit obligation       212,118     196,474     160,023
Actual return on plan assets                       (942,018)    (49,693)   (329,052)
Net amortization and deferral                       584,573    (318,797)    (76,542)
                                                  ---------   ---------   ---------
Net periodic pension income                       $ (32,934)  $ (53,941)  $(162,043)
                                                  =========   =========   =========

  Assumptions used in the determination of pension plan information for 1995, 1994, and 1993 consisted of the following:


                                           1995   1994   1993
                                           -----  -----  -----
Discount rate                               7.5%   7.5%   7.5%
Rate of increase in compensation levels     5.5%   5.5%   5.5%
Expected long term rate of return of
  plan assets                               8.5%   8.5%   9.0%

  The following table sets forth the funded status and amounts recognized in the balance sheet at December 31, 1995 and 1994 for the Company's defined benefit plan:


                                                             1995          1994
                                                         ------------  ------------
Actuarial present value of benefit obligations:
  Vested benefit obligation                              $ 1,526,237   $ 1,571,467
                                                         ===========   ===========
  Accumulated benefit obligation                         $ 1,835,668   $ 1,994,013
                                                         ===========   ===========
Projected benefit obligation                             $(2,672,310)  $(2,797,945)
Plan assets at fair value                                  4,099,814     3,667,392
                                                         -----------   -----------
Plan assets in excess of projected benefit obligation      1,427,504       869,447
Unrecognized net (gain) loss                                (424,663)      148,140
   Unrecognized net assets net of amortization              (731,324)     (804,456)
   Unrecognized prior service costs                          254,522       279,974
                                                         -----------   -----------
Net pension asset recognized in the balance sheet        $   526,039   $   493,105
                                                         ===========   ===========


  Plan assets at December 31, 1995 and 1994 were invested in listed common stocks, U.S. Government securities, short-term money market instruments, and corporate bonds and mortgages.

                        BUFFALO VALLEY TELEPHONE COMPANY

  The Company also has a 401(k) plan whereby participants may contribute up to fifteen percent of their salaries. The Company currently contributes up to twenty-five percent of the employees' contribution up to the first eight percent of their salaries. The Company contributed $32,788 during 1995, $31,024 during 1994, and $26,675 during 1993.


NOTE 9--INCOME TAXES

  Net deferred tax liabilities consist of the following components as of December 31, 1995 and 1994:


                                                            1995            1994
                                                       --------------  --------------
Deferred tax liabilities
  Plant                                                $3,043,428.61   $3,078,056.30
  Prepaid pensions                                        213,527.35      206,660.31
  Investments                                              42,818.52       16,223.78
                                                       -------------   -------------
                                                        3,299,774.48    3,300,940.39
                                                       -------------   -------------

Deferred Tax Assets
  Liabilities under supplemental income
      agreements                                         158,452.75      165,837.87
  Other                                                   31,329.72       27,514.25
                                                      -------------   -------------
                                                         189,782.47      193,352.12
                                                      -------------   -------------
                                                      $3,109,992.01   $3,107,588.27
                                                      =============   =============

  The provision for income taxes for the years ended December 31, 1995, 1994 and 1993 was as follows:

                                            1995            1994            1993
                                        -------------   -------------   -------------
Current:
  Federal                            $1,203,329.63   $1,402,924.45   $1,165,270.64
  State                                 379,592.65      562,064.10      453,062.34
                                      -------------   -------------   -------------
                                      1,582,922.28    1,964,988.55    1,618,332.98
                                     -------------   -------------   -------------

Deferred:
  Federal                               (43,019.00)    (100,742.46)      55,649.92
  State                                 (14,031.00)     (36,834.69)      23,256.10
  Amortization of investment
     tax credit                         (60,705.61)     (61,632.58)     (62,541.07)
                                      -------------   -------------   -------------
                                       (117,755.61)    (199,209.73)      16,364.
                                      -------------   -------------   -------------
                                     $1,465,166.67   $1,765,778.82   $1,634,697.93
                                     =============   =============   =============


  The provision for income taxes is included in the accompanying statements of income as follows:

                                          1995            1994            1993
                                     -------------   -------------   -------------
Operating taxes                    $1,648,832.67   $1,694,664.42   $1,667,378.55
Other income and expense, net        (197,870.00)      33,677.88       (9,415.06)

                        BUFFALO VALLEY TELEPHONE COMPANY


Deregulated activities, net                                                              14,204.00       37,436.52      (23,265.56)
                                                                                     -------------   -------------   -------------

                                                                                     $1,465,166.67   $1,765,778.82   $1,634,697.93
                                                                                     =============   =============   =============


  The income tax provision differs from the amount of income tax determined by applying the federal income tax rate to pretax income for the years ended December 31, 1995, 1994 and 1993 due to the following:


                                       1995   1994   1993
                                       -----  -----  -----
Normal statutory federal income
  tax rate                             34.0%  34.0%  34.0%
Increase (decrease) resulting from:
  State income tax, net of
     federal tax benefit                6.5    7.7    7.6
  Amortization of investment
     tax credits                       (1.6)  (1.4)  (1.5)
  Other                                  .4   (1.2)   (.7)
                                       ----   ----   ----
                                       39.3%  39.1%  39.4%
                                       ====   ====   ====



NOTE 10--FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used to establish the fair value of each class of financial instruments for which it is practicable to estimate the value:

  Cash, cash equivalents, accounts receivable and accounts payable
    The carrying amount approximates fair value because of the short maturity of those instruments.

  Temporary cash investments and investments in marketable equity securities
    The fair values of investments in equity securities are based on quoted market prices.

  Note payable and long term-debt
    The carrying amount approximates fair value.


NOTE 11--RESTATEMENT

  The financial statements for the years ended December 31, 1994 and 1993 have been retroactively restated to accrue the net present value of estimated benefits payable under two employee supplemental income agreements over the expected years of employment and to charge to expense the regulatory assets related to deferred extraordinary retirements in the years the related plant was retired. The effect of these changes for years prior to 1993 has been treated as a retroactive restatement of the December 31, 1992 retained earnings balance in the amount of $235,176.96 less deferred taxes of $17,665.00. These changes had the following effect for the years ended December 31, 1994 and 1993 as compared to the amounts previously reported:


                          Increase (Decrease)
                          1994           1995
                      -------------  ------------
Operating Expense     $ 237,061.16   $(15,246.75)
Operating Taxes        (133,595.00)    (7,013.00)
Net Income             (103,466.16)    22,259.75
Earnings Per Share            (.11)          .03

                        BUFFALO VALLEY TELEPHONE COMPANY

The balance sheet and statement of stockholder's equity for 1994 have also been restated to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Certain other reclassifications have been made to the 1993 and 1994 financial statements to conform to the 1995 financial statement presentation.


NOTE 12--CONTINGENCIES

  The Company has been notified of potential liability for participation in an Environmental Protection Agency clean up of a hazardous waste site. The Company sold scrap lead cable to a salvage yard which has been identified as a contaminant. The Company is one of a number of potentially responsible parties ("PRPs") which could be required to share in the total costs of a clean-up of this site under principles of joint and several liability. The site is currently being remediated by the principal PRP at a total estimated cost of $1-2 million. Management of the Company is currently monitoring the progress of the clean-up of the site. The Company's liability, if any, for sharing in this clean-up cannot be estimated with certainty. Based upon information currently available to it, however, the Company believes that its ultimate liability with respect to this site will not have a material adverse effect on its financial position, although it is possible that there could be a material adverse effect upon BVT's results of operations in a future period.


NOTE 13--PENDING MERGER

  On October 18, 1995 the Company entered into an agreement and plan of merger with Conestoga Enterprises, Inc. ("CEI"). Under the terms of the agreement, the Company's shareholders will receive for each share held either cash in the amount of $65, one share of CEI $3.42 Series A preferred stock with a stated value of $65 per share, or 2.4 CEI common shares, subject to certain adjustments. The total cash consideration to be paid to the Company's shareholders cannot exceed fifty percent of the total purchase price. The merger is subject to certain conditions including approval by both the Company's and CEI's shareholders, amendment to CEI's Articles of Incorporation, and regulatory approval by the Pennsylvania Public Utility Commission. The effective date of the merger is expected to be in the second quarter of 1996.

  In 1995, the Company terminated a previous agreement of merger with C-TEC Corporation and paid a termination fee of $300,000.

  In 1994, the Company entered into an agreement with an investment banker to represent the Company in negotiations with potential buyers. Upon completion of the merger an aggregate fee of approximately $690,000 will be paid by the Company under this agreement. Approximately $75,000 of such aggregate fee had been paid as of December 31, 1995.

                        BUFFALO VALLEY TELEPHONE COMPANY

                                                                      APPENDIX A
                                                                      ----------



================================================================================



                         AGREEMENT AND PLAN OF MERGER

                                     Among

                       BUFFALO VALLEY TELEPHONE COMPANY,

                          CONESTOGA ENTERPRISES, INC.

                                      and

                             CB MERGER CORPORATION

                         Dated as of October 18, 1995





================================================================================

                               TABLE OF CONTENTS

                                                                       Page No.
                                                                       --------

                                   ARTICLE I

                                 PLAN OF MERGER .........................   A-1
     1.1  The Merger ....................................................   A-1
     1.2  Effects of the Merger..........................................   A-1
     1.3  Conversion of Target Common Shares.............................   A-2
     1.4  Timing.........................................................   A-4
     1.5  Dissenters' Rights.............................................   A-5
     1.6  Surrender and Exchange of Target Certificates..................   A-5

                                  ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF TARGET.......................   A-8
     2.   Representations and Warranties of Target.......................   A-8
     2.1  Organization, Powers and Qualifications........................   A-8
     2.2  Subsidiaries...................................................   A-8
     2.3  Capital Stock..................................................   A-8
     2.4  Authority......................................................   A-9
     2.5  Conflict with Other Agreements; Consents and
          Approvals......................................................   A-9
     2.6  Compliance with Law............................................  A-10
     2.7  Financial Statements...........................................  A-10
     2.8  Absence of Undisclosed Liabilities.............................  A-11
     2.9  Absence of Adverse Changes.....................................  A-11
     2.10 Tax and Other Returns and Reports..............................  A-11
     2.11 Dividends and Stock Purchases..................................  A-12
     2.12 Assets.........................................................  A-12
     2.13 Contracts......................................................  A-13
     2.14 Litigation.....................................................  A-14
     2.15 Insurance......................................................  A-14
     2.16 Labor Matters..................................................  A-15
     2.17 Employee Benefit Plans.........................................  A-15
     2.18 Franchises, Licenses, Permits, Etc.............................  A-16
     2.19 Patents and Trademarks.........................................  A-16
     2.20 Ordinary Course................................................  A-17
     2.21 Brokerage and Other Fees.......................................  A-18
     2.22 Opinion of Financial Advisor...................................  A-19
     2.23 Information Supplied...........................................  A-19
     2.24 Disclosure.....................................................  A-19
     2.25 Tax Free Reorganization Matters................................  A-20

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                                    AND SUB..............................  A-20
     3.   Representations and Warranties of Buyer........................  A-21
     3.1  Organization, Powers and Qualifications........................  A-21
     3.2  Subsidiaries...................................................  A-21


                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER dated as of October 18, 1995, among BUFFALO VALLEY TELEPHONE COMPANY, a Pennsylvania corporation ("Target"), CONESTOGA ENTERPRISES, INC., a Pennsylvania corporation ("Buyer"), and CB MERGER CORPORATION, a Pennsylvania corporation and a wholly owned subsidiary of Buyer ("Sub").

                                  BACKGROUND

     The Boards of Directors of Buyer, Sub and Target deem it advisable and in the best interests of the shareholders of their respective corporations that Target be acquired by Buyer through the merger of Target with and into Sub (the "Merger") pursuant to the Pennsylvania Business Corporation Law (the "Corporation Law") in accordance with the provisions of this Agreement (together with the Schedules attached hereto, the "Agreement").

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto do hereby agree that they will carry out and consummate the following Agreement.


                                   ARTICLE I

                                PLAN OF MERGER

          1.1  The Merger.  At the Effective Time (as hereinafter defined),
               ----------
Target shall be merged with and into Sub pursuant to this Agreement and the separate existence of Target shall cease. For federal income tax purposes, it is intended that the Merger shall constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          1.2  Effects of the Merger.  Sub shall be the surviving corporation
               ---------------------
in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The shares of common stock of Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged after the Merger, and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation. The articles of incorporation and bylaws of Sub in effect immediately prior to the Merger shall remain in effect as the articles of incorporation and bylaws of the Surviving Corporation, except that Article 1 of the articles of incorporation of Sub shall be amended to read as follows: "The name of the corporation is Buffalo Valley Telephone Company." The directors and officers of Sub immediately prior to the Merger shall remain in office as the directors and officers of the Surviving Corporation.

          1.3  Conversion of Target Common Shares.
               ----------------------------------

          (a) Conversion of Shares. At the Effective Time (defined below), by virtue of the Merger and without any action on the part of any holder thereof, subject to the provisions of Section 1.5 hereof with respect to dissenters' rights, if any, each share of common stock, no par value, of Target (the "Target Common Stock") issued and outstanding at the Effective Time (other than (i) shares the holders of which (each a "Dissenting Shareholder") are exercising dissenters rights pursuant to the Corporation Law (the "Dissenters' Shares"), and (ii) shares held directly or indirectly by Buyer which are not held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall become and be converted into the right to receive the cash and/or shares of stock of Buyer constituting the Per Share Merger Consideration (as defined in paragraph (b) below). As of the Effective Time, each share of Target Common Stock held directly or indirectly by Buyer, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, and each share held as treasury stock of Target, shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

          (b) Per Share Merger Consideration Defined. As used herein, the term "Per Share Merger Consideration" shall mean, at the election of the holder of the share of Target Common Stock in accordance with Schedule 1.3 hereto and subject to proration in accordance with Schedule 1.3 hereto, either:

               (i)    $65.00 in cash (the "Cash Merger Consideration");

               (ii) one fully paid and nonassessable share of the Buyer's Series A Convertible Preferred Stock, par value $65.00 per share ("Buyer Preferred Stock") (the "Preferred Stock Merger
          Consideration"); or

               (iii) subject to the adjustments provided in paragraph (c) below, that number of shares (the

          "Common Stock Exchange Ratio") of the Buyer's common stock, par value $5.00 per share ("Buyer Common Stock"; Buyer Common Stock and Buyer Preferred Stock are collectively referred to herein as "Buyer Stock"), specified in the following subparagraphs:

                    (A) 2.4 shares of Buyer Common Stock so long as the Market
               Value (defined below) of Buyer Common Stock is between $24.50 and $30.00 per share, inclusive;

                    (B) in the event that the Market Value of Buyer Common Stock is less than $24.50 but not less than $22.50 per share, that number of shares of Buyer Common Stock determined by dividing $58.80 by the Market Value, carried out to five decimal places, but in no event more than 2.61333 (the "Maximum Common Stock Exchange Ratio"); or

                    (C) in the event that the Market Value of Buyer Common Stock is more than $30.00 but not more than $32.70 per share, that number of shares of Buyer Common Stock determined by dividing $72.00 by the Market Value, carried out to five decimal places, but in no event less than 2.20183 (the "Minimum Common Stock Exchange Ratio").

          (c) Adjustments to Common Stock Exchange Ratio. In the event that the Market Value of Buyer Common Stock is less than $22.50 per share, the Maximum Common Stock Exchange Ratio may be increased, at the option of Buyer, to the number determined by dividing $58.80 by the Market Value, carried out to five decimal places. In the event that the Market Value of Buyer Common Stock is more than $32.70, the Minimum Common Stock Exchange Ratio may be decreased, at the option of Target, to the number determined by dividing $72.00 by the Market Value, carried out to five decimal places. The option of Buyer to increase the Maximum Common Stock Exchange Ratio, and the option of Target to decrease the Minimum Common Stock Exchange Ratio, must be exercised by notice to the other party received no later than 5:00 p.m. on the second business day prior to the Closing Date. As provided in Article VII hereof, if the Market Value is less than $22.50 and Buyer does not exercise its option to increase the Maximum Common Stock Exchange Ratio, Target shall have the right to terminate this Agreement; if the Market Value is more than $32.70 and Target does not exercise its option to decrease the Minimum Common Stock Exchange Ratio, Buyer shall have the right to terminate this Agreement. In addition, if prior to the Closing Date the outstanding shares of Buyer Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a stock dividend, stock split or reverse stock split, appropriate adjustment shall be made to the Common Stock Exchange Ratio and the Market Value dollar amounts specified in Section 1.3(b) and Section 1.3(c).

          (d) Market Value Defined. As used herein, the term "Market Value" shall mean (i) the sum of the average of the last reported bid and ask prices per share of Buyer Common Stock quoted by each of the four principal market makers for Buyer Common Stock for each of the last 10 NASDAQ trading days immediately preceding the fourth business day prior to the Closing Date, (ii) divided by 10.

          (e) Shareholder Elections. All holders of Target Common Stock electing to receive Preferred Stock Merger Consideration or Common Stock Merger Consideration shall receive the type of consideration requested. Holders of Target Common Stock making no election shall receive Common Stock Merger Consideration. As more fully described on Schedule 1.3 hereto, holders of Target Common Stock electing to receive Cash Merger Consideration shall receive cash, however, only to the extent that the aggregate percentage of the outstanding Target Common Stock receiving Cash Merger Consideration (the "Cash Percentage") does not exceed 50% or, if lower, the maximum possible percentage which would permit the Merger to qualify as a tax-free exchange for federal income tax purposes. As more fully described on Schedule 1.3 hereto, if the number of holders of Target Common Stock electing to receive Cash Merger Consideration exceeds the Cash Percentage, such holders would receive a combination of Preferred Stock Merger Consideration and Cash Merger Consideration to the extent necessary so that no more than the permitted amount of cash would be paid in the Merger.

          1.4  Timing.
               ------

          (a) Shareholder Approval. Target shall submit this Agreement to its shareholders for approval as provided in Section 4.5 hereof. In connection with such meeting, Target and Buyer shall each take, as promptly as practical, such reasonable steps as shall be necessary for the preparation and filing by Buyer of a registration statement under the Securities Act of 1933 (the "1933 Act") on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission ("SEC") and shall use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable.

          (b) Closing and Effective Time. The parties shall hold a closing (the "Closing") on a mutually agreeable date (the "Closing Date") no later than the fifth business day after the satisfaction or waiver of the conditions set forth in Article V and Article VI of this Agreement, at 10:00 A.M., local time, at the offices of Buyer, or at such other place or time as the parties agree upon. On the Closing Date or as soon thereafter as practicable, the parties shall execute and file in the offices of the Corporation Bureau of the Commonwealth of Pennsylvania appropriate Articles of Merger in accordance with the provisions of the Corporation Law. The "Effective Time" shall be the date of filing the Articles of Merger, or the effective date specified therein, whichever is later.

          1.5  Dissenters' Rights.  Any Dissenting Shareholder who shall be
               ------------------
entitled to be paid the "fair value" of his or her Dissenters' Shares, as provided in the Corporation Law, shall not be entitled to the Per Share Merger Consideration unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the Corporation Law, and shall be entitled to receive only the payment to the extent provided for by the Corporation Law. If any such holder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenters' Shares held by such Dissenting Shareholder shall thereupon be treated as though such shares had been converted into the right to receive the Per Share Merger Consideration pursuant to Section 1.3, and unless such holder shall have made a valid and timely election in accordance with this Agreement, such shares shall be deemed to be Non-Election Shares as described on
Schedule 1.3 hereto.

          1.6  Surrender and Exchange of Target Certificates.
               ---------------------------------------------

          (a) Election and Transmittal Materials. Within five business days after the Effective Time, Buyer shall cause to be sent to each person who immediately prior to the Effective Time was a holder of record of Target Common Stock (i) a form for purposes of making elections for the kind of Per Share Merger Consideration desired by such holder and containing instructions with respect thereto, and (ii) transmittal materials and instructions for surrendering certificates for Target Common Stock ("Old Certificates") in exchange for that amount of cash, that number of shares of Buyer Preferred Stock and/or that number of shares of Buyer Common Stock to which such person is entitled under Section 1.3 hereof, after proration in accordance with Schedule
1.3 hereto.

          (b) No Fractional Shares. No certificates for fractional shares of Buyer Preferred Stock or Buyer Common Stock shall be issued in connection with the Merger. In lieu thereof, Buyer shall issue to any holder of Target Common Stock certificates otherwise entitled to a fractional share, upon surrender of such certificates in accordance with the instructions furnished by Buyer, a check for an amount of cash equal to the fraction of a share represented by the certificates so surrendered multiplied by (i) $65.00 in the case of Buyer Preferred Stock, or (ii) the Market Value per share of Buyer Common Stock in the case of Buyer Common Stock.

          (c) Dividends. If any dividend on Buyer Preferred Stock or Buyer Common Stock is declared after the Effective Time, the declaration shall include dividends on all shares of Buyer Preferred Stock or Buyer Common Stock into which shares of Target Common Stock have been converted under this Agreement, but no former holder of Target Common Stock shall be entitled to receive payment of any such dividend until surrender of the shareholder's Old Certificates shall have been effected in accordance with the instructions furnished by Buyer. Upon surrender for exchange of a shareholder's Old Certificates, such shareholder shall be entitled to receive from Buyer an amount equal to all such dividends, without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon, declared, and for which the payment date has occurred, on the shares of Buyer Preferred Stock or Buyer Common Stock into which the shares represented by such Old Certificates have been converted.

          (d) Closing of Stock Transfer Books. After the Effective Time, there shall be no transfer on the stock transfer books of Target or Buyer of shares of Target Common Stock. If Old Certificates are presented for transfer after the Effective Time, they shall be cancelled and cash or certificates representing shares of Buyer Preferred Stock or Buyer Common Stock shall be issued in exchange therefor as provided herein.

          (e) Unclaimed Merger Consideration. To the extent permitted by law, in the event that any Old Certificates have not been surrendered for exchange in accordance with this Section on or before the second anniversary of the Effective Time, Buyer may at any time thereafter, with or without notice to the holders of record of such Old Certificates, sell for the accounts of any or all of such holders any or all of the shares of Buyer Preferred Stock or Buyer Common Stock which such holders are entitled to receive under Section 1.3 hereof (the "Unclaimed Shares"). Any such sale may be made by public or private sale or sale at any broker's board or on any securities exchange in such manner and at such times as Buyer shall determine. If in the opinion of counsel for Buyer it is necessary or desirable, any Unclaimed Shares may be registered for sale under the 1933 Act and applicable state laws. Buyer shall not be obligated to make any sale of Unclaimed Shares if it shall determine not do so, even if notice of sale of the Unclaimed Shares has been given. The net proceeds of any such sale of Unclaimed Shares shall be held for holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold, to be paid to them upon surrender of the Old Certificates. From and after any such sale, the sole right of the holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by Buyer for their respective accounts, and such holders shall not be entitled to receive any interest on such net sale proceeds held by Buyer.

          (f) Escheat. If outstanding certificates for shares of Target Common Stock are not surrendered prior to the date on which such certificates would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Buyer (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither Buyer nor its agents or any other person shall be liable to any former holder of Target Common Stock for any property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g) Lost or Stolen Certificates. In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such person of a bond in such amount as Buyer may direct as indemnity against any claim that may be made against it with respect to such Certificate, Buyer will issue in exchange for such lost, stolen or destroyed Old Certificate, that amount of cash and/or that number of shares of Buyer Preferred Stock or Buyer Common Stock into which such Old Certificates has been converted pursuant to this Agreement.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF TARGET

          2.   Representations and Warranties of Target. Target
               ----------------------------------------
represents and warrants to Buyer and Sub as follows, except as set forth in a disclosure schedule (the "Target Schedule") delivered by Target contemporaneously with the execution of this Agreement:

          2.1  Organization, Powers and Qualifications.  Target is a
               ---------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Target has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith. Target is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required, other than such jurisdictions where the failure so to qualify would not have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or operations of Target and its Subsidiaries (defined below) taken as a whole (a "Target Material Adverse Effect"). As used in this Agreement, "Target Material Adverse Effect" shall include, without limitation, any item which individually would have an adverse economic effect on Target of more than $100,000, except that for purposes of
Section 2.9 hereof, such term shall mean any item individually, or items, in the aggregate, having an adverse economic effect on Target of more than $250,000. The Target Schedule sets forth a complete and correct copy of the Articles of Incorporation and Bylaws (together with all amendments thereto and restatements thereof) of Target.

          2.2  Subsidiaries.  As used in this Agreement, the term "Subsidiary"
               ------------
means, with respect to Target, any entity in which a person owns or controls 50% or more of the legal or beneficial interest in such entity. Target does not have any Subsidiaries.

          2.3  Capital Stock.  Target has authorized capital stock consisting
               -------------
of 5,000,000 shares of Common Stock, without par value, of which 899,154 are issued and outstanding and 846 shares are held as treasury shares, and 10,000 shares of Cumulative Preferred Stock, par value $50.00 per share, none of which are issued and outstanding. All of the issued and outstanding shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. No shares of capital stock issued by Target are or were at the time of their issuance subject to preemptive rights. There are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) providing for the issuance, sale, purchase, redemption, transfer, voting or registration, at any time, or upon the happening of any stated event, of any shares of the capital stock of Target whether or not presently issued or outstanding. All previously outstanding shares of Target's Cumulative Preferred Stock were redeemed by Target as of September 1, 1995.

          2.4  Authority.  The execution and delivery of this Agreement and
               ---------
the consummation of the transactions contemplated hereby have been authorized by all necessary corporate action on the part of the Board of Directors of Target and, subject to approval by the shareholders of Target of this Agreement in accordance with the Corporation Law, no other corporate proceedings on the part of Target are necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby. This Agreement is binding and enforceable upon Target in accordance with its terms, subject to any bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights.

          2.5  Conflict with Other Agreements; Consents and Approvals.  With
               ------------------------------------------------------
respect to the following:

          (a) the Articles of Incorporation or By-laws of, or any securities issued by, Target or any Subsidiary,

          (b) any law, statute, rule or regulation applicable to Target or any Subsidiary,

          (c) any Contract (as defined in Section 2.13) to which Target or any Subsidiary is a party or may be bound or any Authorization (as defined in Section 2.18) held by Target or any Subsidiary, and

          (d) any judgment, order, injunction, decree or ruling of any court, arbitrator or governmental or regulatory official, body or authority applicable to Target or any Subsidiary,

the execution, delivery and performance by Target of this Agreement and the transactions contemplated hereby will not (i) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration which would have a Target Material Adverse Effect, (ii) result in the creation of any lien upon any assets of Target or any Subsidiary or (iii) require any authorization, consent, approval or exemption by any person, the failure to obtain which would have a Target Material Adverse Effect, which has not been obtained, or any notice to or filing which has not been given or done, other than the consent of The Penn Mutual Life Insurance Company under that Note Agreement dated May 31, 1978, the premerger notification ("Premerger Notification") required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, filings pursuant to the Pennsylvania Public Utility Code, filings pursuant to the 1933 Act and applicable state securities laws, the shareholder approval referred to in Section 2.4 hereof, and the filing of appropriate merger documentation under the Corporation Law. Prior to the execution and delivery of this Agreement, Target validly terminated that Agreement and Plan of Merger dated as of May 10, 1995 among Target, C-TEC Corporation and BVT Merger Corporation (the "C-TEC Agreement") in accordance with Section 7.1(d) thereof. If required under the C-TEC Agreement, Target will pay the $550,000 fee payable in accordance with Section 7.5(a) of the C-TEC Agreement within one business day of the date of this Agreement.

          2.6  Compliance with Law.  Target and the Subsidiaries and their use
               -------------------
and occupancy of their assets and properties wherever located, are and have been in compliance with all applicable laws, statutes, rules, regulations, judgments, orders, injunctions, decrees and rulings of any court, arbitrator or of any governmental or regulatory official, body or authority applicable to them (including, without limitation, the Americans with Disabilities Act and all laws, rules and regulations relating to the protection of the environment, health and safety, and the generation, storage, handling or disposal of hazardous wastes and hazardous materials), the non-compliance with which, or the violation of which, would have a Target Material Adverse Effect, and neither Target nor any Subsidiary has received any claim or notice of any such non-compliance or violation. Target and the Subsidiaries have duly and timely filed all reports and filings that are required to be filed or provided under such laws, statutes, rules, regulations, or which are otherwise required and have paid all assessments required thereunder, except where the failure to file or pay assessments would not have a Target Material Adverse Effect.

          2.7  Financial Statements.
               --------------------

          (a) Target has provided Buyer with the audited balance sheets of Target as of December 31, 1994 and 1993 and the related statements of income, retained earnings and cash flows for the two years ended December 31, 1994. Following the date hereof, Target will deliver to Buyer, within 45 days following the end of each calendar quarter, an unaudited quarterly balance sheet and income statement for Target. Such financial statements have been, or will be, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as may be indicated in the notes thereto and except for the omission of footnote information in the case of unaudited statements), and fairly present or will fairly present (subject, in the case of unaudited statements to normal recurring audit adjustments which in the aggregate are not material) the financial position of Target at the dates indicated and the results of operations and cash flows of Target for the periods indicated (such financial statements are hereinafter referred to as the "Target Financial Statements"). The balance sheet of Target at December 31, 1994 described above is referred to herein as the "Target Balance Sheet."

          (b) Target's books and records are complete and in reasonable detail, and accurately and fairly reflect the transactions and dispositions of Target's assets. Target has consistently maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for such assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          2.8  Absence of Undisclosed Liabilities.  Target has no liabilities
               ----------------------------------
or obligations (direct or indirect, contingent or absolute, matured or unmatured) of any nature, except for liabilities and obligations (i) in the amounts and categories reflected, reserved against or given effect to in the Target Financial Statements, (ii) described in, or disclosed pursuant to, this Agreement, (iii) incurred in the ordinary course of business since December 31, 1994, (iv) which would not constitute a Target Material Adverse Effect, or (v) as of the Effective Time, those arising from actions that shall not have violated Section 4.1 hereof.

          2.9  Absence of Adverse Changes.  Since December 31, 1994, there has
               --------------------------
been no change in the business, assets, liabilities, financial condition, results of operations or prospects of Target and its Subsidiaries, taken as a whole, which would constitute a Target Material Adverse Effect.

          2.10  Tax and Other Returns and Reports.  All federal, state, local
                ---------------------------------
and foreign tax returns, reports and statements required to be filed by Target or any Subsidiary have been filed within the time and in the manner prescribed by law. Such returns correctly reflected the facts regarding the income, businesses, assets, operations and activities of Target and any Subsidiary. Such returns correctly reflected all taxes, due or payable by Target or any Subsidiary through the date of this Agreement. Taxes shown to be due and payable thereon have been paid or adequately reserved, and there are no pending assessments, asserted deficiencies or claims for additional taxes which have not been paid. There are no material deficiencies which representatives of the Internal Revenue Service ("IRS") or any other taxing authority have advised Target are expected to be included in an audit report, and no material special charges, penalties, interest or fines are being asserted against Target or any of its Subsidiaries with respect to payment or failure to pay any taxes. The Target Schedule sets forth the year through which Target has been audited by the IRS. In the opinion of Target's management, the reserve or accrual for taxes shown on the Target Balance Sheet is sufficient for payment of all unpaid federal, state, local and foreign taxes of Target and its Subsidiaries through such date.

          2.11  Dividends and Stock Purchases. Except for Target's (x) payment
                -----------------------------
of scheduled dividends on its outstanding common and preferred stock and (y) the redemption of all outstanding preferred stock effective as of September 1, 1995, since December 31, 1994 Target has not declared, set aside or paid any dividend, or made or agreed to make any other distribution or payment in respect of shares of Target's capital stock nor has it redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of Target's capital stock.

          2.12  Assets.  Target and its Subsidiaries have good and marketable
                ------
title to all material assets owned by them constituting real property and good title to all material assets owned by them constituting personal property, including without limitation those assets reflected in the Target Financial Statements in the amounts and categories reflected therein, free and clear of all mortgages, liens, pledges, charges or encumbrances or other third party interests of any nature whatsoever, except (a) the lien of current taxes not yet due and payable, (b) assets disposed of by Target or any Subsidiary since December 31, 1994 solely in the ordinary course of business consistent with past practice, (c) such secured indebtedness, financing or capital lease obligations, or purchase money security interests as are disclosed in the Target Financial Statements covering the properties referred to therein, and (d) such other imperfections of title, easements, mortgages, liens, pledges, charges and encumbrances, if any, as do not materially detract from the value, or interfere with the present or proposed use, of the assets subject thereto. All tangible assets material to the operation of the telephone business are in good working order and repair and comply in all material respects with applicable rules, regulations and standards regarding their intended use. No material portion of the cable or fiber optics used in Target's telephone business shall require any substantial rearrangement on utility poles or substantial rehabilitation. Target's tangible assets meet, in all material respects, all current industry technical performance standards, including industry fiber optic standards, for a system of its particular design. Target has an inventory of spare parts and other materials relating to its telephone business of the type, nature and amount consistent with Target's past practices and good telephone company industry practices.

          2.13  Contracts.
                ---------

          (a) Except for those contracts, agreements or understandings that may be terminated without liability or penalty on not more than thirty days notice and those under which the executory obligation of Target or any Subsidiary involves an individual amount of less than $25,000, the Target Schedule sets forth each contract, agreement or understanding to which Target or any Subsidiary is a party or may be bound and which is:

               (i) with any present or former shareholder, director, officer, employee or consultant or for the employment of any person or consultant;

               (ii) a note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or a guarantee, pledge or undertaking of the indebtedness of any other person, or a security arrangement relating to any of the foregoing;

               (iii) a material license, distributor, dealer, franchise, manufacturer's representative, sale agency or advertising arrangement;

               (iv) an arrangement limiting or restraining Target from engaging or competing in any manner or in any business;

               (v) for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, in excess of $50,000 in any individual case;

               (vi) for the sale or supply of products or the provision of services in excess of $50,000 in any individual case;

               (vii)  any lease of real or personal property; or

               (viii) a material arrangement not made in the ordinary course of business.

          (b) All contracts, leases, mortgages, commitments, agreements or understandings referred to in the Target Schedule ("Contracts") are in force in accordance with their terms. Neither Target nor any Subsidiary (nor any other party) has violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any Contract, the termination or violation of which would have a Target Material Adverse Effect. The Target Schedule identifies all Contracts which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation and performance of the transactions contemplated hereby, except where the failure to obtain such consent or approval would not have a Target Material Adverse Effect.

          2.14  Litigation.  No claim, action, suit, arbitration,
                ----------
investigation or other proceeding is pending, or known by Target to be threatened against Target or any Subsidiary or any of their properties before any court, governmental or regulatory official, body or authority arbitrator or mediator in which an unfavorable judgment, decision, ruling, or finding would have a Target Material Adverse Effect. There are no judgments, consent decrees, injunctions, or any other judicial or administrative mandates of any nature outstanding against Target or any Subsidiary which would have a Target Material Adverse Effect. There are no claims, actions, suits or other proceedings pending, or known by Target to be threatened, against any director or officer of Target relating to their service as such. To the knowledge of Target, no events have occurred which could reasonably be expected to form the basis for a claim or other proceeding against Target's directors or officers for breach of fiduciary duty.

          2.15  Insurance.  Each of Target and its Subsidiaries maintains
                ---------
insurance coverage on its structures, facilities, machinery, equipment and other assets and properties and with respect to its employees and operations which covers liabilities and risks customarily insured against by similar businesses on customary terms. The Target Schedule contains a complete and accurate description of the insurance coverage applicable to Target and its Subsidiaries, including amounts and lines of coverage, term, expiration date, premium and loss experience history by line of coverage. Except for the directors and officers insurance policy, all such policies are occurrence, rather than claims made policies. There are no provisions in such policies for retroactive or retrospective premium adjustments. The insurance binders and policies listed on the Target Schedule are valid and in full force and effect and will continue in full force and effect until the Effective Time. Neither Target nor any Subsidiary has been refused any insurance by an insurance carrier to which it has applied for insurance during the past three years. Target and each Subsidiary has complied in all material respects with the provisions of said policies.

          2.16  Labor Matters.  Neither Target nor any Subsidiary is a party
                -------------
to or bound by any collective bargaining agreements with respect to any employees of Target or any Subsidiary. Since December 31, 1994 there has not been, nor to the knowledge of Target was there or is there threatened, any strike, slowdown, picketing or work stoppage by any union or other group of employees against Target or any Subsidiary or any of their premises, or any other labor trouble or other occurrence, event or condition of a similar character which may have a Target Material Adverse Effect. The Target Schedule sets forth the names and present annual salary of all persons employed by Target.

          2.17  Employee Benefit Plans.
                ----------------------

          (a) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (all the foregoing being herein called "Benefit Plans"), maintained or contributed to by Target or any of its Subsidiaries, Target has made available to Buyer a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Benefit Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Benefit Plan and (iv) the most recent actuarial report or valuation relating to any Benefit Plan subject to Title IV of ERISA.

          (b) With respect to the Benefit Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Target, there exists no condition or set of circumstances in connection with which Target or any of its Subsidiaries is subject to any liability that could be reasonably expected to have a Target Material Adverse Effect, under ERISA, the Code or any other applicable law. All Benefit Plans conform to, and have been administered and operated in compliance, in all material respects, with the requirements of the applicable plan documents, ERISA, the Code and any other applicable law.

          (c) With respect to the Benefit Plans, individually and in the aggregate, there are no material funded benefit obligations for which contributions have not been made or properly accrued and there are no material unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the consolidated financial statements of Target and its Subsidiaries.

          (d) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service. No such Benefit Plan has been completely or partially terminated since December 31, 1990.

          (e) No Benefit Plan, nor any fiduciary thereof, has engaged in a transaction which is reasonably likely to subject any Benefit Plan, or any fiduciary thereof, to any material taxes or penalties for a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or any material penalty under Section 502 of ERISA.

          2.18  Franchises, Licenses, Permits, Etc.  Target and its
                ----------------------------------
Subsidiaries own or possess in the operation of their respective businesses all franchises, licenses, permits, consents, approvals, rights, waivers and other governmental authorizations ("Authorizations") which are material to the conduct of the business of Target and its Subsidiaries, taken as a whole. Neither Target nor any Subsidiary is in material default, or has received any notice of any claim of material default, with respect to any such Authorization or any notice of any other material claim or proceeding or threatened proceeding relating to any such Authorization or claimed lack of any necessary material Authorization. Except for filings under the Pennsylvania Public Utility Code and the approval of the Pennsylvania Public Utility Commission, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such Authorization.

          2.19  Patents and Trademarks.  Except as set forth on the Target
                ----------------------
Schedule, Target does not own, license or use in its business any material patents, trademarks, copyrights or other intellectual property assets. Target and its Subsidiaries own (free and clear of all liens) all such patents, trademarks, tradenames, copyrights and applications with respect thereto and other intellectual property, has entered into a subsisting license agreement with respect thereto, or otherwise has adequate authority to use such intellectual property in the conduct of Target's business. Neither Target nor any Subsidiary has received any notice or other information with respect to any alleged infringement or unlawful use of any such asset nor has Target or any Subsidiary granted or agreed to grant any license to use any such asset.

          2.20  Ordinary Course.  Except for the transactions contemplated by
                ---------------
the C-TEC Agreement, since December 31, 1994, Target and its Subsidiaries have conducted their business solely in the ordinary course consistent with past practice. Without limitation of the foregoing, since December 31, 1994, Target (except as otherwise expressly disclosed to Buyer pursuant to this Agreement):

          (a) has not made any change in its authorized, issued or outstanding capital stock and has not granted any options or other rights to acquire, whether directly or contingently, any of its capital stock, nor has it permitted any third party to acquire, or gained any rights to acquire, any shares of capital stock of any Subsidiary;

          (b) except for the payment of regular scheduled dividends on its outstanding common and the redemption of preferred stock referenced in Section
2.11 hereof, has not declared, set aside, or paid any dividend or made any other distribution in respect of, nor repurchased any of, its capital stock;

          (c) has not suffered any physical damage or destruction to its assets which would have a Target Material Adverse Effect;

          (d) has not been the subject of any actual or threatened organizing campaign, strike, slowdown, picketing or work stoppage by any union or other group of employees, or any other labor trouble or other occurrence, event or condition of a similar character which may have a Target Material Adverse Effect;

          (e) has not entered into or amended any employment contracts or any employee benefit plan or arrangement, increased the rate of compensation (or other bonus or benefit) payable or to become payable by it to any officer or any other executive employee, made any general increase in compensation or rate of compensation (or other bonus or benefit) payable or to become payable to hourly employees or salaried employees except in the ordinary course of business consistent with past practice;

          (f) has not incurred or guaranteed any debt except in the ordinary course of business consistent with past practice;

          (g) has not encumbered, sold or disposed of any assets (tangible or intangible) except for sales of inventory in the ordinary course of business consistent with past practice;

          (h) has not changed in any material respect its accounting and tax practices, policies or principles;

          (i) has not cancelled or waived any debts or claims having a value of $50,000 in the aggregate;

          (j) has paid all taxes as they become due, filed all federal, state, local and foreign tax returns, reports and statements required to be filed within the time and in the manner prescribed by law, and collected or withheld all taxes required to be collected or withheld from employees, independent consultants or other third parties;

          (k) has not filed any amended tax return or entered into a settlement of any audit or other tax dispute with the IRS or any other taxing authority;

          (l) has not received any communication (oral or written) from any customer, supplier or governmental or regulatory agency which constitutes (or which could reasonably be expected to result in) a Target Material Adverse Effect;

          (m) has not changed in any material respect its existing pricing structure, fees and charges structure, marketing and promotional plans and policies; and

          (n) has not entered into any (or modified any existing) lease, contract, commitment or agreement or engaged in any transaction (including without limitation any borrowing, capital expenditure, capital financing, leasing arrangement or purchase commitment) except in the ordinary course of business consistent with past practice and except for the C-TEC Agreement.

          2.21  Brokerage and Other Fees.  In connection with the transactions
                ------------------------
contemplated by this Agreement, no broker, finder or similar agent has been employed by or on behalf of Target, and no person with which Target has had dealings or communications of any kind is entitled to any brokerage or finder's fee or other commission in connection with the transactions other than its financial adviser, Snyder & Co. (whose fee will be paid at closing) pursuant to that agreement dated October 6, 1994, a true and correct copy of which has been provided to Buyer. No additional fees are payable to Snyder & Co. in connection with their delivery of the oral and written fairness opinions referred to in this Agreement.

          2.22  Opinion of Financial Advisor.  Target has received the oral
                ----------------------------
opinion of Snyder & Co., as of the date hereof, that the consideration to be received in the Merger by Target's shareholders is fair to Target's shareholders from a financial point of view.

          2.23  Information Supplied.  None of the information supplied or to
                --------------------
be supplied by Target or any of its Subsidiaries for inclusion or incorporation by reference in the prospectus and proxy statement forming a part of the Registration Statement (the "Prospectus and Proxy Statement")) to be filed with the SEC by Buyer in connection with the issuance of Buyer Preferred Stock and Buyer Common Stock pursuant to the Merger or any other documents to be filed with the SEC in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective and at all times necessary to comply with the 1933 Act, and, with respect to the Prospectus and Proxy Statement, when mailed and, as amended or supplemented, at all times through the Closing Date, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. All documents filed by Target and its Subsidiaries with the SEC and any other regulatory agency in connection with the Merger will comply in all material respects with the provisions of all applicable rules and regulations.

          2.24  Disclosure.  No representation or warranty hereunder or
                ----------
information contained in the financial statements referred to in Section 2.7, the Target Schedule or any certificate, statement, or other document delivered by Target hereunder contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading.

            2.25  Tax Free Reorganization Matters.
                  -------------------------------

            (a) To the best of the knowledge of the management of Target, there is no current plan or intention by the shareholders of Target to sell, exchange or otherwise dispose of a number of shares of Buyer Preferred Stock or Buyer Common Stock received in the Merger that would reduce the former Target shareholders' ownership of Buyer Preferred Stock and Buyer Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding common and preferred stock of Target as of the same date. For purposes of this representation, shares of Target Common Stock exchanged for cash or other property and shares of Target preferred stock redeemed prior to the Merger will be treated as outstanding Target stock on the date of the Merger.

            (b) As a result of the Merger, Target will transfer and Sub will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Target immediately prior to the Merger. For purposes of this representation, the amount of Target assets used to pay Target reorganization expenses, and the amount of Target assets used by the Target for all redemptions and distributions including the redemption of Target preferred stock (except for regular, normal dividends) made by the Target immediately preceding the Merger, will be included as assets of Target held immediately prior to the Merger.

            (c) The liabilities of Target assumed by Sub and the liabilities to which the transferred assets of Target are subject were incurred by Target in the ordinary course of its business.

            (d) Target and the shareholders of Target will pay their respective expenses, if any, incurred in connection with the Merger.

            (e) Target is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

            (f) Target is not an investment company as defined in Section 38(a)(2)(F)(iii) and (iv) of the Code.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                                    AND SUB

          3.   Representations and Warranties of Buyer and Sub.  Buyer and Sub
               -----------------------------------------------
represent and warrant to Target as follows, except as set forth in a disclosure schedule (the "Buyer Schedule") delivered by Buyer contemporaneously with the execution of this Agreement:

          3.1  Organization, Powers and Qualifications.  Buyer is a corporation
               ---------------------------------------
duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Buyer has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith. Buyer is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required, other than such jurisdictions where the failure so to qualify would not have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or operations of Buyer and its Subsidiaries taken as a whole (a "Buyer Material Adverse Effect").

          3.2  Subsidiaries.  Sub and each other Subsidiary of Buyer listed on
               ------------
exhibit 21 to Buyer's annual report on Form 10-K for the year ended December 31, 1994 is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each such Subsidiary has all requisite power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the assets and properties used in connection therewith. Each such Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, other than such jurisdictions where the failure so to qualify would not have a Buyer Material Adverse Effect. All issued and outstanding shares of capital stock of Sub have been duly authorized, are fully paid and nonassessable, and are owned of record and beneficially by Buyer free and clear of all pledges, liens, claims, security interests and other charges or defects in title of any nature whatsoever.

          3.3  Authority.  Except for the approval of Buyer's shareholders of
               ---------
the amendment to Buyer's articles of incorporation as described in Section 4.13 hereof, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all necessary corporate action on the part of the Boards of Directors and shareholders (if necessary) of Buyer and Sub and, no other corporate proceedings on the part of Buyer or Sub are necessary to authorize this Agreement or to carry out the transactions contemplated hereby. This Agreement is binding and enforceable upon Buyer and Sub in accordance with its terms, subject to any bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights.

          3.4  Capital Stock.
               -------------

          (a) As of October 1, 1995, the authorized capital of Buyer consists of 10,000,000 shares of Common Stock, par value $5.00 per share, of which 3,848,922 shares were issued and outstanding and no shares were held as treasury shares as of the date of this Agreement.

          (b) Assuming shareholder approval of the amendment to Buyer's articles of incorporation described in Section 4.13 hereof, as of the Closing Date the authorized capital of Buyer will include a number of shares of Series A Convertible Preferred Stock sufficient for Buyer to issue the Preferred Stock Merger Consideration in the Merger. As of the Effective Time, the rights, privileges and preferences of the Buyer Preferred Stock will be as stated in the resolution of the Buyer's board of directors attached to this Agreement as Exhibit A, which resolution will have been validly and effectively filed as a charter amendment in the Corporation Bureau of the Commonwealth of Pennsylvania at or prior to the Effective Time.

          (c) As of the Closing Date, Buyer shall not have authorized any series of preferred stock other than the Series A Convertible Preferred Stock.

          (d) All of the issued and outstanding shares of the Buyer's capital stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. No shares of capital stock issued by Buyer are or were at the time of their issuance subject to preemptive rights.

          3.5  Valid Issuance of Buyer Stock, Etc.  The Buyer Preferred Stock
               ----------------------------------
and the Buyer Common Stock which will be issued in connection with the Merger, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws. The shares of Buyer Common Stock issuable upon conversion of the Buyer Preferred Stock issued in connection with the Merger have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Buyer Preferred Stock, shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Buyer Stock hereunder.

          3.6  Conflict with Other Agreements; Consents and Approvals.  With
               ------------------------------------------------------
respect to the following:

          (a) the Articles of Incorporation or By-laws of, or any securities issued by, Buyer or any subsidiary thereof,

          (b) any law, statute, rule or regulation applicable to Buyer or any subsidiary thereof,

          (c) any contract to which Buyer or any subsidiary thereof is a party or may be bound or any Authorization held by Buyer or any subsidiary thereof, and

          (d) any judgment, order, injunction, decree or ruling of any court, arbitrator or governmental or regulatory official, body or authority applicable to Buyer or any subsidiary thereof,

the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby will not (i) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration which would have a Buyer Material Adverse Effect, or (ii) require any authorization, consent, approval or exemption by any person, the failure to obtain which would have a Buyer Material Adverse Effect, which has not been obtained, or any notice to or filing which has not been given or done, other than the consent of Bank of Pennsylvania under the Buyer's current term loan agreement, the Premerger Notification, filings pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") and applicable state securities laws, the shareholder approval referred to in Section 4.13 hereof, filings pursuant to the Pennsylvania Public Utility Code, and the filing of appropriate merger documentation under the Corporation Law.

          3.7  Financial Statements.  The financial statements of Buyer included
               --------------------
in the Buyer SEC Documents (defined below) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the
SEC), and fairly present (subject, in the case of unaudited statements to normal, recurring audit adjustments which in the aggregate are not material) the consolidated financial position of Buyer and its Subsidiaries at the dates indicated and the consolidated results of operations and cash flows of Buyer and Subsidiaries for the periods indicated (such financial statements are hereinafter referred to as the "Buyer Financial Statements"). The consolidated balance sheet of Buyer and Subsidiaries at December 31, 1994 described above is referred to herein as the "Buyer Balance Sheet." Except as disclosed in the Buyer SEC Documents, Buyer is not a party to any material probable business combination for which financial statements are required to be disclosed pursuant to Section 3-05 of Regulation S-X under the 1933 Act.

          3.8  Brokerage.  In connection with the transactions contemplated by
               ---------
this Agreement, no broker, finder or similar agent has been employed by or on behalf of Buyer, and no person with which Buyer has had dealings or communications of any kind is entitled to any brokerage or finder's fee or other commission in connection with the transactions other than its financial advisor, JSI Financial Services.

          3.9  Reports.  Buyer has previously furnished Target with true and
               -------
complete copies of (i) each final prospectus and definitive proxy statement filed by Buyer with the SEC since December 31, 1992, and (ii) each report filed by Buyer with the SEC with respect to the year ended December 31, 1992 or any months or periods ending thereafter (the "Buyer SEC Documents"). None of such documents or other communications contained as of the date of such document any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of such documents which is subject to the 1933 Act or the 1934 Act, or the regulations promulgated thereunder, complied in all material respects when filed in form with such Acts and the applicable regulations thereunder.

          3.10  Information Supplied.  None of the information supplied or to
                --------------------
be supplied by Buyer or any of its Subsidiaries for inclusion or incorporation by reference in the Registration Statement (including the Prospectus and Proxy Statement) to be filed with the SEC by Buyer in connection with the issuance of Buyer Preferred Stock or Buyer Common Stock pursuant to the Merger or any other documents to be filed with the SEC in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective and at all times necessary to comply with the 1933 Act, and, with respect to the Prospectus and Proxy Statement, when mailed and at all times through the Closing Date contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. All documents filed by Buyer and its Subsidiaries with the SEC and any other regulatory agency in connection with the Merger will comply in all material respects with the provisions of all applicable rules and regulations.

          3.11  Disclosure.  No representation or warranty hereunder or
                ----------
information contained in the financial statements referred to in Section 3.7, the Buyer Schedule or any written certificate, statement, or other document delivered by Buyer hereunder contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading.

          3.12  Tax Matters.  Buyer has no present plan or intention (i) to
                -----------
reacquire any of the shares of Buyer Preferred Stock or Buyer Common Stock it will issue to the shareholders of Target pursuant to the Merger, (ii) to liquidate Sub, to merge with and into another corporation or to sell or otherwise dispose of the stock of Sub. Sub has no present plan or intention to sell or dispose of any of the assets of Target or its subsidiaries after the Effective Time, except for sales, transfers or other distributions made in the ordinary course of business and for transfers described in Section 368(a)(2)(C) of the Code. Following the Effective Time, Sub will continue the historic business of Target and its subsidiaries as presently conducted. Buyer presently controls Sub within the meaning of Section 368(c) of the Code, and following the Effective Time Sub will not issue additional shares of its stock that would result in Buyer losing control of Sub within the meaning of Section 368(c) of the Code.

          3.13  Available Funds.  Buyer has obtained a commitment letter from
                ---------------
a financial institution to lend to Buyer funds which, together with funds which Buyer currently has on hand, will be sufficient to fund the cash merger consideration contemplated by this Agreement (including, without limitation
Section 7.6 hereof) and the associated fees and expenses of Buyer. The terms and conditions set forth in such commitment letter are acceptable to Buyer. Buyer knows of no reason why it will not be able to satisfy all conditions to funding set forth in such commitment letter (a copy of which has been provided to Target) or why such funds will not be available at the Effective Time.

          3.14  Opinion of Financial Advisor.  Buyer has received the written
                ----------------------------
opinion of JSI Financial Services, as of the date hereof, that the consideration to be paid by Buyer in the Merger by Target's shareholders is fair to Buyer's shareholders from a financial point of view.

                                 ARTICLE IV

                                 COVENANTS

          4.1  Conduct of Business Prior to Closing.  From the date of this
               ------------------------------------
Agreement to the Effective Time, Target (except as expressly contemplated or permitted by this Agreement, or to the extent that Buyer shall otherwise consent in writing) agrees as to itself and its Subsidiaries that it:

               (a) will, and will cause each Subsidiary to, conduct and operate its business only in the ordinary course consistent with past practice;

               (b) will not, and will cause each Subsidiary not to, conduct its business in such a manner so as to cause the representations and warranties made by it and its Subsidiaries herein not to be true on the Closing Date as though such representations and warranties were made on and as of such date;

               (c) will, and will cause each Subsidiary to, use its reasonable best efforts to keep available the services of the present employees and agents of it and the Subsidiaries, and to maintain the relations and goodwill with the suppliers, customers and any others having business relations with it or its Subsidiaries;

               (d) will make no change in its authorized, issued or outstanding capital stock and will not grant any options or other rights to acquire, whether directly or contingently, any of its capital stock, nor will it permit any third party to acquire, or gain any rights to acquire, any shares of capital stock of any Subsidiary;

               (e) except for the payment of regular scheduled dividends on its outstanding common stock, will not declare, set aside, or pay any dividend or make any other distribution in respect of, nor repurchase any of, its capital stock;

               (f) will not, and will not permit any Subsidiary to, modify or amend its charter documents or By-laws;

               (g) will not, and will not permit any Subsidiary to, enter into or amend any employment contracts or any employee benefit plan or arrangement; increase the rate of compensation (or other bonus or benefit) payable or to become payable by it to any officer or any other executive employee; make any general increase in compensation or rate of compensation (or other bonus or benefit) payable or to become payable to hourly employees or salaried employees except in the ordinary course of business consistent with past practice; or make any material increase in the contributions to any employee benefit program or arrangement;

               (h) will not, and will not permit any Subsidiary to, incur or guarantee any debt except in the ordinary course of business consistent with past practice;

               (i) will not, and will not permit any Subsidiary to, sell or dispose of any assets (tangible or intangible) except for sales of inventory in the ordinary course of business consistent with past practice;

               (j) will not, and will not permit any Subsidiary to, change in any material respect its accounting and tax practices, policies or principles;

               (k) will not, and will not permit any Subsidiary to, cancel or waive any debts or claims having a value of $50,000 in the aggregate;

               (l) will, and will cause each Subsidiary to, pay all taxes as they become due, file all federal, state, local and foreign tax returns, reports and statements required to be filed by Target or any Subsidiary within the time and in the manner prescribed by law, and collect or withhold all taxes required to be collected or withheld from employees, independent consultants or other third parties;

               (m) will not, and will not permit any Subsidiary to, file any amended tax return or enter into a settlement of any audit or other tax dispute with the IRS or any other taxing authority;

               (n) will not, and will not permit any Subsidiary to, change in any material respect its existing pricing structure, fees and charges structure, marketing and promotional plans and policies; and

               (o) will not, and will not permit any Subsidiary to, enter into any (or modify any existing) lease, contract, commitment or agreement or engage in any transaction (including without limitation any borrowing, capital expenditure, capital financing, leasing arrangement or purchase commitment) except in the ordinary course of business consistent with past practice.

           4.2  Updating of Schedules.  From the date of this Agreement to the
                ---------------------
Closing Date, each of Target and Buyer agrees that it will promptly inform the other in writing if any information set forth in its Schedule is not accurate and complete in all material respects as of such later date and will promptly disclose to the other in writing any information which arises after the date hereof and which would have been required to be included in its Schedule to make such Schedule accurate and complete in all material respects as of such later date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement its representations and warranties or its Schedule for purposes of any provision hereof unless the other shall have consented thereto in writing.

           4.3  Access.  From the date of this Agreement to the Closing Date,
                ------
Target agrees that it will give to Buyer and its financial advisers, counsel, accountants and other representatives full access, during normal business hours upon reasonable advance notice, to all personnel, properties, books, contracts, documents and records with respect to its affairs as Buyer may reasonably request, including without limitation all work papers, schedules and calculations relating to financial statements, and any other information that may be necessary for Buyer to conduct an audit of the books and records of Target. Any information relating to Target shall be delivered subject to the provisions of the Confidentiality Agreement referred to in Section 8.3 of this Agreement.

           4.4  Proxy Material, Registration Statement, Other Filings and
                ---------------------------------------------------------
Applications.  In connection with the transactions contemplated by this
------------
Agreement:

                (a) Buyer shall file with the SEC the Registration Statement to register under the 1933 Act the Buyer Preferred Stock and Buyer Common Stock to be offered to the holders of Target Common Stock in connection with this Agreement and shall use its reasonable best efforts to cause the Registration Statement to become effective and to provide Target with the necessary copies of the Prospectus and Proxy Statement for mailing to the shareholders of Target at the earliest practicable date after the effective date of the Registration Statement. Buyer shall file all such amendments to the Registration Statement as shall be necessary to keep it current and effective until the Merger shall have been consummated.

                (b) In connection with the preparation of the Registration Statement, Target shall provide Buyer with all proxy material which Target intends to use in connection with obtaining the necessary Target shareholder approval for the Merger and the transactions contemplated hereby and all other material which in the opinion of counsel for Buyer is required by applicable law to be sent to the shareholders of Buyer in connection with such approval. Target agrees to cause the Prospectus and Proxy Statement to be mailed to its shareholders at the earliest practicable date after the effective date of the Registration Statement. Target agrees to make reasonable best efforts to cause a copy of the written fairness opinion of its financial advisor to be included in the Prospectus and Proxy Statement.

                (c) Buyer shall file all applicable state securities or "blue sky" applications and use its reasonable best efforts to qualify the Buyer Preferred Stock issuable pursuant to this Agreement under such applicable state securities or "blue sky" laws prior to the Closing Date; provided, however, that Buyer shall not be required to consent to general service of process or qualify as a foreign corporation or take any action that would subject Buyer to any taxing authority to which it is not now subject.

                (d) Buyer shall file an additional listing application with the NASDAQ Small Cap Market covering the Buyer Common Stock issuable as Common Stock Merger Consideration and issuable upon conversion of the Buyer Preferred Stock issued as Preferred Stock Merger Consideration in connection with this Agreement and shall use its reasonable best efforts to obtain approval of such application upon official notice of issuance

                (e) Target and Buyer shall promptly prepare and file Premerger Notifications and shall use their reasonable best efforts to obtain termination of the waiting period thereunder as promptly as practicable.

                (f) Buyer shall promptly prepare and file with the Pennsylvania Public Utility Commission and all other governmental agencies (if any) all documents necessary for such agency (or agencies) to approve the consummation of the transactions contemplated by this Agreement. Buyer shall use its reasonable best efforts to obtain all required regulatory approvals as promptly as practical.
            In connection with the preparation and filing of the Registration Statement, any state securities or "blue sky" application, listing application, Premerger Notification, or other regulatory application, or any amendment thereto pursuant to this Section 4.4, the parties hereto shall provide to each other such information and documents (or access thereto), and shall render such assistance, as the other party may reasonably request or as may be necessary to carry out the provisions of this Section
4.4.

          4.5  Shareholder Meeting.  Target shall call and hold a meeting of
               -------------------
its shareholders to be held as soon as is practicable for the purpose of voting on this Agreement. A majority of the Board of Directors of Target will recommend to its shareholders approval of this Agreement and the Merger and shall take all such actions consistent with the fiduciary obligations of such Board to obtain such approvals as promptly as practicable, including without limitation the solicitation of proxies. In addition, Target shall call and hold as soon as possible its 1995 annual meeting for the sole purpose of electing directors.

          4.6  Third Party Consents.  Prior to the Effective Time, each of
               --------------------
Buyer and Target shall obtain all consents, approvals or authorizations of third parties which are required to be obtained by each of them in order to effect the transactions contemplated by this Agreement and such other consents, approvals or authorizations the absence of which would have a Target Material Adverse Effect or a Buyer Material Adverse Effect, as appropriate.

          4.7  Satisfaction of Conditions.  Each party hereto will use all
               --------------------------
reasonable best efforts to satisfy all the conditions to be satisfied by it to effect the transactions contemplated hereby.

          4.8  Public Announcements.  Neither Target nor Buyer will make,
               --------------------
issue or release any oral or written public announcement or statement concerning, or acknowledgment of the existence of, or reveal the terms, conditions and status of, the transactions contemplated by this Agreement, or any other communication to its shareholders or the investing public, directly or indirectly (including without limitation press releases and statements to securities analysts), without first making a good faith attempt to inform the other of the contents of such announcement, acknowledgment or statement.

          4.9  Employees and Employee Benefit Plans.
               ------------------------------------

          (a) For a period of three years following the Effective Time, Buyer shall continue the employment (in a position not unreasonably dissimilar to the position occupied immediately prior to the Effective Time) and current salary of all persons employed by Target as of the Effective Time. Such persons may be terminated by Buyer during such three-year period only (i) for reasonable cause and (ii) if the employee reaches normal retirement age. For purposes of this Section 4.9(a), "cause" shall include, but not be limited to, the failure of an employee, following reasonable notice and reasonable opportunity to comply, to perform duties with due care, refusal to follow lawful instructions of superiors, commission of tortious or criminal acts, failure to comply with attendance policies and failure to comply with other general employment policies that may be announced by Buyer from time to time.

          (b) For a period of three years following the Effective Time, Buyer will either (i) cause to remain in effect all Benefit Plans of Target and its Subsidiaries, as in effect on the date of this Agreement or (ii) to provide benefits to employees of Target and its Subsidiaries under Benefit Plans of Buyer that provide benefits that are no less favorable, taken as a whole, to the benefits provided to comparable employees of Buyer.

          (c) To the extent that eligibility for participation or entitlement to benefits under any Benefit Plan of Buyer is determined by reference to periods of service, then for purposes of determining the eligibility of employees of Target and its Subsidiaries to participate in Benefit Plans of Buyer after the Effective Time or their entitlement to benefits thereunder (including entitlement to early retirement subsidies under any pension plan and any severance or vacation plans or arrangements of Buyer), the calculation of such periods of service shall include periods of service with Target and its Subsidiaries.

          (d) In lieu of providing the continued salary and benefits that otherwise would have been provided under this Section 4.9, Buyer, in its discretion, may offer to any person employed by Target as of the Effective Time severance compensation. Buyer agrees that all employees of Target shall have the rights to continued employment provided under this Section 4.9 notwithstanding any offer of severance compensation, and that no employee shall be required to accept any such offer.

          (e) Buyer agrees to cause or permit Target to amend as of the Closing Date, Target's current pension plan to eliminate the benefit reduction currently provided for in such plan in the event of retirement after age 62 and prior to age 65. Buyer shall have no obligation under this Section 4.9(e) if such plan amendment is impermissible under ERISA or any other applicable law.

          (f) The provisions of this Section 4.9 are intended to benefit, and may be enforced by, the employees or officers covered by such provisions. This Section 4.9 shall be binding upon all successors and assigns of Target, Buyer, Sub and the Surviving Corporation.

          4.10  Director and Officer Indemnification.
                ------------------------------------

          (a) From and after the Effective Time, Buyer shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former directors and officers of Target (the "Indemnified Parties") against losses, claims, damages, liabilities, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Parties arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent permitted by applicable law unless such indemnification is expressly prohibited by applicable law or if the conduct of the Indemnified Party is finally determined by a court to have constituted willful misconduct or recklessness within the meaning of Section 1746(b) of the Corporation Law or any superseding provision. In addition, Buyer shall, and shall cause the Surviving Corporation to, advance expenses as incurred to the fullest extent permitted by applicable law if the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification. The obligations of Buyer and the Surviving Corporation under this Section 4.10(a) shall continue for six years following the Effective Time, provided that all rights to indemnification and advancement of expenses in respect of any claim made, asserted or commenced within such period shall continue until the final disposition of such claim. Buyer's obligations under this Section 4.10(a) shall be limited to a maximum expenditure of $5,000,000 (including any amounts actually paid under insurance policies maintained by Buyer under Section 4.10(b) below).

          (b) For a period of six years following the Effective Time, Buyer shall use all reasonable efforts to, at the option of Buyer, (i) include the Indemnified Parties under Buyer's current director and officer liability insurance policy, (ii) maintain in effect the director and officer liability policy currently maintained by Target, or (iii) provide coverage to the Indemnified Parties under one or more other insurance policies providing terms and conditions which are substantially no less advantageous to the Indemnified Parties than the coverage that would be provided under clause (i) or (ii) above, such that coverage thereunder will be provided to Indemnified Parties for claims arising on or after the Effective Time with respect to matters existing or occurring on or prior to the Effective Time. In no event shall Buyer be obligated to expend, in order to maintain or provide the insurance pursuant to this Section 4.10(b), an aggregate amount in excess of $80,000, but in such case shall purchase as much coverage as possible for such amount.

          (c) All rights and obligations under this Section 4.10 shall be in addition to any rights an Indemnified Party may have under the articles of incorporation or bylaws of Target as in effect on the date hereof, or pursuant to any other agreement, arrangement or document in effect prior to the Effective Time and disclosed to Buyer. The provisions of this Section 4.10 are intended to benefit, and may be enforced by, all Indemnified Parties, and their respective heirs and representatives. This Section 4.10 shall be binding upon all successors and assigns of Target, Buyer, Sub and the Surviving Corporation.

          4.11  Other Proposals.  Target hereby agrees that it shall not, nor
                ---------------
shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its or its Subsidiaries' officers, directors, employees, affiliates, investment bankers or other representatives or agents (collectively, the "Representatives") to, directly or indirectly, solicit, encourage (including by way of fur nishing non-public information), initiate discussions or negotiations relating to or take any other action to facilitate, any inquiries or the making of any proposal for an Acquisition Transaction. As used herein, the term "Acquisition Transaction" shall mean the occurrence of any of the following events: (i) Target is acquired by merger or otherwise by any "person" or "group," as such terms are defined in Section 13(d) of the 1934 Act, other than Buyer, Sub or any of their respective affiliates (a "Third Party"); (ii) a Third Party acquires more than 30% (as reflected in accordance with generally accepted accounting principles on Target's most recent quarterly financial statements) in value of the total assets of Target and its Subsidiaries, taken as a whole;
(iii) a Third Party acquires more than 30% of the outstanding Target Common Shares; (iv) Target adopts and implements a plan of liquidation relating to, or extraordinary dividend equal to, more than 30% in value of the total assets of Target (as reflected in accordance with generally accepted accounting principles on Target's most recent quarterly financial statements); or (v) Target enters into a preliminary or definitive agreement with a Third Party relating to any of the transactions referred to in clauses (i) through (iv) above. Target agrees that it shall promptly notify Buyer orally and in writing of any such inquiries or proposals. Any such notification shall include the identity of the person making such proposal or request, the terms thereof, and any other information with respect thereto as Buyer may reasonably request. Nothing contained in this Agreement shall be construed to prohibit Target from (a) disclosing, under protection of an appropriate confidentiality agreement, non-public information concerning Target to, and engaging in discussions and negotiations concerning an Acquisition Transaction with, a person who has made a bona fide offer to engage in an Acquisition Transaction for a consideration and on terms which are more favorable to the Target shareholders than the terms of the Merger, and who can reasonably be expected to consummate the Acquisition Transaction on the terms that have been proposed, and which disclosure, discussions and negotiations, in the judgment of Target, shall be required by reason of the fiduciary obligations of the Board of Directors of Target and (b) subject to Target's obligations under Section 7.5 hereof and only after terminating this Agreement in accordance with Section 7.1(d) hereof, accepting such offer for an Acquisition Transaction from such person which the Board of Directors of Target concludes is more favorable to the Target shareholders than the Merger contemplated hereby.

          4.12  Intentionally Omitted.
                ---------------------

          4.13  Buyer Shareholder Approval.  Buyer shall make reasonable best
                --------------------------
efforts to prepare and file with the SEC a proxy statement containing a proposal to amend Buyer's articles of incorporation to authorize sufficient shares of Series Preferred Stock to permit the issuance of the Buyer Preferred Stock in the Merger. Such proxy statement may be either a separate proxy statement of Buyer or a joint proxy statement to be mailed to the shareholders of both Target and Buyer. Buyer shall call and hold a meeting of its shareholders to be held as soon as is practicable for the purpose of voting on such proposal. Buyer agrees to cause such proxy statement to be mailed to its shareholders at the earliest practicable date. Buyer agrees to make reasonable best efforts to cause a copy of the written fairness opinion of its financial advisor to be included in such proxy statement. In such proxy statement the Board of Directors of Buyer will recommend to its shareholders approval of such proposal and will take all such actions consistent with the fiduciary obligations of such Board to obtain such approvals as promptly as practicable, including without limitation the solicitation of proxies. In the event that the requisite shareholder approval is not obtained at such shareholders meeting (or any adjournment thereof), Target shall have the right to terminate this Agreement in accordance with Section 7.1(e) hereof.

          4.14  Affiliates.  Prior to the Closing Date, Target shall deliver
                ----------
to Buyer a letter identifying all
persons who (in Target's reasonable judgment) are, at the time this Agreement is submitted for approval to the shareholders of Target, "affiliates" of Target for purposes of Rule 145 under the 1933 Act. Target shall use its reasonable best efforts to cause each such person to deliver to Buyer, on or prior to the Closing Date, a written agreement, in the form attached hereto as Exhibit B acknowledging and agreeing to abide by the limitations imposed by law in respect of the sale or other disposition of Buyer Preferred Stock and Buyer Common Stock received by such person pursuant to the Merger.


                                 ARTICLE V

                 CONDITIONS TO OBLIGATIONS OF BUYER AND SUB

          5.  Conditions To Obligations of Buyer and Sub To Consummate the
              ------------------------------------------------------------
Merger.  The obligations of Buyer and Sub to consummate the Merger provided
------
for in this Agreement shall be subject to satisfaction, on or before the Closing Date, of the following conditions:

          5.1  Representations, Warranties, and Covenants of Target.  The
               ----------------------------------------------------
representations and warranties of Target herein contained and the information contained in the Target Schedule and other documents delivered by Target in connection with this Agreement shall be true and correct at November 30, 1995 in all material respects with the same effect as though made at such time, except to the extent waived hereunder or affected by the transactions contemplated herein; Target shall have performed in all material respects all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and Target shall have delivered to Buyer a certificate in form and substance satisfactory to Buyer dated the Closing Date and signed by the Chairman of the Board and the Vice President of Target to such effect.

          5.2  Target Shareholder Approval.  The requisite approval of this
               ---------------------------
Agreement and the transactions contemplated hereby shall have been given by the shareholders of Target.

          5.3  Buyer Shareholder Approval.  Subject to the provisions of
               --------------------------
Section 7.6 hereof, the requisite approval of the amendment to Buyer's articles of incorporation referred to in Section 4.13 shall have been given by the shareholders of Buyer.

          5.4  Intentionally Omitted.
               ---------------------

          5.5  No Injunctions.  No preliminary or permanent injunction or
               --------------
other order, decree or ruling by any federal, state or provincial court in the United States or by any United States governmental, regulatory or administrative agency which prevents the consummation of the transactions contemplated by this Agreement (including the Merger) shall have been issued and remain in effect; provided, however, that each of the parties hereto shall have used its
--------  -------
reasonable best efforts to prevent any such injunction or other order, and to appeal as promptly as possible any such injunction or order that may be entered.

          5.6  No Antitrust Litigation.  No action, suit or proceeding against
               -----------------------
Buyer or Target brought by the Antitrust Division of the Department of Justice or the Federal Trade Commission challenging the Merger under the federal antitrust laws shall be pending or shall have been threatened by either such agency.

          5.7  Filings.  Buyer and Target shall have made all filings required
               -------
under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the required statutory waiting period under such Act shall have terminated. Target shall have made all required filings under the Pennsylvania Public Utility Code and the required approval from the Pennsylvania Utility Commission shall have been obtained. For purposes of the required approval from the Pennsylvania Utility Commission, Buyer's shall not be obligated to consummate the Merger if such approval is subject to any further action of any kind (including, without limitation, reconsideration, rehearing, review or appeal) and consummating the Merger prior to the completion (or the expiration of the possibility) of such further action would have a Buyer Material Adverse Effect.

          5.8  NASDAQ Listing.  The NASDAQ Small Cap Market shall have
               --------------
approved the listing, upon official notice of issuance, of all Buyer Common Stock issuable as Common Stock Merger Consideration or upon conversion of the Buyer Preferred Stock issued as Preferred Stock Merger Consideration in connection with this Agreement.

          5.9  Securities Laws.  The Registration Statement shall have been
               ---------------
declared effective by the SEC, no stop order shall have been issued or proceedings instituted or threatened suspending the effectiveness of the Registration Statement, and all approvals, consents, permits, licenses or qualifications from authorities administering the securities laws of any state having jurisdiction, required in the reasonable judgment of Buyer for the consummation of this Agreement and the Merger shall have been obtained and shall be effective and in full force and effect.

          5.10  Affiliate Letters.  Buyer shall have received the letters from
                -----------------
Target's affiliates referenced in Section 4.14 hereof.

          5.11  Dissenters Rights.  The holders of no more than ten percent of
                -----------------
the outstanding shares of Target Common Stock shall have effectively exercised dissenters rights pursuant to the Corporation Law.

          5.12  Tax Opinion or Tax Ruling.
                -------------------------

          (a) Target shall have received a ruling from the Internal Revenue Service (the "IRS") or an opinion of Morgan, Lewis & Bockius LLP, special counsel to Target, to the effect that:

          (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and Target and Buyer will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

          (ii) no gain or loss will be recognized by Target by reason of the Merger;

          (iii) the gain, if any, realized by a holder of shares of Target Common Stock upon receipt of shares of Buyer Preferred Stock, Buyer Common Stock and/or cash in exchange for shares of Target Common Stock pursuant to the Merger will be recognized but not in excess of the amount of cash received, and no loss will be recognized by those holders of Target Common Stock who exchange their shares of Target Common Stock solely for shares of Buyer Preferred Stock and Buyer Common Stock; and

          (iv) the basis of the Buyer Preferred Stock and Buyer Common Stock to be received by the Target shareholders will be, in each instance, the same as the basis of the Target Common Stock surrendered in exchange therefor and the holding period of the Buyer Preferred Stock and Buyer Common Stock to be received by Target shareholders will include the period during which Target Common Stock surrendered in exchange therefor was held, provided the Target Common Stock was held as a capital asset by such Target shareholder at the Effective Time.

          (b) In case a ruling from the IRS is sought, Target and Buyer shall cooperate and each shall furnish to the other and to the IRS such information and representations as shall, in the opinion of counsel for Buyer and Target, be necessary or advisable to obtain such ruling.

          5.13  Legal Opinion.  Buyer shall have received an opinion dated the
                -------------
Closing Date from Morgan, Lewis & Bockius LLP, special counsel to Target, in the form and substance reasonably satisfactory to Buyer and its counsel.

          5.14  Resignations.  Without in any way limiting the obligations of
                ------------
Buyer under Section 4.9 hereof, Buyer shall have received the written resignations, in a form reasonably acceptable to Buyer (which shall include a representation with respect to the matters referred to in the last two sentences of Section 2.14 hereof), of those Target directors and officers designated by Buyer.

          5.15  Fairness Opinion.  Subject to the provisions of Section 7.6
                ----------------
hereof, Buyer shall have received the written opinion of its financial advisor, JSI Financial Services, dated as of a date no later than the date of the mailing of the proxy statement to Buyer shareholders and not subsequently withdrawn, that the consideration to be paid by Buyer in the Merger is fair to Buyer's shareholders from a financial point of view.


                                 ARTICLE VI

                     CONDITIONS TO OBLIGATION OF TARGET

          6.   Conditions To Obligation of Target To Consummate the Merger.
               -----------------------------------------------------------
The obligation of Target to consummate the Merger provided for in this Agreement shall be subject to satisfaction, on or before the Closing Date, of the following conditions:

          6.1  Representations, Warranties, and Covenants of Buyer and Sub.
               -----------------------------------------------------------
The representations and warranties of Buyer and Sub herein contained and the information contained in the Buyer Schedule and other documents delivered by Buyer and Sub in connection with this Agreement shall be true and correct at the Closing Date in all material respects with the same effect as though made at such time except to the extent waived hereunder or affected by the transactions contemplated herein; Buyer and Sub shall have performed in all material respects all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date; and Buyer shall have delivered to Target a certificate in form and substance satisfactory to Target dated the Closing Date and signed by the President and by the Chief Financial Officer of Buyer to such effect.

          6.2  Target Shareholder Approval.  The requisite approval of this
               ---------------------------
Agreement and the transactions contemplated hereby shall have been given by the shareholders of Target.

          6.3  Buyer Shareholder Approval.  Subject to the provisions of
               --------------------------
Section 7.6 hereof, the requisite approval of the amendment to Buyer's articles of incorporation referred to in Section 4.13 shall have been given by the shareholders of Buyer.

          6.4  Intentionally Omitted.
               ---------------------

          6.5  No Injunctions.  No preliminary or permanent injunction or
               --------------
other order, decree or ruling by any federal, state or provincial court in the United States or by any United States governmental, regulatory or administrative agency which prevents the consummation of the transactions contemplated by this Agreement (including the Merger) shall have been issued and remain in effect; provided, however, that each of the parties hereto shall have used its
--------  -------
reasonable best efforts to prevent any such injunction or other order, and to appeal as promptly as possible any such injunction or order that may be entered.

          6.6  No Antitrust Litigation.  No action, suit or proceeding against
               -----------------------
Buyer or Target brought by the Antitrust Division of the Department of Justice or the Federal Trade Commission challenging the Merger under the federal antitrust laws shall be pending or shall have been threatened by either such agency.

          6.7  Filings.  Buyer and Target shall have made all filings required
               -------
under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the required statutory waiting period under such Act shall have terminated. Buyer shall have made all required filings under the Pennsylvania Public Utility Code and the required approval from the Pennsylvania Utility Commission shall have been obtained.

          6.8  NASDAQ Listing.  The NASDAQ Small Cap Market shall have
               --------------
approved the listing, upon official notice of issuance, of all Buyer Common Stock issuable as Common Stock Merger Consideration or upon conversion of the Buyer Preferred Stock issued as Preferred Stock Merger Consideration in connection with this Agreement.

          6.9  Securities Laws.  The Registration Statement shall have been
               ---------------
declared effective by the SEC, no stop order shall have been issued or proceedings instituted or threatened suspending the effectiveness of the Registration Statement, and all approvals, consents, permits, licenses or qualifications from authorities administering the securities laws of any state having jurisdiction, required in the reasonable judgment of Target for the consummation of this Agreement and the Merger shall have been obtained and shall be effective.

          6.10  Fairness Opinion.  Target shall have received the written
                ----------------
opinion of its financial advisor, Snyder & Co., dated as of a date no later than the date of the mailing of the Prospectus and Proxy Statement to the Target shareholders and not subsequently withdrawn, that the consideration to be received in the Merger by Target's shareholders is fair to Target's shareholders from a financial point of view.


                                ARTICLE VII

                     TERMINATION, WAIVER AND AMENDMENT

          7.1  Termination.  This Agreement may be terminated by written
               -----------
notice of termination at any time before the Closing Date (whether before or after action by shareholders of Target) only as follows:

               (a)  by mutual consent of Buyer and Target;

               (b)  by Buyer

                    (i) upon written notice to Target given at any time if the representations and warranties of Target contained in Article II hereof were not true and correct in all material respects when made or as of November 30, 1995 (except to the extent qualified by materiality in which event such representations and warranties shall be true and correct) or if Target fails to perform all obligations and comply in all material respects with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Effective Time (except to the extent such performance or compliance is qualified by materiality in which event such performance or compliance shall have failed to occur);

                    (ii) upon written notice to Target given at any time after June 30, 1996 if the Effective Time shall not have occurred on or before June 30, 1996 unless the absence of such occurrence shall be due to the failure of Buyer or any of its Subsidiaries to perform in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Effective Time (except to the extent such performance or compliance is qualified by materiality in which event such performance or compliance shall have failed to occur);

                     (iii) upon written notice to Target given no later than 5:00 p.m. on the business day prior to the Closing Date where it has been determined, in accordance with Section 1.3, that the Market Value is more than $32.70 (subject to adjustment in accordance with Section 1.3 hereof) and Target has not exercised its option to decrease the Common Stock Exchange Ratio as provided in Section 1.3 hereof;

               (c)   by Target

                     (i) upon written notice given to Buyer at any time if the representations and warranties of Buyer and Sub contained in Article III hereof were not true and correct in all material respects when made or as of the Closing Date (except to the extent qualified by materiality in which event such representations and warranties shall be true and correct) or if Buyer or Sub fails to perform in all material respects all obligations and comply in all material respects with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Effective Time (except to the extent such performance of compliance is qualified by materiality in which event such performance or compliance shall have failed to occur);

                     (ii) upon written notice to Buyer given at any time after June 30, 1996 if the Effective Time shall not have occurred on or before the later of June 30, 1996 or the 60th day following Target's notice under
     Section 7.6 hereof with respect to an all-cash transaction, unless the absence of such occurrence shall be due to the failure of Target or any of its Subsidiaries to perform in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Effective Time (except to the extent such performance or compliance is qualified by materiality in which event such performance or compliance shall have failed to occur);

                     (iii) upon written notice to Buyer given no later than 5:00 p.m. on the business day prior to the Closing Date where it has been determined, in accordance with Section 1.3, that the Market Value is less than $22.50 (subject to adjustment in accordance with Section 1.3 hereof) and Buyer has not exercised its option to increase the Common Stock Exchange Ratio as provided in Section 1.3 hereof;

               (d) upon written notice to Buyer by Target if Target is terminating this Agreement in order to enter into an Acquisition Transaction with a person not a party hereto, provided that Target was entitled to pursue the proposal of such Acquisition Transaction pursuant to the provisions of
Section 4.11 hereof;

               (e) upon written notice to Buyer by Target if the requisite Buyer shareholder approval referred to in Section 4.13 hereof is not obtained at the meeting of Buyer's shareholders (or any adjournment thereof) called pursuant to
Section 4.13; and

               (f)  as provided in Section 7.6.

          7.2  Effect of Termination.  In the event of the termination of this
               ---------------------
Agreement and the abandonment of the Merger, the provisions of this Agreement other than the provisions of Section 7.5 shall thereafter become void and have no effect, and no party thereto shall have any liability to any other party hereto or its shareholders or directors or officers in respect thereof, except that nothing herein shall relieve any party from liability for any willful breach thereof or from its obligations under the Confidentiality Agreement referred to in Section 8.4.

          7.3  Waiver of Terms.  Any of the terms or conditions of this
               ---------------
Agreement may be waived at any time prior to the Effective Time by the party which is, or whose shareholders are, entitled to the benefit thereof, by action taken by the Board of Directors of such party, or by its chairman, president or any vice president authorized to act for such party; provided, however, that such waiver shall be in writing and shall be taken only if, in the judgment of the Board of Directors or officer taking such action, such waiver will not have a materially adverse effect on the benefits intended hereunder to the shareholders of such corporation, and the other parties hereto may rely on the delivery of such a waiver as conclusive evidence of such judgment and the validity of the waiver.

          7.4  Amendment of Agreement.  Anything herein or elsewhere to the
               ----------------------
contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented or interpreted at any time prior to the Closing Date by written instrument duly authorized and executed by each of the parties hereto; provided, however, that after approval by the shareholders of Target or Buyer, no amendment shall be made which by law requires further approval by the shareholders without such further approval.

            7.5  Fees and Expenses.
                 -----------------

            (a) In order to induce Buyer and Sub to enter into this Agreement and to structure the Merger in the manner set forth herein and as a means of compensating Buyer for the substantial direct and indirect monetary and other costs incurred and to be incurred in connection with the Merger and for the loss of its ability to pursue other advantageous transactions and the potential adverse consequences if the Merger is not completed, Target agrees that if this Agreement is terminated by Target pursuant to Section 7.1(d), then Target shall pay to Buyer within one business day following the date of the termination pursuant to Section 7.1(d) a break-up fee in the amount of $585,000, such fee being in the nature of liquidated damages as exclusive compensation to Buyer and Sub for any and all claims and losses which Buyer and Sub have or may have incurred in connection with this Agreement and the transactions contemplated hereby.

            (b) In the event that: (i) the Market Value of a share of Buyer Common Stock is less than $22.50, Buyer has not exercised its option to increase the Common Stock Exchange Ratio as provided in Section 1.3 hereof and Target terminates this Agreement pursuant to Section 7.1(c)(iii) hereof; (ii) Buyer is unable to consummate its financing for the cash portion of the Per Share Merger Consideration and as a result of such inability this Agreement is terminated by Target pursuant to Section 7.1(c)(ii) or by Buyer pursuant to Section 7.1(b)(ii) hereof; (iii) Buyer's shareholders have voted to dissapprove the charter amendment referred to in Section 4.13 hereof, Target exercises its option pursuant to Section 7.6 hereof to proceed with an all-cash transaction, and this Agreement is terminated by Target pursuant to Section 7.1(c)(ii) or by Buyer pursuant to Section 7.1(b)(ii); or (iv) this Agreement is terminated by Target pursuant to Section 7.1(c)(i), then in any of such events Buyer will pay Target within one business day following the date of any termination referred to in clauses (i) through (iv) above a break-up fee in the amount of $2,000,000, such fee being in the nature of liquidated damages as exclusive compensation (together with any reimbursement made pursuant to Section 7.5(c) below) to Target for any and all claims and losses which Target has or may have incurred in connection with this Agreement and the transactions contemplated hereby. Buyer has agreed to this provision in order to induce Target to enter into this Agreement and as a means of compensating Target for the substantial direct and indirect monetary and other costs incurred or to be incurred in connection with the Merger and for the loss of its ability to pursue other advantageous transactions and the potential adverse consequences if the Merger is not completed.

          (c) In addition to Section 7.5(b) above, in the event that this Merger Agreement is terminated by Buyer pursuant to Section 7.1(b)(ii) or by Target pursuant to Section 7.1(c)(i), (ii) or (iii) or Section 7.1(e) or Section 7.6, then Buyer shall pay to Target within one business day following the date of any such termination an amount not to exceed $550,000 in reimbursement of any termination fee paid by Target to C-TEC Corporation upon termination of the C-TEC Agreement.

          (d) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that all filing fees for Premerger Notifications shall be shared equally by the parties.

          7.6  Failure of Buyer Shareholder Approval.  In the event that the
               -------------------------------------
requisite Buyer shareholder approval referred to in Section 4.13 hereof is not obtained at the meeting of Buyer's shareholders (or any adjournment thereof) called for the purpose specified in Section 4.13, Buyer shall promptly notify Target in writing of such failure. In such event Target shall have the option, exercisable by written notice to Buyer within 45 days of Buyer's notice and in addition to its right to terminate this Agreement pursuant to Section 7.1(e) hereof, to proceed with the Merger on the terms contemplated by this Agreement, except that the "Per Share Merger Consideration" defined in Section 1.3(b) shall be deemed to be $65.00 in cash. In the event that Target exercises such option, this Agreement shall continue in full force and effect, except that the provisions of this Agreement shall be deemed to have been amended, mutatis
                                                                   -------
mutandis, to the extent necessary to reflect the fact that the Per Share Merger
--------
Consideration is cash rather than a combination of cash and stock. The parties specifically acknowledge and agree that the shareholder approval specified in
Section 4.13 and the fairness opinion specified in Section 5.15 shall not be a condition to the closing of the all cash transaction contemplated by this
Section 7.6. In the event that Target does not exercise its option under this
Section 7.6 within the time provided above, this Agreement shall terminate.


                                ARTICLE VIII

                             GENERAL PROVISIONS

          8.1  Cooperation.  Subject to the terms and conditions herein
               -----------
provided, each party shall cooperate with the other party in carrying out the provisions of this

Agreement and shall execute and deliver, or cause to be executed and delivered, such governmental notifications and additional documents and instruments and do, or cause to be done, all additional things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby.

          8.2  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts each of which shall be deemed an original, but all of which counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any other counterpart.

          8.3  Contents of Agreement, Etc.  With the exception of the matters
               --------------------------
addressed in the Letter Agreement dated October 31, 1994 between Target and Buyer (the "Confidentiality Agreement"), this Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof, except for arrangements between the parties concerning confidential information, are merged into and superseded by this Agreement. Except as provided in Section 4.9 and 4.10 hereof, nothing herein express or implied is intended or shall be construed to confer upon or to give any person, other than Buyer and Target and their respective shareholders, any rights or remedies under or by reason of this Agreement.

          8.4  No Survival of Representations and Warranties.  None of the
               ---------------------------------------------
representations and warranties in this Agreement shall survive the Effective
Time.

          8.5  Section Headings, Gender and "Person."  The section headings
               --------------------------------------
herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. The use of the masculine or any other pronoun herein when referring to any person has been for convenience only and shall be deemed to refer to the particular person intended regardless of the actual gender of such person. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization or any other entity.

          8.6  Notices.  All notices, consents, waivers or other
               -------
communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally, by overnight mail service, by facsimile transmission (which is confirmed) or by registered or certified mail, return receipt requested, postage prepaid, as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

          If to Buyer or Sub:

          Conestoga Enterprises, Inc.
          202 E. First Street
          Birdsboro, PA  19508
          Attention:  Executive Vice President
          (610) 582-6475 (Fax)

          With a required copy to:

          Miller and Murray
          542 Court Street
          P.O. Box 942
          Reading, PA  19603-0942
          Attention:  James H. Murray, Esquire
          (610) 376-5243 (Fax)

          If to Target:

          Buffalo Valley Telephone Company
          20 South Second Street
          Lewisburg, Pennsylvania  17837
          Attention:  Chairman of the Board
          (717) 524-0459 (Fax)

          With a required copy to:

          Morgan, Lewis & Bockius LLP
          One Commerce Square
          417 Walnut Street
          Harrisburg, Pennsylvania  17101
          Attention:  James H. Carroll, Esquire
          (717) 237-4004 (Fax)

          All such notices shall be deemed to have been given three business days after mailing if sent by registered or certified mail, one business day after mailing if sent by overnight courier service or on the date transmitted if sent by facsimile transmission.

          8.7  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
               -------------
INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.

          IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first above written.


                                CONESTOGA ENTERPRISES, INC.



                                By:_________________________
                                    F.M. Brown
                                    President


                                CB MERGER CORPORATION



                                By:_________________________
                                    F.M. Brown
                                    President


                                BUFFALO VALLEY TELEPHONE
                                COMPANY



                                By:_________________________
                                    James G. Apple
                                    Chairman of the Board

                                 SCHEDULE 1.3

                      Election and Allocation Procedures
                      ----------------------------------


     A.  Election and Allocation.
         -----------------------

     1. Subject to and in accordance with the allocation and election procedures set forth in this Schedule 1.3, each record holder of Target Common Shares (other than holders of Dissenters' Shares) (the "Holders") shall, prior to the Election Deadline (as hereinafter defined) specify (a) the number of whole Target Common Shares held by such Holder as to which such Holder shall desire to receive the Cash Merger Consideration, (b) the number of whole Target Common Shares held by such Holder as to which such Holder shall desire to receive the Preferred Stock Merger Consideration, and (c) the number of whole Target Common Shares held by such Holder as to which such Holder shall desire to receive the Common Stock Merger Consideration.

   2. An election as described in clause (a) of Paragraph 1 is herein referred to as a "Cash Election," and Target Common Shares as to which a Cash Election has been made are herein referred to as "Cash Election Shares." An election as described in clause (b) of Paragraph 1 is herein referred to as a "Preferred Stock Election," and shares as to which a Preferred Stock Election has been made are herein referred to as "Preferred Stock Election Shares." An election as described in clause (c) of Paragraph 1 is herein referred to as a "Common Stock Election," and shares as to which a Common Stock Election has been made are herein referred to as "Common Stock Election Shares." A failure to indicate a preference in accordance herewith is herein referred to as a "Non-Election," and shares as to which there is a Non-Election are herein referred to as "Non-Election Shares."

   3. Any record holder of Target Common Shares who is holding shares for a beneficial owner, or as a nominee for one or more beneficial owners, may submit a form for purposes of making elections and containing instructions with respect thereto (the "Election Form") on behalf of any such beneficial owners. Any beneficial owner of Target Common Shares on whose behalf a record owner of Target Common Shares has submitted an Election Form in accordance with this paragraph A.3 will be considered a separate Holder of Target Common Shares for purposes of this Schedule 1.3.

   4. As used herein, the term "Cash Percentage" means the maximum permissible percentage of the Aggregate Shares (defined below) for which Cash Merger Consideration may be issued. The Cash Percentage shall be selected by Buyer, in its sole discretion, and Buyer shall give Target written notice of such election within five business days following the Election Deadline (defined below). The Cash Percentage shall be 50% or, if lower, the maximum possible percentage which would permit the Merger to qualify as a tax-free exchange for federal income tax purposes.

     5. All Preferred Stock Election Shares shall receive Preferred Stock Merger Consideration (and cash in lieu of fractional shares). All Common Stock Election Shares shall receive Common Stock Merger Consideration (and cash in lieu of fractional shares). All Non-Election Shares shall receive Common Stock Merger Consideration (and cash in lieu of fractional shares).

     6. Cash Election Shares shall receive Cash Merger Consideration only to the extent permitted by this Schedule 1.3. Payment of the Cash Merger Consideration shall be allocated to Holders making Cash Elections such that the number of Target Common Shares (outstanding and including Dissenters' Shares) as to which cash is paid shall not exceed the Cash Percentage times the aggregate number of Target Common Shares outstanding (including Dissenters' Shares) (the "Aggregate Shares"). To the extent Cash Election Shares are not permitted to receive cash, such shares will receive Preferred Stock Merger Consideration, as follows:

     If the number of Cash Election Shares plus the number of Dissenters' Shares is more than the Cash Percentage, (i) the Cash Election Shares of each Holder shall be reduced pro rata by multiplying the number of Cash Election Shares of such Holder by a fraction, the numerator of which is the number of Target Common Shares equal to (x) the Cash Percentage times (y) the Aggregate Shares minus the aggregate number of Dissenters' Shares and the denominator of which is the aggregate number of Cash Election Shares, and
     (ii) the shares of such Holder representing the difference between such Holder's initial Cash Election and such Holder's reduced Cash Election pursuant to clause (i) shall be converted into and be deemed to be Preferred Stock Election Shares.

     B.  Procedures.
         ----------

     1. Target and Buyer shall prepare the Election Form for purposes of making elections and containing instructions with respect thereto. The Election Form shall be distributed to each Holder at such time as Target and Buyer shall determine and shall specify the date by which all such elections must be made (the "Election Deadline"), which date shall be determined by Target and Buyer but shall be not earlier than the 20 calendar days following the Effective Time.

     2. Elections shall be made by Holders by mailing to such bank or entity as may be mutually acceptable to Buyer and Target as the exchange agent ("Exchange Agent"), a duly completed Election Form. To be effective, an Election Form must be properly completed, signed and submitted to the Exchange Agent accompanied by certificates representing the Target Common Shares as to which the election is being made (or by an appropriate guaranty of delivery by a commercial bank or trust company in the United States or a member of a registered national security exchange or the National Association of Security Dealers, Inc.), or by evidence that such certificates have been lost, stolen or destroyed accompanied by such security or indemnity as shall be reasonably requested by Buyer. An Election Form and accompanying share certificates must be received by the Exchange Agent by the close of business on the Election Deadline. An election may be changed or revoked but only by written notice received by the Exchange Agent prior to the Election Deadline including, in the case of a change, a properly completed revised Election Form. Any share certificates which were submitted in connection with an election shall be returned to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such certificates.

     3. Buyer will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether the Election Forms have been properly completed, signed and submitted or changed or revoked and to disregard immaterial defects in Election Forms. The decision of Buyer (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Buyer nor the Exchange Agent will be under any obligation to notify any person of any defect in an Election form submitted to the Exchange Agent. Either Buyer (or the Exchange Agent) shall also make all computations contemplated by Part A of this
Schedule 1.3.

     4. For the purposes hereof, a Holder who does not submit an effective Election Form to the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election. If Buyer or the Exchange Agent shall determine that any purported Cash Election, Preferred Stock Election or Common Stock Election was not effectively made, such purported elections shall be deemed to be of no force and effect and the Holder making such purported election shall, for purposes hereof, be deemed to have made a Non-Election.

   5. In the event that this Agreement is terminated pursuant to the provisions hereof and any shares have been transmitted to the Exchange Agent pursuant to the provisions hereof, Buyer and Target shall cause the Exchange Agent to promptly return such shares to the person submitting the same.

                                                                       EXHIBIT A

                    RESOLUTION OF THE BOARD OF DIRECTORS OF
                          CONESTOGA ENTERPRISES, INC.
                          ESTABLISHING AND DESIGNATING
                      SERIES A CONVERTIBLE PREFERRED STOCK
                          AS A CLASS OF CAPITAL STOCK

        RESOLVED, that the articles of incorporation of Conestoga Enterprises, Inc. (herein called the "Corporation") be amended to authorize and establish, as a class of the corporation's authorized capital stock, the Series A Convertible Preferred Stock having a par value of $65.00 per share (such class being herein called the "Series A Stock"), having the following voting rights, designations, preferences, limitations and special rights under and subject to the following provisions:

        Section 1.  Designation.  There shall be a class of capital stock
                    -----------
which shall consist of 900,000 shares and shall be designated as Series A Convertible Preferred Stock. The Series A Stock is being issued in connection with the transactions contemplated by that certain Agreement and Plan of Merger dated as of October 18, 1995 among Conestoga Enterprises, Inc., CB Merger Corporation and Buffalo Valley Telephone Company which transactions closed on _______________, 1996.

        Section 2.  Definitions.
                    -----------

             (a) The term "Common Stock" as used in this resolution shall be deemed to mean stock of the Corporation of any class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount or percentage; except that Common Stock issuable upon conversion of Series A Stock as provided in this resolution shall mean only Common Stock authorized at the time of original issue of Series A Stock and stock of any other class into which the then authorized Common Stock shall thereafter have been changed by reclassification or otherwise.

             (b) The term "Dividend Parity Stock" as used in this resolution with respect to Series A Stock shall be deemed to mean all other stock of the Corporation ranking equally therewith as to the payment of dividends. The term "Liquidation Parity Stock" as used in this resolution with respect to Series A Stock shall be deemed to mean all other stock of the Corporation ranking equally therewith as to distribution of assets upon liquidation.

             (c) The term "Junior Stock" as used in this resolution with respect to Series A Stock shall be deemed to mean the Common Stock and all other stock of the Corporation ranking junior to the Series A Stock as to the payment of dividends and the distribution of assets upon liquidation. The term "Dividend Junior Stock" as used in this resolution with respect to Series A Stock shall be deemed to mean the Common Stock and all other stock of the Corporation ranking junior to the Series A Stock as to the payment of dividends. The term "Liquidation Junior Stock" as used in this resolution with respect to Series A Stock shall be deemed to mean the Common Stock and all other stock of the Corporation ranking junior to the Series A Stock as to distribution of assets upon liquidation.

             (d) The term "Senior Stock" as used in this resolution with respect to Series A Stock shall be deemed to mean all other stock of the Corporation ranking senior thereto as to the payment of dividends or distribution of assets upon liquidation.

          Section 3.  Dividends.
                      ---------

               (a) The holders of record of Series A Stock shall be entitled to receive, as and if declared by the board of directors, cumulative cash dividends thereon of $3.42 per annum, and no more, but only out of funds legally available for the payment of such distributions under 15 Pa.C.S. (S) 1551 (relating to distributions to shareholders) or under any corresponding superseding provision of law. Dividends on the Series A Stock shall be payable semi-annually on _____________ and _____________/1/ in each year. Dividends shall accrue from
                                -
____________/2/. Accumulations of dividends shall not bear interest. Unless full
             -
cumulative dividends on outstanding shares of Series A Stock have been paid, no dividend or other distribution (except in Junior Stock) shall be declared or paid on Common Stock or on other Dividend Junior Stock and no amount shall be set aside or applied to the redemption, purchase or other acquisition of Common Stock or other Dividend Junior Stock other than by exchange therefor of Junior Stock or, with respect to redemptions, purchases or other acquisitions of Dividend Junior Stock other than Common Stock, out of the proceeds of a substantially concurrent sale of shares of Junior Stock.

_________________________
/1/            Insert the month and day of the date sixth months following the
 -
closing date of the Merger and the closing date, respectively.

/2/            Insert the closing date of the Merger.
 -

             (b) In the event that full cumulative dividends upon the Series A Stock and stated dividends on all Dividend Parity Stock are not paid in full, all shares of Series A Stock and all shares of Dividend Parity Stock shall participate ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable thereon if all dividends thereon were declared and paid in full.

        Section 4.  Liquidation Rights.
                    ------------------

             (a) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series A Stock shall be entitled to receive from the assets of the Corporation payment in cash of $65.00 per share, plus a further amount equal to unpaid cumulative dividends on Series A Stock accrued to the date when such payments shall be made available to the holders thereof, and no more, before any amount shall be paid or set aside for, or any distribution of assets shall be made to the holders of Common Stock or other Liquidation Junior Stock. If, upon such liquidation, dissolution or winding up, the amounts available for distribution to the holders of Series A Stock and all Liquidation Parity Stock, shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then such amounts shall be paid ratably among the shares of Series A Stock and Liquidation Parity Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto if paid in full.

             (b) None of the following shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this section:

                  (1) a consolidation of the Corporation with any other corporation;

                  (2) a merger of the Corporation into any other corporation or a merger of any other corporation into the Corporation;

                  (3)  a reorganization of the Corporation;

                  (4) the purchase or redemption of all or part of the outstanding shares of any class or classes of the Corporation;

                  (5) a sale or transfer of all or any part of the assets of the Corporation;

                  (6) a share exchange to which the Corporation is a party; or

                  (7)  a division of the Corporation.

        Section 5.  Redemption at the Option of the Corporation.  Commencing
                    -------------------------------------------
on the fourth anniversary of the Closing Date, the Series A Stock may be called for redemption and redeemed at the option of the Corporation by resolution of the board of directors, in whole at any time or in part at any time or from time to time upon the notice hereinafter provided for in section 7, by the payment in cash of a redemption price equal to the applicable percentage of $65.00 per share specified below, plus an amount equal to the accrued and unpaid cumulative dividends thereon to the date fixed by the board of directors as the redemption date:


       If redeemed during the period/3/          Applicable
                                     -
              (dates inclusive)                  percentage
       -------------------------------           ----------
____________, 2000 through ___________, 2001      103.00%
____________, 2001 through ___________, 2002      102.00%
____________, 2002 through ___________, 2003      101.00%
From and after _________________, 2003            100.00%

          Section 6.  Redemption at the Option of the Holders.  Commencing on
                      ---------------------------------------
the second anniversary of the Closing Date and at any time or from time to time thereafter in accordance with this section 6, each holder of Series A Stock shall have the right, at such holder's option, to require the Corporation to redeem all or a portion of such holder's shares of Series A Stock at a redemption price of $65.00, plus an amount equal to the accrued and unpaid cumulative dividends thereon to the redemption date. To exercise the redemption right provided for in this section 6, a holder must provide to the Corporation
(i) an irrevocable written notice of the holder's exercise of such right, which notice shall set forth the name of the holder of the Series A Stock, the number of shares to be redeemed and a statement that the election to exercise the redemption right is being made thereby; and (ii) the shares of Series A Stock with respect to which such redemption right is being exercised, duly endorsed for transfer to the Corporation. Such written notice shall be irrevocable and (unless the Corporation shall default in making the requested redemption) shall terminate

_________________________

/3/            Insert the month and day of the closing date of the Merger and
 -
the date immediately preceding such closing date, respectively.

all conversion rights of the holder under section 11 with respect to the shares of Series A Stock to be redeemed pursuant to this section 6. Holders may not exercise the redemption right pursuant to this section 6 for less than 100 shares of Series A Stock (or, if less than 100, all shares of Series A Stock owned by such holder). Subject to the last sentence of this section 6, the Corporation as of each March 31, June 30, September 30 and December 31 shall redeem all shares (if any) of Series A Stock for which a notice of redemption under this section 6 has been received by the Corporation prior to the close of business on the immediately preceding February 15, May 15, August 15 or November 15, respectively. The Corporation shall also redeem all shares (if any) of Series A Stock for which a notice of redemption under this section 6 has been received by the Corporation during the 30 day period following the date of mailing by the Corporation pursuant to paragraphs 11(g)(3) and 11(g)(4) of notice of a reclassification, capital reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition of assets, liquidation, dissolution or winding-up; any shares submitted for redemption during such 30 day period shall be redeemed no later than 60 days following the mailing date of such notice.

        Section 7.  Manner of Redemption of Series A Stock
                    --------------------------------------

             (a) If less than all of the outstanding shares of Series A Stock shall be called for redemption under section 5, the particular shares to be redeemed shall be selected by lot or by such other equitable manner as may be prescribed by resolution of the board of directors.

             (b) Notice of redemption under section 5 of any shares of Series A Stock shall be given by the Corporation by first-class mail, not less than 30 nor more than 60 days prior to the date fixed by the board of directors of the Corporation for redemption (the "redemption date"), to the holders of record of the shares to be redeemed at their respective addresses then appearing on the records of the Corporation. The notice of the redemption shall state:

                          (1)  the redemption date;

                          (2)  the redemption price;

                          (3) that the redemption is an optional redemption pursuant to section 5 of this resolution;

                          (4) if less than all outstanding shares of Series A Stock of the holder are to be redeemed, the identification of the shares of Series A Stock to be redeemed;

                          (5) the conversion price on the date of the notice,

                          (6) that on the redemption date the redemption price will become due and payable upon each share of Series A Stock to be redeemed and the right to convert each such share shall cease as of the close of business on the business day prior to the redemption date, unless default shall be made in the payment of the redemption price; and

                          (7) the place or places where such shares of Series A
            Stock to be redeemed are to be surrendered for payment of the redemption price.

                    (c) On or before the redemption date for a redemption made under section 5 or section 6 of this resolution, the Corporation may deposit in trust, for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefor, the moneys necessary for such redemption with a bank or trust company, to be designated in the notice of such redemption, doing business in New York City, Philadelphia, Reading, Lewisburg or Harrisburg, and having capital, surplus and undivided profits aggregating at least $100,000,000. Upon the making of such deposit, and upon the mailing as hereinabove provided in this section 7 or in section 6 of the notice of such redemption or upon the earlier delivery to the bank or trust company of irrevocable authorization and direction to mail such notice, all shares with respect to the redemption of which such deposit shall have been made and such mailing effected or authorization therefor given shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares (i) to receive, out of the moneys so deposited in trust, from and after the time of such deposit, the amount payable upon the redemption thereof, without interest and (ii) to exercise any privilege of conversion not theretofore expiring. At the expiration of two years after the redemption date any such moneys then remaining on deposit with such bank or trust company shall be paid over to the Corporation, free of trust, and thereafter the holders of the certificates for such shares shall have no claims against such bank or trust company, but only claims as unsecured creditors against the Corporation for amounts equal to their pro rata portions of the moneys so paid over, without interest; except that any moneys so deposited which shall not be required for the payment of the redemption price of such shares because of the exercise of any right of conversion subsequent to the date of such deposit, shall, upon request of the Corporation, be paid over to the Corporation forthwith. Interest, if any, accrued on moneys deposited with any bank or trust company pursuant to the foregoing provisions of this section shall belong to and upon its request be paid over to the Corporation. The Corporation and its agents shall not be liable to any holder of Series A Stock failing to surrender certificates for cancellation for any property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (d) Shares of Series A Stock redeemed by the Corporation shall be restored to the status of authorized and unissued shares of Series A, and may be reissued by the Corporation as shares of Series A Stock.

               (e) Where less than all of the Series A Stock represented by a holder's certificate have been redeemed in accordance with section 5 or section 6 hereof, the Corporation shall promptly provide such holder a new certificate representing that number of shares of Series A Stock that remain outstanding following such redemption.

        Section 8.  Limitation on Redemption or Purchase.  Unless full
                    ------------------------------------
cumulative dividends due on outstanding shares of Series A Stock have been paid or declared and set apart for payment and all prior redemptions pursuant to section 6 of Series A Stock made or provided for, the Corporation shall not redeem any Series A Stock, Dividend Parity Stock or Liquidation Parity Stock unless all outstanding shares of Series A Stock are redeemed, and the Corporation shall not purchase or otherwise acquire for value any Series A Stock, Dividend Parity Stock or Liquidation Parity Stock except in accordance with a purchase or exchange offer made simultaneously by the Corporation to all holders of record of Series A Stock and Dividend Parity Stock and Liquidation Parity Stock which, considering the annual dividend rates and the other relative rights and preferences of such shares, in the reasonable opinion of the board of directors (whose determination shall be conclusive), will result in fair and equitable treatment among all such shares.

        Section 9.  Voting Rights.
                    -------------

             (a) Except as expressly provided to the contrary in this resolution or as otherwise required by law, the holders of Series A Stock shall have no right to vote at, or to participate in, any meeting of shareholders of the Corporation, or to receive any notice of such meeting.

                    (b)(1) In the event that (i) dividends upon the Series A
            Stock shall be in arrears in an amount equal to three full semi-annual dividends thereon or (ii) any redemption of Series A Stock has not been made or provided pursuant to section 6 of this resolution, the number of directors constituting the full board shall be increased by two, and the holders of the Series A Stock, voting noncumulatively separately as a single class together with the holders of any other shares of preferred stock having the right to elect directors as a class under such circumstances, shall be entitled to elect two additional members of the board of directors of the Corporation at the next annual meeting of shareholders of the Corporation or at a special meeting called as hereinafter provided in this section. Such voting rights of the holders of Series A Stock shall continue until all accumulated and unpaid dividends thereon and all redemptions thereof shall have been paid in full, whereupon such special voting rights of the holders of Series A Stock shall cease (and the term of the two additional directors shall thereupon expire and the number of directors constituting the full board shall be decreased by two) subject to being again revived from time to time upon the recurrence of the conditions described in this section as giving rise thereto.

                    (2) At any time when such right of holders of Series A Stock to elect two additional directors shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 10% of the Series A Stock then outstanding (or 10% of all shares of preferred stock having the right to vote for such directors in case holders of shares of other classes or series of preferred stock shall also have the right to elect directors as a class in such circumstances) shall, call a special meeting of holders of such Series A Stock (and other class or series of preferred stock, if applicable) for the election of directors.
            In the case of such a written request, such special meeting shall be held within 60 days after the delivery of such request, and, in either case, at the place and upon the notice provided by law and in the bylaws of the Corporation; except that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of shareholders of the Corporation.

                    (3) Whenever the number of directors of the Corporation shall have been increased by two as provided in this section, the number as so in creased may thereafter be further increased or decreased in such manner as may be permitted by the bylaws of the Corporation and without the vote of the holders of Series A Stock. No such action shall impair the right of the holders of Series A Stock to elect and to be represented by two directors as provided in this section.

                    (4) The two directors elected as provided in this section shall serve until the next annual meeting of shareholders of the Corporation and until their respective successors shall be elected and qualified or the earlier expiration of their terms as provided in this section. No such director may be removed without the vote or consent of holders of a majority of the shares of Series A Stock (or holders of a majority of shares of preferred stock having the right to vote in the election of such director in case holders of shares of other classes or series of preferred stock shall also have the right to elect such director as a class). If, prior to the expiration of the term of any such director, a vacancy in the office of such director shall occur, such vacancy shall, until the expiration of such term, in each case be filled by appointment made by the remaining director elected as provided in this section.

             Section 10.  Restrictions on Certain Corporate Action.
                          ----------------------------------------

                  (a) Without the affirmative vote of the holders of at least a majority of the Series A Stock at the time outstanding or, if holders of other classes or series of preferred stock have the right to vote as a class on such matter under the articles of incorporation of the Corporation, the holders of at least a majority of Series A Stock and other classes or series of preferred stock voting as a single class, the Corporation shall not:

                         (1) permit to be outstanding any shares of any class or series of Senior Stock, or increase the outstanding number of shares of any class or series of Senior Stock beyond the number of shares permitted in accordance with this section 10; or

                         (2) merge, consolidate, divide or participate in a share exchange with any other corporation if any corporation surviving or resulting from such merger, consolidation, division or share exchange would have after such merger, consolidation, division or share exchange any outstanding shares of any class or series of Senior Stock in excess of the number of shares of Senior Stock of the Corporation permitted to be outstanding immediately preceding such merger, consolidation, division or share exchange.

                         (b) Without the affirmative vote of the holders of at least a majority of the Series A Stock at the time outstanding, the Corporation shall not amend, alter, change or repeal any of the express terms of the Series A Stock.

                         (c) At all meetings at which the holders of the Series A Stock have the right to vote under the express provisions of section 9 or this section 10 (regardless of whether or not holders of any other classes or series of preferred stock have voting rights on such matter), each holder of Series A Stock shall be entitled to one vote or fraction thereof, for each $10.00 or fraction thereof, of the involuntary liquidating value represented by the shares of Series A Stock.

                    Section 11.  Conversion Rights.
                                 -----------------

                         (a) The holder of any outstanding share or shares of Series A Stock shall have the right at any time or from time to time to convert, subject to the provisions of this section, any such share or shares, at the initial conversion price per share of Common Stock of $_______/4/,
                                                                        -
  into that number of fully paid and nonassessable shares of Common Stock of the Corporation determined by dividing $65.00 by the conversion price in effect at the time of such conversion; except that (i) such conversion price shall be subject to adjustment upon the happening of certain contingencies as provided in subsection (b), (ii) whenever the Corporation shall call for redemption any Series A Stock, the conversion rights of the holder thereof shall terminate

_____________________

/4/            The initial conversion price shall be 125% of the average
 -
"market price" of a share of Common Stock for the ten consecutive business day period immediately preceding the fourth business day prior to the closing date under the Merger Agreement. The "market price" for each day shall be the average of the last reported bid and asked prices quoted by each of the four principal market makers for Common Stock on the NASDAQ Small Cap Market. The initial conversion price, however, may not be less than $28.00 nor more than the higher of (i) $40.00 or (ii) such average "market price."

as to the shares called for redemption at the close of business on the business day next preceding the redemption date unless default shall be made in the payment of the redemption price or in the conversion thereof and (iii) in the event of the liquidation of the Corporation, whether voluntary or involuntary, or a consolidation or merger of the Corporation with or into any other corporation or a share exchange or division, as a result of which consolidation, merger, share exchange or division only cash shall be payable or distributable to the holders of the Common Stock, the conversion rights of the holders of Series A Stock shall terminate on such date as shall be fixed by the board of directors, not less than 30 days after the mailing to such holders of the notice required by subsection (g).

                    (b) The conversion price shall be subject to adjustment as follows:

                         (1)  If the Corporation shall:

                           (i)pay or make a dividend or distribution on its
                    Common Stock in shares of its capital stock;

                          (ii)subdivide its outstanding shares of Common Stock
                    into a greater number of shares;

                         (iii)combine its outstanding shares of Common Stock
                    into a smaller number of shares;

                          (iv)issue to holders of Common Stock by
                    reclassification of its shares of Common Stock or any recapitalization or reorganization any shares of capital stock of the Corporation; or

                           (v)take any other action having the same effect as
                    any of the actions described in subparagraphs (i) through
                    (iv);

            then, in each such case, the conversion price in effect immediately prior thereto shall be adjusted so that the holder of any share of Series A Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of the Corporation which such holder would have owned or been entitled to receive after the happening of any of such events had such share of Series A Stock been converted immediately prior to the happening thereof. An adjustment made pursuant to this paragraph (1) shall become effective retroactively as of the time immediately after the record date in those cases specified in subparagraph (i) and shall become effective as of the time immediately after the effective date in those cases specified in subparagraphs (ii) through (v).

                    (2) If the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 90 days after the record date mentioned in the last sentence of this paragraph) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price (determined as provided in paragraph (5) of this subsection) per share of Common Stock on the business day immediately preceding the record date mentioned in the last sentence of this paragraph or, if earlier, the date such issuance is given effect for trading purposes, the conversion price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (without giving effect to their exercise) plus the number of shares which the aggregate exercise price of the total number of shares offered for subscription or purchase would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (without giving effect to their exercise) plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights or warrants are issued and shall become effective retroactively as of the time immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

                    (3) If the Corporation shall distribute to all holders of
            its Common Stock evidences of its indebtedness or assets (excluding cash dividends) or rights or warrants to subscribe for or purchase Common Stock (excluding those referred to in paragraph (2)) or other securities issued by the Corporation or property of the Corporation, then and in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior thereto by a fraction, of which the numerator shall be the current market price per share of the Common Stock on the business day immediately preceding the record date mentioned in the last sentence of this paragraph or, if earlier, the date such distribution is given effect for trading purposes less the then fair market value (as determined in good faith by resolution of the board of directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and of which the denominator shall be the current market price per share of Common Stock on the business day immediately preceding the record date mentioned in the last sentence of this paragraph or, if earlier, the date such distribution is given effect for trading purposes. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively as of the time immediately after the record date for the determination of shareholders entitled to receive such distribution.

                    (4) If any such rights or warrants referred to in paragraphs
            (2) and (3) above shall expire without having been exercised, the conversion price as theretofore adjusted because of the issue of such rights or warrants shall forthwith be readjusted to the conversion price which would have been in effect had an adjustment been made on the basis that the only rights or warrants so issued or sold were those rights or warrants actually exercised and that with respect to any such rights or warrants to subscribe for or purchase securities issued by the Corporation, other than Common Stock, or property of the Corporation the fair market value thereof shall be the fair market value of the rights or warrants actually exercised.

                    (5) For the purpose of any computation under this
            subsection, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the ten consecutive business days commencing five business days before the day in question. The closing price for each day shall be, in the event that the Common Stock is listed on any national securities exchange, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case as reported on the applicable consolidated or composite tape for issues traded on the principal national securities exchange on which the Common Stock is admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the last reported bid and asked prices in the over-the-counter market as furnished by any national quotation system or, if not available, any New York Stock Exchange member firm selected from time to time by the Corporation for the purpose. The term "business day" shall include any day on which securities are traded on such exchange or in such market.

                    (6) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least one percent; except that any adjustments which by reason of this sentence are not required to be made shall be carried forward, and taken into account in calculating each subsequent adjustment, until made. All calculations under this subsection shall be made to the nearest cent or to the nearest 1/100 of a share as the case may be.

                    (7) In determining the number of shares of Common Stock
            outstanding at any particular time, for the purpose of computations pursuant to the formula in this subsection there shall be included all Common Stock issuable in respect of any then outstanding scrip certificates representing fractional interests with respect to Common Stock.

               (c) Notwithstanding anything to the contrary set forth in subsection (b), no adjustment of the conversion price shall be made as a result of or in connection with the issuance of Common Stock of the Corporation pursuant to any dividend reinvestment plan now existing or hereafter established by the Corporation for the benefit of holders of Common Stock.

               (d)  In the event of any:

                    (1) capital reorganization of the Corporation;

                    (2) merger, consolidation or share exchange of the
            Corporation with or into another corporation;

                    (3)  division of the Corporation; or

               (4) sale, lease, exchange or other disposition of all or
            substantially all of the property and assets of the Corporation as a result of which sale, lease, exchange or other disposition of property, other than solely cash, shall be payable or distributable in exchange for shares of Common Stock, then, as a condition of such reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition, the Corporation or such successor or purchasing corporation, as the case may be, shall make provision that the holder of each share of Series A Stock shall have the right thereafter to convert such share into the kind and amount of stock, securities or assets receivable upon such reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition by a holder of the number of shares of Common Stock into which such share of Series A Stock might have been converted immediately prior to such reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in subsection (b). The provisions of this subsection shall similarly apply to successive reorganizations, mergers, consolidations, share exchanges, divisions, sales, leases, exchanges or other dispositions.

            (e) Subject to the provisions of subsection (b) of section 3 above, upon conversion of any shares of Series A Stock, the Corporation shall deliver to the holder of the shares, together with the certificates for the Common Stock issued upon conversion, payment (but only out of funds legally available for the payment of such distributions under 15 Pa.C.S. (S) 1551) for all accrued and unpaid cumulative dividends on such shares through the date of conversion as determined in accordance with subsection (h) below.

            (f) Whenever the conversion prices shall be adjusted as provided in subsection (b), the Corporation, as soon as practicable and in no event later than ten business days thereafter, shall file with each transfer agent and conversion agent for Series A Stock a statement, signed by the president, any vice president or the treasurer of the Corporation, stating the adjusted conversion prices determined as therein provided and setting forth in reasonable detail the facts requiring such adjustment, and shall promptly mail a copy of such statement to each holder of Series A Stock at the address of such holder then appearing on the record books of the Corporation. Each transfer and conversion agent shall be fully protected in relying on such statement and shall be under no duty to examine into the truth or accuracy thereof. If any question shall at any time arise with respect to the adjusted conversion prices, it shall be resolved by a firm of independent public accountants selected by the Corporation, who may be the Corporation's auditors, and such determination shall be binding upon the Corporation and the holders of such shares.

               (g)  If the Corporation shall propose:

                    (1) to pay any dividend in stock upon its Common Stock or to make any other distribution, other than a cash dividend payable out of retained earnings, to the holders of its Common Stock;

                    (2) to offer to the holders of its Common Stock rights to
            subscribe to any additional shares of any class or any other rights or options;

                    (3) to effect any reclassification of its Common Stock
            (other than a reclassification involving merely the subdivision or combination of outstanding Common Stock), or to effect any capital reorganization, or to engage in any merger, consolidation, share exchange, division or sale, lease, exchange or other disposition of all or substantially all of its property and assets in a transaction in which approval of any holders of the Common Stock or Series A Stock is required; or

                    (4) to liquidate, dissolve or wind-up;

  then, in each such case, the Corporation shall file with each transfer agent for Series A Stock and shall mail to the holders of record of Series A Stock at their respective addresses then appearing on the record books of the Corporation notice of such proposed action, such notice to be filed and mailed at least ten days, if the proposed action is that referred to in paragraph (1) or (2), and at least 30 days, if the proposed action is that referred to in paragraph (3) or (4), prior to the record date for the purpose of determining holders of the Common Stock entitled to the benefits of the action referred to in paragraph (1) or (2) or to vote with respect to the action referred to in paragraph (3) or (4) or, if no record date is taken for any such purpose, the date of the taking of such proposed action. Such notice shall specify the record date for such stock dividend, distribution of such rights or options, or the date on which such reclassification, reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition, liquidation, dissolution or winding up shall take place, as the case may be, and the date of participation therein by the holders of Common Stock if any such date is to be fixed. If such notice relates to any proposed action referred to in paragraph (3) or (4), it shall set forth facts with respect thereto as shall be reasonably necessary to inform each transfer agent and the holders of such shares as to the effect of such action upon their conversion rights. Failure to file any certificate or notice, or to mail any notice, or any defect in any certificate or notice, pursuant to this subsection, shall not affect the legality or validity of any adjustment, dividend, distribution or right referred to in this subsection.

            (h) In order to convert shares of Series A Stock into Common Stock the holder thereof shall surrender at the office of any transfer or conversion agent for the Series A Stock the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at such office that the holder elects to convert such shares and shall state in writing therein the name or names (with addresses) in which such holder wishes the certificate or certificates for Common Stock to be issued. Shares of Series A Stock shall be deemed to have been converted immediately prior to the close of business on the date of the receipt by the transfer or conversion agent of such certificate or certificates for shares for conversion as provided in this subsection, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock after such date of receipt. As soon as practicable on or after the date of conversion, the Corporation shall issue and deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with (x) a scrip certificate for, or cash in lieu of, any fraction of a share, as provided in subsection (j), and
  (y) all accrued and unpaid cumulative dividends on the converted shares of Series A Stock through the date of conversion as provided in subsection (e), to the person or persons entitled to receive the same.

            (i) The Corporation shall pay any and all federal or state original issue taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series A Stock pursuant to this resolution. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Stock so converted were registered, and no issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation either that such tax has been paid or that no such tax is payable.

                    (j) The Corporation shall not issue fractional shares of Common Stock upon any conversion of shares of Series A Stock. As to any final fraction of a share which the holder of one or more shares of Series A Stock would be entitled to receive upon exercise of such shareholder's conversion right, the Corporation shall, at its option as to any such exercise, either:

                         (1) deliver a scrip certificate of the Corporation in respect of such final fraction; or

                         (2) pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction times the closing price per share of Common Stock on the business day which next precedes the day of exercise.

  The closing price for such day shall be, in the event that the Common Stock is listed on any national securities exchange, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case as reported on the composite tape for issues traded on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the last reported bid and asked prices in the over-the-counter market as furnished by any national quotation system or, if not available, any New York Stock Exchange member firm selected from time to time by the Corporation for the purpose.

                    (k) The Corporation shall at all times have authorized and unissued a number of shares of Common Stock sufficient for the satisfaction of any scrip certificates and the conversion of all shares of Series A Stock at the time outstanding.

                    (l) For so long as the Common Stock is listed or included for quotation or trading on any securities exchange or market or trading system, the Company agrees to list or include on any such exchange, market or system all shares of Common Stock issuable upon conversion of the Series A Stock.

          Section 12.  Shareholder Rights as to Dividends and Redemptions.  It
                       --------------------------------------------------
  shall be the mandatory and not discretionary duty of the board of directors to (i) declare and cause to be paid all dividends relating to the Series A Stock and (ii) make redemptions of shares of Series A Stock in accordance with the terms of such stock, so long as such dividends or redemptions are not then prohibited by 15 Pa.C.S. (S) 1551(b) (or any successor provision). The rights of a holder to the declaration and payment of dividends on, and the redemption of, shares of Series A Stock shall be specifically enforceable by a holder to the maximum extent permitted by 15 Pa.C.S. (S) 1521(b) (or any successor provision).

          Section 13.  Financial Statements and Information.  For so long as any
                       ------------------------------------
  shares of Series A Stock shall be outstanding, the Corporation shall furnish to the holders of record of the Series A Stock at their respective addresses then appearing on the record books of the Corporation, copies of all annual and quarterly reports, proxy statements and all other information and reports furnished by the Corporation to the holders of Common Stock. Such information shall be furnished in the same manner and by the same means as furnished to the holders of Common Stock. If at any time the Corporation shall cease to be required, under the Securities Exchange Act of 1934, as amended, to furnish reports and proxy statements to the holders of the Common Stock, then the Corporation shall in lieu of such information furnish the holders of Series A Stock the financial reports required by, within the time period specified in, Pa.C.S. (S) 1554 (or any successor provision).

                                   EXHIBIT B
                                   ---------











                             _______________, 1996

  Conestoga Enterprises, Inc.
  202 E. First Street
  Birdsboro, PA  19508
  Attention:  Executive Vice President

  Dear Sir:

            This letter is delivered to you in compliance with Section 5.10 of the Agreement and Plan of Merger, dated October 18, 1995 (the "Agreement"), between Buffalo Valley Telephone Company ("Target"), Conestoga Enterprises, Inc. ("Buyer") and CB Merger Corporation ("Sub"), providing for the merger (the "Merger") of Target with and into Sub.

            (a) The undersigned hereby acknowledges, solely for the purpose of this undertaking, that it may be deemed to be an "affiliate" of Target as that term is used in paragraph (c) of Rule 145 under the Securities Act of 1933, as amended (the "Act").

            (b) The undersigned represents and warrants to you that the shares of Series A Convertible Preferred Stock ("Series A Preferred") of Buyer and the shares of common stock of the Buyer issued as Common Stock Merger Consideration or issuable upon the conversion of shares of Series A Preferred ("Buyer Common Stock", and together with the Series A Preferred, "Merger Stock") which the undersigned shall receive in exchange for any shares of common stock of Target are not being acquired by the undersigned with a view to their distribution except to the extent and in the manner provided for in paragraph (d) of Rule 145 under the Act.

            (c) The undersigned acknowledges that it has been advised by counsel for Target of the provisions of the federal securities laws which relate to resales of Merger Stock to be received by it in connection with the Merger, and the undersigned hereby undertakes to comply fully with such provisions. The undersigned also agrees that Buyer may place the legend set forth below on the certificate or certificates for any or all Merger Stock to be received by the undersigned in connection with the Merger, may file stop-transfer instructions with respect to such shares with the transfer agent for such shares and may refuse to transfer such shares except upon delivery to Buyer of an opinion, in form and substance satisfactory to Buyer, of counsel acceptable to Buyer to the effect that the proposed transfer of some or all of such shares does not violate federal securities laws.

            (d) Pursuant to the provisions of the preceding paragraph, the certificate or certificates evidencing Merger Stock received by me may bear the following legend:

                  "The shares represented by this certificate are transferable only upon, and are otherwise subject to, certain conditions specified in a certain letter dated ______________, 1996 from the registered owner hereof to Conestoga Enterprises, Inc. (a copy of which is on file with the Secretary of Conestoga Enterprises, Inc.), and no transfer of such shares shall be valid or effective until such conditions have been fulfilled."

            (e) It is understood that Buyer is required to file certain periodic reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission and that no sales of Merger Stock received by the undersigned in the Merger may be made under Rule 145(d) unless Buyer has informed the undersigned that it has filed all such reports required to be filed during the 12 months preceding a proposed sale. It is further understood that Buyer will promptly respond to requests by the undersigned as to the filing of such reports.

                                             Very truly yours,

                                             ___________________
                                             Signature


                                             ___________________
                                             Print Name of Shareholder


  Attachments:  Rules 144 and 145

                                                          APPENDIX B



____________________, 1996


The Board of Directors
Buffalo Valley Telephone Company
20 South Second Street
Lewisburg, PA  17837

Ladies and Gentlemen:

  You have requested our opinion as to the fairness to the common shareholders of Buffalo Valley Telephone Company, a Pennsylvania corporation ("BVT"), from a financial point of view, of the consideration to be paid by Conestoga Enterprises, Inc., a Pennsylvania corporation ("CEI") for each share of Common Stock of BVT (the "Shares") pursuant to the Agreement and Plan of Merger dated as of October 18, 1995 by and between CEI, CB Merger Corporation and BVT (the "Merger Agreement"). Pursuant to the Merger Agreement, each of the Shares will be exchanged for either: (A) $65 in cash ("Cash Consideration"); (B) one share of $65 CEI Series A Convertible Preferred Stock (the "CEI $3.42 Series A Preferred Shares") of CEI (the "Preferred Stock Consideration"). or (c) 2.4 shares of CEI common stock, subject to certain adjustments (the "Common Stock Consideration").

  Snyder & Co., as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of BVT in connection with the transactions described above and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the transaction contemplated by the Merger Agreement.

  In connection with this opinion, we have, among other things, (i) reviewed the Merger Agreement, (ii) reviewed the terms of the CEI $3.42 Series A Preferred Shares to be issued by CEI in the Merger, (iii) reviewed certain other documents related to the Merger, including the Joint Proxy Statement/Prospectus, (iv) reviewed certain publicly available financial information concerning CEI and BVT and certain other relevant financial and operating data of BVT made available from internal records of BVT, (v) held discussions with BVT management concerning BVT's current and future business prospects, (vi) held discussions with CEI management concerning CEI's current and future business prospects,
(vii) reviewed the reported price and trading activity available for the Shares and for the shares of CEI common stock, (viii) compared certain financial and stock market information for CEI and BVT, respectively, with similar information for certain comparable companies whose securities are publicly traded, (ix) compared the financial terms of the Merger Agreement with those of certain recent business combinations in the telecommunications industry which we deemed comparable in whole or in part, and (x) performed such other studies and analyses and considered such other factors as we deemed appropriate.

  We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to information relating to the prospects of CEI and BVT, we have assumed that such information reflects the best currently available estimates and judgments of the managements of CEI and BVT, respectively, as to the likely future financial performance of

CEI and BVT. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities of CEI or BVT, nor have we been furnished with any such evaluation or appraisal. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter. We have assumed for purposes of our opinion that the Merger constitutes a tax-free reorganization under Section 368 of the Internal Revenue Code.

  Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Cash Consideration, Preferred Stock Consideration and Common Stock Consideration to be paid in the Merger is fair, from a financial point of view, to the shareholders of BVT.

                                   Very truly yours,

                                   SNYDER & COMPANY



                                   By:  W. Lloyd Snyder, III
                                        Principal

                                                                      APPENDIX C



_____________________, 1996

The Board of Directors
Conestoga Enterprises, Inc.
202 East First Street
Birdsboro, PA  19508-0448

Ladies and Gentlemen:

JSI Financial Services (JSI) has been retained by the Board of Directors of Conestoga Enterprises, Inc., a Pennsylvania corporation (Conestoga), to express an opinion as to the fairness, from a financial point of view, to Conestoga's common shareholders of the consideration to be paid by Conestoga for each share of Common Stock of Buffalo Valley Telephone Company, a Pennsylvania corporation (Buffalo Valley), pursuant to an Agreement and Plan of Merger dated October 18, 1995 by and between Conestoga and Buffalo Valley (the "Merger Agreement"). Pursuant to the Merger Agreement, each share of Buffalo Valley will be exchanged for either (A) $65 in cash; (B) one share of $65 Conestoga Convertible Preferred Stock; or (C) 2.4 shares of Conestoga Common Stock (collectively the "Consideration").

JSI provides business and financial intermediation, valuation, strategic and business planning, and syndication services to clients in the telecommunications, broadcasting and cable industries. JSI has performed valuations of telecommunications concerns for a variety of purposes including mergers and acquisitions, divestitures, gift and estate taxes, employee stock ownership plans, financial restructurings, and other objectives.

In arriving at our opinion, we have, among other things, (i) considered the nature and economic outlook of the telecommunications industry and, in particular, the local exchange industry, (ii) the financial and operating history of Conestoga and Buffalo Valley, (iii) Conestoga's and Buffalo Valley's earnings and cash flow for the last three years and their outlook for future earnings and cash flow, (iv) Conestoga's historical and projected dividend-paying capacity, (v) past transactions in Conestoga's stock, (vi) and prices at which telephone properties and other communications properties have been bought or sold in recent transactions within the industry.

Specific documents and information relied upon and procedures performed in arriving at our opinion included reviewing Conestoga's and Buffalo Valley's audited financial statements for the periods December 31, 1990 through December 31, 1994; reviewing nine month interim financial statements of Conestoga and Buffalo Valley for the period ending September 30, 1995; reviewing Securities and Exchange Commission Forms 10-K filed by Conestoga for the fiscal years ending December 31, 1990 through December 31, 1995; reviewing Buffalo Valley's Proxy Statement/Prospectus prepared in anticipation of a merger by and between Buffalo Valley and C-TEC Corporation; reviewing the history of Conestoga's stock transfer prices for the period June 1, 1994 through the date of this letter; reviewing the Merger Agreement; reviewing the terms of the Conestoga Convertible Preferred Stock to be issued by Conestoga pursuant to the Merger; having discussions with Conestoga management about the Merger and current and future business prospects for both Conestoga and Buffalo Valley; comparing the financial terms of the Merger Agreement with those at certain recent transactions within the local exchange industry which we deemed comparable in whole or in part; and performing such other analysis and considering such other factors as we deemed appropriate.

The Board of Directors
Conestoga Enterprises, Inc.

                      1996
---------------------,
Page 2

In rendering this opinion, we have relied, without independent verification, on the accuracy, completeness, and fairness of all financial and other information that was publicly available or furnished to us by Conestoga, Buffalo Valley and/or their advisors.

Based upon our analysis of the factors deemed relevant, it is our opinion that, as of the date of this letter, the Consideration to be paid pursuant to the Merger is fair, from a financial point of view, to the shareholders of Conestoga.

Very truly yours,

JSI Financial Services



By:  William E. King, CPA
     Director

                                                                      APPENDIX D



                                 PROVISIONS OF
               PENNSYLVANIA BUSINESS CORPORATION LAW RELATING TO
                      DISSENTERS' RIGHTS OF SHAREHOLDERS
                      ----------------------------------

             15 Pa. C.S.A. Sections 1571 through 1580, inclusive.

(S) 1571. APPLICATION AND EFFECT OF SUBCHAPTER

          (A) GENERAL RULE.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

          Section 1906(c) (relating to dissenters rights upon special treatment).

          Section 1930 (relating to dissenters rights).

          Section 1931(d) (relating to dissenters rights in share exchanges).

          Section 1932(c) (relating to dissenters rights in asset transfers).

          Section 1952(d) (relating to dissenters rights in division).

          Section 1962(c) (relating to dissenters rights in conversion).

          Section 2104(b) (relating to procedure).

          Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

          Section 2325(b) (relating to minimum vote requirement).

          Section 2704(c) (relating to dissenters rights upon election).

          Section 2705(d) (relating to dissenters rights upon renewal of election).

          Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

          Section 7104(b)(3) (relating to procedures).


          (B)  EXCEPTIONS.--

               (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:


                    (i) listed on a national securities exchange; or

                    (ii) held of record by more than 2,000 shareholders;


shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

               (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                    (i) Shares converted by a plan if the shares are not
               converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

                    (ii) Shares of any preferred or special class unless the
               articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.


                    (iii) Shares entitled to dissenters rights under section
               1906(c) (relating to dissenters rights upon special treatment).


               (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.


          (C) GRANT OF OPTIONAL DISSENTERS RIGHTS.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

          (D) NOTICE OF DISSENTERS RIGHTS.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

               (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

               (2) a copy of this subchapter.

          (E) OTHER STATUTES.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

          (F) CERTAIN PROVISIONS OF ARTICLES INEFFECTIVE.--This subchapter may not be relaxed by any provision of the articles.

          (G) CROSS REFERENCES.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).


(S) 1572.  DEFINITIONS

          The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

          "CORPORATION." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

          "DISSENTER." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

          "FAIR VALUE." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

          "INTEREST." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.


(S) 1573.  RECORD AND BENEFICIAL HOLDERS AND OWNERS


          (A) RECORD HOLDERS OF SHARES.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

          (B) BENEFICIAL OWNERS OF SHARES.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.


(S) 1574.  NOTICE OF INTENTION TO DISSENT

          If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.


(S) 1575.  NOTICE TO DEMAND PAYMENT

          (A) GENERAL RULE.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

               (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

               (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

               (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

               (4) Be accompanied by a copy of this subchapter.


          (B) TIME FOR RECEIPT OF DEMAND FOR PAYMENT.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.


(S) 1576.  FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.

          (A) EFFECT OF FAILURE OF SHAREHOLDER TO ACT.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

          (B) RESTRICTION ON UNCERTIFICATED SHARES.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

          (C) RIGHTS RETAINED BY SHAREHOLDER.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.


(S) 1577.  RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES

          (A) FAILURE TO EFFECTUATE CORPORATE ACTION.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

          (B) RENEWAL OF NOTICE OF DEMAND PAYMENT.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

          (C) PAYMENT OF FAIR VALUE OF SHARES.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

               (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

               (2) A statement of the corporation's estimate of the fair value of the shares.

               (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

          (D) FAILURE TO MAKE PAYMENT.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.


     (S) 1578.  ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES

          (A) GENERAL RULE.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.


          (B) EFFECT OR FAILURE TO FILE ESTIMATE.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.


     (S) 1579.  VALUATION PROCEEDINGS GENERALLY

          (A)  GENERAL RULE.--Within 60 days after the latest of:

               (1) effectuation of the proposed corporate action;

               (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

               (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

          (B) MANDATORY JOINDER OF DISSENTERS.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure)./1/
            -

          (C) JURISDICTION OF THE COURT.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

          (D) MEASURE OF RECOVERY.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

          (E) EFFECT OF CORPORATION'S FAILURE TO FILE APPLICATION.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.


(S) 1580.  COSTS AND EXPENSES OF VALUATION PROCEEDINGS

          (A)  GENERAL RULE.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

          (B) ASSESSMENT OF COUNSEL FEES AND EXPERT FEES WHERE LACK OF GOOD FAITH APPEARS.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided in this subchapter.

          (C) AWARD OF FEES FOR BENEFITS TO OTHER DISSENTERS.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.



_______________________
/1/42 Pa.C.S.A. (S) 5301 et. seq.
 -

                                                                      APPENDIX E



                          ______________________, 1996


Buffalo Valley Telephone, Inc.
20 South Second Street
Lewisburg, PA  17837

Re: Agreement and Plan of Merger among Buffalo Valley Telephone Company, Conestoga Enterprises, Inc., and CB Merger Corporation
     ---------------------------------------------------------------------

Gentlemen:

We have acted as special tax counsel to Buffalo Valley Telephone Company, a Pennsylvania corporation ("BVT"), in connection with the proposed merger (the "Merger") of BVT with and into CB Merger Corporation, a Pennsylvania corporation ("Merger Sub"), pursuant to the terms of the Agreement and Plan of Merger among BVT, Conestoga Enterprises, Inc., a Pennsylvania corporation ("CEI"), and Merger Sub dated as of October 18, 1995 (the "Merger Agreement"), and as further described in the Registration Statement on Form S-4 filed by CEI with the Securities and Exchange Commission (the "Registration Statement").

This opinion is being rendered pursuant to your request and in accordance with the requirements of Form S-4 and Section 5.12(a) of the Merger Agreement. All capitalized terms, unless otherwise specified, have the meaning assigned to them in the Registration Statement.

In rendering the opinion set forth below, we have relied upon certain written representations and covenants of CEI and of BVT ("Representation Certificates"), as well as those representations set forth in Sections 2.25 and 3.12 of the Merger Agreement. In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the Representation Certificates,
(iii) the Registration Statement, and (iv) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant.

Based upon and subject to the foregoing, and based upon our reliance on the accuracy of the representations set forth in the Merger Agreement and Representation Certificates and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

Buffalo Valley Telephone

                1996
---------------,
Page 2

1. The Merger will, under current law, constitute a tax-free reorganization under Section 368(a) of the Code.

2. CEI, Merger Sub, and BVT will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

As a tax-free reorganization, the Merger will have the following Federal income tax consequences for BVT shareholders, BVT, and CEI:

3. No gain or loss will be recognized by BVT (or by Merger Sub by reason of being the successor to BVT) by reason of the Merger.

4. No gain or loss will be recognized by CEI by reason of its issuance of CEI $3.42 Series A Preferred Shares or CEI Common Shares pursuant to Section 1032 of the Code.

5. The gain, if any, realized by a holder of BVT Common Shares upon receipt of shares of CEI $3.42 Series A Preferred Shares, CEI Common Shares and/or cash in exchange for BVT Common Shares pursuant to the Merger will be recognized but not in excess of the amount of cash received, and no loss will be recognized by those holders of BVT Common Shares who exchange their BVT Common Shares solely for shares of CEI $3.42 Series A Preferred Shares and/or CEI Common Shares.

6. The basis of the CEI $3.42 Series A Preferred Shares and/or CEI Common Shares to be received by a holder of BVT Common Shares will be, in each instance, the same as the basis of the BVT Common Shares surrendered in exchange therefor (but reduced to the extent any cash received exceeds the amount of gain recognized) and the holding period of the CEI $3.42 Series A Preferred Shares or CEI Common Shares to be received by a holder of BVT Common Shares will include the period during which the BVT Common Shares surrendered in exchange therefor were held, provided the BVT Common Shares were held as a capital asset by such BVT shareholder at the Effective Time.

The opinions expressed in this opinion letter are limited to the matters set forth herein and no other opinions should be inferred beyond those expressly stated. Accordingly, except as expressly set forth above, we express no opinion as to the tax consequences to any party, whether Federal, state, local or foreign, of the Merger or of any transactions related to the Merger or contemplated by the Merger Agreement or the Registration Statement. This opinion letter is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

This opinion is being furnished only to you in connection with the Merger and solely for your benefit in connection therewith and may not be used or relied upon for any other purpose and may not be circulated, quoted or otherwise referred to for any purpose without our express written consent.

Notwithstanding the foregoing, we hereby consent to the use of this opinion as Appendix E to the joint proxy statement/prospectus forming a part of the Registration Statement. We also consent to all references to our firm in the Registration Statement.

Very truly yours,


Morgan, Lewis & Bockius LLP

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


  Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), provide that a business corporation may indemnify directors and officers against liabilities that they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under
Section 1743 of the PBCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the PBCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation.

  Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of
Section 1746 of the PBCL, the CEI Bylaws provide that in connection with any action, suit or proceeding in which a person may be involved by reason of being or having been a director, officer, employee or agent of CEI, the directors and officers of CEI shall be indemnified to the fullest extent permitted by law, except for liabilities arising under the Securities Act of 1933, as amended.

  As authorized by Section 1747 of the PBCL, CEI maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering CEI for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by CEI.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


(a) Exhibits:

Exhibit
Number                                     Description
-------                                    -----------
    2.1  Merger Agreement, dated as of October 18, 1995, by and among CEI, BVT and CB Merger Corporation is Appendix A to the Joint Proxy
         Statement/Prospectus included in Part I and is incorporated herein by reference.
    3.1  Articles of Incorporation of CEI. (1)
    3.2  By-laws of CEI. (2)
    4.1  Form of the CEI $3.42 Series A Preferred Shares is contained as Exhibit A to the Merger Agreement which is Appendix A to the Joint Proxy
         Statement/Prospectus included in Part I and is incorporated herein by reference.
   5.1*  Opinion of Miller and Murray regarding legality of the CEI $3.42 Series A
         Preferred Shares and CEI Common Shares being registered.
  8.1**  Opinion of Morgan, Lewis & Bockius LLP regarding tax matters is Appendix
         E to the Joint Proxy Statement/Prospectus included in Part I and is incorporated herein by reference.
 12.1**  Statement Regarding Calculation of Earnings to Fixed Charges and Preferred
         Stock Dividends.
  23.1*  Consent of Miller & Murray (included in opinion filed as Exhibit 5.1 hereto).
 23.2**  Consent of Morgan, Lewis & Bockius LLP (included in its opinion attached as
         Appendix E to the Joint Proxy Statement/Prospectus included in Part I and is incorporated herein by reference).
 23.3**  Consent of Beard & Company, Inc. regarding CEI.
 23.4**  Consent of William P. Maslo regarding BVT.
 23.5**  Consent of Snyder & Company.
 23.6**  Consent of JSI Financial Services.
  24.6*  Powers of Attorney (included on the signature page).
  99.1*  Form of BVT Proxy.
  99.2*  Form of CEI Proxy.
 99.3**  Form of BVT Shareholder Election Form and Letter of Transmittal.


------------------
*  Previously filed.
** Filed herewith.
(1) Incorporated herein by reference to sequentially numbered pages 53-56 to CEI's Annual Report on Form 10-K for the year ended December 31, 1992.


(2) Incorporated herein by reference to sequentially numbered pages 57-66 to CEI's Annual Report on Form 10-K for the year ended December 31, 1992.

(b)Financial Statement Schedules:

None.


ITEM 22.  UNDERTAKINGS

(1)  The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(3) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)  The undersigned registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birdsboro, Pennsylvania on March 19, 1996.

                                                     CONESTOGA ENTERPRISES, INC.


                                                     By: /s/ F. M. Brown
                                                         --------------------
                                                         F. M. Brown
                                                         President



Signature                                                              Title                          Date
---------                                                              -----                          ----
 /s/ Alvin W. Sponagle                                           Chairman of the Board of        March 19, 1996
--------------------------------------------------------
  Alvin W. Sponagle                                              Directors

 /s/ F. M. Brown                                                 President and a Director        March 19, 1996
--------------------------------------------------------
  F. M. Brown

 /s/ John R. Bentz                                               Executive Vice President and    March 19, 1996
--------------------------------------------------------
  John R. Bentz                                                  a Director

 /s/ James H. Murray                                             Vice President and a Director   March 19, 1996
--------------------------------------------------------
  James H. Murray

 /s/ Kenneth A. Benner                                          Secretary/Treasurer and a        March 19, 1996
--------------------------------------------------------
  Kenneth A. Benner                                             Director

 /s/ Albert H. Kramer                                           Vice President, Finance and      March 19, 1996
--------------------------------------------------------
  Albert H. Kramer                                               Administration (principal
                                                                 financial officer)

 /s/ Donald R. Breitenstein                                     Controller and a Director        March 19, 1996
--------------------------------------------------------
  Donald R. Breitenstein                                        (principal accounting officer)

 /s/ Emma F. Mullen                                             Director                         March 19, 1996
--------------------------------------------------------
  Emma F. Mullen

 /s/ John M. Sausen                                             Director                         March 19, 1996
--------------------------------------------------------
  John M. Sausen

 /s/ Richard G. Weidner                                         Director                         March 19, 1996
--------------------------------------------------------
  Richard G. Weidner

                                     S - 1